                                              FILED PURSUANT TO RULE 424(b)(3)
                                              REGISTRATION NO. 333-112296



                                   PROSPECTUS

                          ADVANCED VIRAL RESEARCH CORP.

                               262,519,658 SHARES
                                 OF COMMON STOCK

         This prospectus may be used only in connection with the resale of up to 262,519,658 shares of common stock of Advanced Viral Research Corp. by the selling stockholders listed on pages 17-18 of this prospectus.

         The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over the Counter Bulletin Board. The prices will fluctuate based on the demand for the shares of common stock. Our common stock is traded on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board under the symbol "ADVR." On February 9, 2004, the high and low sale prices for the common stock on the Bulletin Board were $0.16 and $0.152 per share, respectively.

         The selling stockholders consist of:

            - Certain investors in private placements as more fully set forth on pages 17-20, who intend to sell 177,984,658 shares of common stock, of which 34,197,992 shares are issuable upon the exercise of certain warrants.

            - Certain officers and directors of Advanced Viral as more fully set forth on pages 17-20, who intend to sell up to 84,535,000 shares of common stock issuable upon the exercise of certain stock options.

         Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. BEGINNING ON PAGE 9, WE HAVE LISTED SEVERAL RISK FACTORS THAT YOU SHOULD CONSIDER. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is February 17, 2004.

                                TABLE OF CONTENTS

                                                                                                                            PAGE NO.
PROSPECTUS SUMMARY.....................................................................................................        1
THE OFFERING...........................................................................................................        4
SUMMARY FINANCIAL DATA.................................................................................................        4
SELECTED CONSOLIDATED FINANCIAL DATA...................................................................................        6
SUPPLEMENTARY FINANCIAL INFORMATION....................................................................................        7
CAPITALIZATION.........................................................................................................        8
RISK FACTORS...........................................................................................................        9
FORWARD-LOOKING STATEMENTS.............................................................................................       16
USE OF PROCEEDS........................................................................................................       16
DETERMINATION OF OFFERING PRICE........................................................................................       16
DILUTION...............................................................................................................       16
SELLING STOCKHOLDERS...................................................................................................       17
PLAN OF DISTRIBUTION...................................................................................................       20
DESCRIPTION OF SECURITIES TO BE REGISTERED.............................................................................       21
INTERESTS OF NAMED EXPERT AND COUNSEL LEGAL MATTERS....................................................................       21
DESCRIPTION OF BUSINESS................................................................................................       21
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS..........................       33
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..................................       34
CHANGES OR DISAGREEMENTS WITH ACCOUNTANTS..............................................................................       55
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.............................................................       55
MANAGEMENT.............................................................................................................       55
AUDIT COMMITTEE REPORT.................................................................................................       57
EXECUTIVE COMPENSATION.................................................................................................       58
COMPARATIVE STOCK PERFORMANCE..........................................................................................       62
PRINCIPAL STOCKHOLDERS.................................................................................................       63
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.........................................................................       65
DESCRIPTION OF SECURITIES..............................................................................................       66
HOW TO GET MORE INFORMATION............................................................................................       67
FINANCIAL STATEMENTS...................................................................................................      F-1
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS.......................................................................     II-1

                               PROSPECTUS SUMMARY

         Advanced Viral Research Corp. was formed in July 1985 to engage in the production and marketing, promotion and sale of a pharmaceutical drug known by the trademark Reticulose(R). A later formulation of Reticulose was known as "Product R," which was renamed in September 2003 as "AVR118." We believe AVR118 may be employed in the treatment of certain viral and autoimmune diseases such as:

            - Human immunodeficiency virus, or HIV, including acquired immune deficiency syndrome, or AIDS;

            - Human papilloma virus, or HPV, which causes genital warts and may lead to cervical cancer;

            - Cachexia (body wasting) in patients with solid cancers, leukemias and lymphomas; and

            -     Rheumatoid arthritis.

         Since 1962, when Reticulose was reclassified as a "new drug" by the Food and Drug Administration, or FDA, the FDA has not permitted Reticulose to be marketed in the United States. A forfeiture action was instituted in 1962 by the FDA against Reticulose, and it was withdrawn from the United States market. The injunction obtained by the FDA prohibits, among other things, any shipment of AVR118 except in compliance with FDA rules and regulations, which may include approval by the FDA of a new drug application, or NDA. FDA approval of an NDA first requires clinical testing of AVR118 in human trials, which cannot be conducted until we first satisfy the regulatory protocols and the substantial pre-approval requirements imposed by the FDA upon the introduction of any new or unapproved drug product pursuant to an investigational new drug application, or IND.

            Since our inception in July 1985, we have been engaged primarily in research and development activities. We have not generated significant operating revenues, and as of September 30, 2003 we had incurred a cumulative net loss of $54,700,144. Our ability to generate substantial operating revenue depends upon our success in gaining FDA approval for the commercial use and distribution of AVR118.

            Our operations over the last five years have been limited principally to research, testing and analysis of AVR118 in the United States, and since November 2002, primarily in Israel, either in vitro (outside the living body in an artificial environment, such as in a test tube), or on animals, and engaging others to perform testing and analysis of AVR118 on human patients both inside and outside the United States. On July 30, 2001, we submitted an IND application to the FDA to begin Phase 1 clinical trials of AVR118 as a topical treatment for genital warts caused by the human papilloma virus (HPV) infection. In September 2001, the FDA cleared the IND application to begin Phase 1 clinical trials. Our Phase 1 study was performed in the United States on human volunteers. In March 2002, we completed the Phase 1 trial and submitted to the FDA the results, which indicated that AVR118 was safe and well tolerated dermatologically in all the doses applied in the study. Currently, we are determining whether to proceed with Phase 2 clinical trials of AVR118 as a topical treatment for genital warts caused by HPV infection.

GOING CONCERN

            The independent certified public accountants' report on our consolidated financial statements for the fiscal year ended December 31, 2002, includes an explanatory paragraph regarding our ability to continue as a going concern. Note 2 to the consolidated financial statements states that our ability to continue operations is dependent upon the continued sale of our securities and debt financing for funds to meet our cash requirements, which raise substantial doubt about our ability to continue as a going concern. Further, the accountants' report states that the financial statements do not include any adjustments that might result from the outcome of this uncertainty. In February 2004, we entered into an agreement with James Dicke II and his son James Dicke III, whereby we agreed to sell an aggregate of 120 million shares of our common stock and warrants to purchase 15 million shares of our common stock for an aggregate purchase price of $12 million. Pursuant to the agreement, the funding shall take place in four equal stages of $3 million each, once every 90 days with the first $3 million funding having occurred on

February 5, 2004. We anticipate that we can continue operations for the next 12 months with our current liquid assets, if none of our outstanding options or warrants are exercised or additional securities sold.

ISRAELI CLINICAL TRIALS

         In November 2002 we began testing injectable AVR118 in the following clinical trials in Israel:

            - PHASE I/PHASE II STUDY IN CACHECTIC PATIENTS NEEDING SALVAGE THERAPY FOR AIDS. These patients have failed highly active anti-retroviral therapy (HAART), remain on HAART, and require salvage therapy. We believe that AVR118 may have three major beneficial effects in patients with AIDS. First, its therapeutic effects on body wasting (cachexia) seen in patients with AIDS. Second, the mitigation of the toxicity of drugs included in HAART regimens for the treatment of AIDS. Third, the synergistic activity with drugs used in HAART regimens to suppress the replication of HIV and increase the CD4 and CD8 cell counts in patients with AIDS. Thus, we believe that AVR118 may prove to be an important "enabler" drug in the treatment of AIDS.

            - PHASE I STUDY IN CACHECTIC PATIENTS WITH LEUKEMIA AND LYMPHOMA. Included are patients with acute lymphocytic leukemia, multiple Myeloma, Hodgkin's disease and non-Hodgkin's lymphoma.

            - PHASE I STUDY IN CACHECTIC PATIENTS WITH SOLID TUMORS. Included are patients with solid tumors such as colonic, lung, breast, stomach and kidney cancers.

         In August 2003, we decided to defer the continuation of and re-examine the procedures, protocol and objectives of the Phase I study in Israel using AVR118 for cachectic patients with leukemia and lymphoma and a recent Phase I study for cachectic patients with solid tumors. The date of completion of these studies is uncertain due to financing constraints.


         We are focusing our clinical efforts on our one ongoing Phase I/Phase II open-label dose escalation clinical trial being conducted at The Kaplan Medical Center in Rehovot, Israel of AVR118 for cachectic patients with AIDS. The primary indication of the trial is the treatment of cachexia. Out of 30 total patients contemplated under the protocol for this study, 15 patients are enrolled, all of whom have completed the first dose of AVR118 required under the study. Results from the first 15 patients showed improvement in appetite, weight gain or stability, and enhanced quality of life in all the patients. None of the 15 patients reported any significant side effects from AVR118 therapy.


         We estimate completion of this study during the second quarter of 2004. It is uncertain at this time when cash inflows will result from this study. The completion of the study is dependent upon funds available for research and development and the availability of patients meeting the prescribed protocol and the ability of Israel and its hospitals to meet the requirements of the protocol. From inception of all the clinical studies in Israel we have expended approximately $1,550,000 through September 30, 2003. The cost to complete the Phase I/II study in Israel of AVR118 for cachectic patients with AIDS for the additional 15 patients (for a total of 30) is estimated to be $300,000.

         Researchers at the Weizmann Institute of Science in Israel tested the efficacy of AVR 118 injected in rats with adjuvant arthritis and allergic encephalitis. Results demonstrated that in both groups AVR 118 inhibited the progress of the disease in these rats. A third test was done by the Weizmann Institute to assess the efficacy of oral AVR 118 in mice with an induced immune skin reaction. AVR 118 did not inhibit the appearance of this immune skin reaction.

            In January 2004, we were awarded a patent for a method for treating papilloma virus infections. The patent describes the use of AVR118 (previously known as Product R) for the topical treatment of patients suffering with lesions resulting from human papillomavirus (HPV) infections, including genital warts. We have completed a Phase I clinical trial in the U.S. to evaluate the safety of topical application of AVR118 in healthy volunteers. There were no local adverse reactions to the application of AVR118 to the skin of these subjects.

         In August 2003 we retained Oxford Pharmaceutical Resources, Inc., a firm owned and controlled by Richard Guarino, MD, to assist us in conducting and evaluating our clinical trials and in meeting federal FDA and foreign regulatory requirements. Oxford Pharmaceutical bills us on an hourly basis, and we expensed $25,192 during the quarter ended September 30, 2003 for such services.

         Our objective for the Israeli trials is to determine the safety, tolerance and metabolic characteristics of AVR118. Although there can be no assurances, we anticipate that the clinical trials in Israel will help facilitate the planned investigational new drug (IND) application process for injectable AVR118 with the FDA.


         In November 2002, we reduced our staff by from 33 to 10 employees. Of the 23 terminated employees, 18 were directly involved in our research and development efforts and 5 were performing administrative functions. We currently have 11 employees which we feel can sustain the reduced operations, none of whom are engaged on a full-time basis in research and development activities. Our only current research and development activity is our Phase I/II study in Israel for cachectic patients needing salvage therapy for AIDS.

         In February 2004, we engaged Elma S. Hawkins, Ph.D. to be our President and Chief Executive Officer on a full time basis. Pursuant to the employment agreement, the term of Dr. Hawkins' employment commences February 18, 2004 and continues until February 2006 unless terminated earlier as provided in the agreement. Dr. Hawkins shall receive a base salary of $350,000 per year, and shall be eligible to receive an annual cash bonus of up to 50% of her then base salary based on certain performance objectives in the sole discretion of the Board of Directors. In addition, we agreed to pay Dr. Hawkins a signing bonus of $50,000. Pursuant to the agreement, Dr. Hawkins also received an option to purchase 40 million shares of our common stock which options become exercisable monthly over for five years so long as she is employed by Advanced Viral at exercise prices ranging from $0.12 to $0.160. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS."

               Conducting the clinical trials of AVR118 will require significant cash expenditures. AVR118 may never be approved for commercial distribution by any country. Because our research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, we expect that losses from operations will continue to be incurred for the near future.

         Our offices are located at 200 Corporate Boulevard South, Yonkers, New York 10701. Our telephone number is (914) 376-7383. We have also established a website: www.adviral.com. Information contained on our website is not a part of this prospectus.
                                  THE OFFERING
         This offering relates to the sale of common stock by certain persons who are, or who are beneficially deemed to be, our stockholders. The selling stockholders consist of:


            - Certain investors in a private placements as more fully set forth on pages 17-20, who intend to sell 177,984,658 shares of common stock, of which 34,197,992 shares are issuable upon the exercise of certain warrants.

            - Certain officers and directors of Advanced Viral as more fully set forth on page 17-20, who intend to sell up to 84,535,000 shares of common stock issuable upon the exercise of certain stock options.

COMMON STOCK OFFERED                262,519,658 shares

OFFERING PRICE                      Market Price

COMMON STOCK OUTSTANDING
PRIOR TO THIS OFFERING (1)          589,633,458 shares

COMMON STOCK OUTSTANDING
AFTER THIS OFFERING (2)             798,366,450 shares

USE OF PROCEEDS                     The shares of common stock offered pursuant
                                    to this prospectus are offered by the
                                    Selling Stockholders listed on page 15. We
                                    will not receive any proceeds from the sale
                                    of common stock by the selling stockholders.
                                    We will receive the cash proceeds, if any,
                                    from the exercise of warrants and options
                                    held by the selling stockholders. See "Use
                                    of Proceeds."

RISK FACTORS                        An investment in our common stock is highly
                                    speculative and involves a high degree of
                                    risk and immediate substantial dilution. You
                                    should read the "Risk Factors" and
                                    "Dilution" sections.

OTC BULLETIN BOARD SYMBOL           ADVR.OB

----------
(1) This represents the number of shares of common stock issued and outstanding on February 10, 2004.

(2) Includes the shares issued or issuable to the selling stockholders in this offering. Excludes: (i) 62.1 million shares issuable upon the exercise of outstanding stock options at exercise prices ranging from $0.052 to $0.36;
      (ii) 58.9 million shares issuable pursuant to outstanding warrants at exercise prices ranging from $0.091 to $1.00; and (iii) approximately 16.5 million shares issuable upon the conversion of outstanding convertible debentures.
                             SUMMARY FINANCIAL DATA
         The following selected historical financial data as of and for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 has been derived from our audited financial statements. The financial data as of and for the nine months ended September 30, 2003 is derived from our unaudited consolidated financials included elsewhere in this prospectus. The selected consolidated financial data set forth below should be read along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this prospectus.

SUMMARY STATEMENT OF OPERATIONS DATA

                                     NINE MONTHS                              YEAR ENDED DECEMBER 31,
                                        ENDED          --------------------------------------------------------------------
                                     SEP 30, 2003          2002           2001          2000          1999
                                       RESTATED          RESTATED       RESTATED      RESTATED      RESTATED         1998
                                     ------------      -----------    -----------   -----------   -----------   ------------
Net revenues                         $          0      $         0    $   17,601    $     8,363   $    10,953   $        656
Net loss                               (5,601,913)      (9,321,065)  (11,086,567)    (8,816,192)   (6,323,431)    (4,557,710)
Net loss per common share                   (0.01)           (0.02)        (0.03)         (0.02)        (0.02)         (0.02)
Weighted average # of shares          481,941,317      439,009,322   389,435,324    362,549,690   302,361,109    294,809,073

SUMMARY BALANCE SHEET DATA

                                                                               AS OF DECEMBER 31,
                                           AS OF       ---------------------------------------------------------------------
                                       SEP 30, 2003        2002          2001          2000          1999
                                         RESTATED        RESTATED      RESTATED      RESTATED      RESTATED        1998
                                       -------------   ------------  ------------  ------------  ------------  -------------
Total assets                            $  4,005,810   $  4,946,029  $  5,448,791  $  8,808,714  $  2,861,574  $  3,304,953
Total current liabilities                    895,930        684,591     1,932,149       983,168       798,282       317,359
Long-term liabilities                      2,316,223      1,621,212        74,568       163,013     4,676,652     1,625,299
Capital lease obligations - long-term
  portion                                         --          5,834        42,370       106,567       152,059       167,380
Notes payable-long-term portion                   --          4,879        32,198        56,446        77,964            --
Stockholders' (deficit) equity               793,657      1,756,326     3,442,074     7,662,533    (2,613,360)      762,295
Shares outstanding at period end         522,918,079    455,523,990   403,296,863   380,214,618   303,472,035   296,422,907
Cash dividends                                    --             --            --            --            --            --

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following selected historical financial data as of and for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 have been derived from our audited financial statements. The financial data as of and for the nine months ended September 30, 2003 is derived from our unaudited consolidated financials included elsewhere in this prospectus. The selected consolidated financial data set forth below should be read along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this prospectus.

SELECTED STATEMENT OF OPERATIONS DATA

                                           NINE MONTHS                         YEAR ENDED DECEMBER 31,
                                              ENDED       -----------------------------------------------------------------
                                          SEP 30, 2003        2002              2001            2000              1999
                                            RESTATED        RESTATED          RESTATED        RESTATED          RESTATED
                                         --------------   --------------   --------------   --------------   --------------
Revenues                                 $            0   $            0   $       17,601   $        8,363   $       10,953
  Costs and Expenses:
  Research and development                    1,066,596        4,439,592        5,150,869        3,192,551        1,948,937
  General and administrative                  2.541,689        2,654,296        4,063,022        2,413,601        1,831,061
  Compensation and other expense for
    options and warrants                        329,157          883,762        1,048,108        1,901,927          195,375
  Depreciation                                  703,276          977,746          511,216          346,227          230,785
                                         --------------   --------------   --------------   --------------   --------------
                                              4,640,718        8,955,396       10,773,215        7,854,306        4,206,158
                                         --------------   --------------   --------------   --------------   --------------
Loss from Operations                         (4,640,718)      (8,955,396)     (10,755,614)      (7,845,943)      (4,195,205)
                                         --------------   --------------   --------------   --------------   --------------
Other Income (Expense):
  Interest income                                10,661           27,659          113,812          161,832           42,744
  Other income                                       --               --               --               --               --
  Interest expense                             (949,260)        (192,174)         116,849         (908,220)      (2,170,970)
  Severance expense - former directors               --               --         (302,500)              --               --
                                         --------------   --------------   --------------   --------------   --------------
                                               (938,599)        (164,515)         (71,839)        (746,388)      (2,128,226)
                                         --------------   --------------   --------------   --------------   --------------
Loss from continuing operations              (5,579,317)      (9,119,911)     (10,827,453)      (8,592,331)      (6,323,431)
Loss from discontinued operations               (22,596)        (201,154)        (259,114)        (223,861)             n/a
                                         --------------   --------------   --------------   --------------   --------------
Net Loss                                 $   (5,601,913)  $   (9,321,065)  $  (11,086,567)  $   (8,816,192)  $   (6,323,431)
                                         ==============   ==============   ==============   ==============   ==============
Net Loss Per Share of Common
  Stock - Basic and Diluted
    Continuing operations                $        (0.01)  $        (0.02)  $        (0.03)  $        (0.02)  $        (0.02)
                                         ==============   ==============   ==============   ==============   ==============
    Discontinued operations              $        (0.00)  $        (0.00)  $        (0.00)  $        (0.00)             n/a
                                         ==============   ==============   ==============   ==============   ==============

                                                1998
                                           --------------
Revenues                                   $          656
  Costs and Expenses:
  Research and development                      1,659,456
  General and administrative                    1,420,427
  Compensation and other expense for
    options and warrants                               --
  Depreciation                                    110,120
                                           --------------
                                                3,190,003
                                           --------------
Loss from Operations                           (3,189,347)
                                           --------------
Other Income (Expense):
  Interest income                                 102,043
  Other income                                        293
  Interest expense                             (1,470,699)
  Severance expense - former directors                 --
                                           --------------
                                               (1,368,363)
                                           --------------
Loss from continuing operations                (4,557,710)
Loss from discontinued operations                     n/a
                                           --------------
Net Loss                                   $   (4,557,710)
                                           ==============
Net Loss Per Share of Common
  Stock - Basic and Diluted
    Continuing operations                  $        (0.02)
                                           ==============
    Discontinued operations                           n/a
                                           ==============

----------
See notes to consolidated financial statements.

SELECTED BALANCE SHEET DATA

                                                                                        AS OF DECEMBER 31,
                                                   AS OF         ----------------------------------------------------------------
                                                SEP 30, 2003          2002            2001             2000             1999
                                                  RESTATED          RESTATED        RESTATED         RESTATED         RESTATED
                                                -------------    -------------    -------------    -------------    -------------
ASSETS
Current Assets:
  Cash and cash equivalents                     $     938,590    $   1,475,755    $   1,499,809    $   5,962,633    $     836,876
  Investments                                              --               --               --               --               --
  Assets held for sale                                152,273          172,601          188,999          179,622          178,182
  Inventory                                                --               --               --           19,729           19,729
  Other current assets                                107,747          121,895           63,162           34,804           59,734
                                                -------------    -------------    -------------    -------------    -------------
    Total current assets                            1,198,610        1,770,251        1,751,970        6,196,788        1,094,521
                                                -------------    -------------    -------------    -------------    -------------

Property and Equipment, Net                         1,541,002        2,244,118        2,818,045        1,771,038        1,204,202

Other Assets                                        1,266,198          931,660          878,776          840,888          562,851
                                                -------------    -------------    -------------    -------------    -------------
  Total assets                                  $   4,005,810    $   4,946,029    $   5,448,791    $   8,808,714    $   2,861,574
                                                =============    =============    =============    =============    =============
LIABILITIES AND
  STOCKHOLDERS' EQUITY (DEFICIENCY)
  Current Liabilities:
  Litigation settlement                                    --               --               --               --               --
  Accounts payable and accrued liabilities      $     867,881    $     554,707    $   1,843,706    $     902,961    $     728,872
  Current portion of capital lease obligation          18,389          104,719           64,197           58,690           50,315
  Current portion of note payable                       9,660           25,165           24,246           21,517           19,095
                                                -------------    -------------    -------------    -------------    -------------
    Total current liabilities                         895,930          684,591        1,932,149          983,168          798,282
                                                -------------    -------------    -------------    -------------    -------------
Long-Term Debt:
  Convertible debentures, net                       2,316,223        1,610,499               --               --        4,446,629
  Capital lease obligation - long term
    portion                                                --            5,834           42,370          106,567          152,059
  Note payable - long term portion                         --            4,879           32,198           56,446           77,964
                                                -------------    -------------    -------------    -------------    -------------
    Total long-term debt                            2,316,223        1,621,212           74,568          163,013        4,676,652
                                                -------------    -------------    -------------    -------------    -------------
  Deposit on Securities Purchase Agreement                 --               --               --               --               --
  Common Stock Subscribed but not Issued                   --          883,900               --               --               --
Stockholders' Equity (Deficiency):
  Common stock: 1,000,000,000 shares of
    $.00001 par value authorized                        5,229            4,555            4,033            3,802            3,034
  Additional paid-in capital                       55,678,190       51,141,177       43,877,955       36,349,629       17,255,858
  Deficit accumulated during development
    stage                                         (54,700,144)     (49,098,231)     (39,777,166)     (28,690,599)     (19,874,407)
  Deferred compensation cost                               --               --               --               --               --
  Discount on warrants                               (189,618)        (291,175)        (662,748)            (299)           2,155
                                                -------------    -------------    -------------    -------------    -------------
    Total stockholders' equity (deficiency)           793,657        1,756,326        3,442,074        7,662,533       (2,613,360)
                                                -------------    -------------    -------------    -------------    -------------
    Total liabilities and stockholders'
      equity                                    $   4,005,810    $   4,946,029    $   5,448,791    $   8,808,714    $   2,861,574
                                                =============    =============    =============    =============    =============
    Shares outstanding at period end              522,918,079      455,523,990      403,296,863      380,214,618      303,472,035
                                                =============    =============    =============    =============    =============

                                                    1998
                                                -------------
ASSETS
Current Assets:
  Cash and cash equivalents                     $     924,420
  Investments                                         821,047
  Assets held for sale                                     --
  Inventory                                            19,729
  Other current assets                                 29,818
                                                -------------
    Total current assets                            1,795,014
                                                -------------

Property and Equipment, Net                         1,049,593

Other Assets                                          460,346
                                                -------------
  Total assets                                  $   3,304,953
                                                =============
LIABILITIES AND
  STOCKHOLDERS' EQUITY (DEFICIENCY)
  Current Liabilities:
  Litigation settlement                                    --
  Accounts payable and accrued liabilities      $     279,024
  Current portion of capital lease obligation   $      38,335
  Current portion of note payable                          --
                                                -------------
    Total current liabilities                         317,359
                                                -------------

Long-Term Debt:
  Convertible debentures, net                       1,457,919
  Capital lease obligation - long term
    portion                                           167,380

  Note payable - long term portion                         --
                                                -------------
    Total long-term debt                            1,625,299
                                                -------------
  Deposit on Securities Purchase Agreement            600,000
  Common Stock Subscribed but not Issued                   --
Stockholders' Equity (Deficiency):
  Common stock: 1,000,000,000 shares of
    $.00001 par value authorized                        2,964
  Additional paid-in capital                       14,325,076
  Deficit accumulated during development
    stage                                         (13,550,976)
  Deferred compensation cost                          (14,769)
  Discount on warrants                                     --
                                                -------------
    Total stockholders' equity (deficiency)           762,295
                                                -------------
    Total liabilities and stockholders'
      equity                                    $   3,304,953
                                                =============
    Shares outstanding at period end              296,422,907
                                                =============

----------
See notes to consolidated financial statements.

                       SUPPLEMENTARY FINANCIAL INFORMATION

         The following supplementary financial information has been derived from our unaudited financial statements for the quarterly periods in the years ended December 31, 2001 and 2002 and the quarterly periods ended March 31, 2003, June 30, and September 30, 2003.

                                2003                                          2002
                 ------------------------------------  ---------------------------------------------------
                     Q3           Q2           Q1           Q4           Q3            Q2          Q1
                  RESTATED     RESTATED     RESTATED     RESTATED     RESTATED      RESTATED    RESTATED
                 ----------   ----------   ----------  -----------   ----------   -----------  -----------
Net Sales        $      0.0   $      0.0   $      0.0  $       0.0   $      0.0   $       0.0  $       0.0
Costs and
  Expenses       (1,392,299)  (1,563,995)  (1,684,424)  (1,871,212)  (1,965,891)   (2,436,037)  (2,682,256)
Net Loss         (2,153,153)  (1,678,834)  (1,769,926)  (1,998,148)  (2,085,050)   (2,504,251)  (2,733,616)
Loss Per Share        (0.00)       (0.00)       (0.00)       (0.00)       (0.00)        (0.01)       (0.01)

                                           2001
                    -------------------------------------------------
                        Q4          Q3            Q2           Q1
                     RESTATED    RESTATED      RESTATED     RESTATED
                    ----------  -----------   ----------   ----------
Net Sales           $    3,664  $     2,454   $    9,118   $    2,365
Costs and
  Expenses          (3,509,998)  (2,434,013)  (1,900,545)  (2,554,354)
Net Loss            (3,722,208)  (2,524,382)  (1,961,091)  (2,522,182)
Loss Per Share           (0.01)       (0.01)       (0.01)       (0.01)

                                 CAPITALIZATION

         The following table sets forth our capitalization at September 30, 2003: (1) on a historical basis and (2) as adjusted as of February 10, 2004, and
(3) as adjusted on a pro forma basis to give effect to the sale of (i) 34,197,991 shares of common stock issuable to certain selling stockholders upon the exercise of certain warrants; (ii) 84,535,000 shares of common stock issuable to certain selling stockholders upon the exercise of certain stock options; and (iii) 90 million shares issuable to certain selling stockholders in three fundings by November 3, 2004 pursuant to a securities purchase agreement. This table should be read in conjunction with our financial statements and related notes, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial data appearing elsewhere in this prospectus.

                                                                   ACTUAL AS OF         ACTUAL AS OF        PRO FORMA
                 STOCKHOLDERS' EQUITY:                          SEPTEMBER 30, 2003   FEBRUARY 10, 2004   AS ADJUSTED (1)
-------------------------------------------------------------   ------------------   ------------------  ----------------
Common stock, $0.00001 par value, 1,000,000,000                 $            5,229   $            5,896  $          7,983
authorized; 522,918,079 shares issued and outstanding
as of September 30, 2003; 589,633,458 shares outstanding
as of February 10, 2004; 798,366,450 shares outstanding Pro
Forma as Adjusted (1)

Additional paid-in capital:                                     $       55,678,190   $       61,415,324        88,060,950
Discount on warrants                                            $         (189,618)  $         (189,618) $       (189,618)
Accumulated deficit                                             $      (54,700,144)  $      (54,700,144) $    (54,700,144)
                                                                ------------------   ------------------  ----------------
      Total stockholders' equity                                $          793,657   $        6,531,459  $     33,179,170
                                                                ------------------   ------------------  ----------------

----------
(1) Excludes: (i) 62.1 million shares issuable upon the exercise of outstanding stock options at exercise prices ranging from $0.052 to $0.36; (ii) 58.9 million shares issuable pursuant to outstanding warrants at exercise prices ranging from $0.091 to $1.00; and (iii) approximately 16.5 million shares issuable upon the conversion of outstanding convertible debentures.

                                  RISK FACTORS

         We are subject to various risks which may materially harm our business, financial condition and results of operations. Before purchasing our shares of common stock, you should carefully consider the risks described below in addition to the other information in this prospectus. If any of these risks or uncertainties actually occur, our business, prospects, financial condition, and results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

RISKS SPECIFIC TO ADVANCED VIRAL

      1. WE HAVE INCURRED LOSSES SINCE OUR INCEPTION, HAVE NO PRODUCT REVENUE, AND EXPECT TO INCUR ADDITIONAL LOSSES IN THE FUTURE

         We have incurred substantial losses since our inception, and anticipate incurring substantial losses for the foreseeable future. We incurred net losses of $5,601,913 for the nine months ended September 30, 2003, and $9,321,065, $11,086,567, and $8,816,192 for the years ended December 31, 2002, 2001 and
2000, respectively. Our accumulated deficits were $54,700,144, $49,098,231 and $39,777,166 as of as of September 30, 2003, December 31, 2002 and December 31, 2001, respectively. We had stockholders' equity of $793,657, $1,756,326 and $3,442,074 at September 30, 2003, December 31, 2002 and December 31, 2001,
respectively.

         The only product revenues we have ever had are insignificant amounts related to our distribution of AVR118 for testing purposes. We do not currently have any source of product revenue. At this time, there is substantial risk that we will never generate operating revenues from the sale of AVR118. To succeed, AVR118 must be approved for sale in the United States or another industrially developed country. To the extent we have available financing, we intend to expend substantial resources to continue clinical trials in Israel for injectable AVR118. These research and development expenses must be incurred well in advance of the recognition of revenue. As a result, we may not be able to achieve or sustain profitability.

      2. OUR INDEPENDENT ACCOUNTANTS HAVE ADDED GOING CONCERN LANGUAGE TO THEIR REPORT ON OUR FINANCIAL STATEMENTS WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS

         The report of our independent auditors, with respect to our financial statements and the related notes for the year ended December 31, 2002, indicate that, at the date of their report, we had suffered recurring losses from operations and our current cash position raised substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty. The notes to our financial statements state that our cash position may be inadequate to pay all the costs associated with the full range of testing and clinical trials of AVR118 required by the FDA, and, unless and until AVR118 is approved for sale in the United States or another industrially developed country, we may be dependent upon the continued sale of our securities, debt or equity financing for funds to meet our cash requirements.

         Our current cash position is as follows:

Current Assets as of September 30, 2003:            $1,198,610
Cash at September 30, 2003:                         $  938,590

         Our past, current and projected cash expenditures are as follows:

12 months ended December 31, 2002:                   $7,066,229
9 months ended September 30, 2003:                   $3,597,624
3 months ended December 31, 2003:                    $1,100,000 (estimated)
3 months ended March 31, 2004:                       $1,100,000 (estimated)
3 months ended June 30, 2004:                        $1,100,000 (estimated)
3 months ended September 30, 2004:                   $1,100,000 (estimated)

         During the next 12 months, we expect to incur significant expenditures relating to operating expenses and expenses relating to regulatory filings and clinical trials for AVR118. In February 2004, we entered into an agreement with James Dicke II and his son James Dicke III, whereby we agreed to sell an aggregate of 120 million shares of our common stock and warrants to purchase 15 million shares of our common stock for an aggregate purchase price of $12 million. Pursuant to the agreement, the funding shall take place in four equal stages of $3 million each, once every 90 days with the first $3 million funding having occurred on February 5, 2004. We anticipate that we can continue operations for the next 12 months with our current liquid assets, if none of our outstanding options or warrants are exercised or additional securities sold. Since inception we have relied on external financing to fund the costs of maintaining a public listing and other aspects of our operations. Such financing has historically come from a combination of borrowings and the sale of common stock to third parties.

         If capital raised from financing efforts and our financial resources are insufficient we may require additional financing in order to execute on our operating plan and continue as a going concern. In the event that any future financing should take the form of a sale of equity securities, the holders of the common stock may experience additional dilution. However, we may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, we may be unable to implement our current plans to repay our debt obligations as they become due or respond to competitive pressures, any of which circumstances could force us to reduce or cease operations or to seek protection from our creditors under the United States Bankruptcy Code or analogous state statutes.

      3. OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

            -     With a price of less than $5.00 per share;

            -     That are not traded on a "recognized" national exchange;

            - Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

            - In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

      4. OUR COMMON STOCK TRADES SPORADICALLY; THE MARKET PRICE OF OUR SECURITIES MAY BE VOLATILE

         Our common stock currently trades sporadically on the OTC Bulletin Board. The market for our common stock may continue to be an inactive market. Accordingly, unless and until an active public market develops, you may have difficulty selling your shares of common stock at a price that is attractive to you.

         From time to time after this offering, the market price of our common stock may experience significant volatility. Our quarterly results, failure to meet analysts' expectations, announcements by us or our competitors regarding acquisitions or dispositions, loss of existing clients, new procedures or technology, changes in general conditions in the economy, and general market conditions could cause the market price of the common stock to fluctuate substantially. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the trading prices of equity securities of many technology companies. These price and volume fluctuations often have been unrelated to the operating performance of the affected companies.

      5.    WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

         Our future success will depend in large part on our ability to attract, train, and retain additional highly skilled executive level management, creative, technical, and sales personnel. Competition is intense for these types of personnel from other pharmaceutical companies and more established organizations, many of which have significantly larger operations and greater financial, marketing, human, and other resources than we have. We may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms, or at all. Our failure to attract and retain qualified personnel would have a material adverse effect on our business, prospects, financial condition, and results of operations will be materially adversely affected.

         Our success depends on the skills of certain key management and technical personnel, including Elma S. Hawkins, Ph.D., who will succeed Eli Wilner as President and Chief Executive Officer commencing February 18, 2004, and Eli Wilner, our Chairman of the Board of Directors. The loss or unavailability to us of the services of Dr. Hawkins or Mr. Wilner could materially harm our business and any potential earning capacity. We have entered into an employment agreement with Dr. Hawkins, and are attempting to obtain "key-man" insurance on the life of Dr. Hawkins. We have not entered into an agreement with Mr. Wilner, nor have we obtained "key-man" insurance on the life of Mr. Wilner.

      6. WE WILL NOT PAY CASH DIVIDENDS AND INVESTORS MAY HAVE TO SELL THEIR SHARES IN ORDER TO REALIZE THEIR INVESTMENT

         We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and marketing of our products and services. As a result, investors may have to sell their shares of common stock to realize their investment.

RISKS RELATING TO OUR INDUSTRY

      7. IF WE DO NOT RAISE ADDITIONAL FUNDS, WE WILL NOT BE ABLE TO COMPLETE THE NECESSARY CLINICAL TRIALS TO COMPLETE DEVELOPMENT OF AVR118 AND WILL NOT BE ABLE TO SELL IT ANYWHERE

         AVR118 is the only product we are developing, we will not be able to sell it in the United States unless we submit, and the FDA approves, a new drug application, or NDA. We must conduct clinical trials of AVR118 in humans before we submit an NDA. On July 30, 2001, we submitted an IND application to the FDA to begin Phase 1 clinical trials of AVR118 as a topical treatment for genital warts caused by the human papilloma virus (HPV) infection. In September 2001, the FDA cleared the IND application to begin Phase 1 clinical trials. Our Phase 1 study was performed in the United States on human volunteers. In March 2002, we completed the Phase 1 trial and submitted to the FDA the results, which indicated that AVR118 was safe and well tolerated dermatologically in all the doses applied in the study. We are considering submitting an IND application to the FDA for the systemic use of AVR118 in clinical trials for the treatment of cachexia in AIDS patients in the US.

         We are currently focusing our clinical efforts on the Phase I/Phase II Study in cachectic patients needing salvage therapy for AIDS. In August 2003, we decided to defer the continuation of, and re-examine the procedures, protocol and objectives of, the two Phase I studies in cachectic patients with solid tumors, leukemia and lymphoma. Although there can be no assurances, we anticipate that the clinical trials in Israel will help facilitate the planned investigational new drug (IND) application process for injectable AVR118 with the FDA.

         Because of the large uncertainties involved in the FDA approval process for commercial drug use on humans, it is possible that we may never be able to sell AVR118 commercially. In addition, whether we will be able to proceed with clinical trials in Israel for injectable AVR118 or anywhere else in the world is dependent upon our ability to secure sufficient funds. If sufficient funds do not become available, we will have to materially limit our operations by, among other things, limiting our clinical trials for AVR118. We may not be able to raise the funds we currently need to continue or complete the clinical trials for injectable AVR118 in Israel. While we continue to attempt to secure funds through the sale of our securities, there is no assurance that such funds will be raised on favorable terms, if at all.

      8. WE DO NOT HAVE A "FREE SALE" CERTIFICATE LIMITING OUR ABILITY TO REGISTER AVR118 IN OTHER COUNTRIES

         We have not been able to sell AVR118 outside the United States because we do not have a free sales certificate for AVR118. A free sales certificate is a document issued by the country in which a pharmaceutical product is manufactured, certifying that the country permits the "free sale" of the product in that country. Most countries require that a pharmaceutical product be at least registered and certified for free sale in the country in which it is manufactured before allowing the registration of the product in that country. If we are not able to meet registration requirements in the countries that require the certificate, we will be unable to sell AVR118 in those countries. AVR118, produced at our Yonkers, New York facility has not been approved for sale in the U.S. by the FDA.

      9. WE DEPEND ON PATENTS AND PROPRIETARY RIGHTS, WHICH MAY OFFER ONLY LIMITED PROTECTION AGAINST POTENTIAL INFRINGEMENT; IF WE ARE UNABLE TO PROTECT OUR PATENTS AND PROPRIETARY RIGHTS, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS WILL BE HARMED

         Patent protection and trade secret protection are important to our business and that our future will depend, in part, on our ability to maintain trade secret protection, obtain patents and operate without infringing the proprietary rights of others both in the United States and abroad. Litigation or other legal proceedings may be necessary to defend against claims of infringement, to enforce our patents, or to protect our trade secrets, and could result in substantial costs and diversion of our efforts.

         We have eight issued U.S. patents, some covering the composition of AVR118 and others covering various uses of the AVR118. We have nine pending U.S. patent applications and seventeen pending foreign patent applications. In addition, we have two issued Australian patents and one issued Chinese patent covering several uses of AVR118. During April 2002, under the terms of a settlement agreement entered as part of a final judgment on March 25, 2002, we were assigned all rights, title and interest in two issued U.S. patents pertaining to Reticulose technology.

         As patent applications in the United States are maintained in secrecy until published or patents issue and as publication of discoveries in the scientific or patent literature often lag behind the actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications or that we were the first to file patent applications for such inventions. Furthermore, the patent positions of biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions, and, therefore, the breadth of claims allowed in biotechnology and pharmaceutical patents or their enforceability cannot be predicted. We cannot be sure that any additional patents will issue from any of our patent applications or, should any patents issue, that we will be provided with adequate protection against potentially competitive products. Furthermore, we cannot be sure that should patents issue, they will be of commercial value to us, or that private parties, including competitors, will not successfully challenge our patents or circumvent our patent position in the United States or abroad.

         In order to protect the confidentiality of our technology, including trade secrets and know-how and other proprietary technical and business information, we require all of our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the use or disclosure of information that is deemed confidential. The agreements also oblige our employees, consultants, advisors and collaborators to assign to us developments, discoveries and inventions made by such persons in connection with their work with us. We cannot be sure that confidentiality will be maintained or disclosure prevented by these agreements or that our proprietary information or intellectual property will be protected thereby or that others will not independently develop substantially equivalent proprietary information or intellectual property.

      10. CLAIMS BY OTHER COMPANIES THAT WE INFRINGE THEIR PROPRIETARY TECHNOLOGY MAY RESULT IN LIABILITY FOR DAMAGES OR STOP OUR DEVELOPMENT AND COMMERCIALIZATION EFFORTS.

         The pharmaceutical industry is highly competitive and patents have been applied for by, and issued to, other parties relating to products competitive with AVR118. Therefore, AVR118 and any other drug candidates may give rise to claims that they infringe the patents or proprietary rights of other parties existing now and in the future. Furthermore, to the extent that we or our consultants or research collaborators use intellectual property owned by others in work performed for us, disputes may also arise as to the rights in such intellectual property or in related or resulting know-how and inventions.

An adverse claim could subject us to significant liabilities to such other parties and/or require disputed rights to be licensed from such other parties.

         We cannot be sure that any license required under any such patents or proprietary rights would be made available on terms acceptable to us, if at all. If we do not obtain such licenses, we may encounter delays in product market introductions, or may find that the development, manufacture or sale of products requiring such licenses may be precluded. In addition, we could incur substantial costs in defending ourselves in legal proceedings instituted before the PTO or in a suit brought against it by a private party based on such patents or proprietary rights, or in suits by us asserting our patent or proprietary rights against another party, even if the outcome is not adverse to us. We have not conducted any searches or made any independent investigations of the existence of any patents or proprietary rights of other parties.

RISKS SPECIFIC TO THIS OFFERING

      11. THE EXERCISE OF OUR OUTSTANDING OPTIONS, WARRANTS OR CONVERTIBLE SECURITIES OR ISSUANCES OF ADDITIONAL SHARES COULD HAVE A DILUTIVE IMPACT ON OUR STOCHOLDERS, AND A SIGNIFICANT NEGATIVE IMPACT ON THE MARKET PRICE OF OUR COMMON STOCK.

         The sale of the 262,519,658 shares of common stock being offered hereto including shares underlying warrants and options, will have a dilutive impact on our stockholders. As of the date of this prospectus, we had outstanding stock options to purchase approximately 146.7 million shares of common stock, warrants to purchase approximately 93.1 million shares of common stock, and approximately
16.5 million shares of common stock underlying certain outstanding convertible debentures. Some of these equity equivalents include 118.7 million shares of common stock being registered in this offering. To the extent such options, warrants or debentures are exercised or converted, there will be further dilution. In addition, upon the sale of 90 million shares in three fundings by November 3, 2004 pursuant to a securities purchase agreement, or in the event that any future financing should be in the form of, be convertible into, or exchangeable for, equity securities, and upon the exercise of options and warrants, investors may experience additional dilution.

         If all of the foregoing were fully issued, exercised and/or converted, as the case may be, we would receive proceeds of approximately $53.5 million, and we would have approximately 935.8 million shares of common stock outstanding. The sale or availability for sale of this number of shares of common stock in the public market could depress the market price of the common stock.

      12. THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the OTC Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.




      13. FUTURE SALES OF COMMON STOCK BY OUR STOCKHOLDERS COULD ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS


         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 589,633,458 shares of common stock outstanding as of the date of this prospectus, approximately 581 million shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.


      14.   POSSIBLE LACK OF SUFFICIENT AUTHORIZED SHARES

         On April 28, 2003, we entered into an Equity Line of Credit with Cornell Capital Partners LP. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $50 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay Advanced Viral 100% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, Cornell Capital is entitled to a retain 5% of each advance under the Equity Line of Credit. Our obligation to sell our common stock is conditioned, at our option, upon the per share purchase price being equal to or greater than a minimum acceptable price, set by us on the advance notice date, which may not be set any closer than 7.5% below the closing bid price of our common stock the day prior to the notice date. In December 2003, we registered 95,712,595 shares that may be issued under the Equity Line of Credit.


         There is a possibility that Advanced Viral may not currently have sufficient authorized shares to issue all of the shares underlying the Equity Line and outstanding convertible securities and a proposal may be required to be placed before the stockholders to facilitate an increase in the number of authorized shares within the next several years. Based on the 589,633,458 shares of stock currently outstanding, we do not have sufficient authorized shares of common stock to draw down the entire $50 million available under the Equity Line of Credit at an assumed stock price of $0.08 per share. To increase the number of authorized shares of our common stock, we would need to obtain stockholder approval. We are uncertain that we could obtain this approval based on the dilutive effect of the issuance of shares under the Equity Line of Credit.

      15. THE SALE OF OUR STOCK UNDER OUR EQUITY LINE COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE

         In many circumstances the provision of an equity line of credit for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if Advanced Viral has not performed in such a manner to show that the equity funds raised will be used to grow Advanced Viral. Such an event could place further downward pressure on the price of common stock. Under the terms of our Equity Line of Credit, Advanced Viral may request numerous draw downs. Even if we use the Equity Line to increase our business or invest in assets which are materially beneficial to Advanced Viral, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause our share price to decline more so which in turn may cause long holders of our stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for our stock the price will decline.

         It is not possible to predict if the circumstances where by a short sales could materialize or to what our share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to Advanced Viral.

      16. WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

         We are dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the convertible debentures and the Equity Line of Credit. No assurances can be given that future financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $500,000 during any seven trading day period. In addition, based on an assumed offering price of $0.08, we will only be able to draw a total net amount of $7,189,157 under the Equity Line of Credit. This net amount will utilize all of the 95,712,595 shares of our common stock registered for the Equity Line of Credit under a prior Registration Statement.

         Additionally, in the event Cornell Capital holds more than 9.9% of our then-outstanding common stock, we will be unable to draw down on the Equity Line of Credit. Currently, Cornell Capital is the record owner of approximately 5.6% of our common stock and therefore we would be able to draw down on the Equity Line of Credit so long as Cornell Capital's beneficial ownership remains below 10%. If Cornell Capital's beneficial ownership increases above 10%, we would be unable to draw down on the Equity Line of Credit. Because Cornell Capital is not limited by a percentage ownership limitation with respect to converting the convertible debentures, a possibility exists that Cornell Capital Partners may own more than 9.9% of Advanced Viral's outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Line of Credit. In that event, if we are unable to obtain additional external funding or have not generated revenue, we could be forced to curtail or cease our operations.

                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive proceeds upon the exercise of any outstanding options or warrants. Any proceeds received upon exercise of outstanding options and warrants will be used for general working capital purposes.

                         DETERMINATION OF OFFERING PRICE

         As this registration statement relates to shares of common stock that may be sold from time to time by certain stockholders, and not by Advanced Viral, we cannot determine the actual price at which shares of our common stock will be sold pursuant to this registration statement. As discussed more fully in the "Description of Securities to be Registered" section, Advanced Viral believes that the selling stockholders will sell shares of our common stock at the prevailing market price at the time of sale and that the market price will fluctuate during the time period in which the selling stockholders sell their shares of our common stock.

                                    DILUTION

         The net tangible book value of our company as of September 30, 2003 was $(384,824) or $(0.00074) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Advanced Viral (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Advanced Viral, our net tangible book value will be unaffected by this offering.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the beneficial ownership of the common stock as of the date hereof by each of the selling stockholders. A description of each selling stockholder's relationship to Advanced Viral and how each selling stockholder acquired the shares to be sold in this offering is detailed in the information immediately following this table. Unless otherwise indicated below, to our knowledge all persons listed below have sole voting and investment power with respect to the shares of common stock beneficially owned, except to the extent authority is shared by spouses under applicable law. The information included below is based upon information provided by the selling stockholders. Because the selling stockholders may offer all, some or none of their shares, no definitive estimate as to the number of shares that will be held by the selling stockholders after such offering can be provided and the following table has been prepared on the assumption that all shares offered under this prospectus will be sold.


                                                     SHARES     & OF SHARES                            SHARES     % OF SHARES
                                                  OWNED BEFORE  OWNED BEFORE  SHARES TO BE SOLD IN  OWNED AFTER   OWNED AFTER
    SELLING STOCKHOLDER      RELATIONSHIP TO AVR  OFFERING (1)   OFFERING (1)   THE OFFERING (2-8)     OFFERING    OFFERING (8)
---------------------------  -------------------  ------------  ------------  --------------------  ------------  ------------
                                                                                          Footnote
Ralph Albergo                  Investor              300,000        *             300,000    2                0        --
Angela Amato                   Investor              480,000        *             480,000    2                0        --
AVIX, Inc.                     Investor              573,750        *             105,000    3          468,750         *
Elliot Bauer                   Investor            3,250,000        *             750,000    2        2,500,000         *
John Billard                   Investor            1,500,000        *           1,500,000    2                0        --
Philip Brennan                 Investor            1,850,000        *           1,350,000    2          500,000         *
Dorothy Christofides           Investor            2,035,000        *           1,155,000   2,3         880,000         *
Michael Contillo               Investor            1,000,000        *             750,000    2          250,000         *
Joseph Deglomini               Investor              961,364        *             750,000    2          211,364         *
Edward Gorkes                  Investor            1,500,000        *           1,500,000    2                0        --
Benjamin Kirsch                Investor              750,000        *             750,000    2                0        --
Russell W. Kuhn                Investor            6,000,000      1.0%          6,000,000    2                0        --
Mark Levine                    Investor            1,800,000        *           1,800,000    2                0        --
Steven  Levitt                 Investor            2,509,090        *           1,200,000   2,3       1,309,090         *
Barry Mainzer                  Investor              450,000        *             450,000    2                0        --
Robert Nowinski                Investor            1,159,125        *           1,159,125    4                0        --
Lawrence Pomerantz (Harbor
View)                          Investor           19,592,388      3.3%          6,615,533   2,3      12,976,855       2.2%
Gerald S. Schuster             Investor            2,422,500        *           1,200,000    2        1,222,500         *
Roberta Schwartz               Investor              750,000        *             750,000    2                0        --
Avraham Sibony                 Investor            1,500,000        *           1,500,000    2                0        --
Alice Smith                    Investor              750,000        *             750,000    2                0        --
Robert Franklin Smith, Jr.     Investor              150,000        *             150,000    2                0        --
Xiao Yuan Tang                 Investor            1,350,000        *           1,350,000    3                0        --
Michael Tannenhauser           Investor              450,000        *             450,000    2                0        --
Frank Vigliarolo               Investor            5,251,250        *           2,970,000   2,3       2,281,250         *
Michael Villani                Investor              750,000        *             750,000    2                0        --
Scott Weil, custodian for
Cameron Weil                   Investor              900,000        *             900,000    2                0        --
Mike Weiner                    Investor              600,000        *             600,000    2                0        --

Elma Hawkins                   President, CEO,
                               Director           40,375,000      6.4%         41,375,000  5a, b              0        --

Eli Wilner                     Chairman of the
                               Board              31,510,000      5.1%         24,700,000  5b,c,d,e   6,810,000       1.1%
David Seligman                 Director            9,200,000      1.5%          5,250,000   5d,e      3,950,000         *
Nancy J. Van Sant              Director            6,050,000      1.0%          4,100,000   5d,e      1,950,000         *
Roy S. Walzer                  Director            8,228,800      1.4%          5,650,000   5d,e      2,578,800         *
George P. Canellos, M.D.       Scientific
                               Advisory Board        750,000        *             250,000    5d         500,000         *
Michael Harris, M.D.           Scientific
                               Advisory Board        750,000        *             250,000    5d         500,000         *
James D'Olimpio, M.D.          Scientific
                               Advisory Board        950,000        *             450,000    5d         500,000         *
Howard Young, M.D.             Scientific
                               Advisory Board        750,000        *             250,000    5d         500,000         *
Sidney Pestka, M.D.            Scientific
                               Advisory Board        750,000        *             250,000    5d         500,000         *
DeDiego, Maribel               Employee            1,100,000        *           1,000,000    5e         100,000         *
Garcia, Maritza                Employee               12,000        *              10,000    5e           2,000         *
Marino, Maria                  Employee              530,000        *             500,000    5e          30,000         *
Szalkiewicz, Andy              Employee              655,000        *             500,000    5e         155,000         *
Taraporewala, Irach            Employee            1,150,000        *           1,000,000    5e         150,000         *

James F. Dicke II              Investor, Former
                               Director           85,007,686      14.1%        67,500,000    6       17,507,686       2.9%

James F. Dicke III             Investor           67,500,000      11.3%        67,500,000    6                0        --

Cesar Blumtritt                DCT Affiliate       1,880,000        *           1,880,000    7                0        --
Alfredo Velez                  DCT Affiliate       2,400,000        *           2,400,000    7                0        --
Bruce Knef                     DCT Affiliate         200,000        *             200,000    7                0        --
David Duffy                    DCT Affiliate         300,000        *             300,000    7                0        --
Arthur Hawkins                 DCT Affiliate         150,000        *             150,000    7                0        --
Mayer Gattegno                 DCT Affiliate          70,000        *              70,000    7                0        --

SELLING STOCKHOLDERS TOTAL
SHARES                                           320,852,953       43.2%      262,519,658            58,333,295        9.0%

SHARES OUTSTANDING AFTER OFFERING (2-8)          798,366,450

----------
* Less than 1%.

(1) Based on 589,633,458 shares of common stock outstanding as of February 10, 2004, together with securities being offered hereby and securities exercisable or convertible into shares of common stock within 60 days thereof, for each stockholder, but excluding: (i) 62.1 million shares issuable upon the exercise of outstanding stock options at exercise prices ranging from $0.052 to $0.36; (ii) 58.9 million shares issuable pursuant to outstanding warrants at exercise prices ranging from $0.091 to $1.00; and
     (iii) approximately 16.5 million shares issuable upon the conversion of outstanding convertible debentures. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of the date of this prospectus are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and insider trading regulations - percentage computation is for form purposes only.

(2) Includes an aggregate of 13,188,200 shares issuable upon the exercise of warrants at an exercise price of $0.10 per share commencing six months after date of issuance and expiring five years from the date of issuance.

(3) Includes an aggregate of 931,666 shares issuable upon the exercise of warrants at an exercise price of $0.19 per share commencing six months after date of issuance and expiring five years from the date of issuance.

(4) Includes (i) 78,125 shares issuable upon the exercise of warrants at an exercise price of $0.12 per share; and (ii) 1,081,000 shares issuable upon the exercise of warrants at an exercise price of $0.10 per share, commencing six months after date of issuance and expiring five years from the date of issuance.



(5) Includes an aggregate of 84,535,000 shares of common stock underlying stock options issued to certain directors, advisory board members and employees with exercise prices of (a) $0.12 per share; (b) $0.15 per share; (c) $0.063 per share; (d) $0.018 per share; (e) $0.052 per share.

(6) Includes 15 million shares issued, and 45 million shares issuable to each of James Dicke II and James Dicke III, along with 7,500,000 shares issuable to each of James Dicke II and James Dicke III upon the exercise of warrants at an exercise price of $0.20 per share for a period of three years from the date of issuance.

(7) Represents shares issuable upon the exercise of warrants to purchase shares of common stock at $0.16 per share through February 9, 2009.

(8) Assumes the full exercise of options and warrants held by selling stockholders. Assumes that all of the shares offered hereby are sold by the selling stockholders and no additional shares of common stock are acquired.

         During 2003, we granted to certain directors, employees and advisory board members options to purchase an aggregate of 48,260,000 shares of common stock to at exercise prices ranging from $0.052 to $0.18 per share for a period of 10 years from the date of issuance, in consideration for their service to Advanced Viral.

         In September 2003, in connection with a private offering transaction pursuant to Section 4(2) of the Securities Act, we authorized the issuance of and sold 21,620,000 shares of our common stock and warrants to purchase up to 10,810,000 shares of our common stock, for an aggregate purchase price of $1,081,000, or $0.05 per share, pursuant to securities purchase agreements with certain purchasers. In connection with the agreements, we paid finders' fees to Harbor View Group, AVIX, Inc and Robert Nowinski consisting in the aggregate of
(i) approximately $115,667 and (ii) warrants to purchase 2,378,200 shares of our common stock. All of the aforementioned warrants are exercisable at $0.10 per share commencing six months after the issuance date, for a period of five years. As of the date hereof, none of such warrants had been exercised.

         In January 2004, in connection with a private offering transaction pursuant to Section 4(2) of the Securities Act, we authorized the issuance of and sold 2,166,666 shares of our common stock and warrants to purchase up to 758,334 shares of our common stock, for an aggregate purchase price of $325,000, or $0.15 per share, pursuant to securities purchase agreements with certain purchasers. In connection with the agreements, we paid finders' fees to Harbor View Group consisting in the aggregate of (i) approximately $26,000 and (ii) warrants to purchase 173,333 shares of our common stock. All of the aforementioned warrants are exercisable at $0.19 per share commencing six months after the issuance date, for a period of five years. As of the date hereof, none of such warrants had been exercised.

         On February 3, 2004, we entered into an agreement with James Dicke II and his son James Dicke III, whereby we agreed to sell an aggregate of 120 million shares of our common stock and warrants to purchase 15 million shares of our common stock for an aggregate purchase price of $12 million. Pursuant to the agreement, the funding shall take place in four equal stages of $3 million each, once every 90 days with the first $3 million funding having occurred on February 5, 2004. There are no conditions precedent to the investors' obligation to close other than the accuracy of our representations and warranties and our compliance with the agreement. The warrants have an exercise price of $0.20 per share and are exercisable at any time through February 2, 2007. In addition, we granted demand and piggyback registration rights to the investors for the shares issued or issuable in connection with the transaction. James F. Dicke II is the Chairman and CEO of Crown Equipment Corporation and a former member of our Board of Directors.

         In February 2004, we engaged Elma S. Hawkins, Ph.D. to be our President and Chief Executive Officer on a full time basis. Pursuant to the employment agreement, the term of Dr. Hawkins' employment commences February 18, 2004 and continues until February 2006 unless terminated earlier as provided in the agreement. Dr. Hawkins shall receive a base salary of $350,000 per year, and shall be eligible to receive an annual cash bonus of up to 50% of her then base salary based on certain performance objectives in the sole discretion of the Board of Directors. In addition, we agreed to pay Dr. Hawkins a signing bonus of $50,000. Pursuant to the agreement, Dr. Hawkins also received an option to purchase 40 million shares of our common stock which options become exercisable monthly over for five years so long as she is employed by Advanced Viral at exercise prices ranging from $0.12 to $0.160. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS."

         On February 9, 2004, we entered into a termination and release agreement with DCT, S.R.L. and certain of its affiliates pursuant to which pursuant to which a distribution agreement and various testing agreements with DCT, along with any and all distribution rights and rights to royalties or fees thereunder, were terminated. In addition, the agreement provides that any and all intellectual property rights relating to the terminated agreements were the property of Advanced Viral, and the parties released each other from claims relating thereto. In consideration, we agreed to pay DCT $60,000 and granted warrants to purchase an aggregate of 5 million shares of our common stock to certain of DCT's affiliates at an exercise price of $0.16 for a period of five years. In addition the recipients of the warrants agreed not to sell more than an aggregate of 2 million shares of our common stock in any six month period for a period of five years.

         In connection with the engagement of Dr. Hawkins, in February 2004, options to purchase 7,500,000 shares of common stock at an exercise price of $0.18 held by Mr. Wilner were terminated, and options to purchase 1,125,000 shares of common stock at an exercise price of $0.18 held by Dr. Hawkins were terminated. In addition, Mr. Wilner was issued an option to purchase 5,000,000 shares of our common stock at an exercise price of $0.15 for a period of five years.


                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the OTC Bulletin Board or in any other market on which the price of our shares of common stock are quoted or
(ii) in transactions otherwise than on the OTC Bulletin Board or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the issuance of shares upon the exercise of warrants and options.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

         The securities being registered are shares of Advanced Viral's common stock. The holders of common stock:

           - have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors;

           - entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

           - do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and

           - are entitled to one noncumulative vote per share on all matters on which stockholders may vote at all meeting of stockholders.

                      INTERESTS OF NAMED EXPERT AND COUNSEL
                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby as to their being fully paid, legally issued and non-assessable will be passed upon for us by Berman Rennert Vogel & Mandler, P.A., Miami, Florida. Berman Rennert Vogel & Mandler, P.A. does not have any interests in Advanced Viral and has never been employed by Advanced Viral on a contingent basis.

         The audited consolidated financial statements of Advanced Viral Research Corp. and its subsidiaries for the year ended December 31, 2002, December 31, 2001, and December 31, 2000, included in this prospectus and elsewhere in the registration statement have been audited by Rachlin Cohen & Holtz, LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding Advanced Viral's ability to continue as a going concern, as discussed in Note 2 to the financial statements. Rachlin Cohen & Holtz, LLP, does not have any interests in Advanced Viral and has never been employed by Advanced Viral on a contingent basis.

                             DESCRIPTION OF BUSINESS

         Advanced Viral Research Corp. was formed in July 1985 to engage in the production and marketing, promotion and sale of a pharmaceutical drug known by the trademark Reticulose. The current formulation of Reticulose is currently known as "AVR118." We believe AVR118 may be employed in the treatment of certain viral and autoimmune diseases such as:

         - Human immunodeficiency virus, or HIV, including acquired immune deficiency syndrome, or AIDS;

         - Human papilloma virus, or HPV, which causes genital warts and may lead to cervical cancer;

         - Cachexia (body wasting) in patients with solid cancers, leukemias and lymphomas; and

         -    Rheumatoid arthritis.

         Since 1962, when Reticulose was reclassified as a "new drug" by the Food and Drug Administration, or FDA, the FDA has not permitted Reticulose to be marketed in the United States. A forfeiture action was instituted in 1962 by the FDA against Reticulose, and it was withdrawn from the United States market. The injunction obtained by the FDA prohibits, among other things, any shipment of AVR118 except in compliance with FDA rules and regulations, which may include approval by the FDA of a new drug application, or NDA. FDA approval of an NDA first requires clinical testing of AVR118 in human trials, which cannot be conducted until we first satisfy the regulatory protocols and the substantial pre-approval requirements imposed by the FDA upon the introduction of any new or unapproved drug product pursuant to an investigational new drug application, or IND.

         Since our inception in July 1985, we have been engaged primarily in research and development activities. We have not generated significant operating revenues, and as of September 30, 2003 we had incurred a cumulative net loss of $54,700,144. Our ability to generate substantial operating revenue depends upon our success in gaining FDA approval for the commercial use and distribution of AVR118. All of our research and development efforts have been devoted to the development of AVR118.

         Our operations over the last five years have been limited principally to research, testing and analysis of AVR118 in the United States, and since November 2002, primarily in Israel, either in vitro (outside the living body in an artificial environment, such as in a test tube), or on animals, and engaging others to perform testing and analysis of AVR118 on human patients both inside and outside the United States. On July 30, 2001, we submitted an IND application to the FDA to begin Phase 1 clinical trials of AVR118 as a topical treatment for genital warts caused by the human papilloma virus (HPV) infection. In September 2001, the FDA cleared the IND application to begin Phase 1 clinical trials. Our Phase 1 study was performed in the United States on human volunteers. In March 2002, we completed the Phase 1 trial and submitted to the FDA the results, which indicated that AVR118 was safe and well tolerated dermatologically in all the doses applied in the study. Currently, we are determining whether to proceed with Phase 2 clinical trials of AVR118 as a topical treatment for genital warts caused by HPV infection.

         In November 2002 we began testing injectable AVR118 in the following clinical trials in Israel:

         - PHASE I/PHASE II STUDY IN CACHECTIC PATIENTS NEEDING SALVAGE THERAPY FOR AIDS. These patients have failed highly active anti-retroviral therapy (HAART), remain on HAART, and require salvage therapy. We believe that AVR118 may have three major beneficial effects in patients with AIDS. First, its therapeutic effects on body wasting (cachexia) seen in patients with AIDS. Second, the mitigation of the toxicity of drugs included in HAART regimens for the treatment of AIDS. Third, the synergistic activity with drugs used in HAART regimens to suppress the replication of HIV and increase the CD4 and CD8 cell counts in patients with AIDS. Thus, we believe that AVR118 may prove to be an important "enabler" drug in the treatment of AIDS.

         - PHASE I STUDY IN CACHECTIC PATIENTS WITH LEUKEMIA AND LYMPHOMA. Included are patients with acute lymphocytic leukemia, multiple Myeloma, Hodgkin's disease and non-Hodgkin's lymphoma.

         - PHASE I STUDY IN CACHECTIC PATIENTS WITH SOLID TUMORS. Included are patients with solid tumors such as colonic, lung, breast, stomach and kidney cancers.

            Our objective for the three Israeli trials is to determine the safety, tolerance and metabolic characteristics of AVR118. Although there can be no assurances, we anticipate that the clinical trials in Israel will help facilitate the planned investigational new drug (IND) application process for injectable AVR118 with the FDA.

            In August 2003, we decided to defer the continuation of and re-examine the procedures, protocol and objectives of the Phase I study in Israel using AVR118 for cachectic patients with leukemia and lymphoma and a recent Phase I study for cachectic patients with solid tumors. The date of completion of these studies is uncertain because of financing constraints.


         We are focusing our clinical efforts on our one ongoing Phase I/Phase II open-label dose escalation clinical trial being conducted at The Kaplan Medical Center in Rehovot, Israel of AVR118 for cachectic patients with AIDS. The primary indication of the trial is the treatment of cachexia. Out of 30 total patients contemplated under the protocol for this study, 15 patients are enrolled, all of whom have completed the first dose of AVR118 required under the study. Results from the first 15 patients showed improvement in appetite, weight gain or stability, and enhanced quality of life in all the patients. None of the 15 patients reported any significant side effects from AVR118 therapy.

         We estimate completion of this study during the second quarter of 2004. It is uncertain at this time when cash inflows will result from this study. The completion of the study is dependent upon funds available for research and development and the availability of patients meeting the prescribed protocol and the ability of Israel and its hospitals to meet the requirements of the protocol. From inception of all the clinical studies in Israel we have expended approximately $1,550,000. The cost to complete the Phase I/II study in Israel of AVR118 for cachectic patients with AIDS for the additional 15 patients (for a total of 30) is estimated to be $300,000. We are considering submitting an IND application to the FDA for the systemic use of AVR118 in clinical trials for the treatment of cachexia in AIDS patients in the US.

         Researchers at the Weizmann Institute of Science in Israel tested the efficacy of AVR 118 injected in rats with adjuvant arthritis and allergic encephalitis. Results demonstrated that in both groups AVR 118 inhibited the progress of the disease in these rats. A third test was done by the Weizmann Institute to assess the efficacy of oral AVR 118 in mice with an induced immune skin reaction. AVR 118 did not inhibit the appearance of this immune skin reaction.

            In January 2004, we were awarded a patent for a method for treating papillomavirus infections. The patent describes the use of AVR118 (previously known as Product R) for the topical treatment of patients suffering with lesions resulting from human papillomavirus (HPV) infections, including genital warts. We have completed a Phase I clinical trial in the U.S. to evaluate the safety of topical application of AVR118 in healthy volunteers. There were no local adverse reactions to the application of AVR118 to the skin of these subjects. We are now planning Phase II trials for the topical use of AVR118.

         In August 2003 we retained Oxford Pharmaceutical Resources, Inc., a firm owned and controlled by Richard Guarino, MD, to assist us in conducting and evaluating our clinical trials and in meeting federal FDA and foreign regulatory requirements. Oxford Pharmaceutical bills us on an hourly basis, and we expensed $25,192 during the quarter ended September 30, 2003 for such services.

         Whether we will be able to proceed with clinical trials in Israel for injectable AVR118 or anywhere else in the world is dependent upon our ability to secure sufficient funds. If sufficient funds do not become available, we will have to curtail our operations by, among other things, limiting our clinical trials for AVR118. We may not be able to raise the funds we currently need to continue or complete the clinical trials for injectable AVR118 in Israel. While we continue to attempt to secure funds through the sale of our securities, there is no assurance that such funds will be raised on favorable terms, if at all.

         Our offices are located at 200 Corporate Boulevard South, Yonkers, New York 10701. Our telephone number is (914) 376-7383. We have also established a website: www.adviral.com. Information contained on our website is not a part of this prospectus.

GOVERNMENT REGULATION

         The FDA imposes substantial requirements upon and conditions precedent to the introduction of therapeutic drug products, such as AVR118, through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time consuming procedures to demonstrate that such products are both safe and effective in treating the indications for which approval is sought. After testing in animals, an Investigational New Drug, or IND, application must be filed with the FDA to obtain authorization for human testing. When the clinical testing has been completed and analyzed, final manufacturing processes and procedures are in place, and certain other required information is available to the manufacturer, a manufacturer may submit a new drug application, or NDA, to the FDA. No action can be taken to market AVR118, or any therapeutic drug product, in the United States until an NDA has been approved by the FDA.

         The IND process in the United States is governed by regulations established by the FDA, which strictly controls the use and distribution of investigational drugs in the United States. The guidelines require that an application contain sufficient information to justify administering the drug to humans, that the application include relevant information on the chemistry, pharmacology and toxicology of the drug derived from chemical, laboratory and animal or in vitro testing, and that a protocol be provided for the initial study of the new drug to be conducted on humans.

         In order to conduct a clinical trial of a new drug in humans, a sponsor must prepare and submit to the FDA a comprehensive IND. The focal point of the IND is a description of the overall plan for investigating the drug product and a comprehensive protocol for each planned study. The plan is carried out in three phases: Phase 1 clinical trials, which involve the administration of the drug to a small number of healthy subjects to determine safety, tolerance, absorption and metabolism characteristics; Phase 2 clinical trials, which involve the administration of the drug to a limited number of patients for a specific disease to determine dose response, efficacy and safety; and Phase 3 clinical trials, which involve the study of the drug to gain confirmatory evidence of efficacy and safety from a wide base of investigators and patients.

         An investigator's brochure must be included in the IND and the IND must commit the sponsor to obtain initial and continual review and approval of the clinical investigation. A section describing the composition, manufacture and control of the drug substance and the drug product is included in the IND. Sufficient information is required to be submitted to assure the proper identification, quality, purity and strength of the investigational drug. A description of the drug substance, including its physical, chemical, and biological characteristics, must also be included in the IND. The general method of preparation of the drug substance must be included. A list of all components including inactive ingredients must also be submitted. There must be adequate information about pharmacological and toxicological studies of the drug involving laboratory animals or in vitro tests on the basis of which the sponsor has concluded that it is reasonably safe to conduct the proposed clinical investigation. Where there has been widespread use of the drug outside of the United States or otherwise, it is possible in some limited circumstances to use well-documented clinical experience as a substitute for other pre-clinical work.

         After the FDA approves the IND, the investigation is permitted to proceed, during which the sponsor must keep the FDA informed of new studies, including animal studies, make progress reports on the study or studies covered by the IND, and also be responsible for alerting FDA and clinical investigators immediately of unforeseen serious side effects or injuries.

         When all clinical testing has been completed and analyzed, final manufacturing processes and procedures are in place, and certain other required information is available to the manufacturer, a manufacturer may submit an NDA to the FDA. An NDA must be approved by the FDA covering the drug before its manufacturer can commence commercial distribution of the drug. The NDA contains a section describing the clinical investigations of the drug which section includes, among other things, the following: a description and analysis of each clinical pharmacology study of the drug; a description and analysis of each controlled clinical study pertinent to a proposed use of the drug; a description of each uncontrolled clinical study including a summary of the results and a brief statement explaining why the study is classified as uncontrolled; and a description and analysis of any other data or information relevant to an evaluation of the safety and effectiveness of the drug product obtained or otherwise received by the applicant from any source foreign or domestic. The NDA also includes an integrated summary of all available information about the safety of the drug product including pertinent animal and other laboratory data, demonstrated or potential adverse effects of the drug, including clinically significant potential adverse effects of administration of the drug contemporaneously with the administration of other drugs and other related drugs. A section is included describing the statistical controlled clinical study and the documentation and supporting statistical analysis used in evaluating the controlled clinical studies.

         Another section of the NDA describes the data concerning the action of a drug in the human body over a period of time and data concerning the extent of drug absorption in the human body or information supporting a waiver of the submission of such data. Also included in the NDA is a section describing the composition, manufacture and specification of the drug substance including the following: a full description of the drug substance, its physical and chemical characteristics; its stability; the process controls used during manufacture and packaging; and such specifications and analytical methods as are necessary to assure the identity, strength, quality and purity of the drug substance as well as the availability of the drug products made from the substance. NDA's contain lists of all components used in the manufacture of the drug product and a statement of the specifications and analytical methods for each component. Also included are studies of the toxicological actions of the drug as they relate to the drug's intended uses.

         The data in the NDA must establish that the drug has been shown to be safe for use under its proposed labeling conditions and that there is substantial evidence that the drug is effective for its proposed use(s). Substantial evidence is defined by statute and FDA regulation to mean evidence consisting of adequate and well-controlled investigations, including clinical investigations by experts qualified by scientific training and experience, to evaluate the effectiveness of the drug involved.

         In February 1998, we contracted with GloboMax LLC to advise and assist us in our preparation of the IND that was filed with the FDA in July 2001 and cleared for Phase 1 trials in September 2001, and otherwise to guide us through the FDA process. During 2001 and 2002, GloboMax continued its project management services for the pre-clinical development and IND submission of AVR118 to the FDA, the development of standard operating procedures and validation protocol for the preparation and manufacture of AVR118. Expenses paid during 2001 and 2002 relating to the GloboMax agreement were approximately $3,587,000. Pursuant to the agreement with GloboMax, we were obligated to pay for services on an hourly basis, at prescribed rates. GloboMax LLC is no longer providing services to, or representing, Advanced Viral.

         It is possible that the clinical tests of AVR118 on humans will not be approved by the FDA for human clinical trials on HPV or other diseases, and that any tests previously conducted or to be conducted will not satisfy FDA requirements. It is also possible that the results of such human clinical trials, if performed, will not prove that AVR118 is safe or effective in the treatment of HPV or other diseases, or that the FDA will not approve the sale of AVR118 in the United States if we submitted a proper NDA. It is not known at this time how extensive the Phase 2 and Phase 3 clinical trials will be, if they are conducted. The data generated may not show that the drug AVR118 is safe and effective, and even if the data shows that AVR118 is safe and effective, obtaining approval of the NDA could take years and require financing of amounts not presently available to us.

         In connection with our activities outside the United States, we are also subject to regulatory requirements governing the testing, approval, manufacture, labeling, marketing and sale of pharmaceutical and diagnostic products, which requirements vary from country to country. Government regulation in certain countries may delay marketing of AVR118 for a considerable period of time and impose costly procedures upon our activities. The extent of potentially adverse government regulations which might arise from future legislation or administrative action cannot be predicted. Whether or not FDA approval has been obtained for a product, approval of the product by comparable regulatory authorities of foreign countries must be obtained prior to marketing the product in those countries. The approval process may be more or less rigorous from country to country, and the time required for approval may be longer or shorter than that required in the United States. Clinical studies conducted outside of any country may not be accepted by such country, and the approval of any pharmaceutical or diagnostic product in one country does not assure that such product will be approved in another country. Accordingly, until registration is granted, if ever, in the United States or another developed or developing country, we do not expect that we will be able to generate material sales revenue.

RESEARCH, DEVELOPMENT AND TESTING

         For the period from inception (February 20, 1984) through September 30, 2003 we expended approximately $19,382,000 on testing and research and development activities either in our laboratories or pursuant to various testing agreements with both domestic and foreign companies. We planned research and testing at several institutes and medical centers in Israel to:

               - determine the safety and efficacy of AVR118 on animals and cultured human cells;

               - determine the effectiveness of AVR118 in the treatment of cachexia (body wasting) in patients with AIDS taking a multi-drug cocktail (highly active anti-retroviral therapy (HAART));

               - determine the effectiveness of AVR118 in the treatment of cachexia in patients with solid cancers;

               - determine the effectiveness of AVR118 in the treatment of cachexia in patients with leukemias and lymphomas;

               - study the effects of AVR118 in mitigating the toxic effects of other drugs used to treat HIV infections, such as nucleoside analogues, protease inhibitors and non-nucleoside reverse transcriptase inhibitors;

               - study the effects of AVR118 in mitigating the toxic effects of drugs used in the chemotherapy of cancers; and

               - assess the direct inhibitory and therapeutic effects of AVR118 on neoplasias, including lymphomas and lymphocytic leukemia.

         In November 2002 we began testing injectable AVR118 in the following clinical trials in Israel:

               - PHASE I/PHASE II STUDY IN CACHECTIC PATIENTS NEEDING SALVAGE THERAPY FOR AIDS. These patients have failed highly active anti-retroviral therapy (HAART), remain on HAART, and require salvage therapy. We believe that AVR118 may have three major beneficial effects in patients with AIDS. First, its therapeutic effects on body wasting (cachexia) seen in patients with AIDS. Second, the mitigation of the toxicity of drugs included in HAART regimens for the treatment of AIDS. Third, the synergistic activity with drugs used in HAART regimens to suppress the replication of HIV and increase the CD4 and CD8 cell counts in patients with AIDS. Thus, we believe that AVR118 may prove to be an important "enabler" drug in the treatment of AIDS.

               - PHASE I STUDY IN CACHECTIC PATIENTS WITH LEUKEMIA AND LYMPHOMA. Included are patients with acute lymphocytic leukemia, multiple Myeloma, Hodgkin's disease and non-Hodgkin's lymphoma.

               - PHASE I STUDY IN CACHECTIC PATIENTS WITH SOLID TUMORS. Included are patients with solid tumors such as colonic, lung, breast, stomach and kidney cancers.

         Our objective for the three Israeli trials is to determine the safety, tolerance and metabolic characteristics of AVR118. Although there can be no assurances, we anticipate that the clinical trials in Israel will help facilitate the planned investigational new drug (IND) application process for injectable AVR118 with the FDA.

         In August 2003, we decided to defer the continuation of and re-examine the procedures, protocol and objectives of the Phase I study in Israel using AVR118 for cachectic patients with leukemia and lymphoma and a recent Phase I study for cachectic patients with solid tumors. The date of completion of these studies is uncertain.

         Because of our limited personnel, we believe it to be in our best interests to focus our clinical efforts on our one ongoing Phase I/Phase II open-label dose escalation clinical trial being conducted at The Kaplan Medical Center in Rehovot, Israel of AVR118 for cachectic patients with AIDS. The primary indication of the trial is the treatment of cachexia. Out of 30 total patients contemplated under the protocol for this study, 15 patients are enrolled, all of whom have completed the first dose of AVR118 required under the study. Results from the first 15 patients showed improvement in appetite, weight gain or stability, and enhanced quality of life in all the patients. None of the 15 patients reported any significant side effects from AVR118 therapy.

         We estimate completion of this study during the second quarter of 2004. It is uncertain at this time when cash inflows will result from this study. The completion of the study is dependent upon funds available for research and development and the availability of patients meeting the prescribed protocol and the ability of Israel and its hospitals to meet the requirements of the protocol. From inception of all the clinical studies in Israel we have expended approximately $1,550,000. The cost to complete the Phase I/II study in Israel of AVR118 for cachectic patients with AIDS for the additional 15 patients (for a total of 30) is estimated to be $300,000.

         Researchers at the Weizmann Institute of Science in Israel tested the efficacy of AVR 118 injected in rats with adjuvant arthritis and allergic encephalitis. Results demonstrated that in both groups AVR 118 inhibited the progress of the disease in these rats. A third test was done by the Weizmann Institute to assess the efficacy of oral AVR 118 in mice with an induced immune skin reaction. AVR 118 did not inhibit the appearance of this immune skin reaction.

            In January 2004, we were awarded a patent for its method for treating papillomavirus infections. The patent describes the use of AVR118 (previously known as Product R) for the topical treatment of patients suffering with lesions resulting from human papillomavirus (HPV) infections, including genital warts. We have completed a Phase I clinical trial in the U.S. to evaluate the safety of topical application of AVR118 in healthy volunteers. There were no local adverse reactions to the application of AVR118 to the skin of these subjects. We are now planning Phase II trials for the topical use of AVR118.

         In August 2003 we retained Oxford Pharmaceutical Resources, Inc., a firm owned and controlled by Richard Guarino, MD, to assist us in conducting and evaluating our clinical trials and in meeting federal FDA and foreign regulatory requirements. Oxford Pharmaceutical bills us on an hourly basis, and we expensed $25,192 during the quarter ended September 30, 2003 for such services.

MATERIAL AGREEMENTS

         In September 2002 we entered into an agreement with EnviroGene LLC, an affiliate of the Selikoff Center, to conduct, evaluate and maintain the scientific quality for the three clinical studies listed above. Under the agreement, EnviroGene will (1) finalize all Israeli government and hospital approval documents, (2) complete and organize the three clinical trials including establishing a network of scientists to perform said study/trial and initiate recruitment of patients and (3) perform the studies/trials and evaluate the results. The agreement terminates upon receipt and approval of the final report required under the Agreement, and upon such termination we retain all rights to the research performed under the agreement. Total costs incurred in connection with EnviroGene's services are expected to be $1,551,000, of which approximately $1,323,000 has been expensed and approximately $875,000 has been paid from inception through September 30, 2003. Approximately $100,000 and $697,000 has been expensed during the three and nine months ended September 30, 2003. If all three clinical studies in Israel were concluded, the additional cost under this contract is estimated to be approximately $228,000. We cannot at this time determine the financial impact of reducing the number of trials under this contract.


         In October 2002 we entered into an agreement with Quintiles Israel Ltd. to act as the auditor and monitor of the clinical studies. The agreement terminates upon completion of the services unless terminated earlier by either party upon prior written notice or upon a material breach and a failure to cure, and upon such termination we retain all rights to the research performed under the agreement. We have expensed $126,495 since inception of the contract through September 30, 2003. If all three clinical studies in Israel were concluded, the additional cost under this contract would be $126,505. We cannot at this time determine the financial impact of reducing the number of trials under this contract.

         In November 2002 we entered into an agreement with Kaplan Medical Center in Israel to act as the center for the Phase I/ Phase II study using AVR118 for cachectic patients with AIDS. The agreement terminates upon conclusion of the study, or upon prior written notice, and upon such termination we retain all rights to the research performed under the agreement. To date, 15 patients have been enrolled in the study out of 30 patients contemplated under the study protocol, and the estimated completion date for the study with 30 patients is the second quarter of 2004. We have expensed $51,750 since inception of the contract through September 30, 2003, and an additional $34,500 was expensed in October 2003.

         The cost to complete the Phase I/II study in Israel of AVR118 for cachectic patients with AIDS for the additional 15 patients (for a total of 30) is estimated to be $300,000.

         In July 2003 our agreement entered in July 2002 with the Weizmann Institute of Science and Yeda, its developmental arm in Israel, to conduct research on the effects of AVR118 on the immune system expired in accordance with its terms, and upon such termination we retained all rights to the research performed under the agreement. Total costs incurred in connection with this research are expected to be $138,000. Since inception to date, we have expensed $130,000 and paid $90,000 in connection with this agreement. Final payment has not been made pending receipt, review and approval of the final report.

         Our 12-month agreement formalized in April 2001 with the Selikoff Center in Israel to develop clinical trials in Israel using AVR118 has concluded. The amount paid under the agreement was $242,000.

         Whether we will be able to proceed with Phase 2 clinical trials of AVR118 for topical therapy of genital warts and clinical trials in Israel for injectable AVR118 is dependent upon our ability to secure sufficient funds. If sufficient funds do not become available, we will have to curtail our operations by, among other things, limiting our clinical trials for AVR118. We may not be able to raise the funds we currently need to begin or complete the topical Phase 2 for AVR118 or to continue the clinical trials for injectable AVR118 in Israel. While we continue to attempt to secure funds through the sale of our securities, there is no assurance that such funds will be raised on favorable terms, if at all.

         The studies being conducted in Israel are subject to risks associated with the political, economic and military conditions affecting Israel and the Middle East, and recent world events, including terrorism and war, have made it difficult to predict whether or in what manner these problems will be resolved.

         Our studies detailing the results of the research and testing being conducted in Israel may not positively impact the FDA's decision to approve a new IND for injectable AVR118 or approve the marketing, sales or distribution of AVR118 within the United States, and as a result may not improve our chances of gaining approval for the marketing, sales or distribution of AVR118 anywhere in the world. We currently do not have the resources to engage in further testing, and we cannot provide assurances that we will acquire such financial resources to continue or complete the studies, or, if we acquire such resources, that we will do so on favorable terms.

SCIENTIFIC ADVISORY BOARD

         In January 2002, we formed a Scientific Advisory Board currently consisting people with experience in oncology, hematology, women's health and related fields for the purpose of having access to additional expertise and counsel to support the development of AVR118 in connection with the rigorous clinical trials required by the FDA's regulatory approval process. The current members of the Scientific Advisory Board are:

         DR. GEORGE P. CANELLOS is the William Rosenberg Professor of Medicine at Harvard Medical School where he served as Chief of the Division of Medical Oncology for 20 years at the Dana-Farber Cancer Institute, and was Acting Clinical Director of the National Cancer Institute (NCI) and a member of the FDA's Oncologic Drugs Advisory Committee. Dr. Canellos was also a past president of the American Society for Clinical Oncology and a former Editor-in-Chief of the Journal of Clinical Oncology. Dr. Canellos currently serves as Medical Director for Network Development, Dana-Farber/Partners CancerCare and is on the senior staff at the Brigham and Women's Hospital, Dana-Farber Cancer Institute and Massachusetts General Hospital.

         DR. MICHAEL HARRIS is Director of the Tomorrows Children's Institute for Cancer and Blood Disorders, Chief of Pediatric Hematology-Oncology at the Hackensack University Medical Center and Professor of Pediatrics at the UMDNJ-New Jersey Medical School. Additionally, Dr. Harris is a member of the National Cancer Institute's Special Review Committee where he is responsible for the review of Community Clinical Oncology Programs, and Associate Editor for Pediatric Oncology for the scientific journal Cancer Investigation. Dr. Harris previously served as Chief of Pediatric Hematology-Oncology at The Mt. Sinai Medical Center in New York City.

         DR. JAMES D'OLIMPIO is Director of the North Shore University Hospital's Supportive Oncology and Palliative Care Service and is also Associate Professor of Medical Oncology at New York University's School of Medicine. His research has focused on improving the quality of life of cancer patients, especially by reversing the wasting process (cachexia) associated with cancer, and in cancer treatment related fatigue syndrome. In November 2003, we retained Dr. D'Olimpio as our "spokesperson at large." In this capacity, Dr. D'Olimpio will be paid on an hourly basis to provide such services as requested, including representing Advanced Viral at industry-wide and scientific conferences.

         DR. HOWARD YOUNG currently serves on the staff of a cancer research institute. He has been elected to serve as the Vice President of the International Society for Interferon and Cytokine Research in 2002 and 2003 and as President in

2004 and 2005. During 2001, Dr. Young was elected a fellow to the American Academy of Microbiology. Dr. Young served as Chair of the Immunology Division of the American Society for Microbiology from 1996-1997. Dr. Young has authored/co-authored over 200 research papers in the field of cellular and molecular immunology. Dr. Young is a member of the editorial boards of the "Journal of Interferon and Cytokine Research," "The Journal of Biological Chemistry, "Genes and Immunity," and served on the editorial board of "The Journal of Immunology" from 1997-2001. Dr. Young is Editor-in-Chief of the "Newsletter of the International Society of Interferon and Cytokine Research."

         DR. SIDNEY PESTKA, a recipient of the National Medal of Technology for 2001, is currently Professor and Chairman of the Department of Molecular Genetics, Microbiology and Immunology at New Jersey's Robert Wood Johnson Medical School of the University of Medicine and Dentistry. Previously he was Associate Director of the Roche Institute of Molecular Biology. His work in the development of interferons, which are used clinically for treating a range of diseases, including hepatitis B, multiple sclerosis and hairy cell leukemia, is the basis of several U.S. and more than 100 foreign patents. Dr. Pestka was inducted into the New Jersey Inventor's Hall of Fame in 1993. He has also received the Selman Waksman Award in Microbiology and the Milstein Award from the International Society for Interferon and Cytokine Research. He has served on the National Cancer Institute's Breast Cancer Task Force, the Basic Pharmacology Advisory Committee of the Pharmaceutical Manufacturers Association Foundation and is secretary, and former President, of the International Society of Interferon Research. Dr. Pestka received his undergraduate degree in chemistry from Princeton University in 1957 and his medical degree from the University of Pennsylvania School of Medicine in 1961. Over the past 30 years, he has published several books and written more than 400 research articles for prestigious peer-reviewed scientific journals.

PATENTS

         We believe that patent protection and trade secret protection are important to our business and that our future will depend, in part, on our ability to maintain trade secret protection, obtain patents and operate without infringing the proprietary rights of others both in the United States and abroad. We have eight issued U.S. patents, some covering the composition of AVR118 and others covering various uses of the AVR118. We have nine pending U.S. patent applications and seventeen pending foreign patent applications. In addition, we have two issued Australian patents and one issued Chinese patent covering several uses of AVR118. During April 2002, under the terms of a settlement agreement entered as part of a final judgment on March 25, 2002, we were assigned all rights, title and interest in two issued U.S. patents pertaining to Reticulose technology. As patent applications in the United States are maintained in secrecy until published or patents issue and as publication of discoveries in the scientific or patent literature often lag behind the actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications or that we were the first to file patent applications for such inventions. Furthermore, the patent positions of biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions, and, therefore, the breadth of claims allowed in biotechnology and pharmaceutical patents or their enforceability cannot be predicted. We cannot be sure that any additional patents will issue from any of our patent applications or, should any patents issue, that we will be provided with adequate protection against potentially competitive products. Furthermore, we cannot be sure that should patents issue, they will be of commercial value to us, or that private parties, including competitors, will not successfully challenge our patents or circumvent our patent position in the United States or abroad.

         In the absence of adequate patent protection, our business may be adversely affected by competitors who develop comparable technology or products. Moreover, pursuant to the terms of the Uruguay Round Agreements Act, patents filed on or after June 8, 1995 have a term of twenty years from the date of such filing, irrespective of the period of time it may take for such patent to ultimately issue. This may shorten the period of patent protection afforded to our products as patent applications in the biopharmaceutical sector often take considerable time to issue. Under the Drug Price Competition and Patent Term Restoration Act of 1984 (the "Patent Act"), a sponsor may obtain marketing exclusivity for a period of time following FDA approval of certain drug applications, regardless of patent status, if the drug is a new chemical entity or if new clinical studies were used to support the marketing application for the drug. Pursuant to the FDA Modernization Act of 1997, the period of exclusivity can be extended if the applicant performs certain studies in pediatric patients. This marketing exclusivity prevents a third party from obtaining FDA approval for a similar or identical drug under an Abbreviated New Drug Application ("ANDA") or a "505(b)(2)" New Drug Application. The statute also allows a patent owner to obtain an extension of applicable patent terms for a period equal to one-half the period of time elapsed between the filing of an IND and the filing of the corresponding NDA plus the period of time between the filing of the NDA and FDA approval, with a five year maximum patent extension. We cannot be sure that we will be able to take advantage of either the patent term extension or marketing exclusivity provisions of this law.

         In order to protect the confidentiality of our technology, including trade secrets and know-how and other proprietary technical and business information, we require all of our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the use or disclosure of information that is deemed confidential. The agreements also oblige our employees, consultants, advisors and collaborators to assign to us developments, discoveries and inventions made by such persons in connection with their work with us. We cannot be sure that confidentiality will be maintained or disclosure prevented by these agreements or that our proprietary information or intellectual property will be protected thereby or that others will not independently develop substantially equivalent proprietary information or intellectual property.

         The pharmaceutical industry is highly competitive and patents have been applied for by, and issued to, other parties relating to products competitive with AVR118. Therefore, AVR118 and any other drug candidates may give rise to claims that they infringe the patents or proprietary rights of other parties existing now and in the future. Furthermore, to the extent that we or our consultants or research collaborators use intellectual property owned by others in work performed for us, disputes may also arise as to the rights in such intellectual property or in related or resulting know-how and inventions. An adverse claim could subject us to significant liabilities to such other parties and/or require disputed rights to be licensed from such other parties. We cannot be sure that any license required under any such patents or proprietary rights would be made available on terms acceptable to us, if at all. If we do not obtain such licenses, we may encounter delays in product market introductions, or may find that the development, manufacture or sale of products requiring such licenses may be precluded. In addition, we could incur substantial costs in defending ourselves in legal proceedings instituted before the PTO or in a suit brought against it by a private party based on such patents or proprietary rights, or in suits by us asserting our patent or proprietary rights against another party, even if the outcome is not adverse to us. There are extensions available under the Patent Act if the delay in prosecution of the patent application results from a delay in the PTO's handling of any interference or appeal involving the application. We have not conducted any searches or made any independent investigations of the existence of any patents or proprietary rights of other parties.

MARKETING AND SALES

         Except for limited sales of AVR118 for testing and other purposes, AVR118 is not sold commercially anywhere in the world. To date, our efforts or the efforts of our representatives have produced no material benefits to us regarding our ability to have AVR118 sold commercially anywhere in the world. We have entered into exclusive distribution agreements with four separate entities granting exclusive rights to distribute AVR118 in the countries of Canada, China, Japan, Hong Kong, Macao, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil and Chile. Pursuant to these agreements, the distributors are obligated to cause AVR118 to be approved for commercial sale in such countries and upon such approval, to purchase from us certain minimum quantities of AVR118 to maintain the exclusive distribution rights. Our marketing plans for AVR118 are still dependent upon registration of AVR118 for sale in various jurisdictions. We have made no sales under the distribution agreements other than for testing purposes.

         To date we have received no information that would lead us to believe that we will be positioned to sell AVR118 commercially anywhere in the world. On July 30, 2001, we submitted an IND application to the FDA to begin Phase 1 clinical trials of AVR118 as a topical treatment for genital warts caused by the human papilloma virus (HPV) infection. In September 2001, the FDA cleared the IND application to begin Phase 1 clinical trials. In March 2002, Advanced Viral completed a Phase 1 trial and submitted to the FDA the results, which indicated that AVR118 was safe and well tolerated dermatologically in all the doses applied in the study Due to limited financial resources, we currently are unable to pursue the Phase 2 clinical trials.

         Initially we targeted our sales and marketing efforts to those countries where Reticulose was previously marketed by its prior owners for a number of years as an anti-viral agent in the treatment of Asian influenza, viral pneumonia, viral infectious hepatitis, mumps, encephalitis, herpes simplex and herpes zoster. Those countries included Singapore, Hong Kong, Malaysia, Taiwan, the Philippines and Malta. Registration of AVR118 will be required in such countries as well as in the other countries comprising the distributors' territories before any significant sales may begin. The registration of AVR118 for sale in these countries has been frustrated due to our inability to obtain the registration and approval to sell AVR118 in the Bahamas, the country of origin, and a general lack of published data on the effectiveness of AVR118. Until AVR118 is registered and approved for sale in the United States, in another developed country or in the other countries included in the distributors' territories, we will not generate any material sales of AVR118. For the years ended December 31, 2002, 2001 and 2000 and for the nine months ended September 30, 2003, we reported no commercial sales except limited sales for testing purposes. AVR118 is not legally available for commercial sale anywhere in the world, except for testing purposes. See "--Research, Development and Testing."

         We currently produce bulk clinical trial batches for AVR118 in our facility in Yonkers, New York under current Good Manufacturing Procedures (cGMP) as set forth by the FDA. The FDA has not approved AVR118 for distribution or sale in the United States, nor has it approved our Yonkers, New York facility.

COMPETITION

         The pharmaceutical drug industry is highly competitive and rapidly changing. If we ever successfully develop AVR118, it will compete with numerous existing therapies. In addition, many companies are pursuing novel drugs that target the same diseases we are targeting with AVR118. We believe that a significant number of drugs are currently under development and will become available in the future for the treatment of HIV, HPV, other viruses, cachexia (body wasting) and rheumatoid arthritis. We anticipate that we will face intense and increasing competition as new products enter the market and advanced technologies become available. Our competitors' products may be more effective, or more effectively marketed and sold, than AVR118. Competitive products may render AVR118 obsolete or noncompetitive before we can recover the expenses of developing and commercializing AVR118. Furthermore, the development of a cure or new treatment methods for the diseases we are targeting could render AVR118 noncompetitive, obsolete or uneconomical. Many of our competitors:

         - have significantly greater financial, technical and human resources than we have and may be better equipped to develop, manufacture and market products;

         - have extensive experience in preclinical testing and clinical trials, obtaining regulatory approvals and manufacturing and marketing pharmaceutical products; and

         - have products that have been approved or are in late stage development and operate large, well-funded research and development programs.

         A number of therapeutics are currently marketed or are in advanced stages of clinical development for the treatment of HIV infection and AIDS, including several products currently marketed as part of a "cocktail" in the United States. We believe AVR118 should be added to such cocktails in order to enhance their effectiveness and mitigate the toxic effects of other drugs used to treat HIV infections. Among the companies with significant commercial presence in the AIDS market are Glaxo SmithKline, Bristol-Myers Squibb, Hoffmann-La Roche, Agouron Pharmaceuticals, Merck & Co. and DuPont Pharma.

         Several products are currently marketed for the treatment of cachexia (body wasting) included Megace(R) oral suspension manufactured by Bristol-Myers Squibb and Serostim(R) (injectable human growth hormone) marketed by Serono Laboratories Inc.

         Several therapeutics are currently marketed or are in advanced stages of clinical development for the treatment of HPV. Schering Plough Corp. manufactures Intron A, an injectable interferon product approved by the FDA for the treatment of HPV. 3M Pharmaceuticals received FDA approval for its immune-response modifier, Aldara(R), a self-administered topical cream, for the treatment of HPV. AVR118, if approved for commercial sale by the FDA, would also compete with surgical, chemical, and other methods of treating HPV. Products developed by our competitors or advances in other methods of the treatment of HPV may have a negative impact on the commercial viability of AVR118.

         Several products are currently marketed or are in advanced stages of clinical development for the treatment of rheumatoid arthritis. Immunex Corp.'s product Enbrel, a biologic response modifier, was approved by the FDA in November 1998 for the treatment of moderate to severe rheumatoid arthritis. Centocor Inc. is developing a monoclonal antibody known as Remicade, an anti-inflammatory agent that has completed Phase 3 trials in rheumatoid arthritis. The FDA approved Remicade for treatment of Crohn's disease in August 1998. Centocor filed for FDA approval of an expanded indication for Remicade for rheumatoid arthritis in January 1999. These products represent significant competition for AVR118 as a treatment for rheumatoid arthritis.

         Other small companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical and biotechnology companies. Academic institutions, governmental agencies and other public and private research organizations are also becoming increasingly aware of the commercial value of their inventions and are more actively seeking to commercialize the technology they have developed.

         If we successfully develop and obtain approval for AVR118, we will face competition based on the safety and effectiveness of AVR118, the timing and scope of regulatory approvals, the availability of supply, marketing and sales capability, reimbursement coverage, price, patent position and other factors. Our competitors may develop or commercialize more effective or more affordable products, or obtain more effective patent protection, than we do. Accordingly, our competitors may commercialize products more rapidly or effectively than we do, which could hurt our competitive position and adversely affect our business. If and when we obtain FDA approval for AVR118, we expect to compete primarily on the basis of product performance and price with a number of pharmaceutical companies, both in the United States and abroad.

EMPLOYEES

         We have 11 full-time employees, consisting of our President and Chief Executive Officer, Chief Scientist, Chief Financial Officer, one employee involved in operations, three employees responsible for quality assurance and quality control, an assistant controller, a chief information officer and two administrative employees. Dr. Hawkins, who will become our President and Chief Executive Officer effective February 18, 2004, Dr. Hirschman, our Chief Scientist, and Alan V. Gallantar, our Chief Financial Officer and Treasurer, each devote all of their business time to our day-to-day business operations. Eli Wilner, Secretary and Chairman of the Board of Directors, devotes as much time to his duties as is reasonably necessary. Additionally, we may hire, as and when needed, and as available, such sales and technical support staff and consultants for specific projects on a contract basis. See "Management --Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

DESCRIPTION OF PROPERTY

         We lease approximately 16,650 square feet for executive offices, including research laboratory space and production area at 200 Corporate Boulevard South, Yonkers, New York from an unaffiliated third party (the "Yonkers Lease"). The term of the Yonkers Lease is five years through April 2005 and our annual rental obligation under the Yonkers Lease is approximately $290,000.

         The Bahamian manufacturing facility, which was acquired on December 16, 1987, is located in Freeport, Bahamas and consists of an approximate 29,000 square foot site containing a one-story concrete building of approximately 7,300 square feet and is equipped for all topical phases of the testing, production, and packaging of bulk AVR118. We are currently negotiating the sale of the Bahamian facility, after which sale we intend to manufacture AVR118 exclusively at our facility in Yonkers, New York.

LEGAL PROCEEDINGS

         We are not currently a party to any material litigation, nor, to the knowledge of management, is any such litigation currently threatened.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

COMMON STOCK

         The principal United States market in which our common stock is traded is the over-the-counter market electronic Bulletin Board. The following table shows the range of reported low bid and high bid per share quotations for our common stock for each full quarterly period during the two recent years ended December 31, 2002 and 2003, and for the first quarter of 2004 to date. The high and low bid prices for the periods indicated reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

                                                  LOW BID        HIGH BID
                                                  -------        --------
First Quarter 2002..............................   $0.158         $0.285
Second Quarter 2002.............................   $0.096         $0.300
Third Quarter 2002..............................   $0.112         $0.220
Fourth Quarter 2002.............................   $0.065         $0.119

First Quarter 2003..............................   $0.054         $0.085
Second Quarter 2003.............................   $0.064         $0.105
Third Quarter 2003..............................   $0.051         $0.078
Fourth Quarter 2003.............................   $0.060         $0.279

First Quarter 2004 through February 9, 2004.....   $0.121         $0.204

STOCKHOLDERS

         The approximate number of holders of record of our common stock as of February 10, 2004 is 3,367, inclusive of those brokerage firms and/or clearing houses holding shares of common stock for their clientele (with each such brokerage house and/or clearing house being considered as one holder).

DIVIDEND POLICY

         We have not declared or paid any dividends on our shares of common stock. We intend to retain future earnings, if any, that may be generated from our operations to finance our future operations and expansion and do not plan for the reasonably foreseeable future to pay dividends to holders of our common stock. Any decision as to the future payment of dividends will depend on our results of operations and financial position and such other factors as our board of directors in its discretion deems relevant.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

         The following information should be read in conjunction with the consolidated financial statements of Advanced Viral and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis of Financial Condition and Results of Operations and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements."

OVERVIEW

         Since our inception in July 1985, we have been engaged primarily in research and development activities. We have not generated significant operating revenues, and as of September 30, 2003 we had incurred a cumulative net loss of $54,700,144. Our ability to generate substantial operating revenue depends upon our success in gaining FDA approval for the commercial use and distribution of AVR118. All of our research and development efforts have been devoted to the development of AVR118.

         Conducting the clinical trials of AVR118 will require significant cash expenditures. AVR118 may never be approved for commercial distribution by any country. Because our research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, we expect that losses from operations will continue to be incurred for the foreseeable future. We currently do not have sufficient funds to continue our testing of AVR118. We are attempting to secure funds through the sale of our securities.

         In August 2003, we decided to defer the continuation of and re-examine the procedures, protocol and objectives of the Phase I study in Israel using AVR118 for cachectic patients with leukemia and lymphoma and a recent Phase I study for cachectic patients with solid tumors. The date of completion of these studies is uncertain.


         In August 2003 we retained Oxford Pharmaceutical Resources, Inc., a firm owned and controlled by Richard Guarino, MD, to assist us in conducting and evaluating our clinical trials and in meeting federal FDA and foreign regulatory requirements. Oxford Pharmaceutical bills us on an hourly basis, and we expensed $25,192 during the quarter ended September 30, 2003 for such services.

         We are focusing our clinical efforts on our one ongoing Phase I/Phase II open-label dose escalation clinical trial being conducted at The Kaplan Medical Center in Rehovot, Israel of AVR118 for cachectic patients with AIDS. The primary indication of the trial is the treatment of cachexia. Out of 30 total patients contemplated under the protocol for this study, 15 patients are enrolled, all of whom have completed the first dose of AVR118 required under the study. Results from the first 15 patients showed improvement in appetite, weight gain or stability, and enhanced quality of life in all the patients. None of the 15 patients reported any significant side effects from AVR118 therapy.

         We estimate completion of this study during the second quarter of 2004. It is uncertain at this time when cash inflows will result from this study. The completion of the study is dependent upon funds available for research and development and the availability of patients meeting the prescribed protocol and the ability of Israel and its hospitals to meet the requirements of the protocol. From inception of all the clinical studies in Israel we have expended approximately $1,550,000. The cost to complete the Phase I/II study in Israel of AVR118 for cachectic patients with AIDS for the additional 15 patients (for a total of 30) is estimated to be $300,000.

         The costs relating to our research and development efforts during 2000, 2001, 2002 and each of the quarterly periods in 2003 through September 30, 2003, as well as the estimated costs for completion, are presented below.

               COSTS RELATING TO RESEARCH AND DEVELOPMENT EFFORTS
                      FROM YEAR 2000 TO SEPTEMBER 30, 2003

                                                                             1ST Q    2ND Q     3RD Q
                                                                              2003     2003     2003        YTD      2000-2003
          COST CATEGORY             12/31/2000     12/31/2001   12/31/2002   COSTS    COSTS     COSTS      SEP-03     TO DATE
          -------------           --------------  ------------  ----------  -------  -------  ---------  ---------  ----------
EnviroGene                                                         625,838  298,809  298,809     99,603    697,221   1,323,059
Quintiles                                                           52,226   44,061   15,877     14,331     74,269     126,495
Insurance Cost                                                       3,359   10,076   10,076     10,076     30,228      33,587
Lab Costs                                                              500    9,227   12,621      9,772     31,620      32,120
Yeda Research                                          118,000      80,000   40,000                         40,000     238,000
Kaplan AIDS- Study                                                       -            25,875     25,875     51,750      51,750
Phase I (leukemia / lymphoma
 Study)                                                                  -                                                   -

                                   COSTS     GRAND
        COST CATEGORY             COMPLETE    TOTAL
--------------------------------  --------  ---------
EnviroGene                         227,663  1,550,722
Quintiles                          126,505    253,000
Insurance Cost                       2,717     36,304
Lab Costs                           67,977    100,097
Yeda Research                       18,000    256,000
Kaplan AIDS- Study                 120,750    172,500
Phase I (leukemia / lymphoma
  Study)                           210,000    210,000

                                                                             1ST Q    2ND Q     3RD Q
                                                                              2003     2003     2003        YTD      2000-2003
          COST CATEGORY             12/31/2000     12/31/2001   12/31/2002   COSTS    COSTS     COSTS      SEP-03     TO DATE
          -------------           --------------  ------------  ----------  -------  -------  ---------  ---------  ----------
Phase I (solid tumor Study)                                              -                                                   -
R &D Consulting Services Israel                                     82,314                       32,446     32,446     114,760
Selikoff Center - Israel                               115,000     127,000                                       -     242,000
Israel Clinical Trial batch
costs                                                               96,173                                              96,173
R & D - Supplies - Israel
Studies                                                            294,706                                             294,706
R & D -Regulatory Consultants -
GloboMax for Israel Trials                                         904,476                                             904,476
R & D Salary & Facility
allocations (New York) for
Israel Clinical Trials                                           2,126,082   30,554   25,355     24,933     80,842   2,206,924
R & D Travel Expenses - Israel
Clinical Trials                            3,661         4,153       1,230    9,922      487      2,550     12,959      22,003
                                  ----------------------------------------------------------------------------------------------
TOTAL ISRAEL CLINICAL TRIALS               3,661       237,153   4,393,904  442,649  389,100    219,586  1,051,335   5,686,054
                                  ----------------------------------------------------------------------------------------------

                                  ----------------------------------------------------------------------------------------------
R&D ARGENTINA CLINICAL STUDIES           242,586                    10,582                                       -     253,168
                                  ----------------------------------------------------------------------------------------------

                                  ----------------------------------------------------------------------------------------------
R&D UNIVERSITY STUDIES IN U.S.                                      35,107   15,261                         15,261      50,368
                                  ----------------------------------------------------------------------------------------------

R&D - GloboMax                         1,250,000     2,682,828                                                       3,932,828
R&D - Lab Supplies IND
Application Studies                      327,601       407,699                                                   -     735,300
R&D Salary & Facility
allocations (NY) for IND
Application Studies                    1,368,703     1,823,189                                                   -   3,191,892
                                  ----------------------------------------------------------------------------------------------
Total U.S. Clinical Trial
expenses for IND FDA submission        2,946,304     4,913,716           -                                           7,860,020
                                  ----------------------------------------------------------------------------------------------

                                  ----------------------------------------------------------------------------------------------
TOTAL RESEARCH AND DEVELOPMENT
EXPENSE                                3,192,551      5,150,89   4,439,592  457,910  389,100    219,586  1,066,596  13,849,609
                                  ==============================================================================================

                                   COSTS     GRAND
        COST CATEGORY             COMPLETE    TOTAL
--------------------------------  --------  ---------
Phase I (solid tumor Study)        219,000
R &D Consulting Services Israel          -    114,760
Selikoff Center - Israel                 -    242,000
Israel Clinical Trial batch
costs                                    -     96,173
R & D - Supplies - Israel
Studies                                  -    294,706
R & D -Regulatory Consultants -
GloboMax for Israel Trials               -    904,476
R & D Salary & Facility
allocations (New York) for
Israel Clinical Trials                   -  2,206,924
R & D Travel Expenses - Israel
Clinical Trials                          -     22,003
                                  -------------------
TOTAL ISRAEL CLINICAL TRIALS       429,000    881,933
                                  -------------------

                                  -------------------
R&D ARGENTINA CLINICAL STUDIES           -    253,168
                                  -------------------

                                  -------------------
R&D UNIVERSITY STUDIES IN U.S.                 50,368
                                  -------------------

R&D - GloboMax                           -  3,932,828
R&D - Lab Supplies IND
Application Studies                      -    735,300
R&D Salary & Facility
allocations (NY) for IND
Application Studies                      -  3,191,892
                                  -------------------
Total U.S. Clinical Trial
expenses for IND FDA submission          -  7,860,020
                                  -------------------

                                  -------------------
TOTAL RESEARCH AND DEVELOPMENT
EXPENSE                            429,000  9,045,488
                                  ===================


The independent certified public accountants' report on our consolidated financial statements for the fiscal year ended December 31, 2002, includes an explanatory paragraph regarding our ability to continue as a going concern. Note 2 to the consolidated financial statements states that our ability to continue operations is dependent upon the continued sale of our securities and debt financing for funds to meet our cash requirements, which raise substantial doubt about our ability to continue as a going concern. Further, the accountants' report states that the financial statements do not include any adjustments that might result from the outcome of this uncertainty. In February 2004, we entered into an agreement with James Dicke II and his son James Dicke III, whereby we agreed to sell an aggregate of 120 million shares of our common stock and warrants to purchase 15 million shares of our common stock for an aggregate purchase price of $12 million. Pursuant to the agreement, the funding shall take place in four equal stages of $3 million each, once every 90 days with the first $3 million funding having occurred on February 5, 2004. We anticipate that we can continue operations for the next 12 months with our current liquid assets, if none of our outstanding options or warrants are exercised or additional securities sold.

         We have incurred substantial losses since our inception, and anticipate incurring substantial losses for the foreseeable future. We incurred net losses of $5,601,913 for the nine months ended September 30, 2003, and $9,321,065, $11,086,567, and $8,816,192 for the years ended December 31, 2002, 2001 and
2000, respectively. Our accumulated deficits were $54,700,144, $49,098,231 and $39,777,166 as of as of September 30, 2003, December 31, 2002 and December 31, 2001, respectively. We had stockholders' equity of $793,657, $1,756,326 and $3,442,074 at September 30, 2003, December 31, 2002 and December 31, 2001,
respectively.

         During 2002, the Board of Directors approved a plan to sell Advance Viral Research Ltd. (LTD), our Bahamian subsidiary whose substantial asset is our Bahamian manufacturing facility. The facility being sold produced topical AVR118 which is no longer being produced by Advanced Viral. The assets of LTD have been classified on our Balance Sheet at

September 30, 2003, December 31, 2002 and 2001 as Assets held for Sale. LTD had no liabilities as of September 30, 2003 and December 31, 2002, except inter-company payables which have been eliminated in consolidation. The operations for LTD have been classified in the Consolidated Statements of Operations for the three and nine months ended September 30, 2003 and for the years ended December 31, 2002, 2001 and 2000 as Loss from Discontinued Operations.

RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 VS. SEPTEMBER 30, 2002

         The accompanying financial statements for the three and nine months ending September 30, 2003 and 2002 have been restated to reflect changes in accounting for warrants issued in connection with equity transactions as well as options issued to the Board of Directors and employees (on a pro-forma basis only) and its Advisory Board. The restatement resulted in expense which increases the previously reported net loss for the three and nine months ending September 30, 2003 by approximately $51,000 and $255,000, respectively, and reduces the previously reported net loss for the three and nine months ending September 30, 2002 by approximately $313,000 and $644,000, respectively.

         Basic and diluted net loss per common share on operations remained the same for the three and nine months ended September 30, 2003. Basic and diluted net loss per common share on operations changed by $(.01) from $(.01) to $(.00) for the three months ended September 30, 2002, and remained the same for the nine months ended September 30, 2002. Our deficit accumulated during the development stage was reduced by $2,039,574 for the year ended December 31, 2002. Our deficit accumulated during the development stage was increased by $1,019,153 at September 30, 2003. The restatement did not impact our net cash in investing and financing activities and net cash used in operating activities remained unchanged, however, certain components within operating activities consisting of amortization of deferred interest cost, discount on warrants and compensation expense for options and warrants, were restated for the three and nine months ended September 30, 2003 and September 30, 2002.

         For the three and nine months ended September 30, 2003, we incurred losses of approximately $2,153,000 and $5,602,000 vs. approximately $2,085,000 and $7,323,000 for the three and nine months ended September 30, 2002. Our losses were attributable primarily to:

         RESEARCH AND DEVELOPMENT EXPENSE. Research and development expenses decreased in the three and nine months ended September 30, 2003 to approximately $220,000 and $1,067,000 vs. approximately $979,000 and $3,518,000 during the three and nine months ended September 30, 2002. We have reduced our research and development activities to include only research performed in Israel. As such, allocations for research and development related expenses for salaries, benefits, rent and utilities at our headquarters in Yonkers, New York, which were included in research and development for the three and nine months ended September 30, 2002, are recorded in general and administrative expense for the three and nine months ended September 30, 2003, with the exception that in 2003, Dr. Hirschman, who was our Chief Scientific Officer and our Chief Executive Officer until August 2003, allocated approximately 30% of his time to research and development during 2003 vs. 50% for the three and nine months ended September 30, 2002. Therefore, approximately $25,000 and $81,000 for the three and nine months ended September 30, 2003 vs. approximately $46,000 and $139,000 for the three and nine months ended September 30, 2002 of his compensation has been allocated to research and development expense. The balance is allocated to general and administrative expense for the three and nine months ended September 30, 2003 and 2002.

         The decrease in research and development expenses primarily resulted from:

             - allocation of research and development expenditures relating to salaries and benefits excluding Dr. Hirschman were approximately $433,000 and $1,320,000 for the three and nine months ended September 30, 2002 with no corresponding amounts for the three and nine months ended September 30, 2003. Approximately $91,000 and $253,000 for rent and utilities were allocated to research and development expense during the three and nine months ended September 30, 2002 with no corresponding amounts allocated to research and development expense for the three and nine months ended September 30, 2003;

             - expenditures in connection with AVR118 research in Israel were approximately $160,000 and $925,000 for the three and nine months ended September 30, 2003 vs. approximately $168,000 for the three months and nine months ended September 30, 2002. The increase was attributable to expenses for the three and nine months ended September 30, 2003 of approximately $100,000 and $697,000 relating to EnviroGene (consultant), approximately $14,000 and $74,000 relating to Quintiles Israel Ltd. (consultant), approximately $26,000 and $52,000 relating to Kaplan Medical Center (AIDS clinical trial site in Israel) and approximately $0 and $40,000 relating to the Weizmann Institute of Science (consultant). This compares to expenses for the three and nine months ended September 30, 2002 of approximately $128,000 relating to EnviroGene, and approximately $40,000 relating to the Weizmann Institute of Science (consultant);

             - consulting expenses payable in connection with the preparation and filing with the FDA of the IND for topical AVR118 were approximately $42,000 and $1,036,000 for the three and nine months ended September 30, 2002, compared to $0 in 2003. As of January 2003, GloboMax LLC is no longer providing services to or on behalf of Advanced Viral; and

             - expenditures for laboratory supplies were approximately $67,000 and $275,000 for the three and nine months ended September 30, 2002. Expenditures for lab supplies of approximately $4,000 and $20,000 for the three and nine months ended September 30, 2003 were allocated to General and Administrative expense. Research and Development expenses before allocations were approximately $195,000 and $986,000 for the three and nine months ended September 30, 2003 vs. approximately $409,000 and $1,806,000 for the three and nine months ended September 30, 2002.

         Research and development expenses before allocations decreased by $214,000 for the three months ended September 30, 2003 compared to the three months ended September 30, 2002. Expenses for the Israeli studies decreased by approximately $98,000 due to lower consulting costs of approximately $16,000, lab supplies of approximately $63,000 and university studies of approximately $35,000. Research and development expenses before allocations were approximately $986,000 for the nine months ended September 30, 2003 compared to approximately $1,806,000 for the nine months ended September 30, 2002. The decrease was due primarily to lower consulting costs of approximately $1,078,000 and laboratory supplies of approximately $275,000 and lab processing costs of approximately $91,000 offset by increased expenditures relating to the Israeli studies.

         GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expense increased for the three and nine months ended September 30, 2003 to approximately $873,000 and $2,542,000 vs. approximately $708,000 and $2,058,000 during the three and nine months ended September 30, 2002. The increase in general and administrative expenses primarily resulted from:

             - increased professional fees of approximately $185,000 and $689,000 for the three and nine months ended September 30, 2003 vs. approximately $109,000 and $402,000 for the three and nine months September 30, 2002, which increase was primarily attributable to certain legal fees for litigation (See Note 3) which were approximately $3,000 and $302,000 for the three and nine months ended September 30, 2003 vs. approximately $0 and $7,000 for the three and nine months September 30, 2002;

             - increased payroll and related expenses of approximately $259,000 and $797,000 for the three and nine months ended September 30, 2003 vs. approximately $238,000 and $687,000 for the three and nine months ended September 30, 2002, which increase is attributable to the allocation of staff expenses from research and development functions. For the three and nine months ended September 30, 2003, salaries and benefits were recorded as general and administrative expense with the exception of Dr. Hirschman, who was our Chief Scientific Officer and our Chief Executive Officer until August 2003, who allocated approximately 30% of his time to research and development of our clinical trials in 2003 vs. 50% for the three and nine months ended September 30, 2002. Approximately $58,000 and $185,000 for the three and nine months ended September 30, 2003 vs. approximately $46,000 and $139,000 for the three and nine months ended September 30, 2002 of his compensation has been allocated to general and administrative expense. Payroll and related expenses for the three and nine months ended September 30, 2002 before allocation to research and development expense was approximately $717,000 and $2,146,000. Before allocation to general and administrative expense, payroll and related expenses were approximately $284,000 and $877,000 for the three and nine months ended September 30, 2003 due to a reduction of personnel during November 2002 from 33 to 10 employees;

             - increased rent and utility expenses of approximately $136,000 and $347,000 for the three and nine months ended September 30, 2003 vs. $22,000 and $60,000 for the three and nine months ended September 30, 2002, which increase is attributable to the allocation of rent and utilities from research and development expense to general and administrative expense. For the three and nine months ended September 30, 2003, all rent and utilities expenses were recorded as general and administrative expense. Rent and utility expenses for the three and nine months ended September 30, 2002 before allocation to research and development expense was approximately $113,000 and $313,000, respectively.

         General and administrative expenses before allocations decreased to approximately $899,000 and $2,623,000 for the three and nine months ended September 30, 2003 vs. approximately $1,278,000 and $3,770,000 for the three and nine months ended September 30, 2002. The decrease is primarily attributable to a reduction in staff from 33 to 10 employees during November 2002.

         COMPENSATION AND OTHER EXPENSE FOR OPTIONS AND WARRANTS. Compensation expense was approximately $71,000 and $329,000 for the three and nine months ended September 30, 2003 vs. $25,000 and $795,000 for the three and nine months ended September 30, 2002, which amounts are based on the fair value of options using the Black-Scholes Pricing Model. During May 2003, we issued an option to a non-employee for services with a fair value of approximately $4,000 using the Black-Scholes Pricing Model. We had compensation expense of approximately $20,000 and $70,000 for the three and nine months ended September 30, 2003 representing the fair value of options issued to advisory board members using the Black-Scholes Pricing Model. In addition, we had compensation expense of approximately $51,000 and $255,000 for the three and nine months ending September 30, 2003 representing the amortization of warrants issued relating to a private equity line of credit issued in 2001 using the Black-Scholes Pricing Model. For the three months ended September 30, 2002, we revised the Black-Scholes valuation of options granted to members of our advisory board by $(77,000) and amortized $102,000 in warrant costs relating to a private equity line of credit. For the nine months ended September 30, 2002 we extended the exercise date of a non-employee's option, $178,000, granted options to members of our advisory board, $120,000, and issued warrants to an outside consultant, Harbor View Group, Inc., $191,000, and amortized $306,000 of warrant costs relating to a private equity line of credit.

            DEPRECIATION EXPENSE. Depreciation expense decreased to approximately $228,000 and $703,000 for the three months and nine months ended September 30, 2003 vs. $254,000 and $713,000 for the three and nine months ended September 30, 2002, for assets acquired during 2002 which were fully depreciated in 2003.

            INTEREST INCOME (EXPENSE). Interest income decreased to approximately $2,800 and $11,000 for the three and nine months ended September 30, 2003 vs. approximately $6,500 and $11,000 for the three months nine months ended September 30, 2002 due to fluctuating cash balances invested in money market accounts.

         Our losses during the three and nine months ended September 30, 2003 are also due to increased interest expense of approximately $757,000 and $949,000 vs. approximately $84,000 and $121,000 for the three and nine months ended September 30, 2002. Included in the interest expense are:

             - the increase in the beneficial conversion feature on certain convertible debentures of approximately $329,000 and $417,000 for the three and nine months ended September 30, 2003 vs. approximately $45,000 and $58,000 for the three and nine months ended September 30, 2002. This increase was due to the issuance of a $1 million convertible debenture during April 2003;

             - increase interest expense associated with certain convertible debentures of approximately $37,000 and $74,000 for the three and nine months ended September 30, 2003 vs. approximately $20,000 and $22,000 for the three and nine months ended September 30, 2002;

             - amortization of discount on certain warrants increased approximately $310,000 and approximately $328,000 for the three and nine months ended September 30, 2003 vs. $0 for the three months and nine months ended September 30, 2002; and

             - amortization of loan costs increased approximately $75,000 and $116,000 for the three and nine months ended September 30, 2003 vs. $13,000 and $21,000 for the three and nine months ended September 30, 2002.

         LOSS FROM CONTINUING OPERATIONS. Losses from continuing operations for the three and nine months ended September 30, 2003 were approximately $(2,147,000) and $(5,579,000) vs. approximately $(2,043,000) and $(7,194,000)
for the three and nine months ended September 30, 2002. The decrease resulted primarily from a reduction in expenses associated with a reduction of personnel during 2002 from 33 to 10 employees, conclusion of a consulting contract with GloboMax relating to research and development, and concentrating all research and development activities on clinical trials and research in Israel.

         LOSS FROM DISCONTINUED OPERATIONS. Losses from discontinued operations for the three and nine months ended September 30, 2003 were approximately $(6,000) and $(23,000) vs. approximately $(42,000) and $(129,000)
for the three and nine months ended September 30, 2002, which losses resulted from our 99% owned Bahamian subsidiary, Advance Viral Research Ltd. held for sale. During 2002, our Board of Directors approved a plan to sell Advance Viral Research Ltd. ("AVR Ltd."), our Bahamian subsidiary. The facility being sold produced topical AVR118 which is no longer being produced by Advanced Viral. The assets of AVR Ltd. have been classified on our Consolidated Balance Sheet at September 30, 2003 and December 31, 2002 as Assets held for Sale. AVR Ltd. had no liabilities as of September 30, 2003 and December 31, 2002, except inter-company payables which have been eliminated in consolidation. The operations for AVR Ltd. have been classified in the Consolidated Statements of Operations for the three and nine months ended September 30, 2003 and 2002 as Loss from Discontinued Operations.

         REVENUES. We had no revenues for the three months and nine months ended September 30, 2003 or September 30, 2002.

         In November 2002, we reduced our staff from 33 to 10 employees. Of the 23 terminated employees, 18 were directly involved in our research and development efforts and 5 were performing administrative functions. Specifically, the following positions were eliminated:

  POSITION ELIMINATED                  CURRENT EMPLOYEE RESPONSIBILITY
  -------------------                  -------------------------------
VP drug development                Chief Scientist
VP QA, QC .Mfg                     Manager of Research and Quality
QC Manager                         Manager of Research and Quality
Research Assistants (10)           Scientist
Group Leader                       No longer necessary due to staff reduction
Scientists (4)                     Scientist
UNIX administrator                 Director of MIS
Purchasing agent                   Asst. Controller
Secretaries (3)                    No longer necessary due to staff reduction

         We believe we can sustain operations to carry out the research and development project in Israel with our current staff of 11 employees as follows:

                  Interim President, Chief Executive Officer
                  Chief Financial Officer
                  Chief Scientist
                  Asst. Controller
                  Director of MIS
                  Manager of Research and Quality
                  Manager of Manufacturing
                  Receptionist
                  Office Manager
                  Scientist (2)

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2002 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2001

         The accompanying financial statements for the years ended December 31, 2002, 2001 and 2000 have been restated to reflect changes in accounting for warrants issued in connection with equity transactions as well as options issued to the Board of Directors and employees (on a pro-forma basis only) and our advisory board. The restatement resulted in income which reduced the previously reported net loss for 2002, 2001 and 2000 by approximately $1,021,000, $629,000, and $538,000, respectively.

         Basic and diluted net loss per common share on operations remained the same for the years ended December 31, 2002 and 2001. Our deficit accumulated during the development stage was reduced by $2,039,574, $1,018,304, and $389,303 at December 31, 2002, 2001 and 2000, respectively. The restatement did not impact our net cash in investing and financing activities and net cash used in operating activities remained unchanged However, certain components within operating activities consisting of amortization of deferred interest cost, discount on warrants and compensation expense for options and warrants, were restated.

         During the years ended December 31, 2002 and 2001 we incurred losses from continuing operations of approximately $9,120,000 and $10,827,000, respectively. Our losses for the years ended December 31, 2002 and 2001 were attributable primarily to:

            GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were approximately $2,654,000 and $4,063,000 in 2002 and 2001, respectively. General and administrative expenses decreased by approximately $1,409,000 in 2002 compared to 2001, resulting primarily from:

               - decreased payroll and related expenses (approximately $866,000 in 2002 compared to increases of $1,039,000 in
                    2001). The decrease in 2002 was primarily attributable to a reduction in personnel from 33 to 10 employees as a cost cutting measure;

               - increased insurance costs (approximately $564,000 in 2002 compared to $412,000 in 2001) representing increased premiums for employee medical insurance and additional corporate liability insurance including directors and officers liability coverage; and

               - decreased professional fees (approximately $501,000 in 2002 compared to $1,431,000 in 2001); and

               - decreased consulting fees (approximately $34,000 in 2002 compared to $212,000 in 2001). This decrease is primarily due to lower outside computer consultant costs; and

               - decreased recruiting expenses (approximately $7,000 in 2002 compared to $135,000 in 2001). The 2001 expense was for the hiring of new employees.

            COMPENSATION AND OTHER EXPENSE FOR OPTIONS AND WARRANTS. Compensation expense was approximately $884,000 in 2002, compared to $1,048,000 in 2001 and $1,902,000 in 2000. These amounts are the result of the calculation of the fair value of options, using the Black-Scholes Pricing Model, resulting from extending the exercise date of various non-employee options outstanding of $476,000, $691,000 and $1,902,000 in 2000, respectively, and the amortization of warrant costs relating to private equity line of credit issued in 2001 using the Black-Scholes Pricing Model of $408,000 and $357,000, respectively.

            RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense was approximately $4,440,000 in 2002, compared to $5,151,000 in 2001. The decrease from 2001 to 2002 resulted primarily from research expenses (approximately $1,778,000) relating to the GloboMax agreement in connection with the preparation of our first IND filing and offset by an increase of approximately $749,000 for research expenditures relating to research and testing of AVR118 in Israel. The approximate costs of rent, personnel, operating costs and laboratory supplies associated with research and development activities at the Yonkers facility for the years ended 2002 and 2001, which were charged to research and development expense, were $2,467,000 and $2,230,000, respectively.

            DEPRECIATION EXPENSE. Depreciation expense was approximately $978,000 in 2002 compared to $511,000 in 2001. In addition, leasehold improvements were made to the laboratory and production areas during 2002 and 2001. The increase in 2002 over 2001 resulted from equipment and leasehold improvements acquired during 2002 and full year's depreciation expense recorded in 2002 for 2001 additions.

            INTEREST EXPENSE. Interest expense for the years ended 2002 and 2001 was approximately $(192,000) and $117,000, respectively. Included in interest expense for these periods was:

               - the beneficial conversion feature on certain convertible debentures of approximately $89,000 and $0 for the years ended 2002 and 2001, respectively;

               - interest expense associated with certain convertible debentures of approximately $43,000 and $0 for the years ended 2002 and 2001, respectively;

               - amortization of loan costs of approximately $34,000 and $15,000 for the years ended 2002 and 2001, respectively;

               - additional financing costs related to effective date of certain registration statements of approximately $286,000 in 1999 (of which approximately $156,000 was reversed in 2001).

            SEVERANCE EXPENSE. Severance expense for the year ended December 31, 2001 was approximately $303,000, paid under severance agreements entered into between the retiring directors and Advanced Viral.

            LOSS FROM CONTINUING OPERATIONS. Losses from continuing operations for the years ended 2002 and 2001 was approximately $9,120,000 and $10,827,000, respectively. The decrease from 2002 to 2001 resulted primarily from a reduction in general and administrative expenses due to a reduction in legal fees due to the settlement of litigation during 2001 and a reduction of personnel during 2002 from 33 to 10 employees.

            LOSS FROM DISCONTINUED OPERATIONS. Losses from discontinued operations for the years ended 2002 and 2001 was approximately $201,000 and $259,000, respectively, relating to losses from our 99% owned subsidiary, Advance Viral Research Ltd.

            REVENUES. There were approximately $0 and $18,000 in sales revenue in 2002 and 2001, respectively. All sales revenue resulted from purchases of AVR118 for testing purposes. Interest income was approximately $28,000 and $114,000 in 2002 and 2001, respectively.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2000

            During the years ended December 31, 2001 and 2000 we incurred losses from continuing operations of approximately $10,827,000 and $8,592,000, respectively. Our losses for the years ended December 31, 2001 and 2000 were attributable primarily to:

            GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were approximately $4,063,000 and $2,414,000 in 2001 and 2000, respectively. General and administrative expenses increased by $1,649,000 in 2001 compared to 2000, resulting primarily from:

               - increased payroll and related expenses (increases of $1,039,000 in 2001 and $717,000 in 2000). The increase in
                    2001 and 2000 was primarily attributable to increased employee and officer salaries and the addition of two vice presidents for drug development and quality assurance in 2001;

               - increased insurance costs (approximately $412,000 in 2001 and $299,000 in 2000) representing increased premiums for employee medical insurance and additional corporate liability insurance including directors and officers liability coverage; and

               - increased professional fees (approximately $1,431,000 in 2001 and $385,000 in 2000). The increase in 2001 is primarily attributable to certain legal proceedings the cost of which was approximately $953,000 in 2001; and

               - decreased consulting fees (approximately $212,000 in 2001 and $305,000 in 2000). This decrease is primarily due to lower outside computer consultant costs; and

               - increased recruiting expenses (approximately $135,000 in 2001 compared to $12,000 in 2000). The 2001 expense was for the hiring of new employees.

            COMPENSATION AND OTHER EXPENSE FOR OPTIONS AND WARRANTS. Compensation expense was approximately $1,048,000 and $1,902,000 in 2001 and 2000, respectively. These amounts are the result of the calculation of the fair value of options, using the Black-Scholes Pricing Model, resulting from extending the exercise date of various non-employee options outstanding of $691,000 and $1,902,000 respectively. In 2001, approximately $357,000 of amortization of warrant costs relating to a private equity line of credit was incurred.

            RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense was approximately $5,151,000 and $3,193,000 in 2001 and 2000, respectively. The increase from 2000 to 2001 resulted primarily from research expenses related to the GloboMax agreement of approximately $1,417,000. The approximate costs of rent, personnel, operating costs and laboratory supplies associated with research and development activities at the Yonkers facility for the years ended 2001 and 2000, which were charged to research and development expense, were $2,230,000 and $1,696,000, respectively.

            DEPRECIATION EXPENSE. Depreciation expense was approximately $511,000 and $346,000 in 2001 and 2000, respectively. The increase from 2000 to 2001 resulted primarily from the acquisition of furniture, fixtures and equipment for the Yonkers office, laboratory and production facility. In addition, leasehold improvements were made to the laboratory and production areas during 2001 and 2000.

            INTEREST EXPENSE. Interest expense for the years ended 2001 and 2000 was approximately $117,000 and ($908,000), respectively. Included in interest expense for these periods was:

               - the beneficial conversion feature on certain convertible debentures of approximately $0, and $395,000 for the years ended 2001 and 2000, respectively;

               - interest expense associated with certain convertible debentures of approximately $0 and $76,000 for the years ended 2001 and 2000, respectively;

               - amortization of discount on certain warrants of approximately $0 and $64,000 for the years ended 2001 and 2000, respectively;

               - amortization of loan costs of approximately $15,000 and $106,000 for the years ended 2001 and 2000, respectively;

               - fees of approximately $265,000 in connection with the November 2000 securities purchase agreement with various investors;

               - additional financing costs related to the effective date of certain registration statements of approximately $286,000 in 1999 (of which approximately $156,000 was reversed in 2001).

            SEVERANCE EXPENSE. Severance expense for the year ended December 31, 2001 was approximately $303,000, paid under severance agreements entered into between the retiring directors and Advanced Viral.

            LOSS FROM CONTINUING OPERATIONS. Losses from continuing operations for the years ended 2001 and 2000 was approximately $10,827,000 and $8,592,000, respectively.

            LOSS FROM DISCONTINUED OPERATIONS. Losses from discontinued operations for the years ended 2001 and 2000 was approximately $259,000 and $224,000, respectively, relating to losses from our 99% owned subsidiary, Advance Viral Research Ltd.

            REVENUES. There were approximately $18,000 in sales revenue in 2001, compared to $8,000 in sales revenues for 2000. All sales revenue resulted from purchases of AVR118 for testing purposes. Interest income was approximately $114,000 in 2001, compared to approximately $162,000 in 2000.

LIQUIDITY

AS OF SEPTEMBER 30, 2003 AND SEPTEMBER 30, 2002

         As of September 30, 2003, we had current assets of approximately $1,199,000 compared to approximately As of September 30, 2003, we had current assets of approximately $1,199,000 compared to approximately $1,770,000 as of December 31, 2002. We had total assets of approximately $4,006,000 and $4,946,000 at September 30, 2003 and December 31, 2002, respectively. The decrease in current and total assets was primarily attributable to less cash on hand resulting from the use of cash for funding operating expenditures. As of September 30, 2003, we had current liabilities of approximately $896,000 compared to approximately $685,000 as of December 31, 2002. The increase in current liabilities was primarily attributable to limited funds available to pay our accounts payable.

         During the nine months ended September 30, 2003, we used cash of approximately $3,419,000 for operating activities, as compared to approximately $6,779,000 during the nine months ended September 30, 2002. During the nine months ended September 30, 2003, our expenses included:

               - approximately $877,,000 for payroll and related costs primarily for administrative staff, scientific personnel and executive officers;

               - approximately $799,000 for other professional and consulting fees, including $302,000 for legal fees relating to settled litigation. (See "Legal Proceedings");

               -    approximately $312,000 for insurance costs;

               - approximately $347,000 for rent and utilities for our Yonkers facility; and

               - approximately $1,067,000 for expenditures for AVR118 research in Israel.

         During the nine months ended September 30, 2003, cash flows provided by financing activities was primarily due to the proceeds from the sale of common stock issued of approximately $1,853,000, the issuance of convertible debentures of $2,187,000, offset by the payment under litigation settlement $1,051,000 and principal payments of $112,000 on equipment obligations. During the nine months ended September 30, 2003, cash flow used by investing activities reflected the sale of an automobile located at our facility in the Bahamas.

            In May 2003 we issued options to purchase 100,000 shares of our Company's stock at an exercise price of $0.085 for outside services associated with the maintenance of our facility in the Bahamas. These options are compensation for services rendered and to be rendered from March 2003 to February 2004 the same as the one-year exercise period.

         On April 28, 2003, we entered into an Equity Line of Credit with Cornell Capital. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $50 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay 100% of the lowest closing bid price of our common stock on the OTC Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Cornell Capital is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital will retain 5% of each advance under the Equity Line of Credit. Our obligation to sell our common stock is conditioned upon the per share purchase price being equal to or greater than a minimum acceptable price, set by us on the advance notice date, which may not be set any closer than 7.5% below the closing bid price of our common stock the day prior to the notice date. For each day during the five days after the notice date that the closing bid price for our common stock is below the Minimum Acceptable Price, the amount of the advance shall decrease by twenty percent (20%) of the amount requested.

            In addition, we engaged Katalyst Securities LLC, an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services as placement agent, Katalyst Securities LLC received 107,527 shares of our common stock, which was valued at $10,000. Katalyst Securities may be deemed to be an underwriter in connection with the sale of common stock under the Equity Line of Credit. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration statement will be borne by us.

            We adopted a (401k) plan that allows eligible employees to contribute up to 20% of their salary, subject to annual limits, which were $11,000 in 2002 and $11,000 in 2003. We match 50% of the first 6% of the employee contributions with our common stock and may from time to time, at our discretion, make additional contributions based upon earnings. In May 2002 we funded our matching contribution of approximately $33,000 for the year ended December 31, 2001 by purchasing our common stock in open market transactions. At December 31, 2002 we accrued $40,675 to fund the 401(k) plan representing our match for the plan year 2002, which has been contributed to the 401(k) plan. In March 2003, we amended the terms of the 401(k) plan to terminate our obligation to make matching contributions.

            To reduce operating costs, in November 2002 we reduced our personnel from 33 to 10 employees. This will allow us to focus on our clinical studies and maintain the critical functions and scientific personnel to manage the clinical trials and continue operations. The severance cost for these employees was approximately $54,000 which was expensed during the fourth quarter of 2002.

         We have no off-balance sheet transactions.

         The following table shows total contractual payment obligations as of September 30, 2003.

                      TOTAL CONTRACTUAL OBLIGATIONS TABLE:

                                                           PAYMENTS DUE BY PERIOD
                                  ----------------------------------------------------------------------
                                                   LESS THAN                                 MORE THAN 5
   CONTRACTUAL OBLIGATIONS            TOTAL         1 YEAR       1-3 YEARS     3-5 YEARS        YEARS
--------------------------------  --------------  ------------  ----------     ---------     -----------
Long-Term Debt Obligations        $    2,316,223  $  1,518,469  $        0     $797,754           $0
Capital Lease Obligations         $       18,389  $     18,389  $        0     $      0           $0
Operating Lease Obligations       $      482,000  $    299,000  $  183,000     $      0           $0
Purchase Obligations              $            0  $          0  $        0     $      0           $0
Other Long-Term Liabilities       $            0  $          0  $        0     $      0           $0
Reflected on the Registrant's
Balance Sheet under GAAP

Total                             $    2,816,612  $  1,835,858  $  183,000     $797,754           $0

AS OF DECEMBER 31, 2002 AND DECEMBER 31, 2001

         As of December 31, 2002, we had current assets of approximately $1,770,000, compared to approximately $1,752,000 at December 31, 2001. We had total assets of approximately $4,946,000 and $5,449,000 at December 31, 2002 and 2001, respectively. Total asset levels did not change materially but total assets declined due to the increase in fixed asset depreciation for property and equipment acquisitions.

         During 2002, we used cash of approximately $8,701,000 for operating activities, as compared to approximately $8,577,000 in 2001. During 2002, we incurred expenses of:

         - approximately $2,809,000 for payroll and related costs primarily for administrative staff, scientific personnel and executive officers;

         - approximately $904,000 in consulting fees to GloboMax and its subcontractors;

         - approximately $395,000 for rent and utilities for our Yonkers facility;

         -     approximately $295,000 for laboratory supplies;

         - approximately $986,000 in expenditures on AVR118 research in Israel;

         - approximately $573,000 for insurance costs and approximately $501,000 for other professional fees.

         During the year ended December 31, 2002, cash flows provided by financing activities was primarily due to the proceeds from the sale of common stock of approximately $7,114,000 and $2,000,000 in convertible debentures, offset by principal payments of approximately $169,000 on equipment obligations. This compares to the year ended December 31, 2001 where funds of approximately $5,783,000 were provided by the sale of common stock offset by principal payments of approximately $80,000 on equipment obligations.

         During the year ended December 31, 2002, cash flow used by investing activities were used for expenditures of approximately $268,000 for leasehold improvements and research and laboratory equipment at our Yonkers, New York facility.

         The following table shows total contractual payment obligations as of December 31, 2002.

                      TOTAL CONTRACTUAL OBLIGATIONS TABLE:

                                                       PAYMENTS DUE BY PERIOD
                                                   --------------------------------
                                                   LESS THAN                         MORE THAN
   CONTRACTUAL OBLIGATIONS                TOTAL     1 YEAR     1-3 YEARS  3-5 YEARS   5 YEARS
-----------------------------          ----------  ---------  ----------  ---------  ---------
Long-Term Debt Obligations             $1,688,275  $  25,165  $1,663,110    $   0      $   0
Capital Lease Obligations              $  110,553  $ 104,719  $    5,834    $   0      $   0
Operating Lease Obligations            $  703,000  $ 299,000  $  404,000    $   0      $   0
Purchase Obligations                   $        0  $       0  $        0    $   0      $   0
Other Long-Term Liabilities            $        0  $       0  $        0    $   0      $   0
Reflected on the Registrant's
Balance Sheet under GAAP
Total                                  $2,501,828  $ 428,884  $2,072,944    $   0      $   0

CAPITAL RESOURCES

         We have and continue to be dependent upon the proceeds from the continued sale of securities for the funds required to continue operations at present levels and to fund further research and development activities. The following table summarizes sales of our securities over the last two years.

                                                                                PURCHASE PRICE/
                                                                                   CONVERSION
                 GROSS                                    CONVERTIBLE/               PRICE/       EXPIRATION
DATE ISSUED     PROCEEDS      SECURITY ISSUED           EXERCISABLE INTO         EXERCISE PRICE      DATE
------------  -----------  ---------------------  ----------------------------  ----------------  -----------
Feb-2002      $   500,000  Common stock                 3,333,333 shares        $0.15 per share       n/a
Feb-2002      $   500,000  Common stock                 3,333,333 shares        $0.15 per share       n/a
Mar-2002      $   500,000  Common stock                 3,333,333 shares        $0.15 per share       n/a
Apr-2002      $ 1,939,000  Common stock                17,486,491 shares          $0.11089 per        n/a
                                                                                     share

May-2002      $   500,000  Convertible debenture  Approx. 4,412,000 shares (1)                     5/30/2004
May-2002       consulting  Warrants                     1,000,000 shares        $0.18 per share    5/30/2008
                 services

Jul-2002      $ 1,000,000  Convertible debenture  Approx. 9,350,000 shares (2)                      7/3/2004
Jul-2002      $   500,000  Convertible debenture  Approx. 4,588,000 shares (3)                     7/15/2004
Sep-2002      $ 3,010,000  Common stock              21,500,000 shares (4)      $0.14 per share       n/a
                           Common stock                947,000 shares (5)       $0.08 per share       n/a
Dec-2002 &    $ 1,100,000  Common stock                13,750,000 shares        $0.08 per share       n/a
Mar-2003

                           Warrants                     9,075,000 shares        $0.12 per share    12/2007 -
                                                                                                    3/2008

Apr-May       $   562,000  Common stock                 7,337,500 shares        $0.08 per share       n/a
2003
                           Warrants                     4,652,125 shares        $0.12 per share    4/2004 -
                                                                                                    4/2008

Apr-2003      $ 1,000,000  Convertible debenture  Approx. 15,625,000(6) shares                      4/2008
                           Warrants                  15,000,000 shares (7)      $0.091 per share    4/2008
June 2003     $   125,000  Common stock                 1,562,500 shares        $0.08 per share       n/a
                           Warrants                     1,109,375 shares        $0.12 per share     6/2008
July 2003     $ 1,500,000  Convertible debenture       18,750,000 shares              (8)           7/2008
Sep 2003      $ 1,081,000  Common stock                21,620,000 shares        $0.05 per share       n/a
                           Warrants                    13,188,200 shares        $0.10 per share     9/2008
Jan 2004      $ 1,000,000  Convertible debenture       12,500,000 shares              (8)           1/2009
Jan 2004      $   325,000  Common stock                 2,166,666 shares        $0.15 per share       n/a
                           Warrants                      931,666 shares         $0.19 per share     1/2009
Feb 2004      $ 3,000,000  Common stock                30,000,000 shares        $0.10 per share
                           Warrants                    15,000,000 shares        $0.20 per share     2/2007
Feb 2004         n/a       Warrants                        5,000,000            $0.16 per share     2/2009

---------------

(1) $0.11 per share for the first 20% of the principal balance of the Debenture, thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the average closing bid price for the five trading days prior to the conversion date (the "Market Price"); or (ii) ten cents ($0.10) which amount is subject to certain adjustments.

(2) $0.1539 per share for the first 20% of the principal balance of the Debenture, thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the Market Price; or (ii) ten cents ($0.10) which amount is subject to certain adjustments.

(3) $0.1818 per share for the first 20% of the principal balance of the Debenture, thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the Market Price; or (ii) ten cents ($0.10) which amount is subject to certain adjustments.

(4) Does not include an additional 1,032,000 shares of common stock issued to H.C. Wainwright & Co. as part of the finder's fee for the transaction.

(5) Represents shares issued in connection with certain settlement and mutual release agreements entered in May 2003, pursuant to which, among other things, warrants to purchase 16,125,000 shares of our common stock were cancelled, we will issue an aggregate of 947,000 shares of our common stock and agreed to pay an aggregate of $1,047,891 to such parties, of which $790,748 has been paid to date, and of which $257,143 shall be paid in four equal monthly installments until September 2003. See "Legal Proceedings."

(6) The debentures are convertible commencing July 27, 2003 at a conversion price equal to the lesser of (i) $0.08 or (ii) 80% of the lowest closing bid price of our common stock for the four trading days immediately preceding the conversion date. The holder may not convert more than $600,000 in any thirty-day calendar period.

(7)  The warrants are exercisable commencing October 28, 2003.

(8)  The debentures are convertible at a conversion price equal to the lesser of
     (i) $.08 or (ii) 80% of the lowest closing bid price of our common stock for the four trading days immediately preceding the conversion date. The holder may not convert more than $600,000 in any thirty-day calendar period.

         On May 30, 2002 we entered into an agreement with Harbor View Group, Inc to terminate a consulting agreement effective as of December 31, 2001. The consultant continued to perform services after the termination date and as full compensation we granted warrants to purchase 1 million shares of our common stock at an exercise price of $0.18 per share. The warrants are exercisable in whole or in part at any time and from time to time prior to May 30, 2008.

         During the second quarter of 2002, we issued to James Dicke II, a former director, Peter Lunder, a former advisory board member, and O. Frank Rushing and Justine Simoni an aggregate of $2 million principal amount of our 5% convertible debentures at par in several private placements pursuant to Section 4(2) of the Securities Act. Under the terms of each 5% convertible debenture, 20% of the original issue is convertible on the original date of issue at a price equal to the closing bid price quoted on the OTC Bulletin Board on the trading day immediately preceding the original issue date (except for the $500,000 of the debentures which had an initial conversion price of $0.11 per share). Thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the average closing bid price for the five trading days prior to the conversion date; or
(ii) ten cents ($0.10) which amount is subject to certain adjustments. The convertible debentures, including interest accrued thereon, are payable by Advanced Viral in shares of common stock and mature two years from the date of issuance. The shares issued upon conversion of the debentures cannot be sold or transferred for a period of one year from the applicable vesting date of the convertible portion of the debentures. As of February 10, 2004, principal and interest on the debentures in the amount of $1,665,466 had been converted into 14,260,468 shares of our common stock.

         On September 10, 2002, we issued and sold an aggregate of 21,500,000 shares of our common stock pursuant to a securities purchase agreement with the investors listed below for total proceeds of approximately $3,010,000, or $0.14 per share, along with warrants to purchase 16,125,000 shares of our common stock at an exercise price of $0.25 per share, subject to adjustment, as described below, in a private offering transaction pursuant to Section 4(2) of the Securities Act.

INVESTOR NAME                    PURCHASE PRICE    SHARES      WARRANTS
-------------------------------  --------------  ----------   ----------
SDS Merchant Fund, LP             $    900,000    6,428,571    4,821,429
Stonestreet Limited Partnership        750,000    5,357,143    4,017,857
01144 Ltd.                             100,000      714,286      535,714
Bristol Investment Fund Ltd.           400,000    2,857,143    2,142,857
Alpha Capital                          500,000    3,571,429    2,678,571
Xmark Fund, Ltd.                       154,000    1,100,000      825,000
Xmark Fund, L.P.                        56,000      400,000      300,000
RIG MicroCap Fund LP                   100,000      714,286      535,714
Richard Melnick                         50,000      357,143      267,857
                                  ------------   ----------   ----------
                                  $  3,010,000   21,500,000   16,125,000

         In addition, pursuant to a placement agent agreement with H.C. Wainwright & Co., Inc. ("HCW"), we paid HCW a placement fee of $150,500 cash and issued to HCW 1,032,000 shares of our common stock. An adjustment provision in the warrants provided that at 60 and 120 trading days following the original issue date of the warrants, a certain number of warrants shall become exercisable at $0.001. The number of shares for which the warrants are exercisable at $0.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the volume weighted average price ("VWAP") of our common stock for the 60 trading days preceding the applicable determination date and (ii) 21,500,000, provided however, that no adjustment will be made in the event that the VWAP for the 60 trading day period preceding the applicable determination date is $0.14 or greater. In December 2002 we filed suit against certain of the investors in connection with the warrant repricing provisions of the agreement, and during May 2003, we entered into settlement and mutual release agreements with the parties involved in both the Florida and New York litigation, which, among other things, dismissed the lawsuits with prejudice, and Alpha Capital separately dismissed its lawsuit with prejudice. Pursuant to the agreements, in exchange for release by the parties to the lawsuits and certain parties to the September 2002 financing of their right to exercise the warrants issued in the September 2002 financing, we issued an aggregate of 947,000 shares of our common stock and agreed to pay an aggregate of $1,047,891 to such parties, of which $790,748 has been paid to date, and of which $257,143 shall be paid in four equal monthly installments until September 2003. 680,000 of the shares issued are subject to a 145-day lock-up agreement. (See "Legal Proceedings").

         From December 2002 through June 2003, we authorized the issuance of and sold 22,650,000 shares of our common stock and warrants to purchase up to 13,590,000 shares of our common stock at $0.08 per share, for an aggregate purchase price of $1,812,000 pursuant to securities purchase agreements with the purchasers listed below, in the following amounts in a private offering transaction pursuant to Section 4(2) of the Securities Act. In connection with the agreement, we paid finders' fees to Harbor View Group, AVIX, Inc. and Robert Nowinski consisting of an aggregate (i) approximately $98,095 and (ii) warrants to purchase 1,246,500 shares of our common stock. All of the aforementioned warrants are exercisable at $0.12 per share commencing six months after the closing date of the agreement, for a period of five years. As of the date hereof, none of such warrants had been exercised.

        INVESTOR NAME        PURCHASE PRICE     SHARES    WARRANTS
---------------------------  --------------  ----------  ----------
Frank Vigliarolo               $   50,000       625,000     375,000
Keith Leonard                  $   50,000       625,000     375,000
Edward & Linda Gorkes          $  200,000     2,500,000   1,500,000
Russell Kuhn (Parkside)        $  100,000     1,250,000     750,000
Larry Pomerantz                $   50,000       625,000     375,000
Michael Berman                 $   50,000       625,000     375,000
Ira Kent                       $    8,000       100,000      60,000
Frederick Cohen                $    8,000       100,000      60,000
Gerald Director                $    8,000       100,000      60,000
Allen & Barbara Ross           $    8,000       100,000      60,000
Alan Halpert                   $   16,000       200,000     120,000
Leonard Cohen                  $   24,000       300,000     180,000
Barry L. Johnston TR           $   24,000       300,000     180,000
Todd & Lynda Cohen             $   40,000       500,000     300,000
Henry E. & Dixie Cartwright    $   40,000       500,000     300,000
Benjamin H. Kirsch             $  150,000     1,875,000   1,125,000
Gene Cartwright                $   60,000       750,000     450,000
Beth & Elliot Bauer            $   74,000       925,000     555,000
Gerald Smallberg               $   16,000       200,000     120,000
Leonard Cohen                  $   32,000       400,000     240,000
David Sass                     $   50,000       625,000     375,000
Beth and Elliot Bauer          $   42,000       525,000     315,000
Larry Pomerantz                $   50,000       625,000     375,000
Frank Smith                    $   25,000       312,500     187,500
Russell & Jean Kuhn            $   25,000       312,500     187,500
Charles & Janet Ernst          $   25,000       312,500     187,500
Dorothy Christofides           $   32,000       400,000     240,000
Edward & Linda Gorkes          $   50,000       625,000     375,000
Pomerantz Trust                $   30,000       375,000     225,000
Russell Kuhn                   $   50,000       625,000     375,000
Frederick Lutz                 $   25,000       312,500     187,500
Dean Skillman                  $   50,000       625,000     375,000
Harbor View Group              $   25,000       312,500     187,500
Phillip Brennan                $   25,000       312,500     187,500

Eric Goldstein                 $   12,500       156,250      93,750
Michael Rapf                   $   12,500       156,250      93,750
                               ----------    ----------  ----------
TOTAL                          $1,812,000    22,650,000  13,590,000

         On April 11, 2003 pursuant to a securities purchase agreement with James F. Dicke II, a former member of our Board of Directors, we sold 3,125,000 shares of common stock and warrants to purchase 1,875,000 shares of common stock at an exercise price of $0.12 per share through April 2007, for an aggregate purchase price of $250,000 in a private offering transaction pursuant to Section 4(2) of the Securities Act.

         On April 28, 2003 pursuant to a securities purchase agreement with David Provence in a private offering transaction pursuant to Section 4(2) of the Securities Act, we sold 312,500 shares of common stock and warrants to purchase 187,500 shares of common stock at an exercise price of $0.12 per share through April 2007, for an aggregate purchase price of $25,000. In connection with the transaction, we paid a finders' fee to Harbor View Group consisting of warrants to purchase 15,625 shares of our common stock at an exercise price per share of $0.12 until April 2004.

         On April 28, 2003, we entered into an Equity Line of Credit Agreement with Cornell in a private offering transaction pursuant to Section 4(2) of the Securities Act. The equity line agreement provides, generally, that Cornell has committed to purchase up to $50 million of our common stock over a three-year period, with the timing and amount of such purchases, if any, at our discretion, provided, however, that the maximum amount of each advance is $500,000, and the date of each advance shall be no less than six trading days after our notification to Cornell of its obligation to purchase shares. Any shares of common stock sold under the equity line will be priced at the lowest closing bid price of our common stock during the five consecutive trading days following our notification to Cornell requesting an advance under the equity line. In addition, at the time of each advance, we are obligated to pay Cornell a fee equal to five percent (5%) of the amount of each advance. However, Cornell's obligation to purchase and our obligation to sell our common stock is conditioned upon the per share purchase price being equal to or greater than a price we set on the advance notice date, the minimum acceptable price, which may not be set any closer than 7.5% percent below the closing bid price of the common stock the day prior to the date we notify Cornell of its obligation to purchase shares. In addition, there are certain other conditions applicable to our ability to draw down on the equity line including the filing and effectiveness of a registration statement registering the resale of all shares of common stock that may be issued to Cornell under the equity line and our adherence with certain covenants. There can be no assurance of the amount of proceeds we will receive, if any, under the equity line of credit with Cornell. For its services as placement agent, Katalyst Securities LLC received 107,527 shares of our common stock, which was valued at $10,000. Katalyst Securities may be deemed to be an underwriter in connection with the sale of common stock under the Equity Line of Credit.

         On April 28, 2003 we entered into a securities purchase agreement with Cornell Capital, in a private offering transaction pursuant to Section 4(2) of the Securities Act, to sell up to $2,500,000 of our 5% convertible debentures, due April 28, 2008, $1 million of which was purchased on April 28, 2003; $500,000 of which was purchased on July 18, 2003; and $1 million of which was purchased on January 8, 2004. Interest is payable in cash or common stock at the option of Cornell. Pursuant to the agreement, Cornell Capital received a 10% discount to the purchase price of the convertible debentures purchased. Pursuant to the terms of the agreement, commencing July 27, 2003, Cornell Capital may convert the debenture plus accrued interest, (which may be taken at Cornell Capital's option in cash or common stock), in shares of our common stock at a conversion price equal to the lesser of (a) $0.08 or (b) 80% of the lowest closing bid price of our common stock for the four trading days immediately preceding the conversion date. No more than $600,000 may be converted in any thirty-day period. Advanced Viral has redemption rights. If Advanced Viral exercises certain of these redemption rights, Advanced Viral may redeem a portion or the entire outstanding debenture at a price equal to 115% of the amount redeemed plus accrued interest and Cornell Capital will receive a warrant to purchase 1 million shares of our stock for every $100,000 redeemed. The warrant shall be exercisable on a cash basis and have an exercisable price of the higher of 110% of the closing bid price of our common stock on the closing date or $0.08. The warrant shall have "piggy back" registration rights and shall survive for 5 years from the closing date. In addition, in connection with the securities purchase agreement, we issued to Cornell Capital a warrant to purchase 15 million shares of our common stock exercisable for 5 years at an exercise price of $0.091. The warrant became exercisable on October 28, 2003.

         On July 18, 2003 we entered into an additional securities purchase agreement with Cornell Capital, in a private offering transaction pursuant to
Section 4(2) of the Securities Act, whereby Cornell Capital purchased $1 million of our 5% secured convertible debentures, due July 17, 2008. Pursuant to the agreement, Cornell Capital received a 10% discount to the purchase price of the convertible debentures purchased. The convertible debentures are secured by the assets of Advanced Viral until 50 days after the effectiveness of the registration statement of which this prospectus is a part. Pursuant to the terms of the agreement, commencing October 18, 2003, Cornell Capital may convert the debenture plus accrued interest, (which may be taken at Cornell Capital's option in cash or common stock), in shares of our common stock at a conversion price equal to the lesser of (a) $0.08 or (b) 80% of the lowest closing bid price of our common stock for the four trading days immediately preceding the conversion date. No more than $600,000 may be converted in any thirty-day period. Subject to certain exceptions, at our option, we may redeem a portion or the entire outstanding debenture at a price equal to 115% of the amount redeemed plus accrued interest and Cornell Capital will receive warrants to purchase 1 million shares of our stock for every $100,000 redeemed. The warrant shall be exercisable on a cash basis and have an exercisable price of the higher of 110% of the closing bid price of our common stock on the closing date or $0.08. The warrant shall have "piggy back" registration rights and shall survive for 5 years from the closing date.

         Our obligations under the convertible debentures and the April and July Agreements were secured by a first priority security interest in substantially all of its assets. Pursuant to the agreements, this security interest terminates upon Advanced Viral receiving $3 million of capital in any form other than through the issuance of free-trading shares of our common stock from sources other than Cornell Capital.

         As of September 30, 2003, principal on the Cornell convertible debentures in the amount of $600,000 had been converted into 14,150,943 shares of common stock. On November 6, 2003, Cornell converted $600,000 principal amount of the convertible debentures into 12,500,000 shares of common stock at a conversion price of $0.048 per share. On November 20, 2003, Cornell converted $600,000 principal amount of the convertible debentures into 9,375,000 shares of common stock at a conversion price of $0.064 per share. On January 13, 2004, Cornell converted $700,000 principal amount plus interest of $51,000 on the convertible debentures into 9,387,500 shares of common stock at a conversion price of $0.08 per share.

         In September 2003, in connection with a private offering transaction pursuant to Section 4(2) of the Securities Act, we authorized the issuance of and sold 21,620,000 shares of our common stock and warrants to purchase up to 10,810,000 shares of our common stock, for an aggregate purchase price of $1,081,000, or $0.05 per share, pursuant to securities purchase agreements with the purchasers listed below, in the amounts listed below. The warrants are exercisable at $0.10 per share. In connection with the agreements, we paid finders' fees to Harbor View Group, AVIX, Inc and Robert Nowinski consisting in the aggregate of (i) approximately $115,667 and (ii) warrants to purchase 2,378,200 shares of our common stock. All of the aforementioned warrants are exercisable at $0.10 per share commencing six months after the issuance date, for a period of five years. As of the date hereof, none of such warrants had been exercised.

            INVESTOR NAME               PURCHASE PRICE    SHARES     WARRANTS
--------------------------------------  --------------  ----------  ----------
Angela Amato                              $   16,000       320,000     160,000
Ralph Albergo                             $   10,000       200,000     100,000
Beth & Elliot Bauer                       $   25,000       500,000     250,000
John Billard                              $   50,000     1,000,000     500,000
Philip Brennan                            $   45,000       900,000     450,000
Dorothy Christofides                      $   25,000       500,000     250,000
Michael Contillo                          $   25,000       500,000     250,000
Joseph Deglomini                          $   25,000       500,000     250,000
Edward Gorkes                             $   50,000     1,000,000     500,000
Harbor View Group                         $  175,000     3,500,000   1,750,000
Benjamin Kirsch                           $   25,000       500,000     250,000
Russell W. Kuhn                           $  200,000     4,000,000   2,000,000
Mark Levine                               $   60,000     1,200,000     600,000
Steven Levitt                             $   25,000       500,000     250,000
Barry & Marci Mainzer                     $   15,000       300,000     150,000
Gerald S. Schuster                        $   40,000       800,000     400,000
Roberta Schwartz                          $   25,000       500,000     250,000
Avraham Sibony                            $   50,000     1,000,000     500,000
Alice Smith                               $   25,000       500,000     250,000
R. Frank Smith, Jr.                       $    5,000       100,000      50,000
Michael Tannenhauser                      $   15,000       300,000     150,000
Frank Vigliarolo                          $   75,000     1,500,000     750,000
Michael Villani                           $   25,000       500,000     250,000
Scott Weil, custodian for Cameron Weil    $   30,000       600,000     300,000
Mike Weiner                               $   20,000       400,000     200,000
                                          ----------    ----------  ----------
TOTAL                                     $1,081,000    21,620,000  10,810,000

         In January 2004, in connection with a private offering transaction pursuant to Section 4(2) of the Securities Act, we authorized the issuance of and sold 2,166,666 shares of our common stock and warrants to purchase up to 758,334 shares of our common stock, for an aggregate purchase price of $325,000, or $0.15 per share, pursuant to securities purchase agreements with certain purchasers. In connection with the agreements, we paid finders' fees to Harbor View Group consisting in the aggregate of (i) approximately $26,000 and (ii) warrants to purchase 173,333 shares of our common stock. All of the aforementioned warrants are exercisable at $0.19 per share commencing six months after the issuance date, for a period of five years. As of the date hereof, none of such warrants had been exercised.

    INVESTOR NAME     PURCHASE PRICE   SHARES    WARRANTS
--------------------  --------------  ---------  --------
Dorothy Christofides       45,000       300,000   105,000
Steven  Levitt             50,000       333,333   116,667
Xiao Yuan Tang            150,000     1,000,000   350,000
Frank Viglianolo           80,000       533,333   186,667
                         --------     ---------  --------
TOTAL                    $325,000     2,166,666   758,334

         On February 3, 2004, we entered into an agreement with James Dicke II and his son James Dicke III, whereby we agreed to sell an aggregate of 120 million shares of our common stock and warrants to purchase 15 million shares of our common stock for an aggregate purchase price of $12 million. Pursuant to the agreement, the funding shall take place in four equal stages of $3 million each, once every 90 days with the first $3 million funding having occurred on February 5, 2004. There are no conditions precedent to the investors' obligation to close other than the accuracy of our representations and warrants and our compliance with the agreement. The warrants have an exercise price of $0.20 per share and are exercisable at any time through February 2, 2007. In addition, we granted demand and piggyback registration rights to the investors for the shares issued or issuable in connection with the transaction pursuant. James F. Dicke II is the Chairman and CEO of Crown Equipment Corporation and a former member of our Board of Directors.

            On February 9, 2004, we entered into a termination and release agreement with DCT, S.R.L. and certain of its affiliates pursuant to which pursuant to which a distribution agreement and various testing agreements with DCT, along with any and all distribution rights and rights to royalties or fees thereunder, were terminated. In addition, the agreement provides that any and all intellectual property rights relating to the terminated agreements were the property of Advanced Viral, and the parties released each other from claims relating thereto. In consideration, we agreed to pay DCT $60,000 and granted warrants to purchase an aggregate of 5 million shares of our common stock to certain of DCT's affiliates at an exercise price of $0.16 for a period of five years. In addition the recipients of the warrants agreed not to sell more than an aggregate of 2 million shares of our common stock in any six-month period for a period of five years.

                        WARRANT
WARRANT HOLDER          SHARES
---------------       ---------
Cesar Blumtritt       1,880,000
Alfredo Velez         2,400,000
Bruce Knef              200,000
David Duffy             300,000
Arthur Hawkins          150,000
Mayer Gattegno           70,000

OUTSTANDING SECURITIES

         As of the date of this prospectus, in addition to the 589,633,458 shares of our common stock currently outstanding, we have: (i) outstanding stock options to purchase an aggregate of approximately 146.7 million shares of common stock at exercise prices ranging from $0.052 to $0.36, of which approximately
99.2 million are currently exercisable; (ii) outstanding warrants to purchase an aggregate of approximately 93.1 million shares of common stock at prices ranging from $0.091 to $1.00, all of which warrants are currently exercisable; (iii) approximately 16.5 million shares of common stock underlying certain outstanding convertible debentures; and (iv) an aggregate of 90 million shares to be sold in three fundings by November 3, 2004 pursuant to a securities purchase agreement. The foregoing does not include shares issuable pursuant to the Equity Line of Credit Agreement with Cornell Capital.

         If all of the foregoing were fully issued, exercised and/or converted, as the case may be, we would receive proceeds of approximately $53.5 million, and we would have approximately 935.8 million shares of common stock outstanding. The sale or availability for sale of this number of shares of common stock in the public market could depress the market price of the common stock. Additionally, the sale or availability for sale of this number of shares may lessen the likelihood that additional equity financing will be available to us, on favorable or unfavorable terms. Furthermore, the sale or availability for sale of this number of shares could limit the annual amount of net operating loss carryforwards that could be utilized.

PROJECTED EXPENSES

         During the next 12 months, we expect to incur significant expenditures relating to operating expenses and expenses relating to regulatory filings and clinical trials for AVR118. We currently do not have cash available to meet our anticipated expenditures.

         We anticipate that we can continue operations for the next 12 months with our current liquid assets, if none of our outstanding options or warrants is exercised or additional securities sold. Any proceeds received from the exercise of outstanding options or warrants will contribute to working capital and increase our budget for research and development and clinical trials and testing, assuming AVR118 receives subsequent approvals to justify such increased levels of operation. The recent prevailing market price for shares of common stock has from time to time been below the exercise prices of certain of our outstanding options or warrants. As such, recent trading levels may not be sustained nor may any additional options or warrants be exercised. If none of the outstanding options or warrants is exercised, and we obtain no other additional financing, in order for us to achieve the level of operations contemplated by management, management anticipates that we will have to materially limit or suspend operations. We are currently seeking debt financing, licensing agreements, joint ventures and other sources of financing, but the likelihood of obtaining such financing on favorable terms is uncertain. Management is not certain whether, at present, debt or equity financing will be readily obtainable or whether it will be on favorable terms. Because of the large uncertainties involved in the FDA approval process for commercial drug use on humans, it is possible that we will never be able to sell AVR118 commercially.

GOING CONCERN

         The independent certified public accountants' report on our consolidated financial statements for the fiscal year ended December 31, 2002, includes an explanatory paragraph regarding our ability to continue as a going concern. Note 2 to the consolidated financial statements states that our ability to continue operations is dependent upon the continued sale of our securities and debt financing for funds to meet our cash requirements, which raise substantial doubt about our ability to continue as a going concern. Further, the accountants' report states that the financial statements do not include any adjustments that might result from the outcome of this uncertainty. In February 2004, we entered into an agreement with James Dicke II and his son James Dicke III, whereby we agreed to sell an aggregate of 120 million shares of our common stock and warrants to purchase 15 million shares of our common stock for an aggregate purchase price of $12 million. Pursuant to the agreement, the funding shall take place in four equal stages of $3 million each, once every 90 days with the first $3 million funding having occurred on February 5, 2004. We anticipate that we can continue operations for the next 12 months with our current liquid assets, if none of our outstanding options or warrants are exercised or additional securities sold.

CRITICAL ACCOUNTING POLICIES

         OTHER ASSETS

         Patent development costs are capitalized as incurred. Such costs will be amortized over the life of the patent, commencing at the time AVR118 is marketed. Loan costs include fees paid in connection with the February 2001 private equity line of credit agreement and are being amortized over the life of the agreement.

         STOCK-BASED COMPENSATION

         Advanced Viral has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS No. 123, Accounting for Stock-Based Compensation. APB No. 25 provides that the compensation expense relative to Advanced Viral's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123. Advanced Viral follows SFAS No. 123 in accounting for stock options issued to non-employees.

RECENT ACCOUNTING PRONOUNCEMENTS

         During April 2003, the FASB issued Statement of Financial Accounting Standards No. 149 (" SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. SFAS 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The guidance should be applied prospectively. The adoption of SFAS 149 will not have any impact on our operating results or financial position as we do not have any derivative instruments that are affected by SFAS 149 at this time.

         During May 2003, the FASB issued Statement of Financial Accounting Standards No. 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have any impact on our operating results or financial position as we do not have any financial instruments with characteristics of both liabilities and equity that are not already classified as liabilities.

         In November 2002 the FASB issued FASB Interpretation No., or FIN 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantee of Indebtedness of Others. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. FIN 45's provisions for initial recognition and measurement should be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The guarantor's previous accounting for guarantees that were issued before the date of FIN 45's initial application may not be revised or restated to reflect the effect of the recognition and measurement provisions of the Interpretation. The disclosure requirements are effective for financial statements of both interim and annual periods that end after December 15, 2002. Advanced Viral is not a guarantor under any significant guarantees and thus this interpretation is not expected to have a significant effect on Advanced Viral's financial position or results of operations.

         On December 31, 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - An Amendment of SFAS 123. The standard provides additional transition guidance for companies that voluntarily elect to adopt the accounting provisions of SFAS 123, Accounting for Stock-Based Compensation. SFAS 148 does not change the provisions of SFAS 123 that permits entities to continue to apply the intrinsic value method of APB 25, Accounting for Stock Issued to Employees. As Advanced Viral continues to follow APB 25, its accounting for stock-based compensation will not change as a result of SFAS 148. SFAS 148 does require certain new disclosures in both annual and interim financial statements. The required annual disclosures are effective immediately and have been included in Advanced Viral's consolidated financial statements. The new interim disclosure provisions will be effective in the first quarter of 2003.

         In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS 146 is effective for exit or disposal activities initiated after December 31, 2002. Advanced Viral does not expect the adoption of this standard to have any impact on its financial position or results of operations.

         In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 is effective for fiscal years beginning after May 15, 2002. Advanced Viral has not determined the impact that SFAS 145 will have, if any, on its financial statements.

         In August 2001, the FASB issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 supersedes Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. SFAS 144 retains the requirement in Opinion No. 30 to report separately discontinued operations and extends that reporting to a component of an entity that either has been disposed of or is classified as held for sale. Advanced Viral adopted SFAS 144 on January 1, 2002.

         In July 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets which replace Accounting Principles Board Opinion Nos. 16, Business Combinations and 17, Intangible Assets, respectively. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and that the use of the pooling-of-interests method be prohibited. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only method. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of SFAS No. 142, which Advanced Viral will be required to adopt on January 1, 2002. After December 31, 2001, goodwill can only be written down upon impairment discovered during annual tests for fair value, or discovered during tests taken when certain triggering events occur. Advanced Viral adopted SFAS 142 on January 1, 2002 and there was no impact on the results of operations or financial position of Advanced Viral.

         In March 2000, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB Opinion No. 25 (FIN 44). FIN 44 clarifies the application of APB Opinion No. 25 and, among other issues, clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a non-compensatory plan; the accounting consequences of various modifications to the terms of previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 was effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. Advanced Viral adopted FIN 44 in the third quarter of 2000 and there was no material impact on Advanced Viral's results of operations or financial position.

         In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No. 133 an Amendment of SFAS No. 133, which deferred the effective date to all fiscal quarters of all fiscal years beginning after June 15, 2000. Historically, Advanced Viral has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Adoption of the new standard on January 1, 2001 had no effect on the financial statements.

                    CHANGES OR DISAGREEMENTS WITH ACCOUNTANTS

         There have been no changes to, or disagreements with, our accountants, Rachlin Cohen & Holtz LLP, during the past two fiscal years.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Advanced Viral does not own any securities or instruments subject to market risk for which disclosure is required.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

         Our directors and executive officers, their respective ages, and their positions held with us are as follows:

NAME                                 AGE    POSITION
----                                 ---    --------
Elma S. Hawkins, Ph.D.               47     President, Chief Executive Officer, Director *
Eli Wilner                           48     President, Chief Executive Officer, Secretary and Chairman of the Board *
Alan V. Gallantar                    45     Chief Financial Officer and Treasurer
David Seligman                       64     Director
Nancy J. Van Sant                    53     Director
Roy S. Walzer                        55     Director

---------------------------------

* Effective February 18, 2004, Dr. Hawkins will succeed Mr. Wilner as President and Chief Executive Officer of Advanced Viral.

         The following is certain summary information with respect to the directors and executive officers of Advanced Viral. There are no family relationships between or among the directors, executive officers or any other person. None of Advanced Viral's directors or executive officers is a director of any company that files reports with the SEC. None of the Advanced Viral's directors have been involved in any bankruptcy or criminal proceeding (excluding traffic or other minor offenses), nor has been enjoined from engaging in any business.

         Dr. Elma Hawkins, who will be our President and Chief Executive Officer commencing February 18, 2004 and has been a member of our Board of Directors and Executive Management Committee since December 9, 2003, was Vice Chairman of Antigenics Inc., a publicly traded biotechnology company from 1996 to February 2004. Prior to joining Antigenics in 1996 as Chief Operating Officer, Dr. Hawkins served in a number of senior positions with Genzyme Corporation and its affiliates, including Director of Corporate Development and Director of Clinical and Regulatory Affairs. Dr. Hawkins has also held positions in preclinical and clinical research at Warner-Lambert/Parke-Davis and at the Center for the Study of Drug Development at Tufts Medical School. Dr. Hawkins holds a Ph.D. in medicinal chemistry from the University of Alabama and an M.B.A. from Boston University.

         Eli Wilner, our Secretary and Chairman of the Board of Directors, has been a director since December 2001, Chairman of the Board since May 2002 and President and Chief Executive Officer from August 2003 to February 2004. He is the founder and CEO of Eli Wilner & Company, a New York City art gallery established in 1983, and is also a leading frame dealer, restorer, collector and published author. Mr. Wilner was a Bryant Fellows Member of the Metropolitan Museum of Art in New York City from 1990 to 2000 and since 1990 has been a member of the Forum and Director's Circle of the National Museum of American Art in Washington, D.C. Mr. Wilner is a graduate of Brandeis University, where he received his B.A. in Fine Arts in 1976, and Hunter College, where he received his M.A. in 1978.

         Alan V. Gallantar has been Chief Financial Officer since October 1999 and Treasurer since December 2001. Mr. Gallantar was treasurer and controller from 1998 to 1999 of AMBI, Inc., a nutraceutical company, senior vice president and chief financial officer from 1992 to 1997 of Bradley Pharmaceuticals, Inc., a pharmaceutical manufacturer, and vice president and divisional controller from 1989 to 1991 for PaineWebber Incorporated. From 1985 to 1989, Mr. Gallantar was second vice president at The Chase Manhattan Bank, N.A., and from 1983 to 1985, was a senior accountant at Philip Morris Incorporated. From 1979 to 1983, Mr. Gallantar was a senior accountant in the audit department of Deloitte & Touche.

         David Seligman, a director since December 2001, is a partner and founder of the Law Office of David Seligman, established in 1995. Since 1997, Mr. Seligman has been a consulting attorney to Gibbons, Del Deo, Dolan, Griffinger and Vecchione, a New Jersey based law firm. Mr. Seligman has over thirty years of legal experience in the pharmaceutical industry, twenty-five of which were spent supervising the activities of law department attorneys and outside counsel. From 1989 to 1995, Mr. Seligman was Associate Vice President and responsible for the general legal activities of various divisions of Hoffmann-La Roche Inc. Mr. Seligman is a member of the New York and New Jersey State Bar Associations, and is a member of the board and Greenbrook Pharmaceuticals, LLC. Mr. Seligman graduated from Columbia University, College of Pharmacy (B.S.) in 1959, Fordham University School of Law (J.D.) in 1962, and New York University School of Law (L.L.M.) in 1966.

         Nancy J. Van Sant, Esq., a director since May 2002, has been a director of the Miami, Florida law firm of Sacher, Zelman, Van Sant, Paul, Beiley, Hartman, Terzo & Waldman, P.A. and/or its predecessors since 1992. From 1977 through 1990, Ms. Van Sant was an attorney with the SEC serving as Regional Trial Counsel and Chief of the Branch of Investigations and Enforcement.

         Roy S. Walzer was appointed to the Board of Directors in June 2002. Since 1987, Mr. Walzer has been the President of the private investment firms Litchfield Partners, Ltd. and the Managing Partner of Litchfield Partners I since 1999, which firms invest in pharmaceuticals, biotech and technology companies. Prior to founding Litchfield Partners, Mr. Walzer served as Executive Vice President and General Counsel with Sealy Connecticut from 1976 to 1986.


         Shalom Z. Hirschman, M.D. resigned in August 2003 from his position as our President, Chief Executive Officer and Chief Scientific Officer and a director of Advanced Viral, which positions he had held since October 1996, in order to devote his full efforts to his position as our Chief Scientist with responsibilities assigned by the Board. Dr. Hirschman was Director of the Division of Infectious Diseases and Professor of Medicine at Mount Sinai School of Medicine, New York, New York, from May 1969 until October 1996. Dr. Hirschman has been responsible for bringing our principal product, AVR118, into human clinical trials.


ELECTION OF DIRECTORS AND OFFICERS

         Directors are elected at each annual meeting of stockholders and hold office until the next succeeding annual meeting and the election and qualification of their respective successors. Officers are elected annually by the Board of Directors and hold office at the discretion of the Board of Directors. Advanced Viral's By-Laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of stockholders and the due election and qualification of his successor.

MEETINGS OF THE BOARD OF DIRECTORS

         During our fiscal year ended December 31, 2002, our Board of Directors held 20 meetings. All members of the Board of Directors attended at least 75% of such meetings. Advanced Viral does not pay directors for their attendance at meetings, but may revisit this position in the future.

RESIGNATIONS OF MEMBERS OF THE BOARD OF DIRECTORS

         Richard Kent, M.D. and Shalom Z. Hirschman, M.D. resigned as members of our Board of Directors in February 2003 and August 2003, respectively

COMMITTEES OF THE BOARD OF DIRECTORS

         Advanced Viral's Board of Directors has an Executive Management Committee, Audit Committee and Compensation Committee. The Board of Directors does not have a standing Nominating Committee.

         EXECUTIVE MANAGEMENT COMMITTEE. The Executive Management Committee has been delegated the authority to oversee the strategic management of Advanced Viral. Eli Wilner, David Seligman, Roy Walzer and Elma Hawkins serve as members of the Executive Management Committee.

         AUDIT COMMITTEE. The Audit Committee is responsible for nominating Advanced Viral's independent accountants for approval by the Board of Directors, reviewing the scope, results and costs of the audit with Advanced Viral's independent accountants, and reviewing the financial statements, audit practices and internal controls of Advanced Viral. The current members of the Audit Committee are David Seligman and Roy A. Walzer. During 2002, the Audit Committee held one meeting.

         COMPENSATION COMMITTEE. The Compensation Committee is responsible for recommending compensation and benefits for the executive officers of Advanced Viral to the Board of Directors. The current members of the Compensation Committee are Eli Wilner, David Seligman, Nancy Van Sant and Roy A. Walzer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors currently consists of Eli Wilner, David Seligman, Nancy Van Sant and Roy A. Walzer. During the last fiscal year, no interlocking relationship existed between Advanced Viral's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

                             AUDIT COMMITTEE REPORT

         The Audit Committee for the last fiscal year consisted of three non-employee Directors. The Board of Directors has determined that none of the members of the Audit Committee has a relationship to Advanced Viral that may interfere with his independence from Advanced Viral and its management.

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by Advanced Viral to any governmental body or the public, Advanced Viral's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established, and Advanced Viral's auditing, accounting and financial processes generally. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of Advanced Viral and meets with such personnel of Advanced Viral to review the scope and the results of the annual audit, the amount of audit fees, Advanced Viral's internal accounting controls, Advanced Viral's financial statements contained in Advanced Viral's Annual Report to Stockholders and other related matters.

         The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2002 audited by Rachlin Cohen, Advanced Viral's independent auditors. The Audit Committee has discussed with Rachlin Cohen various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has also received the written disclosures and the letter from Rachlin Cohen required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the firm its independence. Based upon such review and discussions the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Advanced Viral's Annual Report on Form 10-K for the fiscal year ending December, Long Term 2002 for filing with the Compensation Awards Securities and Exchange Commission.

         The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this prospectus or registration statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the filing specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

         The following table summarizes all compensation awarded to, earned by or paid to (a) our Chief Executive Officer and (b) our other executive officers whose total salary and bonus exceeded $100,000 (together, the "Named Executive Officers") for services rendered in all capacities to us during the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                                           LONG TERM
                                                                       ANNUAL COMPENSATION            COMPENSATION AWARDS
                                                                   ------------------------------------------------------------
                                                                                                  SECURITIES
                                                                                OTHER ANNUAL      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR     SALARY    BONUS(1)   COMPENSATION (2)  OPTIONS/SARS(3) COMPENSATION(4)
---------------------------                     ----    --------   --------   ----------------  --------------- ---------------
Shalom Z. Hirschman, MD, Chairman               2002    $361,000   $25,000         $26,800                        $   17,865
December 2001 to May 2002, President, Chief     2001    $361,000   $25,000         $30,192            ---         $   21,270
Executive Officer and Chief Scientific Officer  2000    $361,000        $0         $30,775            ---         $    4,540
from October 1996 to August 2003 and
consultant from May 24, 1995 until October
1996

Alan V. Gallantar, Chief Financial Officer      2002    $223,000   $22,500         $ 6,000             --                 --
since October 1999; Treasurer since             2001    $225,000   $25,000         $ 6,000             --                 --
December 2001                                   2000    $200,000   $25,000         $21,000             --                 --

William Bregman, Secretary and director from    2002         n/a       n/a             n/a            n/a                n/a
1985 until December 2001, treasurer from        2001    $ 70,000        --              --             --         $150,000(5)
1985 to 1999.                                   2000    $ 60,000        --              --             --         $ 2,500 (4)

Bernard Friedland, Chairman of Advanced         2002         n/a       n/a             n/a            n/a                n/a
Viral and President of subsidiary Advance       2001    $ 70,000        --              --             --         $150,000(5)
Viral Research Ltd. from 1985 to December       2000    $ 60,000        --              --             --         $  1,800(4)
2001

-------------------------

(1) With respect to Dr. Hirschman, represents portion of bonus paid to Dr. Hirschman pursuant to the terms of his employment agreement in connection with the IND number granted by the FDA. The remaining $50,000 due has been accrued as of December 31, 2002.

(2) Other Annual Compensation for Dr. Hirschman includes medical insurance premiums paid by Advanced Viral on his behalf, and aggregate incremental cost to Advanced Viral of Dr. Hirschman's automobile lease, gas, oil, repairs and maintenance. Other Annual Compensation for Mr. Gallantar includes an automobile allowance of $500 per month and allowance for moving expenses of approximately $15,000.

(3) Includes all options granted during fiscal years shown. No stock appreciation rights were granted with any options.

(4) Represents the dollar value of insurance premiums paid by or on behalf of Advanced Viral with respect to term life insurance for the benefit of the Named Executive Officers.

(5) Represents payments made to Messrs. Bregman and Friedland pursuant to the terms of the severance agreements discussed below.

         The following table sets forth certain summary information concerning exercised and unexercised options to purchase our common stock as of December 31, 2002 held by the Named Executive Officers. No options were exercised during the year ended December 31, 2002 by the Named Executive Officers.

                         AGGREGATED OPTION EXERCISES IN
                   LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                                                NUMBER OF SECURITIES
                                                                              UNDERLYING  UNEXERCISED      VALUE OF UNEXERCISED
                                                                                     OPTIONS               IN-THE-MONEY OPTIONS
                                  SHARES ACQUIRED                               AT FISCAL YEAR-END          AT FISCAL YEAR-END
NAME                              ON EXERCISE (#)        VALUE REALIZED(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                              ---------------        -----------------   -------------------------   -------------------------
Shalom Z. Hirschman, M.D.               0                       N/A               39,100,000/ 0                $0 / $0(2)(3)
Alan V. Gallantar                       0                       N/A               4,547,880 / 0                $0 / $0(2)(4)
William Bregman                         0                       N/A                       0 / 0                $0 / $0
Bernard Friedland                       0                       N/A                       0 / 0                $0 / $0

----------------------
(1) Based on the difference between the average of the high and low bid prices per share of the common stock as reported by the Bulletin Board on the date of exercise, and the exercise or base price.

(2) Based on the difference between the average of the closing bid and ask prices per share of the common stock as reported by the Bulletin Board on December 31, 2002, $0.08, and the exercise or base price of in-the-money stock options.

(3) As of December 31, 2002, Dr. Hirschman held options to purchase 4,100,000 shares of common stock at $0.18 per share; 4,000,000 shares of common stock at $0.19 per share; 4,000,000 shares of common stock at $0.27 per share; 4,000,000 shares of common stock at $0.36 per share, and 23,000,000 shares of common stock at $0.27, all of which are currently exercisable.

(4) As of December 31, 2002, Mr. Gallantar held options to purchase 4,547,880 shares of common stock at $0.24255 per share, all of which were exercisable as of such date.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS


HAWKINS EMPLOYMENT AGREEMENT

         Pursuant to an Employment Agreement dated February 10, 2004, we engaged Elma S. Hawkins, Ph.D. to be our President and Chief Executive Officer on a full time basis commencing February 18, 2004 until February 2006 unless terminated earlier as provided in the agreement. The initial term may be extended for successive one (1) year periods unless either party gives the other thirty (30) days prior written notice of its intent not to renew prior to the expiration of the then current term. Dr. Hawkins shall receive a base salary of $350,000 per year, and shall be eligible to receive an annual cash bonus of up to 50% of her then base salary based on certain performance objectives in the sole discretion of the Board of Directors. In addition, Advanced Viral agreed to pay Dr. Hawkins a signing bonus of $50,000. The agreement also entitles Dr. Hawkins and her dependents to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of Advanced Viral and their families. The agreement further provides that:

          - We shall pay the dues of such professional associations and societies of which Dr. Hawkins is a member in furtherance of her duties.

          - We shall reimburse Dr. Hawkins for reasonable expenses relating to professional licenses, entertainment, travel, and similar items in accordance with the policies, practices and procedures of Advanced Viral.

          - We shall furnish Employee with an automobile and pay all expenses related to such automobile for use in the performance of her duties, or, at our discretion provide, at our expense, car transportation between New York City and our Yonkers, New York headquarters.

          - Dr. Hawkins will be entitled to four (4) weeks paid vacation annually or such other time as authorized by the Board of Directors during which time her compensation shall be paid in full. Vacation Days unused in any calendar year may not be accumulated and carried forward and used in future years.

         If the agreement is terminated by us for cause, or Dr. Hawkins voluntarily resigns, becomes disabled or dies, then Dr. Hawkins or her estate shall be entitled to her base salary earned through the date of termination, accrued vacation, and all applicable reimbursements due. If the agreement is terminated for other reasons by either party, Dr. Hawkins shall be entitled to, in one lump sum payment, that amount which is equivalent to her base salary paid for the fiscal year immediately prior to her termination, and all applicable reimbursements due. Payment of the lump sum severance benefit is conditioned upon the release by Dr. Hawkins of Advanced Viral, to the maximum extent permitted by law, from any and all claims she may have against us that relate to or arise out of her employment or termination of employment.

         Pursuant to the agreement, Dr. Hawkins received an option to purchase 40 million shares of our common stock for five years. The option vests in increments of 666,667 on a monthly basis, and is exercisable at four different prices, as follows: (i) $0.12 for the first 8 million option shares; (ii) $0.129 for the next 8 million option shares; (iii) $0.139 for the next 8 million option shares and (iv) $0.160 for the last 8 million option shares. If Dr. Hawkins is terminated for cause or if she voluntarily resigns without cause, the option shall expire for all option shares which have as of such date not become exercisable but shall survive with respect to option shares that have become exercisable as of such date, (the "Surviving Options"), provided, however, notwithstanding anything contained herein to the contrary, she shall have 90 days to exercise the Surviving Options. the option shall immediately expire and she shall forfeit all rights to acquire the option shares. Upon the termination of Dr. Hawkins' employment for other reasons, the option shall immediately become exercisable for that number of option shares equal to the number of option shares which would have been subject to exercise by Dr. Hawkins during the then current term of the employment agreement (without giving effect to any extensions thereof).

HIRSCHMAN EMPLOYMENT AGREEMENT

         On August 27, 2003, Shalom Z. Hirschman, M.D. resigned as an officer and director of Advanced Viral upon the terms and conditions of a Third Amended and Restated Employment Agreement dated August 27, 2003. The resignation of Dr. Hirschman was not due to any disagreement with Advanced Viral on any matter relating to Advanced Viral's operations, policies or practices.

         Pursuant to a Third Amended and Restated Employment Agreement dated as of August 26, 2003 between Advanced Viral and Dr. Hirschman, we employ Dr. Hirschman on a full business time basis as our as our Chief Science Officer. Pursuant to the agreement, the term of Dr. Hirschman's employment continues until December 31, 2004 unless sooner terminated pursuant to the agreement. If the agreement is terminated by us for cause, all unvested stock options granted to Dr. Hirschman expire within 90 days of such termination date. If the agreement is terminated by Dr. Hirschman for good reason, we are required to pay to Dr. Hirschman his annual salary and employee benefits through the term of the agreement. Pursuant to the agreement, Dr. Hirschman receives an annual salary of $361,000, payable in equal biweekly installments. The agreement also entitles Dr. Hirschman to a major medical insurance policy, disability policy and dental policy insurance to Dr. Hirschman and his dependents that is reasonably acceptable to the parties, and a term life insurance policy for at least $1 million, with a beneficiary to be designated by Dr. Hirschman. The agreement further provides that we shall:

          - lease or purchase for Dr. Hirschman, at his discretion, an automobile selected and to be used by him, having a list price not in excess of $40,000, and pay for all gas, oil, repairs and maintenance, as well as the lease or purchase payments, as applicable, in connection with the automobile;

          - reimburse Dr. Hirschman for all of his proven expenses incurred in and about the course of his employment that are deductible under the current tax law, including, among other expenses (i) his license fees, membership dues in professional organizations, subscriptions to two professional journals, not to exceed $1,200;
               (ii) necessary travel, hotel and entertainment expenses incurred in connection with overnight, out-of-town trips that contribute to the benefit of Advanced Viral and as requested by the board of directors, and all other expenses that may be pre-approved by our board of directors; and

          - provide not less than four weeks paid vacation annually and such paid sick or other leave as we provide to all of our employees.

         The agreement also provides for the payment of $50,000 to Dr. Hirschman provided (i) we receive new financing or a capital investment of not less than $1,500,000, and (ii) Dr. Hirschman is terminated other than for cause. The agreement further contains certain confidentiality and non-compete provisions, ratifies his currently outstanding stock options, and obligates us to use our best efforts to cause shares underlying the options to be registered or to have the registration of such shares to continue to be effective in order that the shares may be resold without a restrictive legend.

SEVERANCE AGREEMENTS

         On December 3, 2001, William Bregman, Bernard Friedland and Louis Silver resigned as officers and directors of Advanced Viral upon the terms and conditions of separate Severance Agreements (the "Severance Agreements"), and James F. Dicke II, Christopher Forbes, David Seligman, and Eli Wilner were appointed to the board of directors of Advanced Viral. The resignations of Messrs. Bregman, Friedland and Silver were not due to any disagreement with Advanced Viral on any matter relating to Advanced Viral's operations, policies or practices.

         In connection with their resignation, we paid $150,000 in one lump sum to each of Messrs. Bregman and Friedland, and $2,500 to Mr. Silver. In addition, the Severance Agreements provided as follows:

          - That Messrs. Bregman and Friedland had the combined right until November 29, 2003 to appoint one additional member to the Board of Directors of Advanced Viral reasonably acceptable to Advanced Viral, so long as both Messrs. Bregman and Friedland own shares of Advanced Viral. The Bregman/Friedland designee, if elected, shall serve on Advanced Viral's Board of Directors until his successor is duly elected and qualified, and may be removed as a member of the Board of Directors of Advanced Viral, with or without cause, by the affirmative vote of the members of Advanced Viral's then Board of Directors at any time following the date which is the earlier to occur of: (i) November 29, 2003 or (ii) the complete divestiture of both Messrs. Bregman's and Friedland's ownership in Advanced Viral.

          - All agreements regarding the voting or disposition of shares of common stock of Advanced Viral held by each of Messrs. Bregman and Friedland are terminated.

          - Advanced Viral shall have a right of first refusal to purchase shares of common stock owned by Messrs. Bregman and Friedland upon the receipt by Messrs. Bregman or Friedland, as the case may be, of a bona fide offer from an unrelated third party to purchase such shares in an "on-the-market" or "off-the-market" transaction, upon the terms set forth in the Severance Agreements.

          - With respect to the election of directors and compensation packages for directors of Advanced Viral, each of Messrs. Bregman and Friedland granted Advanced Viral an irrevocable proxy to vote all the shares of its common stock they beneficially own at any annual, special or adjourned meeting of the stockholders of Advanced Viral until the earlier to occur of November 29, 2003 or, as to those shares sold, the date of the sale of such shares by Messrs. Bregman or Friedland, as the case may be, to one or more unrelated third parties in a bona fide sale after Messrs. Bregman or Friedland, as the case may be, shall have first complied with Advanced Viral's right of first refusal described in the Severance Agreements.

          - Advanced Viral agreed, to the fullest extent permitted by Delaware law and its charter documents, to indemnify each of Messrs. Bregman, Friedland and Silver for all amounts (including reasonable attorneys' fees) incurred or paid in connection with any action, proceeding, suit or investigation arising out of or relating to their performance of services for Advanced Viral.

          - Advanced Viral agreed to continue the directors' and officers' liability insurance for each of Messrs. Bregman, Friedland and Silver until November 29, 2007.

         In connection with satisfying our financial obligations to our retiring directors under the Severance Agreements, we obtained a loan for $200,000 from our Chief Financial Officer, Alan Gallantar, as evidenced by a Demand Promissory Note dated December 14, 2001 (the "Note"). We were obligated to repay the Note upon our receipt of proceeds upon the consummation of new financing. The Note was repaid in full on December 17, 2001.

ADVANCED VIRAL RESEARCH CORP. CASH OR DEFERRED PLAN AND TRUST (401(k))

         Advanced Viral has adopted a 401(k) plan that allows eligible employees to contribute up to 20% of their salary, subject to annual limits, which were $10,500 in 2001. We match 50% of the first 6% of the employee contributions with our common stock and may from time to time, at our discretion, make additional contributions based upon earnings. In May 2002 we funded our matching contribution of approximately $33,000 for the year ended December 31, 2001 by purchasing our common stock in open market transactions. At December 31, 2002 we accrued $40,675 to fund the 401k plan representing our match for the plan year 2002. We intend to purchase our common stock in the open market at prevailing market prices to satisfy our 2002 matching contribution obligations. In March 2003, we amended the terms of the 401(k) plan to terminate our obligation to make matching contributions.

                          COMPARATIVE STOCK PERFORMANCE

         SEC rules require that a line graph performance presentation be provided comparing cumulative total stockholder return with a performance indicator of a broad market index and a nationally recognized industry index. The graph and table set forth below compare the cumulative total stockholder return on Advanced Viral's Common Stock for 1997 through 2002 with the Dow Jones Pharmaceuticals Index and the Dow Jones Equity Market Index for the same period. The graph and table assume an investment of $100 in the Common Stock and each index on December 31, 1996 and the reinvestment of all dividends, if any.

                         5-YEAR CUMULATIVE TOTAL RETURN

                                         12/97         12/98        12/99         12/00         12/01        12/02
                                        ------        ------       ------        ------        ------       ------
Advanced Viral Research Corp.           100.00        109.61        98.70        168.83        137.66        41.56
Dow Jones Pharmaceuticals               100.00        124.90       153.28        139.07        122.50        95.45
Dow Jones Equity Market                 100.00        148.67       133.94        185.78        155.22       123.59

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
      AMONG ADVANCED VIRAL RESH CORP., THE DOW JONES US TOTAL MARKET INDEX
                   AND THE DOW JONES US PHARMACEUTICALS INDEX

                                  [LINE GRAPH]

* $100 invested on 12/31/97 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the common shares of Advanced Viral owned as of February 10, 2004: (i) by each person who beneficially owns more than 5% of the common shares, (ii) by each of our directors, (iii) by each of our Named Executive Officers identified in the Summary Compensation Table above and (iv) by all directors and executive officers of Advanced Viral as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to such common shares.

                                                                                    PERCENT
                                                                                  BENEFICIALLY
NAME OF BENEFICIAL OWNER                                     NUMBER OF SHARES       OWNED(1)
------------------------                                     ----------------       --------
Elma S. Hawkins, Ph.D. (2)                                       1,333,333              *
Eli Wilner (3)                                                  25,076,667            4.1%
Alan V. Gallantar (4)                                            4,547,880              *
David Seligman (5)                                               7,825,000            1.3%
Nancy J. Van Sant (5)                                            5,250,000              *
Roy Walzer (5)                                                   6,653,800            1.1%
Shalom Z. Hirschman, M.D. (6)                                   39,100,000            6.2%
William Bregman (7)                                             37,621,988            6.4%
James F. Dicke II (8)                                           34,382,686            5.8%
Cornell Capital Partners (9)                                    58,525,943            9.5%
                                                                ----------            ---
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (6 PERSONS)     50,686,680            7.9%

-------------------------------

* Less than 1%

(1) The applicable percentage ownership is based on 589,633,458, shares outstanding as of February 10, 2004, together with securities exercisable or convertible into shares of common stock within 60 days thereof.

(2) Represents shares that may be acquired pursuant to currently exercisable stock options. Dr. Hawkins will be the President and Chief Executive Officer of Advanced Viral Research Corp. commencing February 18, 2004.

(3) Includes (i) 750,000 shares issuable pursuant to currently exercisable outstanding warrants; (ii) 22,416,667 shares that may be acquired pursuant to currently exercisable stock options; (iii) 362,500 shares beneficially owned by his wife Barbara Ann Brennan; and (iv) 50,000 shares beneficially owned by his step-daughter Celia Conaway. Mr. Wilner is the Secretary and Chairman of the Board of Directors of Advanced Viral Research Corp., and is the President and Chief Executive Officer of Advanced Viral Research Corp. until February 18, 2004.

(4) Represents shares that may be acquired pursuant to currently exercisable stock options. Mr. Gallantar is the CFO and Treasurer of Advanced Viral Research Corp.

(5) Represents shares that may be acquired pursuant to currently exercisable stock options. The persons listed are Directors of Advanced Viral Research Corp.

(6) Represents 39,100,000 shares that may be acquired pursuant to currently exercisable options to purchase common stock.

(7) Includes 21,758,614 shares held in a trust for which Mr. Bregman is the sole trustee and sole beneficiary; 70,000 shares owned by Carol Bregman, his daughter; 215,000 shares owned by Forest Berlin, his grandson; and 215,000 shares owned by Jessica Berlin, his granddaughter.

(8) Includes (i) 7,500,000 shares issuable pursuant to currently exercisable outstanding warrants; (ii) 700,000 shares that may be acquired pursuant to currently exercisable stock options; (iii) approximately 2,000,000 shares issuable pursuant to convertible debentures. Excludes an aggregate of 45 million shares issuable in three fundings from May to November 2004 pursuant to a securities purchase agreement. Mr. Dicke II disclaims beneficial ownership of stock owned by his son, James F. Dicke III. Mr. Dicke II is a former Director of Advanced Viral Research Corp.

(9) Includes approximately 12.5 million shares issuable pursuant to outstanding convertible debentures and 15 million shares issuable pursuant to outstanding warrants with an exercise price of $0.091.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We have granted stock options to certain of our executive officers, as described under the caption "Executive Compensation." We have entered into severance agreements with certain of our former officers and directors as described under the caption "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

         In November 2002, we retained Sacher, Zelman, Van Sant, Paul, Beiley, Hartman, Terzo & Waldman, P.A., a law firm of which Ms. Van Sant is a partner, to provide legal services in connection with certain legal proceedings. For the fiscal year ended December 2002 we were billed and paid $69,115. Since January 2003, we were billed $321,513 and have paid $319,003 to date.

         In April 2003, Advanced Viral entered into a six-month consulting agreement with Robert Nowinski, Ph.D., which agreement terminated in October 2003. Pursuant to the agreement, Mr. Nowinski acted as a consultant to the Board of Directors and advised Advanced Viral in the areas of fund raising, strategic partnerships and operations. Pursuant to the consulting agreement, Mr. Nowinski received approximately $22,500 monthly, which amount was increased in July 2003 from $15,700. In addition, Mr. Nowinski received 5% in cash and 5% in warrants of any net proceeds received by Advanced Viral from the sale by Advanced Viral of Advanced Viral's securities during the period of time Mr. Nowinski was a consultant to Advanced Viral.

         Article 9 of our Certificate of Incorporation contains the following provision with respect to indemnification of directors and officers:

         "The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person, who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

         Delaware law also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation has the power to indemnify him against that liability under Section 145 of the Delaware General Corporation Law ("DGCL").

         Our Certificate of Incorporation was amended on December 30, 1987, to limit or eliminate director liability by incorporating new Article 11, which provides:

         "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

         The above discussion of our Certificate of Incorporation is not intended to be exhaustive and is respectively qualified in its entirety by such document.

         Pursuant to the foregoing, we currently maintain directors and officers insurance coverage. We may be required to indemnify certain officers and directors against liabilities that arise by reason of their status or service as officers or directors. In certain circumstances, we may be required to advance the expenses an officer or director incurs in legal proceedings. We believe that the provisions in our Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers.

         We believe that all of the above transactions were conducted at "arm's length," representing what we believe to be fair market value for those services.

                            DESCRIPTION OF SECURITIES

         Our Certificate of Incorporation authorizes us to issue 1,000,000,000 shares of common stock, par value $0.00001 per share. As of February 10, 2004, there were outstanding 589,633,458 shares of common stock, all of which are fully paid for and non-assessable. The holders of common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription, or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one noncumulative vote per share on all matters which stockholders may vote on at all meetings of stockholders.

TRANSFER AGENT

         The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, located in Brooklyn, New York. The transfer agent's phone number is 718-921-8120.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Delaware General Corporation Law ("DGCL"), we have included in Article 9 of our Certificate of Incorporation the following with respect to indemnification of directors and officers:

         "The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person, who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

         Delaware law also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation has the power to indemnify him against that liability under Section 145 of the DGCL.

         Our Certificate of Incorporation was amended on December 30, 1987, to limit or eliminate director liability by incorporating new Article 11, which provides:

         "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit."

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of Advanced Viral pursuant to the foregoing provisions, or otherwise, Advanced Viral has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                           HOW TO GET MORE INFORMATION

         We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the operation of the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov where certain information regarding issuers, including Advanced Viral, may be found. Our Web site is http://www.adviral.com.

         This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding Advanced Viral and its common stock, including certain exhibits and schedules. You can get a copy of the registration statement from the SEC at the address listed above or from its Internet site, www.sec.gov.

                          ADVANCED VIRAL RESEARCH CORP.

                          INDEX TO FINANCIAL STATEMENTS



Report of Independent Certified Public Accountants                                                                      F-1

Consolidated Financial Statements Years Ended 2002, 2001 and 2000
  Balance Sheets, December 31, 2002 and 2001                                                                            F-2

Statements of Operations for the Years Ended December 31, 2002, 2001 and 2000 and from Inception
  (February 20, 1984) to December 31, 2002                                                                              F-3

Statements of Stockholders' Equity from Inception (February 20, 1984) to December 31, 2002                              F-4

Statements of Cash Flows for the Years Ended December 31, 2002, 2001 and 2000 and from Inception
  (February 20, 1984) to December 31, 2002                                                                             F-15

Notes to Consolidated Financial Statements                                                                      F-16 - F-45

Balance Sheets, for the Nine Months Ended September 30, 2003 and the Year Ended December 31, 2002                      F-46

Statements of Operations for the Three and Nine Months Ended September 30, 2003 and 2002 and from
  Inception (February 20, 1984) to September 30, 2003                                                                  F-47

Statements of Stockholders' Equity from Inception (February 20, 1984) to September 30, 2003                            F-48

Statements of Cash Flows for the Nine Months Ended September 30, 2003 and 2002 and from Inception
  (February 20, 1984) to September 30, 2003                                                                            F-62

Notes to Consolidated Condensed Financial Statements                                                            F-61 - F-87

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Stockholders and Directors
Advanced Viral Research Corp.
(A Development Stage Company)
Yonkers, New York

We have audited the accompanying consolidated balance sheets of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 2002 and for the period from inception (February 20, 1984) to December 31, 2002. These consolidated financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 2002 and 2001 and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2002 and for the period from inception (February 20, 1984) to December 31, 2002 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered accumulated losses from operations since its inception and its cash position may be inadequate to fund the full range of testing required by the FDA in order to approve Product R for sale. These issues raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 3 to the Company's financial statements, errors in the valuation of certain options and warrants which resulted in an overstatement of previously reported expenses for the years ended December 31, 2002, 2001 and 2000 were discovered by the Company's management. Accordingly, the financial statements for the years ended December 31, 2002, 2001 and 2000 have been restated to correctly reflect the valuations of such options and warrants.

                            RACHLIN COHEN & HOLTZ LLP

Miami, Florida
February 21, 2003
Except for Note 3, as to which the date is December 18, 2003

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2002 AND 2001

                                                                  2002             2001
                                                               (Restated)        (Restated)
                                                               ------------     ------------
                       ASSETS
Current Assets:
   Cash and cash equivalents                                   $  1,475,755     $  1,499,809
   Prepaid insurance                                                 86,368           51,702
   Assets held for sale                                             172,601          188,999
   Other current assets                                              35,527           11,460
                                                               ------------     ------------
         Total current assets                                     1,770,251        1,751,970

Property and Equipment, Net                                       2,244,118        2,818,045

Other Assets                                                        931,660          878,776
                                                               ------------     ------------
         Total assets                                          $  4,946,029     $  5,448,791
                                                               ============     ============

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable                                            $    417,061     $  1,620,150
   Accrued liabilities                                              137,646          223,556
   Current portion of capital lease obligation                      104,719           64,197
   Current portion of note payable                                   25,165           24,246
                                                               ------------     ------------
         Total current liabilities                                  684,591        1,932,149
                                                               ------------     ------------

Long-Term Debt:
   Convertible debenture, net                                     1,610,499                -
   Capital lease obligation                                           5,834           42,370
   Note payable                                                       4,879           32,198
                                                               ------------     ------------
         Total long-term debt                                     1,621,212           74,568
                                                               ------------     ------------

Common Stock Subscribed but not Issued                              883,900                -
                                                               ------------     ------------

Commitments, Contingencies and Subsequent Events                          -                -
                                                               ------------     ------------

Stockholders' Equity:

   Common stock; 1,000,000,000 shares of $.00001 par value
      authorized, 455,523,990 and 403,296,863 shares issued
       and outstanding                                                4,555            4,033
   Additional paid-in capital                                    51,141,177       43,877,955
   Deficit accumulated during the development stage             (49,098,231)     (39,777,166)
   Discount on warrants                                            (291,175)        (662,748)
                                                               ------------     ------------
         Total stockholders' equity                               1,756,326        3,442,074
                                                               ------------     ------------
         Total liabilities and stockholders' equity            $  4,946,029     $  5,448,791
                                                               ============     ============


                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                   Inception
                                                                                                 (February 20,
                                                        Year Ended December 31,                     1984) to
                                                        -----------------------                   December 31,
                                               2002               2001             2000               2002
                                               ----               ----             ----               ----
                                            (Restated)         (Restated)       (Restated)
                                           -------------     -------------     -------------
Revenues                                   $           -     $      17,601     $       8,363     $     231,892
                                           -------------     -------------     -------------     -------------

Costs and Expenses:
   Research and development                    4,439,592         5,150,869         3,192,551        18,315,416
   General and administrative                  2,654,296         4,063,022         2,413,601        17,594,477
   Compensation and other expense for
      options and warrants                       883,762         1,048,108         1,901,927         3,558,872
   Depreciation                                  977,746           511,216           346,227         1,873,125
                                           -------------     -------------     -------------     -------------
                                               8,955,396        10,773,215         7,854,306        41,341,890
                                           -------------     -------------     -------------     -------------

Loss from Operations                          (8,955,396)      (10,755,614)       (7,845,943)      (41,109,998)
                                           -------------     -------------     -------------     -------------

Other Income (Expense):
   Interest income                                27,659           113,812           161,832           901,435
   Other income                                        -                 -                 -           120,093
   Interest expense                             (192,174)          116,849          (908,220)       (7,130,068)
   Severance expense - former directors                -          (302,500)                -          (302,500)
                                           -------------     -------------     -------------     -------------
                                                (164,515)          (71,839)         (746,388)       (6,411,040)
                                           -------------     -------------     -------------     -------------

Loss from Continuing Operations               (9,119,911)      (10,827,453)       (8,592,331)      (47,521,038)
Loss from Discontinued Operations               (201,154)         (259,114)         (223,861)       (1,577,193)
                                           -------------     -------------     -------------     -------------

Net Loss                                   $  (9,321,065)    $ (11,086,567)    $  (8,816,192)    $ (49,098,231)
                                           =============     =============     =============     =============

Net Loss Per Common Share
   Basic and Diluted:
      Continuing operations                $       (0.02)    $       (0.03)    $       (0.02)
      Discontinued operations                      (0.00)            (0.00)            (0.00)
                                           -------------     -------------     -------------
      Net loss                             $       (0.02)    $       (0.03)    $       (0.02)
                                           =============     =============     =============

Weighted Average Number of
   Common Shares Outstanding                 439,009,322       389,435,324       362,549,690
                                           =============     =============     =============

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002

                                                                            Common Stock                           Deficit
                                                                            ------------                         Accumulated
                                                                    Amount                           Additional   during the
                                                                      Per                             Paid-In     Development
                                                                    Share      Shares      Amount     Capital       Stage
                                                                    -----      ------     ------      -------    ------------
Balance, inception (February 20, 1984) as previously reported                         -  $  1,000    $        -   $  (1,000)

Adjustment for pooling of interests                                                   -    (1,000)        1,000           -
                                                                            -----------  --------    ----------   ---------
Balance, inception, as restated                                                       -         -         1,000      (1,000)

Net loss, period ended December 31, 1984                                              -         -             -     (17,809)
                                                                            -----------  --------    ----------   ---------

Balance, December 31, 1984                                                            -         -         1,000     (18,809)

Issuance of common stock for cash                                    $0.00  113,846,154     1,138           170           -
Net loss, year ended December 31, 1985                                                -         -             -     (25,459)
                                                                            -----------  --------    ----------   ---------

Balance, December 31, 1985                                                  113,846,154     1,138         1,170     (44,268)

Issuance of common stock - public offering                            0.01   40,000,000       400       399,600           -
Issuance of underwriter's warrants                                                    -         -           100           -
Expenses of public offering                                                           -         -      (117,923)          -
Issuance of common stock, exercise of "A" warrants                    0.03      819,860         9        24,587           -
Net loss, year ended December 31, 1986                                                -         -             -    (159,674)
                                                                            -----------  --------    ----------   ---------

Balance, December 31, 1986                                                  154,666,014     1,547       307,534    (203,942)
                                                                            -----------  --------    ----------   ---------

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002

                                                                    Common Stock                                     Deficit
                                                                    ------------                                   Accumulated
                                                           Amount                                   Additional      during the
                                                            Per                                      Paid-In        Development
                                                           Share       Shares          Amount        Capital          Stage
                                                           -----       ------          ------       ----------     ------------
Balance, December 31, 1986                                           154,666,014    $     1,547     $  307,534      $ (203,942)

Issuance of common stock, exercise of "A" warrants       $   0.03     38,622,618            386      1,158,321               -
Expenses of stock issuance                                                     -              -        (11,357)              -
Acquisition of subsidiary for cash                                             -              -        (46,000)              -
Cancellation of debt due to stockholders                                       -              -         86,565               -
Net loss, year ended December 31, 1987                                         -              -              -        (258,663)
                                                                     -----------    -----------     ----------      ----------

Balance, December 31, 1987                                           193,288,632          1,933      1,495,063        (462,605)

Net loss, year ended December 31, 1988                                         -              -              -        (199,690)
                                                                     -----------    -----------     ----------      ----------

Balance, December 31, 1988                                           193,288,632          1,933      1,495,063        (662,295)

Net loss, year ended December 31, 1989                                         -              -              -        (270,753)
                                                                     -----------    -----------     ----------      ----------

Balance, December 31, 1989                                           193,288,632          1,933      1,495,063        (933,048)

Issuance of common stock, expiration of redemption
   offer on "B" warrants                                     0.05      6,729,850             67        336,475               -
Issuance of common stock, exercise of "B" warrants           0.05        268,500              3         13,422               -
Issuance of common stock, exercise of "C" warrants           0.08         12,900              -          1,032               -
Net loss, year ended December 31, 1990                                         -              -              -        (267,867)
                                                                     -----------    -----------     ----------      ----------

Balance, December 31, 1990                                           200,299,882          2,003      1,845,992      (1,200,915)
                                                                     -----------    -----------     ----------      ----------

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002

                                                                     Common Stock                                 Deficit
                                                                     ------------                               Accumulated
                                                             Amount                               Additional     during the
                                                              Per                                   Paid-In     Development
                                                             Share       Shares        Amount      Capital        Stage
                                                             -----       ------        ------      -------     -----------
Balance, December 31, 1990                                            200,299,882    $    2,003  $ 1,845,992  $ (1,200,915)

Issuance of common stock, exercise of "B" warrants          $  0.05        11,400             -          420             -
Issuance of common stock, exercise of "C" warrants             0.08         2,500             -          200             -
Issuance of common stock, exercise of underwriter warrants     0.12     3,760,000            38       45,083             -
Net loss, year ended December 31, 1991                                          -             -            -      (249,871)
                                                                      -----------    ----------  -----------  ------------

Balance, December 31, 1991                                            204,073,782         2,041    1,891,695    (1,450,786)

Issuance of common stock, for testing                          0.04    10,000,000           100      404,900             -
Issuance of common stock, for consulting services              0.06       500,000             5       27,495             -
Issuance of common stock, exercise of "B" warrants             0.05     7,458,989            75      372,875             -
Issuance of common stock, exercise of "C" warrants             0.08     5,244,220            52      419,487             -
Expenses of stock issuance                                                                            (7,792)
Net loss, year ended December 31, 1992                                          -             -            -      (839,981)
                                                                      -----------    ----------  -----------  ------------

Balance, December 31, 1992                                            227,276,991         2,273    3,108,660    (2,290,767)

Issuance of common stock, for consulting services              0.06       500,000             5       27,495             -
Issuance of common stock, for consulting services              0.03     3,500,000            35      104,965             -
Issuance of common stock, for testing                          0.04     5,000,000            50      174,950             -
Net loss, year ended December 31, 1993                                          -             -            -      (563,309)
                                                                      -----------    ----------  -----------  ------------

Balance, December 31, 1993                                            236,276,991         2,363    3,416,070    (2,854,076)
                                                                      -----------    ----------  -----------  ------------

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002

                                                               Common Stock
                                                               ------------
                                                      Amount                               Additional
                                                       Per                                  Paid-In    Subscription
                                                      Share       Shares        Amount      Capital     Receivable
                                                      -----       ------        ------    -----------  -----------
Balance, December 31, 1993                                      236,276,991    $ 2,363    $ 3,416,070  $      --

Issuance of common stock, for consulting services    $  0.05      4,750,000         47        237,453         --
Issuance of common stock, exercise of options           0.08        400,000          4         31,996         --
Issuance of common stock, exercise of options           0.10        190,000          2         18,998         --
Net loss, year ended December 31, 1994                                   --         --             --         --
                                                                -----------    -------    -----------  ---------

Balance, December 31, 1994                                      241,616,991      2,416      3,704,517         --

Issuance of common stock, exercise of options           0.05      3,333,333         33        166,633         --
Issuance of common stock, exercise of options           0.08      2,092,850         21        167,407         --
Issuance of common stock, exercise of options           0.10      2,688,600         27        268,833         --
Issuance of common stock, for consulting services       0.11      1,150,000         12        126,488         --
Issuance of common stock, for consulting services       0.14        300,000          3         41,997         --
Net loss, year ended December 31, 1995                                   --         --             --         --
                                                                -----------    -------    -----------  ---------

Balance, December 31, 1995                                      251,181,774      2,512      4,475,875         --
                                                                -----------    -------    -----------  ---------

                                                           Deficit
                                                         Accumulated
                                                           during the   Deferred
                                                          Development  Compensation
                                                            Stage         Cost
                                                        -------------  ------------
Balance, December 31, 1993                              $ (2,854,076)    $  --

Issuance of common stock, for consulting services                 --        --
Issuance of common stock, exercise of options                     --        --
Issuance of common stock, exercise of options                     --        --
Net loss, year ended December 31, 1994                      (440,837)       --
                                                        ------------     -----

Balance, December 31, 1994                                (3,294,913)       --

Issuance of common stock, exercise of options                     --        --
Issuance of common stock, exercise of options                     --        --
Issuance of common stock, exercise of options                     --        --
Issuance of common stock, for consulting services                 --        --
Issuance of common stock, for consulting services                 --        --
Net loss, year ended December 31, 1995                      (401,884)       --
                                                        ------------     -----

Balance, December 31, 1995                                (3,696,797)       --
                                                        ------------     -----

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002

                                                        Common Stock                                      Deficit
                                                        ------------                                     Accumulated
                                                 Amount                       Additional                  during the     Deferred
                                                  Per                          Paid-In     Subscription   Development  Compensation
                                                 Share     Shares    Amount    Capital      Receivable      Stage          Cost
                                                 -----     ------    ------  -----------   ------------  ------------  ------------
Balance, December 31, 1995                              251,181,774  $2,512  $ 4,475,875     $      -    $(3,696,797)  $        -

Issuance of common stock, exercise of options    $0.05    3,333,334      33      166,634            -              -            -
Issuance of common stock, exercise of options     0.08    1,158,850      12       92,696            -              -            -
Issuance of common stock, exercise of options     0.10    7,163,600      72      716,288            -              -            -
Issuance of common stock, exercise of options     0.11      170,000       2       18,698            -              -            -
Issuance of common stock, exercise of options     0.12    1,300,000      13      155,987            -              -            -
Issuance of common stock, exercise of options     0.18    1,400,000      14      251,986            -              -            -
Issuance of common stock, exercise of options     0.19      500,000       5       94,995            -              -            -
Issuance of common stock, exercise of options     0.20      473,500       5       94,695            -              -            -
Issuance of common stock, for services rendered   0.50      350,000       3      174,997            -              -            -
Options granted                                                   -       -      760,500            -              -     (473,159)
Subscription receivable                                           -       -            -      (19,000)             -            -
Net loss, year ended December 31, 1996                            -       -            -            -     (1,154,740)           -
                                                        -----------  ------  -----------     --------    -----------   ----------

Balance, December 31, 1996                              267,031,058   2,671    7,003,351      (19,000)    (4,851,537)    (473,159)
                                                        -----------  ------  -----------     --------    -----------   ----------

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002

                                                           Common Stock
                                                           ------------
                                                   Amount                        Additional
                                                    Per                            Paid-In    Subscription
                                                   Share     Shares      Amount    Capital     Receivable
                                                   -----     ------      ------  -----------  ------------
Balance, December 31, 1996                                 267,031,058   $2,671  $ 7,003,351    $(19,000)

Issuance of common stock, exercise of options     $  0.08    3,333,333       33      247,633           -
Issuance of common stock, conversion of debt         0.20    1,648,352       16      329,984           -
Issuance of common stock, conversion of debt         0.15      894,526        9      133,991           -
Issuance of common stock, conversion of debt         0.12    2,323,580       23      269,977           -
Issuance of common stock, conversion of debt         0.15    1,809,524       18      265,982           -
Issuance of common stock, conversion of debt         0.16      772,201        8      119,992           -
Issuance of common stock, for services rendered      0.41       50,000        -       20,500           -
Issuance of common stock, for services rendered      0.24      100,000        1       23,999           -
Beneficial conversion feature, February debenture                    -        -      413,793           -
Beneficial conversion feature, October debenture                     -        -    1,350,000           -
Warrant costs, February debenture                                    -        -       37,242           -
Warrant costs, October debenture                                     -        -      291,555           -
Amortization of deferred compensation cost                           -        -            -           -
Imputed interest on convertible debenture                            -        -        4,768           -
Net loss, year ended December 31, 1997                               -        -            -           -
                                                           -----------   ------  -----------    --------

Balance, December 31, 1997                                 277,962,574    2,779   10,512,767     (19,000)
                                                           -----------   ------  -----------    --------

                                                     Deficit
                                                   Accumulated
                                                    during the     Deferred
                                                    Development  Compensation
                                                      Stage          Cost
                                                   ------------  ------------
Balance, December 31, 1996                         $(4,851,537)   $(473,159)

Issuance of common stock, exercise of options                -            -
Issuance of common stock, conversion of debt                 -            -
Issuance of common stock, conversion of debt                 -            -
Issuance of common stock, conversion of debt                 -            -
Issuance of common stock, conversion of debt                 -            -
Issuance of common stock, conversion of debt                 -            -
Issuance of common stock, for services rendered              -            -
Issuance of common stock, for services rendered              -            -
Beneficial conversion feature, February debenture            -            -
Beneficial conversion feature, October debenture             -            -
Warrant costs, February debenture                            -            -
Warrant costs, October debenture                             -            -
Amortization of deferred compensation cost                   -      399,322
Imputed interest on convertible debenture                    -            -
Net loss, year ended December 31, 1997              (4,141,729)           -
                                                   -----------    ---------

Balance, December 31, 1997                          (8,993,266)     (73,837)
                                                   -----------    ---------

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002

                                                          Common Stock
                                                          ------------
                                                   Amount                         Additional
                                                    Per                            Paid-In    Subscription
                                                   Share      Shares     Amount    Capital     Receivable
                                                   -----      ------    -------   ----------  ------------
Balance, December 31, 1997                                 277,962,574  $ 2,779  $10,512,767   $(19,000)

Issuance of common stock, exercise of options      $ 0.12      295,000        3       35,397          -
Issuance of common stock, exercise of options        0.14      500,000        5       69,995          -
Issuance of common stock, exercise of options        0.16      450,000        5       71,995          -
Issuance of common stock, exercise of options        0.20       10,000        -        2,000          -
Issuance of common stock, exercise of options        0.26      300,000        3       77,997          -
Issuance of common stock, conversion of debt         0.13    1,017,011       10      132,990          -
Issuance of common stock, conversion of debt         0.14    2,512,887       25      341,225          -
Issuance of common stock, conversion of debt         0.15    5,114,218       51      749,949          -
Issuance of common stock, conversion of debt         0.18    1,491,485       15      274,985          -
Issuance of common stock, conversion of debt         0.19    3,299,979       33      619,967          -
Issuance of common stock, conversion of debt         0.22    1,498,884       15      335,735          -
Issuance of common stock, conversion of debt         0.23    1,870,869       19      424,981          -
Issuance of common stock, for services rendered      0.21      100,000        1       20,999          -
Beneficial conversion feature, November debenture                    -        -      625,000          -
Warrant costs, November debenture                                    -        -       48,094          -
Amortization of deferred compensation cost                           -        -            -          -
Write off of subscription receivable                                 -        -      (19,000)    19,000
Net loss, year ended December 31, 1998                               -        -            -          -
                                                           -----------  -------  -----------   --------

Balance, December 31, 1998                                 296,422,907    2,964   14,325,076          -
                                                           -----------  -------  -----------   --------

                                                      Deficit
                                                    Accumulated
                                                     during the    Deferred
                                                    Development  Compensation
                                                       Stage         Cost
                                                   ------------  ------------
Balance, December 31, 1997                         $ (8,993,266)   $(73,837)

Issuance of common stock, exercise of options                 -           -
Issuance of common stock, exercise of options                 -           -
Issuance of common stock, exercise of options                 -           -
Issuance of common stock, exercise of options                 -           -
Issuance of common stock, exercise of options                 -           -
Issuance of common stock, conversion of debt                  -           -
Issuance of common stock, conversion of debt                  -           -
Issuance of common stock, conversion of debt                  -           -
Issuance of common stock, conversion of debt                  -           -
Issuance of common stock, conversion of debt                  -           -
Issuance of common stock, conversion of debt                  -           -
Issuance of common stock, conversion of debt                  -           -
Issuance of common stock, for services rendered               -           -
Beneficial conversion feature, November debenture             -           -
Warrant costs, November debenture                             -           -
Amortization of deferred compensation cost                    -      59,068
Write off of subscription receivable                          -           -
Net loss, year ended December 31, 1998               (4,557,710)          -
                                                   ------------    --------

Balance, December 31, 1998                          (13,550,976)    (14,769)
                                                   ------------    --------

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002


                                                                     Common Stock                         Deficit
                                                                     ------------                       Accumulated
                                                              Amount                        Additional   during the
                                                               Per                           Paid-In     Development
                                                              Share      Shares    Amount    Capital       Stage
                                                              -----      ------    ------    -------       -----
Balance, December 31, 1998                                            296,422,907  $2,964 $ 14,325,076  $(13,550,976)

Issuance of common stock, securities purchase agreement       $ 0.16    4,917,276      49      802,451             -
Issuance of common stock, securities purchase agreement         0.27    1,851,852      18      499,982             -
Issuance of common stock, for services rendered                 0.22      100,000       1       21,999             -
Issuance of common stock, for services rendered                 0.25      180,000       2       44,998             -
Beneficial conversion feature, August debenture                                 -       -      950,036             -
Beneficial conversion feature, December debenture                               -       -      361,410             -
Amortization of warrant costs, convertible debentures                           -       -          300             -
Warrant costs, related to convertible debentures                                                                   -
Warrant costs, August debenture                                                 -       -       49,964             -
Warrant costs, December debenture                                               -       -        4,267             -
Amortization of warrant costs, securities purchase agreement                            -            -             -
Amortization of deferred compensation cost                                      -       -      (14,769)            -
Credit arising from modification of option terms                                -       -      210,144             -
Net loss, year ended December 31, 1999                                          -       -            -    (6,323,431)
                                                                      -----------  ------ ------------  ------------

Balance, December 31, 1999 (Restated)                                 303,472,035   3,034   17,255,858   (19,874,407)
                                                                      -----------  ------ ------------  ------------

                                                                Deferred     Discount
                                                              Compensation      on
                                                                  Cost       Warrants
                                                                  ----       --------
Balance, December 31, 1998                                      $(14,769)    $     -

Issuance of common stock, securities purchase agreement                -           -
Issuance of common stock, securities purchase agreement                -           -
Issuance of common stock, for services rendered                        -           -
Issuance of common stock, for services rendered                        -           -
Beneficial conversion feature, August debenture                        -           -
Beneficial conversion feature, December debenture                      -           -
Amortization of warrant costs, convertible debentures                  -        (300)
Warrant costs, related to convertible debentures                       -       2,455
Warrant costs, August debenture                                        -           -
Warrant costs, December debenture                                      -           -
Amortization of warrant costs, securities purchase agreement           -           -
Amortization of deferred compensation cost                        14,769           -
Credit arising from modification of option terms                       -           -
Net loss, year ended December 31, 1999                                 -           -
                                                                --------     -------

Balance, December 31, 1999 (Restated)                                  -       2,155
                                                                --------     -------

                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002

                                                                     Common Stock                             Deficit
                                                                     ------------                           Accumulated
                                                             Amount                           Additional     during the  Discount
                                                              Per                               Paid-In     Development     on
                                                             Share      Shares      Amount      Capital        Stage     Warrants
                                                             -----      ------      ------      -------        -----     --------
Balance, December 31, 1999 (Restated)                                303,472,035    $3,034    $17,255,858  $(19,874,407) $ 2,155

Issuance of common stock, exercise of options               $0.1400      600,000         6         83,994            --       --
Issuance of common stock, exercise of options                0.1500    1,600,000        16        239,984            --       --
Issuance of common stock, exercise of options                0.1600      650,000         7        103,994            --       --
Issuance of common stock, exercise of options                0.1700      100,000         1         16,999            --       --
Issuance of common stock, exercise of options                0.2100      792,500         8        166,417            --       --
Issuance of common stock, exercise of options                0.2500    1,000,000        10        246,090            --       --
Issuance of common stock, exercise of options                0.2700      281,000         3         75,867            --       --
Issuance of common stock, exercise of options                0.3600      135,000         1         48,599            --       --
Issuance of common stock, exercise of warrants               0.2040      220,589         2         44,998            --       --
Issuance of common stock, exercise of warrants               0.2448      220,589         2         53,998            --       --
Issuance of common stock, exercise of warrants               0.2750       90,909         1         24,999            --       --
Issuance of common stock, exercise of warrants               0.3300       90,909         1         29,999            --       --
Issuance of common stock, conversion of debt                 0.1400   35,072,571       351      4,907,146            --       --
Issuance of common stock, conversion of debt                 0.1900    1,431,785        14        275,535            --       --
Issuance of common stock, conversion of debt                 0.2000    1,887,500        19        377,481            --       --
Issuance of common stock, conversion of debt                 0.3600       43,960        --         15,667            --       --
Issuance of common stock, cashless exercise of warrants                  563,597         6        326,153            --       --
Issuance of common stock, services rendered                  0.4650      100,000         1         46,499            --       --
Private placement of common stock                            0.2200   13,636,357       136      2,999,864            --       --
Private placement of common stock                            0.3024    4,960,317        50      1,499,950            --       --
Private placement of common stock                            0.4000   13,265,000       133      5,305,867            --       --
Cashless exercise of warrants                                                 --        --       (326,159)           --       --
Beneficial conversion feature, January Debenture                              --        --        395,236            --       --
Warrant costs, consulting agreement                                           --        --        200,249            --       --
Warrant costs, January Debenture                                              --        --         13,418            --       --
Warrant costs, related to convertible debentures                              --        --                                (2,454)
Recovery of subscription receivable previously written off                    --        --         19,000            --       --
Credit arising from modification of option terms                              --        --      1,901,927            --       --
Net loss, year ended December 31, 2000                                        --        --             --    (8,816,192)      --
                                                                     -----------    ------    -----------  ------------  -------

Balance, December 31, 2000 (Restated)                                380,214,618     3,802     36,349,629   (28,690,599)    (299)
                                                                     -----------    ------    -----------  ------------  -------


                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002

                                                                     Common Stock                       Deficit
                                                                     ------------                     Accumulated
                                                          Amount                        Additional    during the       Discount
                                                           Per                            Paid-In     Development         on
                                                          Share       Shares    Amount    Capital        Stage         Warrants
                                                          -----       ------    ------    -------        -----         --------
Balance, December 31, 2000 (Restated)                              380,214,618   3,802   36,349,629    (28,690,599)         (299)

Issuance of common stock, exercise of options            $ 0.2700       40,000       1       10,799             --            --
Issuance of common stock, exercise of options              0.3600       20,000       1        7,199             --            --
Issuance of common stock, cashless exercise of warrants                 76,411       1       77,491             --            --
Issuance of common stock, for services rendered            0.3500      100,000       1       34,999             --            --
Sale of common stock, for cash                             0.1500    6,666,667      66      999,933             --            --
Sale of common stock, for cash                             0.3000    2,000,000      20      599,980             --            --
Sale of common stock, for cash                             0.3200    3,125,000      31      999,969             --            --
Sale of common stock, for cash                             0.4000    1,387,500      14      554,986             --            --
Sale of common stock, for cash                             0.2700    9,666,667      96    2,609,904             --            --
Warrant costs, private equity line of credit                                              1,019,153                   (1,019,043)
Amortization of warrant costs, equity line of credit                                                                     356,594
Cashless exercise of warrants                                               --      --      (77,491)            --            --
Credit arising from modification of option terms                            --      --      691,404             --            --
Net loss, year ended December 31, 2001                                      --      --           --    (11,086,567)           --
                                                                   -----------  ------  -----------  -------------   -----------

Balance, December 31, 2001 (Restated)                              403,296,863  $4,033  $43,877,955  $ (39,777,166)  $  (662,748)
                                                                   ===========  ======  ===========  =============   ===========

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002

                                                                      Common Stock                         Deficit
                                                                      ------------                       Accumulated
                                                             Amount                        Additional     during the      Discount
                                                              Per                            Paid-In     Development        on
                                                             Share      Shares    Amount      Capital        Stage        Warrants
                                                             -----      ------    ------      -------       -----        --------
Balance, December 31, 2001 (Restated)                                403,296,863   4,033    43,877,955   (39,777,166)    (662,748)

Sale of common stock, for cash                             $  0.1109  17,486,491     175     1,938,813            --           --
Sale of common stock, for cash                                0.1400  22,532,001     225     2,840,575            --           --
Sale of common stock, for cash                                0.1500   9,999,999     100     1,499,900            --           --
Issuance of common stock, conversion of debt                  0.1100     909,091       9        99,991            --           --
Issuance of common stock, conversion of debt                  0.1539   1,299,545      13       199,987            --           --
Warrant costs, termination agreement                                          --      --       190,757            --           --
Warrant costs, issued with sale of common stock, for cash                     --      --        36,086            --           --
Expenses of stock issuance                                                    --      --       (50,160)           --      (36,087)
Warrants granted for consulting services                                      --      --       107,382            --           --
Credit arising from modification of option terms                              --      --       177,963            --           --
Amortization of warrant costs, equity line of credit                          --      --            --            --      407,660
Beneficial conversion feature, May debenture                                  --      --        55,413            --           --
Beneficial conversion feature, July debentures                                --      --       166,515            --           --
Net loss, year ended December 31, 2002                                        --      --            --    (9,321,065)          --
                                                                     -----------  ------  ------------  ------------    ---------

Balance, December 31, 2002 (Restated)                                455,523,990  $4,555  $ 51,141,177  $(49,098,231)   $(291,175)
                                                                     ===========  ======  ============  ============    =========

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                              Inception
                                                                                                            (February 20,
                                                                            Year Ended December 31,          1984) to
                                                                           -----------------------           December 31,
                                                                    2002           2001          2000           2002
                                                                    ----           ----          ----       -------------
                                                                 (Restated)     (Restated)    (Restated)
                                                                ------------   ------------  ------------
Cash Flows from Operating Activities:
   Net loss                                                     $ (9,321,065)  $(11,086,567) $ (8,816,192)  $(49,098,231)
                                                                ------------   ------------  ------------   ------------
   Adjustments to reconcile net loss to
      net cash used by operating activities:
         Depreciation                                                997,874        532,264       362,392      2,438,663
         Amortization of debt issuance costs                          34,078         15,344       106,030        828,637
         Amortization of deferred interest cost on beneficial              -              -             -              -
            conversion feature of convertible debenture               89,001              -       395,236      4,182,795
         Amortization of discount on warrants                        407,660        356,704        64,335      1,164,392
         Amortization of discount on warrants - consulting
            services                                                       -              -       230,249        230,249
         Amortization of deferred compensation cost                        -              -             -        760,500
         Issuance of common stock for debenture interest              43,425              -        76,212        119,637
         Issuance of common stock for services                             -         35,000        46,500      1,586,000
         Compensation expense for options and warrants               476,102        691,404     1,901,927      3,264,808
         Changes in operating assets and liabilities:                      -              -             -              -
            Increase in other current assets                         (52,155)       (28,358)       (5,063)      (145,311)
            Decrease in inventory                                          -         19,729             -              -
            Increase in other assets                                 (86,962)       (53,232)     (278,037)    (1,635,189)
            Increase (decrease) in accounts
               payable and  accrued liabilities                   (1,288,999)       940,745       174,089        560,907
                                                                ------------   ------------  ------------   ------------
                  Total adjustments                                  620,024      2,509,600     3,073,870     13,356,088
                                                                ------------   ------------  ------------   ------------
                  Net cash used by operating activities           (8,701,041)    (8,576,967)   (5,742,322)   (35,742,143)
                                                                ------------   ------------  ------------   ------------

Cash Flows from Investing Activities:
   Purchase of investments                                                 -              -             -     (6,292,979)
   Proceeds from sale of investments                                       -              -             -      6,292,979
   Acquisition of property and equipment                            (267,715)    (1,588,648)     (917,471)    (4,323,384)
                                                                ------------   ------------  ------------   ------------
                  Net cash used by investing activities             (267,715)    (1,588,648)     (917,471)    (4,323,384)
                                                                ------------   ------------  ------------   ------------

Cash Flows from Financing Activities:
   Proceeds from issuance of convertible debt                      2,000,000              -     1,000,000     11,500,000
   Proceeds from sale of securities, net of issuance costs         6,229,628      5,783,000    10,835,970     29,529,686
   Proceeds from common stock subscribed but not issued              883,900              -             -        883,900
   Payments under capital lease                                     (142,426)       (58,690)      (50,324)      (310,028)
   Payments on note payable                                          (26,400)       (21,519)      (19,096)       (81,276)
   Recovery of subscription receivable written off                         -              -        19,000         19,000
                                                                ------------    -----------  ------------   ------------
                  Net cash provided by financing activities        8,944,702      5,702,791    11,785,550     41,541,282
                                                                ------------    -----------  ------------   ------------

Net Increase (Decrease) in Cash and Cash Equivalents                 (24,054)    (4,462,824)    5,125,757      1,475,755

Cash and Cash Equivalents, Beginning                               1,499,809      5,962,633       836,876              -
                                                                ------------    -----------  ------------   ------------

Cash and Cash Equivalents, Ending                               $  1,475,755    $ 1,499,809  $  5,962,633   $  1,475,755
                                                                ============    ===========  ============   ============

Supplemental Disclosure of Non-Cash Financing Activities:
   Cash paid during the year for interest                       $     25,669    $    20,556  $     36,681
                                                                ============    ===========  ============

Supplemental Schedule of Non-Cash Investing and Financing Activities:
   A capital lease obligation of approximately $140,000 was incurred during 2002 to finance the purchase of new equipment.

                See notes to consolidated financial statements.

                           ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          BUSINESS

          Advanced Viral Research Corp. (the Company) was incorporated in Delaware on July 31, 1985. The Company was organized for the purpose of manufacturing and marketing a pharmaceutical product initially named Reticulose, the current formulation of which is now known as and hereinafter referred to as "Product R." The success of the Company will be dependent upon obtaining certain regulatory approval for its pharmaceutical product, Product R, to commence commercial operations.

          PRINCIPLES OF CONSOLIDATION

          The consolidated financial statements include the accounts of the Company and its 99.6% owned subsidiary, Advance Viral Research, Ltd.
          (LTD), a Bahamian Corporation. LTD is presented in the financial statements under "Discontinued Operations" (See Notes 5 and 15). All significant intercompany accounts have been eliminated.

          DEVELOPMENT STAGE ENTERPRISE

          As described above, the Company was incorporated on July 31, 1985, and, since that time, has been primarily involved in organizational activities, research and development activities, and raising capital. Planned operations, as described above, have not commenced to any significant extent. Accordingly, the Company is considered to be in the development stage, and the accompanying consolidated financial statements represent those of a development stage enterprise.

          CASH AND CASH EQUIVALENTS

          Cash equivalents consist of highly liquid investments (primarily a money market fund), with original maturities of three months or less.

          PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Gain or loss on disposition of assets is recognized currently. Maintenance and repairs are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

          RESEARCH AND DEVELOPMENT

          Research and development costs are expensed as incurred by the Company. Internal research and development services that the Company contracts out are expensed as incurred by the Company. The Company does not conduct research and development for third parties. Research and development costs may include consultants, Israel studies, U.S. studies at universities, laboratory gases, gloves and apparel, and travel.

                           ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         RESEARCH AND DEVELOPMENT (Continued)

         An allocation of rent, utilities, payroll, payroll taxes (except CEO salary, payroll taxes) and telephone were allocated to research and development at 80% of actual costs with 20% of actual costs allocated to general and administrative through December 31, 2002. Approximately 50% of the salary and payroll taxes through December 31, 2002 for Dr. Hirschman, the Company's Chief Executive Officer and Chief Scientific Officer, were allocated to research and development expense.

         In November 2002, the Company reduced its staff from 33 employees to 10 and limited its research and development efforts to the studies being performed in Israel. As a result, beginning in January 2003 and going forward, the Company discontinued allocating the above expenses to research and development expense with the exception of 30% of the salary and payroll taxes of Dr. Hirschman, which were allocated to research and development.

         IMPAIRMENT OF LONG-LIVED ASSETS

         The Company regularly evaluates its long-lived assets for indicators of possible impairment, whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

         OTHER ASSETS

         Patent development costs are capitalized as incurred. Such costs will be amortized over the life of the patent, commencing at the time Product R is marketed. Loan costs include fees paid in connection with the February 2001 private equity line of credit agreement and are being amortized over the life of the agreement (see Note 7).

         INCOME TAXES

         The Company accounts for its income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

                           ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

         The information set forth below provides disclosure of the estimated fair value of the Company's financial instruments presented in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 107. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2002 and 2001. Since the reported fair values of financial instruments are based upon a variety of factors, they may not represent actual values that could have been realized as of December 31, 2002 and 2001 or that will be realized in the future.

         The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, a money market fund and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

         CONCENTRATIONS OF CREDIT RISk

         Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. At various times during the year, the Company had cash balances in excess of federally insured limits. The Company maintains its cash, which consists primarily of demand deposits, with high quality financial institutions, which the Company believes limits this risk.

         STOCK-BASED COMPENSATION

         The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS No. 123, Accounting for Stock-Based Compensation. APB No. 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123. The Company follows SFAS No. 123 in accounting for stock options issued to non-employees.

         No stock-based employee compensation cost is reflected in net loss, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of the grant. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                           ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  STOCK-BASED COMPENSATION (Continued)

----------------------------------------------------------------------------------------------------------------------------------
                                                                           YEAR ENDED DECEMBER 31,
----------------------------------------------------------------------------------------------------------------------------------
                                              2002           2002          2001             2001         2000            2000
                                            REPORTED       RESTATED      REPORTED         RESTATED     REPORTED        RESTATED
----------------------------------------------------------------------------------------------------------------------------------
Net loss                                  $(10,342,335)  $ (9,321,065)  $(11,715,568)  $(11,086,567)  $ (9,354,664)  $ (8,816,192)
---------------------------------------------------------------------------------------------------------------------------------
Deduct: total stock-based
   compensation expense
   determined under fair
   value based method for all
   awards, net of related tax effects       (2,016,132)      (724,048)    (2,374,643)      (154,034)    (1,799,827)    (5,453,816)
---------------------------------------------------------------------------------------------------------------------------------
Pro forma net loss                        $(12,358,467)  $(10,045,113)  $(14,090,211)  $(11,240,601)  $(11,154,491)  $(14,270,008)
---------------------------------------------------------------------------------------------------------------------------------
Loss per share - basic and diluted
----------------------------------------------------------------------------------------------------------------------------------
   As reported                            $      (0.02)  $      (0.02)  $      (0.03)  $      (0.03)  $      (0.03)  $      (0.02)
---------------------------------------------------------------------------------------------------------------------------------
   Pro forma                              $      (0.03)  $      (0.02)  $      (0.04)  $      (0.03)  $      (0.03)  $      (0.04)
---------------------------------------------------------------------------------------------------------------------------------

         There are no other options outstanding that would require pro forma presentation.

         NET LOSS PER COMMON SHARE

         The Company computes loss per share in accordance with SFAS No. 128, Earnings Per Share. This standard requires dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted earnings per share computation.

         Net loss per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during the year. The Company's potentially issuable shares of common stock pursuant to outstanding stock options and warrants are excluded from the Company's diluted computation, as their effect would be anti-dilutive.

         REVENUE RECOGNITION

         The limited sales generated by the Company have consisted of sales of Product R for testing and other purposes. The Company records sales when the product is shipped to customers. There were no sales for the year ended December 31, 2002.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

         RECLASSIFICATIONS

         Certain amounts in the financial statements have been reclassified to conform to 2002 presentation.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         RECENT ACCOUNTING PRONOUNCEMENTS

         In November 2002 the FASB issued FASB Interpretation No., or FIN 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantee of Indebtedness of Others. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. FIN 45's provisions for initial recognition and measurement should be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The guarantor's previous accounting for guarantees that were issued before the date of FIN 45's initial application may not be revised or restated to reflect the effect of the recognition and measurement provisions of the Interpretation. The disclosure requirements are effective for financial statements of both interim and annual periods that end after December 15, 2002. The Company is not a guarantor under any significant guarantees and thus this interpretation is not expected to have a significant effect on the Company's financial position or results of operations.

         On December 31, 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - An Amendment of SFAS 123. The standard provides additional transition guidance for companies that elect to voluntarily adopt the accounting provisions of SFAS 123, Accounting for Stock-Based Compensation. SFAS 148 does not change the provisions of SFAS 123 that permits entities to continue to apply the intrinsic value method of APB 25, Accounting for Stock Issued to Employees. As the Company continues to follow APB 25, its accounting for stock-based compensation will not change as a result of SFAS 148. SFAS 148 does require certain new disclosures in both annual and interim financial statements. The required annual disclosures are effective immediately and have been included in Note 10 of the Company's consolidated financial statements. The new interim disclosure provisions will be effective in the first quarter of 2003.

         In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS 146 is effective for exit or disposal activities initiated after December 31, 2002. The Company does not expect the adoption of this standard to have any impact on its financial position or results of operations.

         In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 is effective for fiscal years beginning after May 15, 2002. The Company has not determined the impact that SFAS 145 will have, if any, on its financial statements.

         In August 2001, the FASB issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 supersedes Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. SFAS 144 retains the requirement in Opinion No. 30 to report separately discontinued operations and extends that reporting to a component of an entity that either has been disposed of

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

         or is classified as held for sale. The Company adopted SFAS 144 on January 1, 2002 (see Notes 5 and 15).

         In July 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets which replace Accounting Principles Board Opinion Nos. 16, Business Combinations and 17, Intangible Assets, respectively. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and that the use of the pooling-of-interests method be prohibited. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only method. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of SFAS No. 142, which the Company will be required to adopt on January 1, 2002. After December 31, 2001, goodwill can only be written down upon impairment discovered during annual tests for fair value, or discovered during tests taken when certain triggering events occur. The Company adopted SFAS 142 on January 1, 2002 and there was no impact on the results of operations or financial position of the Company.

         In March 2000, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB Opinion No. 25 (FIN 44). FIN 44 clarifies the application of APB Opinion No. 25 and, among other issues, clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a non-compensatory plan; the accounting consequences of various modifications to the terms of previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 was effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The Company adopted FIN 44 in the third quarter of 2000 and there was no material impact on the Company's results of operations or financial position.

         In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No. 133 an Amendment of SFAS No. 133, which deferred the effective date to all fiscal quarters of all fiscal years beginning after June 15, 2000. Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Adoption of the new standard on January 1, 2001 had no effect on the financial statements.

NOTE 2.  GOING CONCERN

         As indicated in the accompanying financial statements, the Company has suffered accumulated net losses of $49,098,231 since inception and is dependent upon registration of Product R for sale before it can begin commercial operations. The Company's cash position may be inadequate to pay all the costs associated with operations and the full range of testing and clinical trials required by the FDA. Unless and until Product R is approved for sale in the United States or another industrially developed country, the Company will be dependent upon the continued sale

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

NOTE 2.  GOING CONCERN (Continued)

         of its securities, debt or equity financing for funds to meet its cash requirements. The foregoing issues raise substantial doubt about the Company's ability to continue as a going concern.

         Management intends to continue to sell the Company's securities in an attempt to meet its cash flow requirements; however, no assurance can be given that equity or debt financing, if and when required, will be available.

NOTE 3.  RESTATEMENT OF FINANCIAL STATEMENTS

         The accompanying financial statements for the years ended December 31, 2002, 2001 and 2000 have been restated to reflect changes in accounting for warrants issued in connection with equity transactions as well as options issued to the Board of Directors and employees (on a pro-forma basis only) and its Advisory Board. The restatement resulted in income which reduced the previously reported net loss for 2002, 2001 and 2000 by approximately $1,021,000 and $629,000, and $538,000, respectively.

         Basic and diluted net loss per common share on operations remained the same for the years ended December 31, 2002 and 2001. For the year ended December 31, 2000, the net loss per share from operations was reduced by $0.01 to ($0.02) from ($0.03). The Company's deficit accumulated during the development stage was reduced by $2,039,574, $1,018,304, and $389,303 at December 31, 2002, 2001 and 2000, respectively. The restatement did not impact the Company's net cash in investing and financing activities and net cash used in operating activities remained unchanged However, certain components within operating activities consisting of amortization of deferred interest cost, discount on warrants and compensation expense for options and warrants, were restated.

                                                      AS OF DECEMBER 31, 2002                      AS OF DECEMBER 31, 2001
                                              -----------------------------------------    ----------------------------------------
                                              AS REPORTED    ADJUSTMENTS      RESTATED     AS REPORTED    ADJUSTMENTS    RESTATED
                                              -----------    -----------    -----------    -----------    -----------    --------
ASSETS
Current Assets                                  1,770,251              -      1,770,251      1,751,970              -     1,751,970
Property and Equipment, Net                     2,244,118              -      2,244,118      2,818,045              -     2,818,045
Other Assets                                      931,660              -        931,660        878,776              -       878,776
                                              -----------    -----------    -----------    -----------    -----------   -----------
         Total assets                           4,946,029              -      4,946,029      5,448,791              -     5,448,791
                                              ===========    -----------    ===========    ===========    -----------   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities                               684,591              -        684,591      1,932,149              -     1,932,149
Long-Term Debt:
   Convertible debenture, net                   1,658,231        (47,732)     1,610,499              -              -             -
   Capital lease obligation                         5,834              -          5,834         42,370              -        42,370
   Note payable                                     4,879              -          4,879         32,198              -        32,198
                                              -----------    -----------    -----------    -----------    -----------   -----------
        Total long-term debt                    1,668,944        (47,732)     1,621,212         74,568              -        74,568
                                              -----------    -----------    -----------    -----------    -----------   -----------
Common Stock Subscribed but not Issued            883,900              -        883,900              -              -             -
                                              -----------    -----------    -----------    -----------    -----------   -----------
Stockholders' Equity:
   Common stock                                     4,555              -          4,555          4,033              -         4,033
   Additional paid-in capital                  57,530,605     (6,389,428)    51,141,177     47,666,141     (3,788,186)   43,877,955
   Deficit accumulated during the
    development stage                         (51,137,805)     2,039,574    (49,098,231)   (40,795,470)     1,018,304   (39,777,166)
   Discount on warrants                        (4,688,761)     4,397,586       (291,175)    (3,432,630)     2,769,882      (662,748)
                                              -----------    -----------    -----------    -----------    -----------   -----------
         Total stockholders' equity             1,708,594         47,732      1,756,326      3,442,074              -     3,442,074
                                              -----------    -----------    -----------    -----------    -----------   -----------
         Total liabilities and stockholders'
          Equity                                4,946,029              -      4,946,029      5,448,791              -     5,448,791
                                              ===========    -----------    ===========    ===========    -----------   ===========

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3.  RESTATEMENT OF FINANCIAL STATEMENTS (Continued)



                                                           2002                                             2001
                                        -------------------------------------------   --------------------------------------------
                                         AS REPORTED    ADJUSTMENTS      RESTATED      AS REPORTED     ADJUSTMENTS     RESTATED
                                        -------------  -------------  -------------   -------------   -------------  -------------
Revenues                                $           -  $           -  $           -   $      17,601   $           -  $      17,601
                                        -------------  -------------  -------------   -------------   -------------  -------------
Costs and Expenses:
  Research and development                  4,439,592              -      4,439,592       5,150,869               -      5,150,869
  General and administrative                2,654,296              -      2,654,296       4,063,022               -      4,063,022
  Compensation and other
  expense for options and
  warrants                                    755,397        128,365        883,762         691,404         356,704      1,048,108
   Depreciation                               977,746              -        977,746         511,216               -        511,216
                                        -------------  -------------  -------------   -------------   -------------  -------------
                                            8,827,031        128,365      8,955,396      10,416,511         356,704     10,773,215
                                        -------------  -------------  -------------   -------------   -------------  -------------
Loss from Operations                       (8,827,031)      (128,365)    (8,955,396)    (10,398,910)       (356,704)-  (10,755,614)
                                        -------------  -------------  -------------   -------------   -------------  -------------
Other Income (Expense):
   Interest income                             27,659              -         27,659         113,812               -        113,812
   Other income
   Interest expense                        (1,341,809)     1,149,635       (192,174)       (868,856)        985,705        116,849
   Severance expense -
   former directors                                 -              -              -        (302,500)              -       (302,500)
                                        -------------  -------------  -------------   -------------   -------------  -------------
                                           (1,314,150)     1,149,635       (164,515)     (1,057,544)        985,705        (71,839)
                                        -------------  -------------  -------------   -------------   -------------  -------------
Loss from Continuing Operations           (10,141,181)     1,021,270     (9,119,911)    (11,456,454)        629,001    (10,827,453)
Loss from Discontinued Operations            (201,154)             -       (201,154)       (259,114)              -       (259,114)
                                        -------------  -------------  -------------   -------------   -------------  -------------
Net Loss                                $ (10,342,335) $   1,021,270  $  (9,321,065)  $ (11,715,568)  $     629,001  $ (11,086,567)
                                        =============  =============  =============   =============   =============  =============
Net Loss Per Common Share
   Basic and Diluted:
      Continuing operations                     (0.02)                        (0.02)         (0.03)                          (0.03)
      Discontinued operations                   (0.00)                        (0.00)         (0.00)                          (0.00)
      Net loss                                  (0.02)                        (0.02)         (0.03)                          (0.03)
Weighted Average Number
  of  Common Shares
  Outstanding                             439,009,322                   439,009,322    389,435,324                     389,435,324

                                                               2000
                                            -----------------------------------------
                                             AS REPORTED    ADJUSTMENTS     RESTATED
                                            -------------   -----------   -----------
Revenues                                    $       8,363   $         -   $     8,363
                                            -------------   -----------   -----------
Costs and Expenses:
  Research and development                      3,192,551             -     3,192,551
  General and administrative                    2,413,601             -     2,413,601
  Compensation and other
  expense for options and
  warrants                                      1,901,927             -     1,901,927
   Depreciation                                   346,227             -       346,227
                                            -------------   -----------   -----------
                                                7,854,306             -     7,854,306
                                            -------------   -----------   -----------
Loss from Operations                           (7,845,943)            -    (7,845,943)
                                            -------------   -----------   -----------
Other Income (Expense):
   Interest income                                161,832             -       161,832
   Other income
   Interest expense                            (1,446,692)      538,472      (908,220)
   Severance expense -
   former directors                                     -             -             -
                                            -------------   -----------   -----------
                                               (1,284,860)      538,472      (746,388)
                                            -------------   -----------   -----------
Loss from Continuing Operations                (9,130,803)      538,472    (8,592,331)
Loss from Discontinued Operations                (223,861)            -      (223,861)
                                            -------------   -----------   -----------
Net Loss                                    $  (9,354,664)  $   538,472   $(8,816,192)
                                            =============   ===========   ===========
Net Loss Per Common Share
   Basic and Diluted:
      Continuing operations                         (0.03)                      (0.02)
      Discontinued operations                       (0.00)                      (0.00)
      Net loss                                      (0.03)                      (0.02)
Weighted Average Number
  of  Common Shares
  Outstanding                                 362,549,690                 362,549,690

NOTE 4.  PROPERTY AND EQUIPMENT

                                                                              Estimated Useful Lives (Years)   2002          2001
                                                                              ------------------------------   ----          ----
Land and improvements                                                                        15               $   34,550  $   34,550
Building and improvements                                                                    30                1,410,165   1,233,524
Machinery and equipment                                                                       5                3,394,431   3,170,759
                                                                                                              ----------  ----------
                                                                                                               4,839,146   4,438,833
Less accumulated depreciation                                                                                  2,433,185   1,438,250
                                                                                                              ----------  ----------
                                                                                                               2,405,961   3,000,583
Less property and equipment included in assets held for sale, net (Note 5)                                       161,843     182,538
                                                                                                              ----------  ----------
                                                                                                              $2,244,118  $2,818,045
                                                                                                              ==========  ==========

         The Company maintains certain property and equipment in Freeport, Bahamas. This property and equipment amounted to $429,782 as of December 31, 2002 and $433,119 as of December 31, 2001. Included with machinery and equipment is equipment purchased under capital leases of $135,537 during 2002. Depreciation expense for equipment under the capital leases was approximately $27,488, $10,368 and $7,729 in 2002, 2001 and 2000, respectively. These amounts are included above.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 5.   OTHER ASSETS

                                                                         2002          2001
                                                                         ----          ----
Patent development costs                                               $897,385      $765,388
Loan costs, net of accumulated amortization of $828,637
   and $794,559                                                          34,275        68,353
Other                                                                     6,461        51,496
                                                                       --------      --------
                                                                        938,121       885,237
Less other assets included in assets held for sale, net (Note 5)          6,461         6,461
                                                                       --------      --------
                                                                       $931,660      $878,776
                                                                       ========      ========

NOTE 6.   ASSETS HELD FOR SALE

          During 2002, the Board of Directors approved a plan to sell Advance Viral Research, Ltd. (LTD), the Company's Bahamian subsidiary. The facility being sold produced topical Product R which is no longer being produced by the Company. As required under SFAS 144, the net book values of the assets (LTD had no liabilities as of December 31, 2002 other than an inter-company payable that has been eliminated) have been reflected on the balance sheet as held for sale and the operations have been included in discontinued operations for the years ended December 31, 2002, 2001 and 2000 (see Note 15).

          Although no formal contract has been executed, management believes that the estimated selling price less estimated cost to sell exceeds the net book value of LTD and therefore there is no impairment loss charged to discontinued operations.

NOTE 7.   ACCRUED LIABILITIES

Accrued bonus                                                          $ 50,000      $100,000
Accrued 401k contribution                                                40,675        32,717
Accrued payroll                                                          35,157        81,181
Other                                                                    11,814         9,658
                                                                       --------      --------
                                                                       $137,646      $223,556
                                                                       ========      ========

NOTE 8.   NOTE PAYABLE

          During 1999, the Company entered into an installment purchase agreement for equipment totaling $123,600. The agreement is collateralized by the equipment and calls for monthly installments of $2,476, including interest at 12% per annum, with a final installment in February 2004.

          The aggregate maturities of the installment purchase agreement are as follows:

Year ending December 31:
      2003                                                             $ 25,165
      2004                                                                4,879
                                                                       --------
                                                                         30,044
Less current portion                                                     25,165
                                                                       --------
Note payable - long-term portion                                       $  4,879
                                                                       ========

                         ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 9.   SECURITIES PURCHASE AGREEMENTS

          CONVERTIBLE DEBENTURES AND WARRANTS

          The Company issued warrants to purchase common stock in connection with the issuance of several convertible debentures sold during the years 1997 to 2000, which debentures have all been fully converted. As of December 31, 2002, warrants to purchase approximately 3.2 million shares of the Company's common stock relating to these fully converted debentures were outstanding with expiration dates through 2009 at exercise prices ranging from $.199 to $.864.

          During the second and third quarters of 2002, the Company issued to certain investors an aggregate of $2,000,000 principal amount of its 5% convertible debentures at par in several private placements. Under the terms of each 5% convertible debenture, 20% of the original issue is convertible on the original date of issue at a price equal to the closing bid price quoted on the OTC Bulletin Board on the trading day immediately preceding the original issue date (except for the Rushing/Simoni issuance detailed below which had an initial conversion price of $0.11 per share). Thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the average closing bid price for the five trading days prior to the conversion date (the "Market Price"); or
          (ii) ten cents ($0.10) which amount is subject to certain adjustments. The convertible debentures, including interest accrued thereon, are payable by Advanced Viral in shares of common stock and mature two years from the date of issuance. The shares issued upon conversion of the debentures cannot be sold or transferred for a period of one year from the applicable vesting date of the convertible portion of the debentures. The Company issued its 5% convertible debentures as follows:

               - On May 30, 2002, the Company sold to O. Frank Rushing and Justine Simoni, as joint tenants, $500,000 principal amount of its 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature, which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. On June 3, 2002, these investors converted the first 20% ($100,000) into 909,091 shares of common stock at a conversion price of $0.11 per share. In January 2003, the holder converted the second 20% ($100,000 plus interest of $3,041) into 1,030,411 shares of common stock at a conversion price of $.10 per share.

               - On July 3, 2002, the Company sold to James F. Dicke II, who was then a member of its Board of Directors, $1,000,000 principal amount of its 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. On July 3, 2002, Mr. Dicke converted the first 20% of the debenture ($200,000) for 1,299,545 shares of common stock at a conversion price of $0.1539 per share. . In January 2003, the holder converted the second 20% ($200,000 plus interest of $5,041) of the debenture into 2,050,411 shares of common stock at a conversion price of $.10 per share.

                         ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 9.   SECURITIES PURCHASE AGREEMENTS (Continued)

          CONVERTIBLE DEBENTURES AND WARRANTS (Continued)

               - On July 15, 2002, the Company sold to Peter Lunder $500,000 principal amount of the Company's 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature, which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. In January 2003, the holder converted 40% ($200,000 plus interest of $4,822) of the debenture into 1,587,797 shares of common stock, the first 20% of which was converted at a conversion price of $.1818 per share, and the second 20% of which was converted at a conversion price of $.10 per share.

          STOCK PURCHASE AGREEMENTS

          Pursuant to certain securities purchase agreements, the Company issued warrants to purchase common stock in connection with the sale of approximately 61,500,000 shares of common stock during the years 1998 to 2001 for cash consideration of approximately $16,900,000. As of December 31, 2002, warrants to purchase approximately 16.5 million shares of the Company's common stock relating to these securities purchase agreements were outstanding with expiration dates through 2006.

          During the quarter ended March 31, 2002, under several stock purchase agreements, the Company sold an aggregate of 9,999,999 shares of its common stock at $0.15 per share, for cash consideration of $1,500,000.

          On April 12, 2002, pursuant to stock purchase agreements with various institutional investors, the Company issued 17,486,491 shares of its common stock at a market price of $0.11089 per share and received net proceeds of approximately $1,939,000.

          On September 10, 2002, the Company issued and sold an aggregate of 21,500,000 shares of its common stock pursuant to a securities purchase agreement with certain institutional investors for total proceeds of approximately $3,010,000, or $0.14 per share, along with warrants to purchase 16,125,000 shares of the Company's common stock at an exercise price of $0.25 per share, subject to adjustment, as described below. In addition, pursuant to a placement agent agreement with H. C. Wainwright & Co., Inc. ("HCW"), the Company paid HCW a placement fee of $150,500 cash and issued to HCW 1,032,000 shares of its common stock. An adjustment provision in the warrants provides that 60 trading days following the original issue date of the warrants (the "First Determination Date"), a certain number of warrants shall become exercisable at $0.001. The number of shares for which the warrants are exercisable at $0.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the volume weighted average price ("VWAP") of the Company's common stock for the 60 trading days preceding the First Determination Date and (ii) 21,500,000. Upon 120 trading days following the original issue date of the warrants (the "Second Determination Date"), a certain number of remaining warrants shall become exercisable at $0.001. The number of shares for which the Warrants are exercisable at $.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the VWAP of the Company's common stock for the 60 trading days preceding the

                         ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 9.   SECURITIES PURCHASE AGREEMENTS (Continued)

          STOCK PURCHASE AGREEMENTS (Continued)

          Second Determination Date and (ii) 21,500,000. No adjustment will be made in the event that the VWAP for the 60 trading day period preceding the applicable determination date is $0.14 or greater (see
          Note 13).

          On December 16, 2002, the Company entered into securities purchase agreements with various investors, pursuant to which the Company sold an aggregate of 10,450,000 shares of its common stock for total proceeds of approximately $836,000, or $0.08 per share. The shares of common stock were issued by the Company on January 2, 2003 along with warrants issued in December 2002 to purchase 6,270,000 shares of common stock at an exercise price of $0.12 per share until December 2007. In connection with these agreements, finders fees of approximately $50,000 were paid in December 2002 and 627,000 warrants were issued during January 2003.

          On December 23, 2002 the Company received an additional $40,000 from various investors representing 500,000 shares of common stock or $0.08 per share. These shares of common stock were issued during January 2003 along with warrants dated January 2003 to purchase 300,000 shares of common stock at an exercise price of $0.12 per share until January 2008. In connection with this transaction the Company paid a finders fee of $2,400 during January 2003 and issued warrants to purchase 30,000 shares of common stock with an exercise price of $.12 for a period of five years.

          PRIVATE EQUITY LINE OF CREDIT

          On February 9, 2001, the Company entered into an equity line of credit agreement with Cornell Capital Partners, LP, an institutional investor, to sell up to $50,000,000 of the Company's common stock. Under such agreement, the Company may exercise "put options" to sell shares for certain prices based on certain average trading prices. Upon signing this agreement, the Company issued to its placement agent, May Davis Group, Inc., and certain investors, Class A warrants to purchase an aggregate of 5,000,000 shares of common stock at an exercise price of $1.00 per share, exercisable in part or whole until February 9, 2006, and Class B warrants to purchase an aggregate of 5,000,000 shares of common stock at an exercise price equal to the greater of $1.00 or 110% of the bid price on the applicable advance date. Such Class B warrants are exercisable pro rata with respect to the number of warrant shares as determined by the fraction of the advance payable on that date as the numerator and $20,000,000 as the denominator multiplied by 5,000,000, until sixty months from the date of issuance. The Company has not issued any shares under this equity line, which expired in August 2003. The Class B Warrants have expired by their terms. There is no financial statement impact for the Class B Warrants issued under this equity line. The fair value of the Class A warrants was estimated to be $1,019,153 ($0.204 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6% and an expected holding period of five years. This amount is being amortized to compensation and other expense for options and warrants over the life of the equity line of credit (30 months) in the accompanying financial statements.

                         ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 9.   SECURITIES PURCHASE AGREEMENTS (Continued)

          SUBSEQUENT FINANCINGS - STOCK PURCHASE AGREEMENTS

          During January 2003, pursuant to a Stock Purchase Agreement with various investors, the Company issued 1,550,000 shares of common stock at a negotiated price of $0.08 per share, for a total purchase price of $124,000 along with warrants to purchase 930,000 shares of common stock at an exercise price of $0.12 per share until January 2008. In connection with this transaction the Company paid a finders fee of $7,440 during January 2003 and issued warrants to purchase 93,000 shares of common stock with an exercise price of $.12 for a period of five years.

          During March 2003, pursuant to a Stock Purchase Agreement with various investors, the Company issued 1,250,000 shares of common stock at a negotiated price of $0.08 per share, for a total purchase price of $100,000 along with warrants to purchase 750,000 shares of common stock at an exercise price of $0.12 per share through March 2007. In connection with this transaction the Company paid a finders fee of $6,000 during March 2003 and issued warrants to purchase 75,000 shares of common stock with an exercise price of $.12 for a period of five years.

          SUMMARY OF WARRANT ACTIVITY

          A summary of warrants issued and outstanding in connection with convertible debentures and equity transactions as discussed above is presented below. Upon exercise, warrants are convertible into an equal number of the Company's .00001 par value common stock. The warrants are exercisable immediately, with one exception, 5,000,000 Class B warrants issued in 2001.

                                                       2002                             2001                          2000
                                                  WEIGHTED-AVERAGE                 WEIGHTED-AVERAGE              WEIGHTED-AVERAGE
                                       SHARES      EXERCISE PRICE      SHARES       EXERCISE PRICE     SHARES      EXERCISE PRICE
                                     ----------   ----------------   ----------    ---------------   ----------  ----------------
Outstanding at beginning of year     33,597,172        .555          24,476,498          .353         8,088,450       .264
Granted                              24,022,000        .042          10,735,000         .0967        17,011,044       .392
Exercised                                     0           0            (181,818)         .275          (622,996)      .247
Forfeited                              (500,600)        .20          (1,432,508)         .234                 0          0
Outstanding at end of year           57,118,572        .342          33,597,172          .555        24,476,498       .353
Warrants exercisable at year-end     52,118,572        .279          28,597,172          .533        24,476,498       .353

The following table summarizes information about fixed stock warrants outstanding at December 31, 2002:

                                           WARRANTS OUTSTANDING                               WARRANTS EXERCISABLE
                       -----------------------------------------------------------     ----------------------------------
                         NUMBER           WEIGHTED-AVERAGE                               NUMBER
   RANGE OF            OUTSTANDING           REMAINING            WEIGHTED-AVERAGE     EXERCISABLE       WEIGHTED-AVERAGE
EXERCISE PRICES        AT 12/31/02        CONTRACTUAL LIFE         EXERCISE PRICE      AT 12/31/02        EXERCISE PRICE
    .00001             16,125,000             9/02                    .00001            16,125,000             .00001
  .12 -.18              7,897,000          5/02 -12/02                 .1276              7,897,000             .1276
  .19 -.27              7,753,102          8/97 - 1/00                 .2311              7,753,102             .2311
  .28 -.41              6,195,214          8/97 - 2/00                 .3101              6,195,214             .3101
  .42 - 61              8,969,878          2/97 - 7/01                 .5211              8,969,878             .5211
  .62 -.92                178,378             2/97                      .864                178,378              .864
..93 - 1.38              5,000,000             2/01                      1.00              5,000,000              1.00
..93 - 1.38              5,000,000             N/A

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 10.  COMMON STOCK SUBSCRIBED BUT NOT ISSUED

          Represents cash received during December 2002 pursuant to several private placements of securities with various investors ($876,000) for 10,950,000 shares of common stock at a negotiated price of $0.08 per share. These shares of common stock were issued during January 2003. In addition, 100,000 shares of common stock were issued during January 2003 pursuant to an employment agreement. The value of these shares on the date of issue was $7,900, which was recorded as compensation expense.

NOTE 11.  COMMITMENTS AND CONTINGENCIES

          GENERAL

          POTENTIAL CLAIM FOR ROYALTIES

          The Company may be subject to claims from certain third parties for royalties due on sale of Product R. The Company has not as yet received any notice of claim from such parties.

          PRODUCT LIABILITY

          The Company is unaware of any claims or threatened claims since Product R was initially marketed in the 1940's; however, one study noted adverse reactions from highly concentrated doses in guinea pigs. Therefore, the Company could be subjected to claims for adverse reactions resulting from the use of Product R. In the event any claims for substantial amounts were successful, they could have a material adverse effect on the Company's financial condition and on the marketability of Product R. During November 2002, the Company secured $3,000,000 of product liability coverage at a cost of approximately $24,000 per annum. In addition, during October 2002, the Company secured $3,000,000 in liability coverage for each of the three clinical trials in Israel at a cost of approximately $16,000. There can be no assurance that the

          PRODUCT LIABILITY

          Company will be able to secure additional insurance in adequate amounts or at reasonable premiums if it determined to do so. Should the Company be unable to secure additional product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased and could have a material adverse effect on the Company.

          LACK OF PATENT PROTECTION

          The Company has 10 issued U.S. patents, two issued Australian patents and one granted China patent for the use of Product R. The Company currently has 10 patent applications pending with the U.S. Patent Office and 15 foreign patent applications. The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that such patents, if obtained, will be enforceable.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 11.  COMMITMENTS AND CONTINGENCIES

          STATUS OF FDA FILINGS

          On July 30, 2001, the Company submitted an Investigational New Drug
          (IND) application to the United States Food and Drug Administration
          (FDA) to begin Phase I clinical trials of Product R as a topical treatment for genital warts caused by human papilloma virus (HPV) infection. In September 2001, the FDA cleared the Company's IND application for Product R to begin Phase I clinical trials. The Company has commenced these clinical trials. The Phase I initial trials are placebo controlled, open label, dose escalation safety studies in healthy volunteers. These studies are being conducted in the United States under the supervision of GloboMax, LLC. On April 12, 2002, the Company successfully completed Phase 1 trials. Phase 2 trials are pivotal clinical investigations designed to establish the efficacy and safety of Product R. Currently, the Company does not have sufficient funds available to pursue the Phase 2 clinical trials of Product R as a topical treatment for genital warts caused by HPV infection.

          STATUS OF ISRAEL CLINICAL TRIALS

          In June 2002 the Israeli Ministry of Health approved the testing of Product R in the following clinical trials using injectable Product R, which began during November 2002:

               - Phase I/Phase Ii Study in Cachectic Patients Needing Salvage Therapy for aids. These patients have failed highly active anti-retroviral therapy (HAART), remain on HAART, and require salvage therapy. The Company believes that Product R may have three major beneficial effects in patients with
                    AIDS:

                           - First, its therapeutic effects on body wasting (cachexia) seen in patients with
                                    AIDS:

                           - Second, the mitigation of the toxicity of drugs included in HAART regimens for the treatment of AIDS:

                           - Third, the synergistic activity with drugs used in HAART regimens to suppress the replication of HIV and increase the CD4 and CD8 cell counts in patients with AIDS:

                    The Company believes that Product R may prove to be an important "enabler" drug in the treatment of AIDS.

               - Phase I Study in Cachectic Patients with Leukemia and Lymphoma. Included are patients with acute lymphocytic leukemia, multiple Myeloma, Hodgkin's disease and non-Hodgkin's lymphoma.

               - Phase I Study in Cachectic Patients with Solid Tumors. Included are patients with solid tumors such as colonic, lung, breast, stomach and kidney cancers.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 11.  COMMITMENTS AND CONTINGENCIES (Continued)

     STATUS OF ISRAEL CLINICAL TRIALS (Continued)

          The Company's objective for the three Israeli trials is to determine the safety, tolerance and metabolic characteristics of Product R. Although there can be no assurances, the Company anticipate that the clinical trials in Israel will help facilitate the planned investigational new drug (IND) application process for injectable Product R with the FDA.

          In April 2001, the Company formalized a 12 month agreement with Selikoff Center in Israel to develop clinical trials in Israel using Product R. It is anticipated that these trials will support future FDA applications. As of December 31, 2002, the Company paid $242,000 for such research.

          In September 2002, the Company entered into a contract with EnviroGene LLC, an affiliate of the Selikoff Center, to conduct, evaluate and maintain the scientific quality for the 3 clinical studies listed above. Under the terms of this agreement, EnviroGene will (1) finalize all Israeli government and hospital approval documents, (2) complete and organize the 3 clinical trials including establishing a network of scientists to perform said study/trial and initiate recruitment of patients and (3) perform the studies/trials and evaluate the results. Total costs incurred by EnviroGene LLC in connection with these clinical trials are expected to be $1,551,000, of which $625,000 has been paid through December 31, 2002.

          In the fourth quarter of 2002, the Company entered into various agreements supporting the clinical trials in Israel aggregating approximately $1,000,000 to be paid over a twelve-month period. These services include the monitoring and auditing of the clinical sites, hospital support and laboratory testing.

          In March 2003, the Company commenced discussions and began to draft protocols to expand the ongoing Israeli clinical trials of Product R for the treatment of AIDS patients (who have failed HAART and remain on HAART therapy) into late Phase II blinded, controlled clinical trials.

          On July 8, 2002, the Company extended an agreement with the Weizmann Institute of Science and Yeda its developmental arm in Israel, to conduct research on the effects of Product R on the immune system, especially on T lymphocytes. In addition, scientists will explore the effects of Product R in animal models. Under its provisions the study period is extended for another twelve months to July 7, 2003. Total costs incurred in connection with this research are expected to be $138,000, of which payments of $40,000 were made in July 2002 and November 2002.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 11.  COMMITMENTS AND CONTINGENCIES (Continued)

          CONSULTING AND EMPLOYMENT AGREEMENTS

          HIRSCHMAN AGREEMENT

          In May 1995, the Company entered into a consulting agreement with Shalom Hirschman, M.D., Professor of Medicine of Mt. Sinai School of Medicine, New York, New York and Director of Mt. Sinai's Division of Infectious Diseases, whereby Dr. Hirschman was to provide consulting services to the Company through May 1997. The consulting services included the development and location of pharmacological and biotechnology companies and assisting the Company in seeking joint ventures with and financing of companies in such industries. In connection with the consulting agreement, the Company issued to Dr. Hirschman 1,000,000 shares of the Company's common stock and the option to acquire 5,000,000 shares of the Company's common stock for a period of three years as per the vesting schedule as referred to in the agreement, at a purchase price of $0.18 per share. As of December 31, 2002, 900,000 shares have been issued upon exercise of these options for cash consideration of $162,000 under this Agreement.

          In March 1996, the Company entered into an addendum to the consulting agreement with Dr. Hirschman whereby Dr. Hirschman agreed to provide consulting services to the Company through May 2000 (the "Addendum"). Pursuant to the Addendum, the Company granted to Dr. Hirschman and his designees options to purchase an aggregate of 15,000,000 shares of the Company's common stock for a three year period pursuant to the following schedule: (i) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1996 and ending March 1999 at an exercise price of $0.19 per share;
          (ii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1997 and ending March 1999 at an exercise price of $0.27 per share; and (iii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1998 and ending March 1999 at an exercise price of $0.36 per share. In addition, the Company has agreed to cause the shares underlying these options to be registered so long as there is no cost to the Company.

          Dr. Hirschman assigned to third parties unaffiliated with the Company options to acquire an aggregate of three million shares of the Company's common stock, all of which assigned options have expired and are no longer exercisable, except for 75,000 at $0.27 and 75,000 at $0.36. During March 2001 these options were extended until December 2001. As a result of this modification of the option terms, the fair value of the option was estimated to be $23,291 based on a financial analysis of the terms of the option using the Black-Scholes pricing model with the following assumptions: expected volatility of 80%; risk free interest rate of 6%. This amount was recorded in March 2001. These options were further extended in December 2001 until June 2002. As a result of this modification of the option terms, the fair value of the options was estimated to be $6,158 based on a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions: expected volatility of 80%; risk free interest rate of 5%. This amount was recorded in December 2001. These options were further extended in June 2002 until December 2002, and the exercise prices were increased to $0.28 and $0.37, respectively. This amount was recorded in June 2002. As a result of this modification of

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 11.  COMMITMENTS AND CONTINGENCIES (Continued)

          CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

          HIRSCHMAN AGREEMENT (Continued)

          the option terms, the fair value of the options was estimated to be $3,078 based on a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions: expected volatility of 80%; risk free interest rate of 5%.

          From October 1996 to August 2003, Dr. Hirschman was the Chief Executive Officer of the Company. In February 1998, the Company granted to Dr. Hirschman options to purchase 23,000,000 shares of the Company's common stock at an exercise price of $0.27 from time to time until February 2008. These options vested upon the Company's filing an IND application with the FDA. In February 1998, the Company extended the expiration date of the following options previously granted to Dr. Hirschman from March 1999 to February 2008: (i) options to purchase 4,100,000 shares at $0.18 per share; (ii) options to purchase 4,000,000 shares at $0.19 per share; (iii) options to purchase 4,000,000 shares at $0.27 per share; and (iv) options to purchase 4,000,000 shares at $0.36 per share.

          In May 2000, the Company and Dr. Hirschman entered into a second amended and restated employment agreement (the "Agreement") which supersedes in its entirety the July 1998 Employment Agreement. Pursuant to this Agreement, Dr. Hirschman was employed to serve as Chief Executive Officer and President of the Company until December 31, 2002, provided, however, the Agreement is extended automatically by one year, each year, unless notice of termination has been given by either Dr. Hirschman or the Company. In July 2002, the Company notified Dr. Hirschman that the Agreement will not be extended subsequent to December 31, 2004. The Agreement provides for Dr. Hirschman to receive an annual base salary of $361,000 (effective January 1, 2000), use of an automobile, major medical, disability, dental and term life insurance benefits for the term of his employment and for the payment of $100,000 to Dr. Hirschman on the earlier to occur of (i) the date an IND number is obtained from and approved by the FDA so that human research may be conducted using Product R; or
          (ii) the execution of an agreement relating to co-marketing pursuant to which one or more third parties commit to make payments to the Company of at least $15 million. On September 4, 2001, the Company received an IND number from the FDA. Therefore, of the $100,000 described above, $25,000 was paid as of December 31, 2001 with an additional $25,000 paid through December 31, 2002.

          The Agreement also provides for previously issued options to acquire 23,000,000 shares of common stock at $0.27 per option share to be immediately vested as of the date of this agreement and are exercisable until February 17, 2008. The fair value of these options was estimated to be $5,328,000 based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6% and an expected life of 32 months. The Company has recognized the $5,328,441 fair value of the options as compensation expense on a pro-forma basis in May 2000 based upon the vesting terms of the employment agreement.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 11.  COMMITMENTS AND CONTINGENCIES (Continued)

          CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

          OTHER EMPLOYEES

          In connection with the employment of its Chief Financial Officer, the Company granted Alan Gallantar options to purchase an aggregate of 4,547,880 shares of the Company's common stock. Such options have a term of ten years commencing October 1, 1999 through September 30, 2009 and have an exercise price of $0.24255 per share. These options are fully vested.

          The fair value of these options was estimated to be $376,126 ($0.0827 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected life of ten years.

          On January 3 and December 29, 2000, the Company issued to certain other employees stock options to acquire an aggregate of 430,000 and 716,000 shares of common stock at an exercise price of $0.21 and $0.33 per share, respectively. These options expire on January 2, 2010 and December 29, 2010, respectively, and vest in 20% increments at the end of each year for five years. The fair value of the these options was estimated to be $42,342 ($0.1721 per option share) and $117,893 ($0.2788 per option share), respectively, based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6%; an expected life of ten years; and a termination rate of 10%.

          In May 2002, the Company granted to certain of its employees options to purchase 274,000 shares of the Company's common stock. Such options have an exercise price of $0.17 per share, vest in 20% increments over a five-year period commencing January 2003 through January 2012. The fair value of the these options was estimated to be $43,922 ($0.1603 per option share) and based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 117%; a risk free interest rate of 4.38%; an expected life of approximately 10 years. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis over approximately 5 years (the vesting period of the options).

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 11.  COMMITMENTS AND CONTINGENCIES (Continued)

          CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

          OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY
          BOARDS

          MEMBERS OF ADVISORY BOARDS

          The Company values these options based upon a measurement date consistent with the vesting schedule of the options.

          In May 2002, the Company granted to members of its of the Scientific Advisory Board and Business Advisory Board options to purchase an aggregate of 2,250,000 shares of common stock at an exercise price of $0.12 per share, which options are exercisable 25% immediately, 25% on June 20, 2002, 25% on September 20, 2002 and 25% on December 20, 2002 through May 5, 2010. The fair value of the options was estimated to be $246,822 ($0.1097 per option) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 115%; a risk free interest rate of 4.88% and an expected holding period of eight years. This amount was charged to compensation expense for options and warrants during the year ended December 31, 2002. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis recognizing 25% of the fair value over each vesting period. The Business Advisory Board was dissolved during December 2002.

          In September 2002, the Company granted to Sidney Pestka, M.D., a member of the Scientific Advisory Board, options to purchase 250,000 shares of common stock at an exercise price of $0.14 per share, which options are exercisable 25% immediately, 25% on December 18, 2002, 25% on March 18, 2003 and 25% on June 18, 2003 through September 17, 2010. Compensation expense for the year ended December 31, 2002 was $6,438. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis recognizing 25% of the fair value over each vesting period.


          In December 2002, the Company granted to members of its Scientific Advisory Board options to purchase an additional 1,500,000 shares of common stock at an exercise price of $0.075 per share, which options are exercisable 25% on March 20, 2003, 25% on June 20, 2003, 25% on September 20, 2003 and 25% on December 20, 2003 through December 20, 2010. Because the options did not begin to vest until March 2003, there was no compensation expense for the year ended December 31, 2002. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis recognizing 25% of the fair value over each vesting period.

          BOARD OF DIRECTORS

          In May 2002, the Company granted an aggregate of 4,150,000 options to purchase shares of the Company's Common stock to certain Members of the Board of Directors and various committees of the Board of Directors. The exercise price was $0.12 per share exercisable 25% immediately, 25% on June 20, 2002, 25% on September 20, 2002 and 25% on December 20, 2002 through May 5, 2010. The fair value of the these options was estimated to be $455,249 ($0.1097 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 115%; a risk free interest rate of 4.88% and an expected life of eight years. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis recognizing 25% of the fair value over each vesting period.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 11.  COMMITMENTS AND CONTINGENCIES (Continued)

          CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

          OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)

          In June 2002, the Company granted to Roy S. Walzer, upon his becoming a member of the Board of Directors and member of various committees of the Board, options to purchase 528,800 shares of common stock at an exercise price of $0.295 per share, which options are exercisable 25% immediately, 25% on September 10, 2002, 25% on December 10, 2002 and 25% on March 10, 2003 through June 9, 2010. The fair value of the these options was estimated to be $140,608 ($0.2659 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 115%; a risk free interest rate of 4.88% and an expected life of eight years. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis recognizing 25% of the fair value over each vesting period.

          In July 2002, the Company granted to Paul Bishop, upon his becoming a member of the Board of Directors, options to purchase 238,356 shares of common stock at an exercise price of $0.17 per share,) which options are exercisable 25% immediately, 25% on October 29, 2002, 25% on January 29, 2003 and 25% on April 29, 2003 through July 28, 2010. The fair value of the these options was estimated to be $38,509 ($0.1616 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 133%; a risk free interest rate of 4.38% and an expected life of eight years. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis recognizing 25% of the fair value over each vesting period.

          In September 2002, the Company granted to Richard Kent, upon his becoming a member of the Board of Directors, and member of various committees of the Board, options to purchase 241,096 shares of common stock at an exercise price of $0.14 per share, which options are exercisable 25% immediately, 25% on December 24, 2002, 25% on March 24, 2003 and 25% on June 24, 2003 through September 23, 2010. The fair value of the these options was estimated to be $29,377 ($0.1218 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 127%; a risk free interest rate of 4.38% and an expected life of eight years. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis recognizing 25% of the fair value over each vesting period.

          In December 2002, the Company granted an aggregate of 10,600,000 options to purchase shares of the Company's Common stock to certain Members of the Board of Directors and various committees of the Board of Directors. The exercise price was $0.075 per share are exercisable 25% on March 20, 2003, 25% on June 20, 2003, 25% on September 20, 2003
          and 25% on December 20, 2003 through December 20, 2010. The fair value of the options was estimated to be $773,042 ($0.0729 per option) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 114%; a risk free interest rate of 4.14% and an expected holding period of eight years. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis recognizing 25% of the fair value over each vesting period.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 11.  COMMITMENTS AND CONTINGENCIES (Continued)

          CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

          OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)

          Upon resignation, directors no longer provide services to the Company and there are no modifications to the terms of their options.

          There were no other options outstanding that would require pro forma presentation.

          On November 4, 2002, Paul Bishop resigned from the Company's Board of Directors. Under the terms of his option agreement he is entitled to exercise options to purchase 119,178 shares of the Company's common stock until November 3, 2005.

          On November 4, 2002, James F. Dicke, II resigned from the Company's Board of Directors. Under the terms of his option agreement, he is entitled to exercise options to purchase 600,000 shares of the Company's common stock until November 3, 2005.

          On November 6, 2002, Jozef Straus resigned from the Company's Business Advisory Board. Under the terms of his option agreement he is entitled to exercise options to purchase 187,500 shares of the Company's common stock until November 5, 2005.

          During February 2003, Richard S. Kent resigned from the Company's Board of Directors. Under the terms of his option agreements he is entitled to exercise options to purchase 394,437 shares of the Company's common stock until February 2006.

          Upon resignation, directors no longer provide services to the Company and there are no modifications to the terms of their options.

          SUMMARY OF STOCK OPTIONS

          The fair value of each option is estimated on the date of grant using Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2000, 2001, and 2002, respectively: divided yield of 0.0% percent for all years; expected volatility of 80%, N/A, and 113% to 133%, risk-free interest rates of 6%, N/A, and 4-6% and expected lives of 10, N/A, and 8 to 10 years. A summary of the status of the Company's fixed stock options as of December 31, 2002, 2001 and 2000, and changes during the years ending on those dates is presented below:

                                                         2002                           2001                           2000
                                                   WEIGHTED-AVERAGE               WEIGHTED-AVERAGE                WEIGHTED-AVERAGE
                                        SHARES      EXERCISE PRICE     SHARES      EXERCISE PRICE      SHARES      EXERCISE PRICE
                                        ------      --------------     ------      --------------      ------      --------------
Outstanding at beginning of year      51,056,380        .2557         51,426,380       .2560         55,438,880        .265
  Granted                             19,782,252          .10            100,000         .31          1,146,000       .2818
  Exercised                                   --           --            (60,000)        .30         (5,158,500)        .27
  Forfeited                           (7,005,205)          --           (410,000)         --                 --
Outstanding at end of year            63,833,427        .2122         51,056,380       .2557         51,426,380       .2560
Options exercisable at year-end       50,473,879        .2433         48,518,420       .2553         48,394,460       .2568
Weighted-average fair value of
options granted during the year                           .10                            .31                          .2818

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 11.  COMMITMENTS AND CONTINGENCIES (Continued)

          CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

          SUMMARY OF STOCK OPTIONS (Continued)

          The following table summarizes information about stock options outstanding at December 31, 2002:

                                   OPTIONS OUTSTANDING                               OPTIONS EXERCISABLE
                                   -------------------                               -------------------
                      NUMBER       WEIGHTED-AVERAGE                             NUMBER
   RANGE OF        OUTSTANDING        REMAINING        WEIGHTED-AVERAGE       EXERCISABLE      WEIGHTED-AVERAGE
EXERCISE PRICES    AT 12/31/02     CONTRACTUAL LIFE     EXERCISE PRICE        AT 12/31/02       EXERCISE PRICE
---------------    ------------    ----------------    ----------------       -----------      ----------------
  .08 - .12          17,937,500       9.5 years             .093                5,837,500               .12
  .13 - .18           4,865,096       5.5 years            .1754                4,345,548             .1777
  .19 - .27          35,832,880       5.4 years            .2571               35,661,880             .2573
  .28 - .36           5,197,951       5.6 years            .3485                4,628,951             .3519

          Financial reporting of the options granted to Hirschman, Gallantar, other employees and members of the Board of Directors and committees of the Board of Directors has been prepared pursuant to the Company's policy of following APB No. 25 and related interpretations. Accordingly, the following pro-forma financial information is presented to reflect amortization of the fair value of the options.

                                                                   YEAR ENDED DECEMBER 31,
                                  ------------------------------------------------------------------------------------------
                                      2002           2002          2001            2001              2000           2000
                                      ----           ----          ----            ----              ----           ----
                                    REPORTED       RESTATED       REPORTED        RESTATED       AS REPORTED      RESTATED
                                  ------------   ------------   ------------    ------------     ------------   ------------
Net loss                          $(10,342,335)  $ (9,321,065)  $(11,715,568)   $(11,086,567)    $ (9,354,664)  $ (8,816,192)
Deduct: total stock-based
  compensation expense
  determined under fair value
  based method for all awards,
  net of related tax effects        (2,016,132)      (724,048)    (2,374,643)       (154,034)      (1,799,827)    (5,453,816)
Pro forma net loss                $(12,358,467)  $(10,045,113)  $(14,090,211)   $(11,240,601)    $(11,154,491)  $(14,270,008)
Loss per share - basic and
  diluted
   As reported                    $      (0.02)  $      (0.02)  $      (0.03)   $      (0.03)    $      (0.03)  $      (0.02)
   Pro forma                      $      (0.03)  $      (0.02)  $      (0.04)   $      (0.03)    $      (0.03)  $      (0.04)

          GLOBOMAX AGREEMENT

          On January 18, 1999, the Company entered into a consulting agreement with GloboMax LLC to provide services at hourly rates established by the contract to the Company's Investigational New Drug application submission and to perform all work that is necessary to obtain FDA approval. In addition, GloboMax and its subcontractors are assisting the Company in conducting Phase I clinical trials for Product R. The contract was extended by mutual consent of both parties. The Company has paid approximately $5,031,000 for services rendered and reimbursement of expenses by GloboMax and its subcontractors through December 31, 2002.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 11.  COMMITMENTS AND CONTINGENCIES (Continued)

          CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

          HARBOR VIEW AGREEMENT

          On February 7, 2000, the Company entered into a consulting agreement with Harbor View Group, Inc. for past and future consulting services related to corporate structures, financial transactions, financial public relations and other matters through December 31, 2000. In connection with this agreement, the Company issued warrants to purchase 1,750,000 shares at an exercise price of $0.21 per share and warrants to purchase 1,750,000 shares at an exercise price of $0.26 per share until February 28, 2005. The fair value of the warrants was estimated to be $200,249 ($0.057 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 90%; a risk free interest rate of 6% and an expected holding period of eleven months (the term of the consulting agreement). This amount was amortized to consulting expense during the year ended December 31, 2000.

          In May 2002, the Company entered into an agreement with Harbor View Group, Inc., which terminated all consulting agreements with Harbor View Group, Inc. as of December 31, 2001. In consideration for consulting services provided by Harbor View to the Company from January 2002 to May 2002, the Company granted to Harbor View warrants to purchase 1,000,000 shares of the Company's common stock at an exercise price of $0.18 per share. The warrants are exercisable in whole or in part at any time and from time to time prior to May 30, 2008. The fair value of the warrants was estimated to be $190,757 ($0.1908 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 117%; a risk free interest rate of 4.38% and an expected holding period of six years. This amount was charged to compensation expense for options and warrants during the year ended December 31, 2002.

          DISTRIBUTION AGREEMENTS

          The Company currently is a party to separate agreements with four different entities, whereby the Company has granted exclusive rights to distribute Product R in the countries of Canada, China, Japan, Macao, Hong Kong, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil and Chile. Pursuant to these agreements, distributors are obligated to cause Product R to be approved for commercial sale in such countries and, upon such approval, to purchase from the Company certain minimum quantities of Product R to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities. To date, the Company has recorded revenue classified as other income for the sale of territorial rights under the distribution agreements. The Company has made no sales under the distribution agreements other than for testing purposes.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 11.  COMMITMENTS AND CONTINGENCIES (Continued)

          CONSTRUCTION COMMITMENT

          In November 1999, the Company entered into an agreement with an unaffiliated third party to construct leasehold improvements at an approximate cost of $380,000 for research and development purposes at the Company's Yonkers, New York facilities which has been completed as of June 30, 2001. In October 2000, the Company entered into another agreement with the unaffiliated third party to construct additional leasehold improvements at an approximate cost of $325,000 for research and development purposes at the Company's Yonkers, New York facilities, of which the entire amount has been incurred as of December 31, 2001. During 2002, additional costs were incurred to complete leasehold improvements for research and development purposes of approximately $222,000, which has not been paid at December 31, 2002.

          SOFTWARE ACQUISITION

          During 2001, the Company contracted with a software vendor at a cost of approximately $500,000 to acquire and install an SAP system for accounting, administrative and production control. As of December 31, 2001, the entire cost was incurred and was capitalized as an additional element of cost of the computer equipment.

          LEASES

          CAPITAL LEASES

          During 1998, the Company entered into a purchase lease agreement for equipment totaling $222,318. The lease calls for monthly payments of $4,529 for 60 months commencing on September 1998 and expiring on July 2003. During 1999, the Company entered into a purchase lease agreement for equipment totaling $38,645. The lease calls for monthly payments of $965 for 48 months commencing in August 1999 and expiring in July 2003. During 2000, the Company entered into a purchase lease agreement for equipment totaling $13,197. The lease calls for monthly payments of $447 for 36 months commencing in January 2001 and expiring in December 2003. During 2002, the Company entered into a purchase lease agreement for equipment totaling $146,672. The lease calls for monthly payments of $5,903 for 24 months commencing in February 2002 and expiring in January 2004.

          Future minimum capital lease payments and the net present value of the future minimum lease payments at December 31, 2002 are as follows:

Year ending December 31:
   2003                                                         $    108,764
   2004                                                                5,903
                                                                ------------
Total minimum lease payments                                         114,667
Less amount representing interest                                      4,114
                                                                ------------
Net present value of future minimum lease payments                   110,553
Less current maturities                                              104,719
                                                                ------------
                                                                $      5,834
                                                                ============

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 11.  COMMITMENTS AND CONTINGENCIES (Continued)

          LEASES (Continued)

          OPERATING LEASES

          Management executed a non-cancelable lease for new office space in Florida on January 1, 1996, expiring on December 31, 1999 at approximately $17,000 annually. The Company has three options to renew for an additional one year per option. Management has exercised its second option for the year 2001. Effective December 2001, the Company closed its Florida office.

          On December 30, 1998, the Company executed an amendment to its existing lease dated April 1997 for the laboratory facilities in Yonkers, New York. The lease on the additional space is effective May 1, 1999. The new lease adds 10,550 square feet (for a total of 16,650 square feet) and extends its term until April 2005. Annual rent on the original lease is approximately $85,000. Rent for the additional facilities is approximately $175,000. Total rental commitment for the Yonkers facilities will be $260,000 until May 1, 2002 at which time it will increase to approximately $290,000.

          The Company leased an automobile in November 1999 for 39 months at $711 per month expiring in January 2003. The Company entered into a new 39 month lease for $716 per month, starting in February 2003 and expiring in April 2006.

          Total lease expense for the years ended December 31, 2002, 2001 and 2000 amounted to $298,763, $263,609 and $296,064, respectively.

          Future minimum lease commitments as of December 31, 2002 are as follows:

Year ending December 31:
   2003                                                         $ 299,000
   2004                                                           299,000
   2005                                                           105,000
                                                                ---------
     Total                                                      $ 703,000
                                                                =========

NOTE 12.  SEVERANCE AGREEMENTS

          On December 3, 2001, William Bregman, Bernard Friedland and Louis Silver resigned as officers and directors of the Company upon the terms and conditions of separate severance agreements. The resignations were not due to any disagreement with the Company or any matter relating to the Company's operations, policies or practices.

          In connection with their resignation, the Company paid $150,000 to each of Messrs. Bregman and Friedland and $2,500 to Mr. Silver. In connection with the severance agreements, the Company obtained a loan in the amount of $200,000 from the Company's Chief Financial Officer, as evidenced by a demand promissory note. The note was repaid on December 17, 2001.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 13.  LITIGATION

          In December 2002 the Company filed suit in the Circuit Court of the 11th Judicial Circuit of Florida charging that certain investors "misrepresented their intentions in investing in the Company" and "engaged in a series of manipulative activities to depress the price of Advanced Viral stock." The Company alleges that the defendants sought to "guarantee they would be issued significantly more shares of ADVR common stock" as a result of warrant repricing provisions of a September 2002 financing agreement. The Company is seeking a judgment for damages, interest and costs.

          The complaint names SDS Merchant Fund, L.P., a Delaware limited partnership; Alpha Capital, A.G., located in Vaduz, Lichtenstein; Knight Securities, L.P., a limited partnership conducting securities business in Florida; Stonestreet Limited Partnership located in Canada; and Bristol Investment Fund, LTD., whose principal place of business is in Grand Cayman, Cayman Islands, among others. The complaint claims that the "defendants have each, at times acting individually, and at times acting in concert with at least one or more of each other," engaged in practices that violate sections of the Florida Securities and Investor Protection Act.

          Also named as a plaintiff in the case is William B. Bregman, a resident of Miami-Dade County, Florida, and one of the largest shareholders of the Company. The complaint alleges that Mr. Bregman suffered losses of approximately $3.9 million as a result of the stock manipulation scheme.

          The suit is related to an agreement, announced September 9, 2002, pursuant to which the Company issued and sold to certain investors 21,500,000 shares of its common stock for total gross proceeds of $3,010,000, or $.14 per share. The Company also issued warrants to purchase an aggregate of 16,125,002 shares of the Company's common stock, which were covered by provisions that allowed for an adjustment of the warrant exercise price. The complaint charges the defendants with manipulating the share price to take favorable advantage of these warrant pricing provisions.

          Following the initiation of the Company's lawsuit in Florida, three of the purchasers in the September financing (Alpha Capital, A.G., Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership (the "Alpha Plaintiffs") filed separate lawsuits in the U.S. District Court for the Southern District of New York. The suits sought a preliminary injunction and other relief for breach of contract. The District Court entered an order on February 11, 2003 upon a motion of the Alpha Plaintiffs, that required that (i) the Company deliver to the Alpha Plaintiffs the shares of Company common stock issuable upon exercise of the warrants; (ii) the Alpha Plaintiffs post a bond of either $100,000 or the market value of the warrant shares, whichever is higher for each group of warrants as of the first and second determination dates; and (iii) all the proceeds from the sale of the warrant shares be placed in escrow pending final resolution of the litigation. Within ten days of the entry of the order, the Company moved to alter/amend the judgment and/or reconsideration of the Court's order requesting relief from the Court's order. The Court denied this motion and ordered the Company to immediately deliver the warrant shares to the Alpha Plaintiffs upon their payment of the exercise price and posting of a bond, without further delay and no later than April 8, 2003. The Company has appealed the order denying the motion for reconsideration. The Company continues to consider and pursue all of its options relating to the litigation, including resolution through settlement.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 14.  STOCKHOLDERS' EQUITY

          During 2001, the Company issued 23,082,245 shares of common stock for an aggregate consideration of $5,895,491. The amounts were comprised of the issuance of 22,845,834 shares of common stock for cash of $5,765,000, issuance of 60,000 shares common stock pursuant to the exercise of options for $18,000, issuance of 76,411 shares of common stock pursuant to the cashless exercise of warrants for $77,491 and issuance of 100,000 shares of common stock in exchange for services for $35,000.

          During 2002, Company issued 52,227,127 shares of common stock for an aggregate consideration of $6,529,608. The amounts were comprised of the issuance of 50,018,491 shares of common stock for cash of $6,229,608 and issuance of 2,208,636 shares of common stock upon conversion of $300,000 of convertible debentures.

          During 2002, 2001 and 2000, additional paid-in-capital was recorded of $177,963, $691,404 and $1,901,927, respectively. A summary of these modifications to equity instruments is set forth below:

                 SUMMARY OF MODIFICATIONS TO EQUITY INSTRUMENTS


                            BLACK-SCHOLES                      ORIGINAL          ORIGINAL              NEW              NEW
YEAR       GRANTEE           CALCULATION    OPTION SHARES   EXERCISE PRICE    EXPIRATION DATE      EXERCISE PRICE   EXPIRATION DATE
----       -------         --------------   -------------   --------------    -----------------    --------------   ---------------
2000    DCT                $      166,860         734,000      $  0.21            7/1/2000           $  0.22          12/31/2000
2000    DCT                $      108,429         744,000      $  0.22          12/31/2000           $  0.24          12/31/2001
2000    Leonard Cohen      $       55,023         200,000      $  0.16            7/1/2000           $  0.17          12/31/2000
2000    Leonard Cohen      $       17,311         100,000      $  0.17          12/31/2000           $  0.19          12/31/2001
2000    Elliott Bauer      $      953,885       3,349,500      $  0.14            7/1/2000           $  0.16          12/31/2000
2000    Elliott Bauer      $      600,419       3,349,500      $  0.16          12/31/2000           $  0.18          12/31/2001
                           --------------       ---------
                           $    1,901,927       8,477,000

2001    Richard Rubin      $       25,595         144,000      $  0.27           3/23/2001           $  0.27          12/31/2001
2001    Richard Rubin      $       38,518         290,000      $  0.36           3/23/2001           $  0.36          12/31/2001
2001    Elliott Bauer      $       13,330          75,000      $  0.27           3/23/2001           $  0.27          12/31/2001
2001    Elliott Bauer      $        9,961          75,000      $  0.36           3/23/2001           $  0.36          12/31/2001
2001    Henry Kamioner     $      115,291         500,000      $  0.19           3/23/2001           $  0.19          12/31/2001
2001    Henry Kamioner     $       88,870         500,000      $  0.27           3/23/2001           $  0.27          12/31/2001
2001    Henry Kamioner     $       66,410         500,000      $  0.36           3/23/2001           $  0.36          12/31/2001
2001    Elliott Bauer      $      318,359       3,349,500      $  0.18          12/31/2001           $  0.19           6/30/2002
2001    Elliott Bauer      $        3,958          75,000      $  0.27          12/31/2001           $  0.28           6/30/2002
2001    Elliott Bauer      $        2,200          75,000      $  0.36          12/31/2001           $  0.37           6/30/2002
2001    Leonard Cohen      $        8,912         100,000      $  0.19          12/31/2001           $  0.20           6/30/2002
                           --------------       ---------
                           $      691,404       5,683,500

2002    Bauer              $      174,068       3,349,500      $  0.19           6/30/2002           $  0.19          12/31/2002
2002    Bauer              $        2,372          75,000      $  0.28           6/30/2002           $  0.28          12/31/2002
2002    Bauer              $        1,523          75,000      $  0.37           6/30/2002           $  0.37          12/31/2002
                           --------------       ---------
                           $      177,963       3,499,500

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 15.  INCOME TAXES

          The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. SFAS No. 109 is an asset and liability approach for computing deferred income taxes.

          As of December 31, 2002 and 2001, the Company had net operating loss carryforwards for Federal income tax reporting purposes amounting to approximately $39,400,000 and $31,600,000, which expire in varying amounts to 2021.

          The Company presently has temporary differences between financial reporting and income tax reporting relating to the amortization of warrant costs, compensation expense for the extension of options, depreciation and patent costs.

          The components of the deferred tax asset as of December 31, 2002 and 2001 were as follows:

                                                         2002           2002            2001           2001
                                                       --------       --------        --------       --------
                                                       Reported       Restated        Reported       Restated
                                                       --------       --------        --------       --------
Benefit of net operating loss carryforwards           $13,634,000    $13,379,340     $11,730,000    $10,727,340
Less valuation allowance                               13,634,000     13,379,340      11,730,000     10,727,340
                                                      -----------    -----------     -----------    -----------
Net deferred tax asset                                $         -    $         -     $         -    $         -
                                                      ===========    ===========     ===========    ===========

          As of December 31, 2002 and 2001, sufficient uncertainty exists regarding the realizability of these operating loss carryforwards and, accordingly, a 100% valuation allowance has been established regarding these deferred tax assets.

          In accordance with certain provisions of the Tax Reform Act of 1986, a change in ownership of greater than 50% of a corporation within a three year period will place an annual limitation on the corporation's ability to utilize its existing tax benefit carryforwards. The Company's utilization of its tax benefit carryforwards may be further restricted in the event of future changes in the ownership of the Company from the exercise of options and warrants or other future issuances of common stock.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 16.  DISCONTINUED OPERATIONS

          SFAS No. 144 requires the operating results of any assets with their own identifiable cash flows that are disposed of or held for sale to be removed from income from continuing operations and reported as discontinued operations. The operating results for any such assets for any prior periods presented must also be reclassified as discontinued operations. See Note 1 and Note 5 for more detail regarding the planed sale of LTD and classification as held for sale during 2002. The following table details the amounts reclassified to discontinued operations:

                                                                                             Inception
                                                                                           (February 20,
                                                                                              1984) to
                                                    Year Ended December 31,                 December 31,
                                                    -----------------------                -------------
                                              2002            2001           2000               2002
                                              ----            ----           ----               ----
Revenues                                  $       -      $         -     $         -       $           -
                                          ---------      -----------     -----------       -------------
Costs and Expenses:
   General and administrative               181,348          238,311         207,941           1,310,350
   Depreciation                              20,062           21,048          16,165             271,498
                                          ---------      -----------     -----------       -------------
                                            201,410          259,359         224,106           1,581,848
                                          ---------      -----------     -----------       -------------
Loss from Operations                       (201,410)        (259,359)       (224,106)         (1,581,848)
Other Income                                    256              245             245               4,655
                                          ---------      -----------     -----------       -------------
   Discontinued operations                $(201,154)     $  (259,114)    $  (223,861)      $  (1,577,193)
                                          =========      ===========     ===========       =============

NOTE 17.  401(K) PLAN

          In December 1999, the Company adopted a 401(k) plan that allows eligible employees to contribute up to 20% of their salary, subject to annual limits imposed by the Internal Revenue Service. The Company matches 50% of the first 6% of the employee contributions in common stock and may, at its discretion, make additional contributions based upon earnings. In March 2001, the Company funded the 401(k) plan with $23,757 to enable the 401(k) plan to purchase shares of common stock on the open market to contribute to the 401(k) plan for the employer match for the year ended December 31, 2001. At December 31, 2002 the Company accrued $40,675 to fund the 401k plan representing the Company's match for the plan year 2002. The Company intends to purchase common stock in the open market at prevailing market prices to satisfy its 2002 matching contribution obligations. In March 2003, the Company amended the terms of the Company's 401(k) plan to terminate the obligation to make matching contributions.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEETS

                                                                  September 30,        December 31,
                                                                      2003                2002
                                                                   (Unaudited)          (Audited)
                                                                   -----------           ---------
                                                                    Restated             Restated
                                                                    --------             --------
                                ASSETS
Current Assets:
   Cash and cash equivalents                                      $    938,590         $  1,475,755
   Prepaid insurance                                                   102,648               86,368
   Assets held for sale                                                152,273              172,601
   Other current assets                                                  5,099               35,527
                                                                  ------------         ------------
         Total current assets                                        1,198,610            1,770,251

Property and Equipment, Net                                          1,541,002            2,244,118

Other Assets                                                         1,266,198              931,660
                                                                  ------------         ------------
         Total assets                                             $  4,005,810         $  4,946,029
                                                                  ------------         ------------

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                                    733,000              417,061
   Accrued liabilities                                                 134,881              137,646
   Current portion of capital lease obligation                          18,389              104,719
   Current portion of note payable                                       9,660               25,165
                                                                  ------------         ------------
         Total current liabilities                                     895,930              684,591
                                                                  ------------         ------------

Long-Term Debt:
   Convertible debenture, net                                        2,316,223            1,610,499
   Capital lease obligation                                                  -                5,834
   Note payable                                                              -                4,879
                                                                  ------------         ------------
        Total long-term debt                                         2,316,223            1,621,212
                                                                  ------------         ------------

Common Stock Subscribed but not Issued                                                      883,900
                                                                                       ------------

Commitments and Contingencies                                                -                    -
                                                                  ------------         ------------
Stockholders' Equity:
   Common stock; 1,000,000,000 shares of $.00001 par value
      authorized,522,918,079 and 455,523,990 shares issued
       and outstanding                                                   5,229                4,555
   Additional paid-in capital                                       55,678,190           51,141,177
   Deficit accumulated during the development stage                (54,700,144)         (49,098,231)
   Discount on warrants                                               (189,618)            (291,175)
                                                                  ------------         ------------
         Total stockholders' equity                                    793,657            1,756,326
                                                                  ------------         ------------
         Total liabilities and stockholders' equity               $  4,005,810         $  4,946,029
                                                                  ============         ============

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                  Three Months Ended                   Nine Months Ended             Inception
                                                     September 30,                        September 30,             February 20,
                                                     -------------                        -------------              (1984) to
                                               2003              2002               2003             2002          September 30,
                                               ----              ----               ----             ----          -------------
                                             Restated         (Restated)          Restated        (Restated)           2003
                                             --------         ----------          --------        ----------           ----
Revenues                                   $           -     $           -     $           -     $           -     $     231,892
                                           -------------     -------------     -------------     -------------     -------------

Costs and Expenses:
   Research and development                      219,586           978,658         1,066,596         3,517,924        19,382,012
   General and administrative                    873,473           708,133         2,541,689         2,058,352        20,136,166
   Compensation and other expense for
      options and warrants                        70,988            25,055           329,157           794,552         4,652,393
   Depreciation                                  228,252           254,045           703,276           713,356         2,576,401
                                           -------------     -------------     -------------     -------------     -------------
                                               1,392,299         1,965,891         4,640,718         7,084,184        46,746,972
                                           -------------     -------------     -------------     -------------     -------------

Loss from Operations                          (1,392,299)       (1,965,891)       (4,640,718)       (7,084,184)      (46,515,080)
                                           -------------     -------------     -------------     -------------     -------------

Other Income (Expense):
   Interest income                                 2,811             6,482            10,661            11,305           912,096
   Other income                                        -                 -                 -                 -           120,093
   Interest expense                             (757,420)          (83,543)         (949,260)         (120,980)       (7,314,964)
   Severance expense - former directors                -                 -                 -                 -          (302,500)
                                           -------------     -------------     -------------     -------------     -------------
                                                (754,609)          (77,061)         (938,599)         (109,675)       (6,585,275)
                                           -------------     -------------     -------------     -------------     -------------

Loss from Continuing Operations               (2,146,908)       (2,042,952)       (5,579,317)       (7,193,859)      (53,100,355)
Loss from Discontinued Operations                 (6,245)          (42,098)          (22,596)         (129,058)       (1,599,789)
                                           -------------     -------------     -------------     -------------     -------------

Net Loss                                   $  (2,153,153)    $  (2,085,050)    $  (5,601,913)    $  (7,322,917)    $ (54,700,144)
                                           =============     =============     =============     =============     =============

Net Loss Per Common Share
   Basic and Diluted:
      Continuing operations                $       (0.00)    $       (0.00)    $       (0.01)    $       (0.02)
      Discontinued operations                      (0.00)            (0.00)            (0.00)            (0.00)
                                           -------------     -------------     -------------     -------------
      Net loss                             $       (0.00)    $       (0.00)    $       (0.01)    $       (0.02)
                                           =============     =============     =============     =============

Weighted Average Number of
   Common Shares Outstanding                 496,522,776       425,952,540       481,941,317       425,952,540
                                           =============     =============     =============     =============

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

               INCEPTION (FEBRUARY 20, 1984) TO SEPTEMBER 30, 2003

                                                                            Common Stock                                  Deficit
                                                                            ------------                                Accumulated
                                                                 Amount                                 Additional       during the
                                                                  Per                                    Paid-In        Development
                                                                 Share          Shares       Amount      Capital           Stage
                                                                 -----          ------       ------      -------           -----
Balance, inception (February 20, 1984) as previously reported                           -    $ 1,000    $       -        $  (1,000)
                                                                              -----------      -----      -------         --------

Adjustment for pooling of interests                                                     -     (1,000)       1,000                -

Balance, inception, as restated                                                         -          -        1,000           (1,000)

Net loss, period ended December 31, 1984                                                -          -            -          (17,809)
                                                                              -----------      -----      -------         --------

Balance, December 31, 1984                                                              -          -        1,000          (18,809)

Issuance of common stock for cash                                $ 0.00       113,846,154      1,138          170                -

Net loss, year ended December 31, 1985                                                  -          -            -          (25,459)
                                                                              -----------      -----      -------         --------

Balance, December 31, 1985                                                    113,846,154      1,138        1,170          (44,268)

Issuance of common stock - public offering                         0.01        40,000,000        400      399,600                -
Issuance of underwriter's warrants                                                      -          -          100                -
Expenses of public offering                                                             -          -     (117,923)               -
Issuance of common stock, exercise of "A" warrants                 0.03           819,860          9       24,587                -
Net loss, year ended December 31, 1986                                                  -          -            -         (159,674)
                                                                              -----------      -----      -------         --------

Balance, December 31, 1986                                                    154,666,014      1,547      307,534         (203,942)
                                                                              -----------      -----      -------         --------

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO SEPTEMBER 30, 2003

                                                                         Common Stock                                Deficit
                                                                         ------------                              Accumulated
                                                               Amount                               Additional       during the
                                                                Per                                  Paid-In        Development
                                                               Share        Shares      Amount       Capital           Stage
                                                               -----        ------      ------      ----------     ------------
Balance, December 31, 1986                                                154,666,014   $ 1,547     $  307,534     $   (203,942)

Issuance of common stock, exercise of "A" warrants             $0.03       38,622,618       386      1,158,321                -
Expenses of stock issuance                                                          -         -        (11,357)               -
Acquisition of subsidiary for cash                                                  -         -        (46,000)               -
Cancellation of debt due to stockholders                                            -         -         86,565                -
Net loss, year ended December 31, 1987                                              -         -              -         (258,663)
                                                                         ------------   -------     ----------     ------------

Balance, December 31, 1987                                                193,288,632     1,933      1,495,063         (462,605)

Net loss, year ended December 31, 1988                                              -         -              -         (199,690)
                                                                         ------------   -------     ----------     ------------

Balance, December 31, 1988                                                193,288,632     1,933      1,495,063         (662,295)

Net loss, year ended December 31, 1989                                              -         -              -         (270,753)
                                                                         ------------   -------     ----------     ------------

Balance, December 31, 1989                                                193,288,632     1,933      1,495,063         (933,048)

Issuance of common stock, expiration of redemption
   offer on "B" warrants                                        0.05        6,729,850        67        336,475                -
Issuance of common stock, exercise of "B" warrants              0.05          268,500         3         13,422                -
Issuance of common stock, exercise of "C" warrants              0.08           12,900         -          1,032                -
Net loss, year ended December 31, 1990                                              -         -              -         (267,867)
                                                                         ------------   -------     ----------     ------------

Balance, December 31, 1990                                                200,299,882     2,003      1,845,992       (1,200,915)
                                                                         ------------   -------     ----------     ------------

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO SEPTEMBER 30, 2003

                                                                         Common Stock                                     Deficit
                                                                         ------------                                   Accumulated
                                                               Amount                                 Additional        during the
                                                                Per                                     Paid-In         Development
                                                               Share      Shares         Amount         Capital            Stage
                                                               -----   ------------      -------      -----------      ------------
Balance, December 31, 1990                                              200,299,882      $ 2,003      $ 1,845,992      $ (1,200,915)

Issuance of common stock, exercise of "B" warrants             $0.05         11,400            -              420                 -
Issuance of common stock, exercise of "C" warrants              0.08          2,500            -              200                 -
Issuance of common stock, exercise of underwriter warrants      0.12      3,760,000           38           45,083                 -
Net loss, year ended December 31, 1991                                            -            -                -          (249,871)
                                                                       ------------      -------      -----------      ------------

Balance, December 31, 1991                                              204,073,782        2,041        1,891,695        (1,450,786)

Issuance of common stock, for testing                           0.04     10,000,000          100          404,900                 -
Issuance of common stock, for consulting services               0.06        500,000            5           27,495                 -
Issuance of common stock, exercise of "B" warrants              0.05      7,458,989           75          372,875                 -
Issuance of common stock, exercise of "C" warrants              0.08      5,244,220           52          419,487                 -
Expenses of stock issuance                                                        -            -           (7,792)                -
Net loss, year ended December 31, 1992                                            -            -                -          (839,981)
                                                                       ------------      -------      -----------      ------------

Balance, December 31, 1992                                              227,276,991        2,273        3,108,660        (2,290,767)

Issuance of common stock, for consulting services               0.06        500,000            5           27,495                 -
Issuance of common stock, for consulting services               0.03      3,500,000           35          104,965                 -
Issuance of common stock, for testing                           0.04      5,000,000           50          174,950                 -
Net loss, year ended December 31, 1993                                            -            -                -          (563,309)
                                                                       ------------      -------      -----------      ------------

Balance, December 31, 1993                                              236,276,991        2,363        3,416,070        (2,854,076)
                                                                       ------------      -------      -----------      ------------

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO SEPTEMBER 30, 2003

                                                              Common Stock
                                                              ------------
                                                     Amount                               Additional
                                                      Per                                  Paid-In
                                                     Share       Shares        Amount      Capital
                                                     ------   -----------      ------    -----------
Balance, December 31, 1993                                    236,276,991      $2,363    $ 3,416,070

Issuance of common stock, for consulting services    $0.05      4,750,000          47        237,453
Issuance of common stock, exercise of options         0.08        400,000           4         31,996
Issuance of common stock, exercise of options         0.10        190,000           2         18,998
Net loss, year ended December 31, 1994                                  -           -              -
                                                              -----------       -----      ---------
Balance, December 31, 1994                                    241,616,991       2,416      3,704,517

Issuance of common stock, exercise of options         0.05      3,333,333          33        166,633
Issuance of common stock, exercise of options         0.08      2,092,850          21        167,407
Issuance of common stock, exercise of options         0.10      2,688,600          27        268,833
Issuance of common stock, for consulting services     0.11      1,150,000          12        126,488
Issuance of common stock, for consulting services     0.14        300,000           3         41,997
Net loss, year ended December 31, 1995                                  -           -              -
                                                              -----------       -----      ---------

Balance, December 31, 1995                                    251,181,774       2,512      4,475,875
                                                              -----------       -----      ---------

                                                                         Deficit
                                                                       Accumulated
                                                                       during the           Deferred
                                                       Subscription    Development        Compensation
                                                        Receivable       Stage                Cost
                                                       ------------   ------------        ------------
Balance, December 31, 1993                                  $ -       $ (2,854,076)             $ -

Issuance of common stock, for consulting services             -                  -                -
Issuance of common stock, exercise of options                 -                  -                -
Issuance of common stock, exercise of options                 -                  -                -
Net loss, year ended December 31, 1994                        -           (440,837)               -
                                                             ---      ------------              ----

Balance, December 31, 1994                                    -         (3,294,913)               -
                                                              -
Issuance of common stock, exercise of options                 -                  -                -
Issuance of common stock, exercise of options                 -                  -                -
Issuance of common stock, exercise of options                 -                  -                -
Issuance of common stock, for consulting services             -                  -                -
Issuance of common stock, for consulting services             -                  -                -
Net loss, year ended December 31, 1995                        -           (401,884)               -
                                                             ---      ------------              ----

Balance, December 31, 1995                                    -         (3,696,797)               -
                                                             ---      ------------              ----


                See notes to consolidated financial statements.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                  (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO SEPTEMBER 30, 2003

                                                              Common Stock
                                                              ------------
                                                     Amount                             Additional
                                                      Per                                Paid-In
                                                     Share      Shares      Amount       Capital
                                                     ------  -----------   --------    -----------
Balance, December 31, 1995                                   251,181,774   $ 2,512     $ 4,475,875

Issuance of common stock, exercise of options        $0.05     3,333,334        33         166,634
Issuance of common stock, exercise of options         0.08     1,158,850        12          92,696
Issuance of common stock, exercise of options         0.10     7,163,600        72         716,288
Issuance of common stock, exercise of options         0.11       170,000         2          18,698
Issuance of common stock, exercise of options         0.12     1,300,000        13         155,987
Issuance of common stock, exercise of options         0.18     1,400,000        14         251,986
Issuance of common stock, exercise of options         0.19       500,000         5          94,995
Issuance of common stock, exercise of options         0.20       473,500         5          94,695
Issuance of common stock, for services rendered       0.50       350,000         3         174,997
Options granted                                                        -         -         760,500
Subscription receivable                                                -         -               -
Net loss, year ended December 31, 1996                                 -         -               -
                                                             -----------     -----       ---------

Balance, December 31, 1996                                   267,031,058     2,671       7,003,351
                                                             -----------     -----       ---------

                                                                         Deficit
                                                                       Accumulated
                                                                        during the          Deferred
                                                       Subscription    Development        Compensation
                                                        Receivable        Stage               Cost
                                                       ------------   ------------        ------------
Balance, December 31, 1995                               $      -     $ (3,696,797)        $       -

Issuance of common stock, exercise of options                   -                -                 -
Issuance of common stock, exercise of options                   -                -                 -
Issuance of common stock, exercise of options                   -                -                 -
Issuance of common stock, exercise of options                   -                -                 -
Issuance of common stock, exercise of options                   -                -                 -
Issuance of common stock, exercise of options                   -                -                 -
Issuance of common stock, exercise of options                   -                -                 -
Issuance of common stock, exercise of options                   -                -                 -
Issuance of common stock, for services rendered                 -                -                 -
Options granted                                                 -                -          (473,159)
Subscription receivable                                   (19,000)               -                 -
Net loss, year ended December 31, 1996                          -       (1,154,740)                -
                                                          -------       ----------          --------

Balance, December 31, 1996                                (19,000)      (4,851,537)         (473,159)
                                                          -------       ----------          --------

                See notes to consolidated financial statements.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                  (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO SEPTEMBER 30, 2003

                                                                            Common Stock
                                                                            ------------
                                                                  Amount                                 Additional
                                                                   Per                                    Paid-In
                                                                  Share         Shares       Amount       Capital
                                                                 -------      -----------    -------    -----------
Balance, December 31, 1996                                                    267,031,058    $ 2,671    $ 7,003,351

Issuance of common stock, exercise of options                    $  0.08        3,333,333         33        247,633
Issuance of common stock, conversion of debt                        0.20        1,648,352         16        329,984
Issuance of common stock, conversion of debt                        0.15          894,526          9        133,991
Issuance of common stock, conversion of debt                        0.12        2,323,580         23        269,977
Issuance of common stock, conversion of debt                        0.15        1,809,524         18        265,982
Issuance of common stock, conversion of debt                        0.16          772,201          8        119,992
Issuance of common stock, for services rendered                     0.41           50,000          -         20,500
Issuance of common stock, for services rendered                     0.24          100,000          1         23,999
Beneficial conversion feature, February debenture                                       -          -        413,793
Beneficial conversion feature, October debenture                                        -          -      1,350,000
Warrant costs, February debenture                                                       -          -         37,242
Warrant costs, October debenture                                                        -          -        291,555
Amortization of deferred compensation cost                                              -          -              -
Imputed interest on convertible debenture                                               -          -          4,768
Net loss, year ended December 31, 1997                                                  -          -              -
                                                                              -----------      -----     ----------

Balance, December 31, 1997                                                    277,962,574      2,779     10,512,767
                                                                              -----------      -----     ----------

                                                                         Deficit
                                                                       Accumulated
                                                                        during the        Deferred
                                                       Subscription    Development      Compensation
                                                        Receivable        Stage             Cost
                                                       ------------   ------------      ------------
Balance, December 31, 1996                              $ (19,000)   $ (4,851,537)       $ (473,159)

Issuance of common stock, exercise of options                   -               -                 -
Issuance of common stock, conversion of debt                    -               -                 -
Issuance of common stock, conversion of debt                    -               -                 -
Issuance of common stock, conversion of debt                    -               -                 -
Issuance of common stock, conversion of debt                    -               -                 -
Issuance of common stock, conversion of debt                    -               -                 -
Issuance of common stock, for services rendered                 -               -                 -
Issuance of common stock, for services rendered                 -               -                 -
Beneficial conversion feature, February debenture               -               -                 -
Beneficial conversion feature, October debenture                -               -                 -
Warrant costs, February debenture                               -               -                 -
Warrant costs, October debenture                                -               -                 -
Amortization of deferred compensation cost                      -               -           399,322
Imputed interest on convertible debenture                       -               -                 -
Net loss, year ended December 31, 1997                          -      (4,141,729)                -
                                                          -------      ----------           -------

Balance, December 31, 1997                                (19,000)     (8,993,266)          (73,837)
                                                          -------      ----------           -------

                See notes to consolidated financial statements.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                  (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO SEPTEMBER 30, 2003

                                                                             Common Stock
                                                                             ------------
                                                                   Amount                                 Additional
                                                                    Per                                    Paid-In
                                                                   Share         Shares      Amount        Capital
                                                                  -------      -----------   -------     ------------
Balance, December 31, 1997                                                     277,962,574   $ 2,779     $ 10,512,767

Issuance of common stock, exercise of options                     $  0.12          295,000         3           35,397
Issuance of common stock, exercise of options                        0.14          500,000         5           69,995
Issuance of common stock, exercise of options                        0.16          450,000         5           71,995
Issuance of common stock, exercise of options                        0.20           10,000         -            2,000
Issuance of common stock, exercise of options                        0.26          300,000         3           77,997
Issuance of common stock, conversion of debt                         0.13        1,017,011        10          132,990
Issuance of common stock, conversion of debt                         0.14        2,512,887        25          341,225
Issuance of common stock, conversion of debt                         0.15        5,114,218        51          749,949
Issuance of common stock, conversion of debt                         0.18        1,491,485        15          274,985
Issuance of common stock, conversion of debt                         0.19        3,299,979        33          619,967
Issuance of common stock, conversion of debt                         0.22        1,498,884        15          335,735
Issuance of common stock, conversion of debt                         0.23        1,870,869        19          424,981
Issuance of common stock, for services rendered                      0.21          100,000         1           20,999
Beneficial conversion feature, November debenture                                        -         -          625,000
Warrant costs, November debenture                                                        -         -           48,094
Amortization of deferred compensation cost                                               -         -                -
Write off of subscription receivable                                                     -         -          (19,000)
Net loss, year ended December 31, 1998                                                   -         -                -
                                                                               -----------     -----       ----------

Balance, December 31, 1998                                                     296,422,907     2,964       14,325,076
                                                                               -----------     -----       ----------

                                                                         Deficit
                                                                       Accumulated
                                                                        during the        Deferred
                                                       Subscription    Development      Compensation
                                                        Receivable        Stage             Cost
                                                       ------------   ------------      ------------
Balance, December 31, 1997                              $ (19,000)    $ (8,993,266)       $ (73,837)

Issuance of common stock, exercise of options                   -                -                -
Issuance of common stock, exercise of options                   -                -                -
Issuance of common stock, exercise of options                   -                -                -
Issuance of common stock, exercise of options                   -                -                -
Issuance of common stock, exercise of options                   -                -                -
Issuance of common stock, conversion of debt                    -                -                -
Issuance of common stock, conversion of debt                    -                -                -
Issuance of common stock, conversion of debt                    -                -                -
Issuance of common stock, conversion of debt                    -                -                -
Issuance of common stock, conversion of debt                    -                -                -
Issuance of common stock, conversion of debt                    -                -                -
Issuance of common stock, conversion of debt                    -                -                -
Issuance of common stock, for services rendered                 -                -                -
Beneficial conversion feature, November debenture               -                -                -
Warrant costs, November debenture                               -                -                -
Amortization of deferred compensation cost                      -                -           59,068
Write off of subscription receivable                       19,000                -                -
Net loss, year ended December 31, 1998                          -       (4,557,710)               -
                                                       ----------      -----------          -------

Balance, December 31, 1998                                      -      (13,550,976)         (14,769)
                                                       ----------      -----------          -------

                See notes to consolidated financial statements.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                  (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO SEPTEMBER 30, 2003

                                                                                 Common Stock
                                                                                 ------------
                                                                      Amount                                 Additional
                                                                       Per                                     Paid-In
                                                                      Share         Shares      Amount         Capital
                                                                     -------      -----------   -------     ------------
Balance, December 31, 1998                                                        296,422,907   $ 2,964     $ 14,325,076

Issuance of common stock, securities purchase agreement              $  0.16        4,917,276        49          802,451
Issuance of common stock, securities purchase agreement                 0.27        1,851,852        18          499,982
Issuance of common stock, for services rendered                         0.22          100,000         1           21,999
Issuance of common stock, for services rendered                         0.25          180,000         2           44,998
Beneficial conversion feature, August debenture                                             -         -          950,036
Beneficial conversion feature, December debenture                                           -         -          361,410
Amortization of warrant costs, convertible debentures                                       -         -              300
Warrant costs, related to convertible debentures                                            -         -
Warrant costs, August debenture                                                             -         -           49,964
Warrant costs, December debenture                                                           -         -            4,267
Amortization of warrant costs, securities purchase agreement                                -         -                -
Amortization of deferred compensation cost                                                  -         -          (14,769)
Credit arising from modification of option terms                                            -         -          210,144
Net loss, year ended December 31, 1999                                                      -         -                -
                                                                                  -----------     -----       ----------

Balance, December 31, 1999 (Restated)                                             303,472,035     3,034       17,255,858
                                                                                  -----------     -----       ----------

                                                                             Deficit
                                                                           Accumulated
                                                                            during the          Deferred       Discount
                                                                           Subscription       Development         on
                                                                            Receivable           Stage          Warrant
                                                                          -------------       ------------     ---------
Balance, December 31, 1998                                                $ (13,550,976)       $ (14,769)       $     -

Issuance of common stock, securities purchase agreement                               -                -               -
Issuance of common stock, securities purchase agreement                               -                -               -
Issuance of common stock, for services rendered                                       -                -               -
Issuance of common stock, for services rendered                                       -                -               -
Beneficial conversion feature, August debenture                                       -                -               -
Beneficial conversion feature, December debenture                                     -                -               -
Amortization of warrant costs, convertible debentures                                 -                -            (300)
Warrant costs, related to convertible debentures                                                                   2,455
Warrant costs, August debenture                                                       -                -               -
Warrant costs, December debenture                                                     -                -               -
Amortization of warrant costs, securities purchase agreement                          -                -
Amortization of deferred compensation cost                                            -           14,769               -
Credit arising from modification of option terms                                      -                -               -
Net loss, year ended December 31, 1999                                       (6,323,431)               -               -
                                                                            -----------        ----------          -----

Balance, December 31, 1999 (Restated)                                       (19,874,407)               -           2,155
                                                                            -----------        ----------          -----

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO SEPTEMBER 30, 2003

                                                                                   Common Stock
                                                                                   ------------
                                                                   Amount                                           Additional
                                                                    Per                                               Paid-In
                                                                   Share              Shares         Amount           Capital
                                                                  --------          -----------      -------       ------------
Balance, December 31, 1999 (Restated)                                               303,472,035      $ 3,034       $ 17,255,858

Issuance of common stock, exercise of options                     $ 0.1400              600,000            6             83,994
Issuance of common stock, exercise of options                       0.1500            1,600,000           16            239,984
Issuance of common stock, exercise of options                       0.1600              650,000            7            103,994
Issuance of common stock, exercise of options                       0.1700              100,000            1             16,999
Issuance of common stock, exercise of options                       0.2100              792,500            8            166,417
Issuance of common stock, exercise of options                       0.2500            1,000,000           10            246,090
Issuance of common stock, exercise of options                       0.2700              281,000            3             75,867
Issuance of common stock, exercise of options                       0.3600              135,000            1             48,599
Issuance of common stock, exercise of warrants                      0.2040              220,589            2             44,998
Issuance of common stock, exercise of warrants                      0.2448              220,589            2             53,998
Issuance of common stock, exercise of warrants                      0.2750               90,909            1             24,999
Issuance of common stock, exercise of warrants                      0.3300               90,909            1             29,999
Issuance of common stock, conversion of debt                        0.1400           35,072,571          351          4,907,146
Issuance of common stock, conversion of debt                        0.1900            1,431,785           14            275,535
Issuance of common stock, conversion of debt                        0.2000            1,887,500           19            377,481
Issuance of common stock, conversion of debt                        0.3600               43,960            -             15,667
Issuance of common stock, cashless exercise of warrants                                 563,597            6            326,153
Issuance of common stock, services rendered                         0.4650              100,000            1             46,499
Private placement of common stock                                   0.2200           13,636,357          136          2,999,864
Private placement of common stock                                   0.3024            4,960,317           50          1,499,950
Private placement of common stock                                   0.4000           13,265,000          133          5,305,867
Cashless exercise of warrants                                                                 -            -           (326,159)
Beneficial conversion feature, January Debenture                                              -            -            395,236
Warrant costs, consulting agreement                                                           -            -            200,249
Warrant costs, January Debenture                                                              -            -             13,418
Warrant costs, related to convertible debentures                                              -            -                  -
Recovery of subscription receivable previously written off                                    -            -             19,000
Credit arising from modification of option terms                                              -            -          1,901,927
Net loss, year ended December 31, 2000                                                        -            -                  -
                                                                                    -----------        -----         ----------

Balance, December 31, 2000 (Restated)                                               380,214,618        3,802         36,349,629
                                                                                    -----------        -----         ----------

                                                                            Deficit
                                                                          Accumulated
                                                                          during the         Discount
                                                                          Development           on
                                                                             Stage           Warrants
                                                                             -----           --------
Balance, December 31, 1999 (Restated)                                   $ (19,874,407)        $ 2,155

Issuance of common stock, exercise of options                                       -               -
Issuance of common stock, exercise of options                                       -               -
Issuance of common stock, exercise of options                                       -               -
Issuance of common stock, exercise of options                                       -               -
Issuance of common stock, exercise of options                                       -               -
Issuance of common stock, exercise of options                                       -               -
Issuance of common stock, exercise of options                                       -               -
Issuance of common stock, exercise of options                                       -               -
Issuance of common stock, exercise of warrants                                      -               -
Issuance of common stock, exercise of warrants                                      -               -
Issuance of common stock, exercise of warrants                                      -               -
Issuance of common stock, exercise of warrants                                      -               -
Issuance of common stock, conversion of debt                                        -               -
Issuance of common stock, conversion of debt                                        -               -
Issuance of common stock, conversion of debt                                        -               -
Issuance of common stock, conversion of debt                                        -               -
Issuance of common stock, cashless exercise of warrants                             -               -
Issuance of common stock, services rendered                                         -               -
Private placement of common stock                                                   -               -
Private placement of common stock                                                   -               -
Private placement of common stock                                                   -               -
Cashless exercise of warrants                                                       -               -
Beneficial conversion feature, January Debenture                                    -               -
Warrant costs, consulting agreement                                                 -               -
Warrant costs, January Debenture                                                    -               -
Warrant costs, related to convertible debentures                                    -          (2,454)
Recovery of subscription receivable previously written off                          -               -
Credit arising from modification of option terms                                    -               -
Net loss, year ended December 31, 2000                                     (8,816,192)              -
                                                                          -----------            ----

Balance, December 31, 2000 (Restated)                                     (28,690,599)           (299)
                                                                          -----------            ----

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO SEPTEMBER 30, 2003

                                                                           Common Stock
                                                                           ------------
                                                               Amount                                  Additional
                                                                Per                                      Paid-In
                                                               Share          Shares      Amount         Capital
                                                              --------     ------------   -------     ------------
Balance,  December 31,  2000 (Restated)                                     380,214,618     3,802       36,349,629

Issuance of common stock, exercise of options                 $ 0.2700           40,000         1           10,799
Issuance of common stock, exercise of options                   0.3600           20,000         1            7,199
Issuance of common stock, cashless exercise of warrants                          76,411         1           77,491
Issuance of common stock, for services rendered                 0.3500          100,000         1           34,999
Sale of common stock, for cash                                  0.1500        6,666,667        66          999,933
Sale of common stock, for cash                                  0.3000        2,000,000        20          599,980
Sale of common stock, for cash                                  0.3200        3,125,000        31          999,969
Sale of common stock, for cash                                  0.4000        1,387,500        14          554,986
Sale of common stock, for cash                                  0.2700        9,666,667        96        2,609,904
Warrant costs, private equity line of credit                                                             1,019,153
Amortization of warrant costs, equity line of credit
Cashless exercise of warrants                                                         -         -          (77,491)
Credit arising from modification of option terms                                      -         -          691,404
Net loss, year ended December 31, 2001                                                -         -                -
                                                                            -----------   -------     ------------

Balance, December 31, 2001 (Restated)                                       403,296,863   $ 4,033     $ 43,877,955
                                                                            -----------   -------     ------------

                                                                 Deficit
                                                               Accumulated
                                                                during the        Discount
                                                               Development           on
                                                                  Stage           Warrants
                                                               ------------      ---------
Balance,  December 31,  2000 (Restated)                         (28,690,599)           (299)

Issuance of common stock, exercise of options                             -               -
Issuance of common stock, exercise of options                             -               -
Issuance of common stock, cashless exercise of warrants                   -               -
Issuance of common stock, for services rendered                           -               -
Sale of common stock, for cash                                            -               -
Sale of common stock, for cash                                            -               -
Sale of common stock, for cash                                            -               -
Sale of common stock, for cash                                            -               -
Sale of common stock, for cash                                            -               -
Warrant costs, private equity line of credit                                     (1,019,043)
Amortization of warrant costs, equity line of credit                                356,594
Cashless exercise of warrants                                             -               -
Credit arising from modification of option terms                          -               -
Net loss, year ended December 31, 2001                          (11,086,567)              -
                                                               ------------     -----------

Balance, December 31, 2001 (Restated)                          $(39,777,166)    $  (662,748)
                                                               ============     ===========

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO SEPTEMBER 30, 2003

                                                                               Common Stock
                                                                               ------------
                                                                Amount                                           Additional
                                                                 Per                                              Paid-In
                                                                Share             Shares        Amount            Capital
                                                               --------         -----------    --------         ------------
Balance,  December 31,  2001 (Restated)                                         403,296,863        4,033          43,877,955

Sale of common stock, for cash                                 $ 0.1109          17,486,491          175           1,938,813
Sale of common stock, for cash                                   0.1400          22,532,001          225           2,840,575
Sale of common stock, for cash                                   0.1500           9,999,999          100           1,499,900
Issuance of common stock, conversion of debt                     0.1100             909,091            9              99,991
Issuance of common stock, conversion of debt                     0.1539           1,299,545           13             199,987
Warrant costs, termination agreement                                                      -            -             190,757
Warrant costs, issued with sale of common stock, for cash                                 -            -              36,086
Expenses of stock issuance                                                                -            -             (50,160)
Warrants granted for consulting services                                                  -            -             107,382
Credit arising from modification of option terms                                          -            -             177,963
Amortization of warrant costs, equity line of credit                                      -            -                   -
Beneficial conversion feature, May debenture                                              -            -              55,413
Beneficial conversion feature, July debentures                                            -            -             166,515
Net loss, year ended December 31, 2002                                                    -            -                   -
                                                                                -----------      -------        ------------
Balance, December 31, 2002 (Restated)                                           455,523,990      $ 4,555        $ 51,141,177
                                                                                -----------      -------        ------------

                                                                      Deficit
                                                                    Accumulated
                                                                     during the          Discount
                                                                    Development            on
                                                                       Stage             Warrants
                                                                    ------------        ----------
Balance,  December 31,  2001 (Restated)                             (39,777,166)          (662,748)

Sale of common stock, for cash                                                -                  -
Sale of common stock, for cash                                                -                  -
Sale of common stock, for cash                                                -                  -
Issuance of common stock, conversion of debt                                  -                  -
Issuance of common stock, conversion of debt                                  -                  -
Warrant costs, termination agreement                                          -                  -
Warrant costs, issued with sale of common stock, for cash                     -                  -
Expenses of stock issuance                                                    -            (36,087)
Warrants granted for consulting services                                      -                  -
Credit arising from modification of option terms                              -                  -
Amortization of warrant costs, equity line of credit                          -            407,660
Beneficial conversion feature, May debenture                                  -                  -
Beneficial conversion feature, July debentures                                -                  -
Net loss, year ended December 31, 2002                               (9,321,065)                 -
                                                                   ------------         ----------
Balance, December 31, 2002 (Restated)                              $(49,098,231)        $ (291,175)
                                                                   ------------         ----------



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO SEPTEMBER 30, 2003

                                                                                       Common Stock
                                                                                       ------------
                                                                            Amount                                   Additional
                                                                             Per                                       Paid-In
                                                                            Share         Shares        Amount         Capital
                                                                           --------     -----------    -------       -----------
Balance, December 31, 2002 (Restated)                                                   455,523,990      4,555        51,141,177

Sale of common stock, for cash                                             $ 0.0500      21,620,000        216         1,080,784
Sale of common stock, for cash                                             $ 0.0800      22,650,000        226         1,811,774
Issuance of common stock, conversion of debt                               $ 0.0424      14,150,943        142           599,858
Issuance of common stock, conversion of debt                                 0.1000       7,255,754         73           725,653
Issuance of common stock, conversion of debt                                 0.1818         562,865          6           102,323
Issuance of common stock, for services rendered                              0.0790         100,000          1             7,899
Issuance of common stock, for services rendered                              0.0930         107,527          1             9,999
Warrant costs, issued with issue of convertible debenture                                         -          -           517,141
Expenses of stock issuance                                                                        -          -          (199,989)
Amortization of warrant costs, related to convertible debenture                                   -          -                 -
Amortization of warrant costs, equity line of credit
Litigation settlement  -cash and stock                                                            -          -        (1,126,407)
Litigation settlement   stock                                                0.0800         947,000          9            75,751
Options issued for services rendered                                                              -          -            74,368
Beneficial conversion feature, April debenture                                                    -          -           482,859
Beneficial conversion feature, July debenture                                                     -          -           375,000
Net loss, Nine Months Ended September 30, 2003                                                    -          -                 -
                                                                                        -----------    -------       -----------

Balance, September 30, 2003 (Restated)                                                  522,918,079    $ 5,229       $55,678,190
                                                                                        -----------    -------       -----------
                                                                                   Deficit
                                                                                 Accumulated
                                                                                  during the        Discount
                                                                                 Development           on
                                                                                    Stage           Warrants
                                                                                 ------------      ----------
Balance, December 31, 2002 (Restated)                                             (49,098,231)       (291,175)

Sale of common stock, for cash                                                              -               -
Sale of common stock, for cash                                                              -               -
Issuance of common stock, conversion of debt                                                -               -
Issuance of common stock, conversion of debt                                                -               -
Issuance of common stock, conversion of debt                                                -               -
Issuance of common stock, for services rendered                                             -               -
Issuance of common stock, for services rendered                                             -               -
Warrant costs, issued with issue of convertible debenture                                   -        (517,141)
Expenses of stock issuance                                                                  -          36,386
Amortization of warrant costs, related to convertible debenture                             -         327,523
Amortization of warrant costs, equity line of credit                                                  254,789
Litigation settlement  -cash and stock                                                      -               -
Litigation settlement   stock                                                               -               -
Options issued for services rendered                                                        -               -
Beneficial conversion feature, April debenture                                              -               -
Beneficial conversion feature, July debenture                                               -               -
Net loss, Nine Months Ended September 30, 2003                                     (5,601,913)              -
                                                                                 ------------      ----------

Balance, September 30, 2003 (Restated)                                           $(54,700,144)     $ (189,618)
                                                                                 ------------      ----------

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                                 Inception
                                                                                     Nine Months Ended         (February 20,
                                                                                       September 30,             1984) to
                                                                                      -------------            September 30,
                                                                                    2003           2002            2003
                                                                                    ----           ----            ----
                                                                                  Restated       Restated
                                                                                  --------       ---------
Cash Flows from Operating Activities:
   Net loss                                                                    $ (5,601,913)   $ (7,322,917)   $(54,700,144)
                                                                               ------------    ------------    ------------
   Adjustments to reconcile net loss to
      net cash used by operating activities:
         Depreciation                                                               715,158         728,817       3,153,821
         Amortization of debt issuance costs                                        105,922          21,224         934,559
         Amortization of deferred interest cost on beneficial
            conversion feature of convertible debenture                             417,145          57,574       4,599,940
         Amortization of discount on warrants                                       582,312         305,745       1,976,953
         Amortization of deferred compensation cost                                       -               -         760,500
         Issuance of common stock for debenture interest                             74,493          21,863         194,130
         Issuance of common stock for services                                            -               -       1,586,000
         Compensation expense for options and warrants                               74,368         488,807       3,339,176
         Changes in operating assets and liabilities:
           (Increase) decrease in other current assets                               17,664         (45,452)       (127,647)
            Increase in other assets                                               (117,446)       (112,517)     (1,752,635)
            Increase (decrease) in accounts payable and  accrued liabilities        313,176        (921,847)        874,083
                                                                               ------------    ------------    ------------
                  Total adjustments                                               2,182,792         544,214      15,538,880
                                                                               ------------    ------------    ------------
                  Net cash used by operating activities                          (3,419,121)     (6,778,703)    (39,161,264)
                                                                               ------------    ------------    ------------
Cash Flows from Investing Activities:
   Purchase of investments                                                                -               -      (6,292,979)
   Proceeds from sale of investments                                                      -               -       6,292,979
   Disposal (Acquision) of property and equipment                                     4,769        (192,755)     (4,318,615)
                                                                               ------------    ------------    ------------
                  Net cash provided (used) by investing activities                    4,769        (192,755)     (4,318,615)
                                                                               ------------    ------------    ------------
Cash Flows from Financing Activities:
   Proceeds from issuance of convertible debt- net of issuance costs              2,186,986       2,000,000      13,686,986
   Proceeds from sale of securities, net of issuance costs                        2,737,298       6,279,788      32,266,984
   Proceeds from common stock subscribed but not issued                            (883,900)              -               -
   Payments under litigation settlement                                          (1,050,649)              -      (1,050,649)
   Payments under capital lease                                                     (92,164)       (109,528)       (402,192)
   Payments on note payable                                                         (20,384)        (17,911)       (101,660)
   Recovery of subscription receivable written off                                        -               -          19,000
                                                                               ------------    ------------    ------------
                  Net cash provided by financing activities                       2,877,187       8,152,349      44,418,469
                                                                               ------------    ------------    ------------
Net Increase (Decrease)  in Cash and Cash Equivalents                              (537,165)      1,180,891         938,590
Cash and Cash Equivalents, Beginning                                              1,475,755       1,499,809               -
                                                                               ------------    ------------    ------------
Cash and Cash Equivalents, Ending                                              $    938,590    $  2,680,700    $    938,590
                                                                               ============    ============    ============
Supplemental Disclosure of Non-Cash Financing Activities:
   Cash paid during the period for interest                                    $     14,177    $     11,305
                                                                               ============    ============
Supplemental Schedule of Non-Cash Investing and Financing Activities:
   A capital lease obligation of approximately $140,000 was incurred during 2002 to finance the purchase of new equipment.

                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1.  BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements at September 30, 2003 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information on Form 10-Q and reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position as of September 30, 2003 and results of operations for the three and nine months ended September 30, 2003 and 2002 and cash flows for the nine months ended September 30, 2003 and 2002. All such adjustments are of a normal recurring nature. Certain general and administrative expenses from inception relating to consulting services were reclassified to compensation expense for options and warrants to be consistent with current presentation. The Company has discontinued allocating the majority of its general and administrative expenses to research and development, since, subsequent to December 31, 2002, the Company reduced its research and development activities to include only research performed in Israel. Therefore, the Company's allocation to research and development includes only those direct expenses relating to the research and development activities in Israel and 30% of salaries and payroll taxes for the Company's Chief Scientist, who oversees the clinical trials in Israel and spends approximately 30% of his time in these initiatives. This change was necessary to reflect current operating costs relating to the Company's Yonkers, New York facility. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year. The statements should be read in conjunction with the audited consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

         During April 2003, the FASB issued Statement of Financial Accounting Standards No. 149 (" SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. SFAS 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The guidance should be applied prospectively. The adoption of SFAS 149 will not have any impact on the Company's operating results or financial position as the Company does not have any derivative instruments that are affected by SFAS 149 at this time.

             During May 2003, the FASB issued Statement of Financial Accounting Standards No. 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have any impact on the Company's operating results or financial position as the Company does not have any financial instruments with characteristics of both liabilities and equity that are not already classified as liabilities.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 2.  GOING CONCERN

         As indicated in the accompanying financial statements, the Company has suffered accumulated net losses of $54,700,144 since inception and is dependent upon registration of AVR118 (formerly known as "Product R" until October 2003) for sale before it can begin commercial operations. The Company's cash position is inadequate to pay all the costs associated with operations and the full range of testing and clinical trials required by the FDA. Unless and until AVR118 is approved for sale in the United States or another industrially developed country, the Company will be dependent upon the continued sale of its securities, debt or equity financing for funds to meet its cash requirements. The foregoing issues raise substantial doubt about the Company's ability to continue as a going concern.

         Management intends to continue to sell the Company's securities in an attempt to meet its cash flow requirements; however, no assurance can be given that equity or debt financing, if and when required, will be available.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 3.  RESTATEMENT OF FINANCIAL STATEMENTS

         The accompanying financial statements for the three and nine months ending September 30, 2003 and 2002 have been restated to reflect changes in accounting for warrants issued in connection with equity transactions as well as options issued to the Board of Directors and employees (on a pro-forma basis only) and its Advisory Board. The restatement resulted in expense which increases the previously reported net loss for the three and nine months ending September 30, 2003 by approximately $51,000 and $255,000, respectively, and reduces the previously reported net loss for the three and nine months ending September 30, 2002 by approximately $313,000 and $644,000, respectively.

         Basic and diluted net loss per common share on operations remained the same for the three and nine months ended September 30, 2003. Basic and diluted net loss per common share on operations changed by $(.01) from $(.01) to $(.00) for the three months ended September 30, 2002, and remained the same for the nine months ended September 30, 2002. The Company's deficit accumulated during the development stage was reduced by $2,039,574 for the year ended December 31, 2002. The Company's deficit accumulated during the development stage was increased by $1,019,153 at September 30, 2003. The restatement did not impact the Company's net cash in investing and financing activities and net cash used in operating activities remained unchanged, however, certain components within operating activities consisting of amortization of deferred interest cost, discount on warrants and compensation expense for options and warrants, were restated for the three and nine months ended September 30, 2003 and September 30, 2002.

                                                         AS OF SEPTEMBER 30, 2003
                                                         ------------------------
                                                AS REPORTED      ADJUSTMENT      RESTATED
                                                ------------    ------------    ------------
ASSETS
Current Assets                                  $  1,198,610               -    $  1,198,610
Property and Equipment, net                        1,541,002               -       1,541,002
Other Assets                                       1,266,198               -       1,266,198
                                                ------------    ------------    ------------
Total assets                                    $  4,005,810                    $  4,005,810
                                                ============                    ============
LIABILITIES AND STOCKHOLDERS" EQUITY
Current Liabilities                                  895,930               -         895,930
Long-Term Debt:
Convertible debenture-net                          2,316,223               -       2,316,223
Capital lease obligation
Note payable
Total long-term debt                               2,316,223               -       2,316,223
                                                ------------    ------------    ------------
Stockholders' Equity
Common stock                                           5,229               -           5,229
Additional paid-in capital                        54,659,037       1,019,153      55,678,190
Deficit accumulated during development stage     (53,680,991)     (1,019,153)    (54,700,144)
Discount on warrants                                (189,618)              -        (189,618)
Total stockholders' equity                           793,657               -         793,657
                                                ------------    ------------    ------------
Total liabilities and stockholders' equity      $  4,005,810    $          -    $  4,005,810
                                                ============    ============    ============

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 3.  RESTATEMENT OF FINANCIAL STATEMENTS (Continued)

                                                               AS OF DECEMBER 31, 2002
                                                               -----------------------
                                                      AS REPORTED    ADJUSTMENTS     RESTATED
                                                      -----------    -----------    -----------
ASSETS
Current Assets                                          1,770,251              -      1,770,251
Property and Equipment, Net                             2,244,118              -      2,244,118
Other Assets                                              931,660              -        931,660
                                                      -----------    -----------
         Total assets                                   4,946,029              -      4,946,029
                                                      ===========    ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities                                       684,591              -        684,591
Long-Term Debt:
   Convertible debenture, net                           1,658,231        (47,732)     1,610,499
   Capital lease obligation                                 5,834              -          5,834
   Note payable                                             4,879              -          4,879
                                                      -----------    -----------    -----------
        Total long-term debt                            1,668,944        (47,732)     1,621,212
                                                      -----------    -----------    -----------
Common Stock Subscribed but not Issued                    883,900              -        883,900
                                                      -----------    -----------    -----------
Stockholders' Equity:
   Common stock                                             4,555              -          4,555
   Additional paid-in capital                          57,530,605     (6,389,428)    51,141,177
   Deficit accumulated during development stage       (51,137,805)     2,039,574    (49,098,231)
   Discount on warrants                                (4,688,761)     4,397,586       (291,175)
                                                      -----------    -----------    -----------
         Total stockholders' equity                     1,708,594         47,732      1,756,326
                                                      -----------    -----------    -----------
         Total liabilities and stockholders' equity     4,946,029              -      4,946,029
                                                      ===========    ===========    ===========

                                        THREE MONTHS ENDED SEPTEMBER 30, 2003            NINE MONTHS ENDED SEPTEMBER 30, 2003
                                      AS REPORTED     ADJUSTMENTS     RESTATED         AS REPORTED     ADJUSTMENTS     RESTATED
                                      ------------     ---------    ------------      ------------      ----------   ------------
Revenues                              $          -     $       -    $          -      $          -      $        -   $          -
                                      ------------     ---------    ------------      ------------      ----------   ------------
Costs and Expenses:
   Research and development                219,586             -         219,586         1,066,596               -      1,066,596
   General and administrative              873,473             -         873,473         2,541,689               -      2,541,689
   Compensation and other
     expense for options and warrants       20,029        50,959          70,988            74,368         254,789        329,157
   Depreciation                            228,252             -         228,252           703,276               -        703,276
                                      ------------     ---------    ------------      ------------      ----------   ------------
                                         1,341,340        50,959       1,392,299         4,385,929         254,789      4,640,718
                                      ------------     ---------    ------------      ------------      ----------   ------------
Loss from Operations                    (1,341,340)      (50,959)     (1,392,299)       (4,385,929)       (254,789)    (4,640,718)
                                      ------------     ---------    ------------      ------------      ----------   ------------
Other Income (Expense):
   Interest income                           2,811             -           2,811            10,661               -         10,661
   Other income                                  -             -                                 -               -              -
   Interest expense                       (757,420)            -        (757,420)         (949,260)              -       (949,260)
   Severance expense - former
directors                                        -             -               -                 -               -              -
                                      ------------     ---------    ------------      ------------      ----------   ------------
                                          (754,609)            -        (754,609)         (938,599)              -       (938,599)
                                      ------------     ---------    ------------      ------------      ----------   ------------
Loss from Continuing Operations         (2,095,949)      (50,959)     (2,146,908)       (5,324,528)       (254,789)    (5,579,317)
Loss from Discontinued Operations           (6,245)            -          (6,245)          (22,596)              -        (22,596)
                                      ------------     ---------    ------------      ------------      ----------   ------------
Net Loss                              $ (2,102,194)    $ (50,959)   $ (2,153,153)     $ (5,347,124)     $ (254,789)  $ (5,601,913)
                                      ============     =========    ============      ============      ==========   ============
Net Loss Per Common Share
   Basic and Diluted:
      Continuing operations           $      (0.00)                 $      (0.00)     $      (0.01)                  $      (0.01)
      Discontinued operations                (0.00)                        (0.00)            (0.00)                         (0.00)
                                      ------------                  ------------      ------------                   ------------
      Net loss                        $      (0.00)                 $      (0.00)     $      (0.01)                  $      (0.01)
                                      ============                  ============      ============                   ============
Weighted Average Number of
   Common Shares Outstanding           496,522,776                   496,522,776       481,941,317                    481,941,317
                                      ============                  ============      ============                   ============

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 3.  RESTATEMENT OF FINANCIAL STATEMENTS (Continued)

                                        THREE MONTHS ENDED SEPTEMBER 30, 2002             NINE MONTHS ENDED SEPTEMBER 30, 2002
                                        -------------------------------------            --------------------------------------
                                     AS REPORTED      ADJUSTMENTS       RESTATED      AS REPORTED      ADJUSTMENTS     RESTATED
                                    -------------    -------------    -------------  -------------    -------------  -------------
Revenues                            $           -    $           -    $           -  $           -    $           -  $           -
                                    -------------    -------------    -------------  -------------    -------------  -------------
Costs and Expenses:
   Research and development               978,658                -          978,658      3,517,924                -      3,517,924
   General and administrative             708,133                -          708,133      2,058,352                -      2,058,352
   Compensation and  other  expense
     for options and warrants              30,462           (5,407)          25,055        646,004          148,548        794,552
   Depreciation                           254,045                -          254,045        713,356                -        713,356
                                    -------------    -------------    -------------  -------------    -------------  -------------
                                        1,971,298           (5,407)       1,965,891      6,935,636          148,548      7,084,184
                                    -------------    -------------    -------------  -------------    -------------  -------------
Loss from Operations                   (1,971,298)           5,407       (1,965,891)    (6,935,636)        (148,548)    (7,084,184)
                                    -------------    -------------    -------------  -------------    -------------  -------------
Other Income (Expense):                                                           -              -                -              -
   Interest income                          6,482                -            6,482         11,305                -         11,305
   Other income                                 -                -                -              -                -              -
   Interest expense                      (390,830)         307,287          (83,543)      (913,836)         792,856       (120,980)
   Severance expense - former
     directors                                  -                -                -              -                -              -
                                    -------------    -------------    -------------  -------------    -------------  -------------
                                         (384,348)         307,287          (77,061)      (902,531)         792,856       (109,675)
                                    -------------    -------------    -------------  -------------    -------------  -------------
Loss from Continuing Operations        (2,355,646)         312,694       (2,042,952)    (7,838,167)         644,308     (7,193,859)
Loss from Discontinued Operations         (42,098)               -          (42,098)      (129,058)               -       (129,058)
                                    -------------    -------------    -------------  -------------    -------------
Net Loss                            $  (2,397,744)   $     312,694       (2,085,050) $  (7,967,225)   $     644,308  $  (7,322,917)
                                    =============    =============    =============  =============    =============  =============
Net Loss Per Common Share
   Basic and Diluted:
      Continuing operations         $       (0.01)                    $       (0.00) $       (0.02)                  $       (0.02)
      Discontinued operations               (0.00)                            (0.00)         (0.00)                          (0.00)
                                    -------------                     -------------  -------------                   -------------
      Net loss                      $       (0.01)                    $       (0.00) $       (0.02)                  $       (0.02)
                                    =============                     =============  =============                   =============
Weighted Average Number of
   Common Shares Outstanding          425,952,540                       425,952,540    425,952,540                     425,952,540
                                    =============                     =============  =============                   =============

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 4.  COMMITMENTS AND CONTINGENCIES

         GENERAL

         POTENTIAL CLAIM FOR ROYALTIES

         The Company may be subject to claims from certain third parties for royalties due on sales of the Company's product. The Company has not as yet received any notice of claim from such parties.

         PRODUCT LIABILITY

         The Company is unaware of any claims or threatened claims since AVR118 was initially marketed in the 1940's; however, one study noted adverse reactions from highly concentrated doses in guinea pigs. Therefore, the Company could be subjected to claims for adverse reactions resulting from the use of AVR118. In the event any claims for substantial amounts were successful, they could have a material adverse effect on the Company's financial condition and on the marketability of AVR118. During November 2002, the Company secured $3,000,000 of product liability coverage at a cost of approximately $24,000 per annum. In addition, during October 2002, the Company secured $3,000,000 in liability coverage for each of the three clinical trials in Israel at a cost of approximately $16,000. There can be no assurance that the Company will be able to secure additional insurance in adequate amounts or at reasonable premiums if it determined to do so. Should the Company be unable to secure additional product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased and could have a material adverse effect on the Company.

         LACK OF PATENT PROTECTION

         The Company has eight issued U.S. patents, some covering the composition of AVR118 and others covering various uses of the AVR118. The Company has nine pending U.S. patent applications, among which two have been allowed. The Company has seventeen pending foreign patent applications. In addition, the Company has two issued Australian patents and one issued Chinese patent covering several uses of AVR118.

         During April 2002, under the terms of a settlement agreement entered as part of a final judgment on March 25, 2002, the Company was assigned all rights, title and interest in two issued U.S. patents pertaining to Reticulose(R) technology. As patent applications in the United States are maintained in secrecy until published or patents are issued, and as publication of discoveries in the scientific or patent literature often lag behind the actual discoveries, the Company cannot be certain that the Company were the first to make the inventions covered by each of its pending patent applications or that the Company were the first to file patent applications for such inventions. Furthermore, the patent positions of biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions, and, therefore, the breadth of claims allowed in biotechnology and pharmaceutical patents or their enforceability cannot be predicted. The Company cannot be sure that any additional patents will issue from any of its

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 4.  COMMITMENTS AND CONTINGENCIES (Continued)

         GENERAL (Continued)

         LACK OF PATENT PROTECTION (Continued)

         patent applications or, should any patents issue, that the Company will be provided with adequate protection against potentially competitive products. Furthermore, the Company cannot be sure that should patents issue, they will be of commercial value to us, or that private parties, including competitors, will not successfully challenge its patents or circumvent its patent position in the United States or abroad.

         STATUS OF FDA FILINGS

         On July 30, 2001, the Company submitted an Investigational New Drug
         (IND) application to the United States Food and Drug Administration
         (FDA) to begin Phase I clinical trials of AVR118 as a topical treatment for genital warts caused by human papilloma virus (HPV) infection. In September 2001, the FDA cleared the Company's IND application for AVR118 to begin Phase I clinical trials. On April 12, 2002, the Company successfully completed Phase 1 trials. Phase 2 trials are pivotal clinical investigations designed to establish the efficacy and safety of AVR118. Currently, the Company does not have sufficient funds available to pursue the Phase 2 clinical trials of AVR118 as a topical treatment for genital warts caused by HPV infection.

         STATUS OF ISRAEL CLINICAL TRIALS

         In November 2002 the Company began testing injectable AVR118 in the following clinical trials in Israel:

         - Phase I/Phase II Study in Cachectic Patients Needing Salvage Therapy for AIDS. These patients have failed highly active anti-retroviral therapy (HAART), remain on HAART, and require salvage therapy. The Company believes that AVR118 may have three major beneficial effects in patients with AIDS. First, its therapeutic effects on body wasting (cachexia) seen in patients with AIDS. Second, the mitigation of the toxicity of drugs included in HAART regimens for the treatment of AIDS. Third, the synergistic activity with drugs used in HAART regimens to suppress the replication of HIV and increase the CD4 and CD8 cell counts in patients with AIDS. The Company believes that AVR118 may prove to be an important "enabler" drug in the treatment of AIDS.

         - Phase I Study in Cachectic Patients with Leukemia and Lymphoma. Included are patients with acute lymphocytic leukemia, multiple Myeloma, Hodgkin's disease and non-Hodgkin's lymphoma.

         - Phase I Study in Cachectic Patients with Solid Tumors. Included are patients with solid tumors such as colonic, lung, breast, stomach and kidney cancers.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 4.  COMMITMENTS AND CONTINGENCIES (Continued)

         GENERAL (Continued)

         STATUS OF ISRAEL CLINICAL TRIALS (Continued)

         The Company's objective for the three Israeli trials is to determine the safety, tolerance and metabolic characteristics of AVR118. Although there can be no assurances, the Company anticipates that the clinical trials in Israel will help facilitate the planned investigational new drug (IND) application process for injectable AVR118 with the FDA.

         The Company's 12-month agreement formalized in April 2001 with the Selikoff Center in Israel to develop clinical trials in Israel using AVR118 has concluded. It is anticipated that these trials will support future FDA applications. The Company paid $242,000 under this agreement.

         In September 2002, the Company entered into a contract with EnviroGene LLC, an affiliate of the Selikoff Center, to conduct, evaluate and maintain the scientific quality for the three clinical studies listed above. Under the terms of this agreement, EnviroGene will (1) finalize all Israeli government and hospital approval documents, (2) complete and organize the three clinical trials including establishing a network of scientists to perform said study/trial and initiate recruitment of patients and (3) perform the studies/trials and evaluate the results. Total costs incurred in connection with EnviroGene's services are expected to be $1,551,000, of which approximately $1,323,000 has been expensed from inception and approximately $875,000 has been paid through September 30, 2003. Approximately $100,000 and $697,000 has been expensed during the three and nine months ended September 30, 2003.

         In the fourth quarter of 2002, the Company entered into various agreements supporting the clinical trials in Israel aggregating approximately $1,000,000 to be paid over a twelve-month period. These services include the monitoring and auditing of the clinical sites, hospital support and laboratory testing. Approximately $210,000 has been expensed and approximately $186,000 has been paid for the nine months ended September 30, 2003, and approximately $60,000 has been expensed and approximately $52,000 was paid during the three months ended September 30, 2003.

         In March 2003, the Company commenced discussions and began to draft protocols to expand the ongoing Israeli clinical trials of AVR118 for the treatment of AIDS patients (who have failed HAART and remain on HAART therapy) into late Phase II blinded, controlled clinical trials.

         In August 2003, the Company decided to defer the continuation of and re-examine the procedures, protocol and objectives of the Phase I study in Israel using AVR118 for cachectic patients with leukemia and lymphoma and a recent Phase I study for cachectic patients with solid tumors. Estimated completion date for such studies is uncertain. Because of its limited resources, the Company currently believes it to be in its best interests to focus its clinical efforts on the Phase I/Phase II Study in cachectic patients needing salvage therapy for AIDS.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 4.  COMMITMENTS AND CONTINGENCIES (Continued)

         GENERAL (Continued)

         STATUS OF ISRAEL CLINICAL TRIALS (Continued)

         The Company currently has one ongoing Phase I/II study in Israel of AVR118 for cachectic patients with AIDS. Out of 30 total patients contemplated under the protocol for this study, 15 patients are enrolled, all of whom have completed the first dose of AVR118 required under the study. The estimated completion date of this study is the second quarter of 2004. It is uncertain at this time when cash inflows will result from this study. The completion of the study is dependent upon funds available for research and development and the availability of patients meeting the prescribed protocol and the ability of Israel and its hospitals to meet the requirements of the protocol. From inception of all the clinical studies in Israel the Company have expended approximately $1,550,000. The cost to complete the Phase I/II study in Israel of AVR118 for cachectic patients with AIDS for the additional 15 patients (for a total of 30) is estimated to be $300,000.

         In July 2003 the agreement entered in July 2002 with the Weizmann Institute of Science and Yeda, its developmental arm in Israel, to conduct research on the effects of AVR118 on the immune system, expired in accordance with its terms, and upon such termination the Company retained all rights to the research performed under the agreement. Total costs incurred in connection with this research are expected to be $138,000, of which payments of $40,000 were made in each of July 2002 and November 2002, and an additional $10,000 was paid in October 2003. Final payment has not been made pending receipt, review and approval of the final report. The Company has expensed $120,000 since inception of the contract through September 30, 2003.

         CONSULTING AND EMPLOYMENT AGREEMENTS

         HIRSCHMAN AGREEMENT

         In May 1995, the Company entered into a consulting agreement with Shalom Hirschman, M.D., Professor of Medicine of Mt. Sinai School of Medicine, New York, New York and Director of Mt. Sinai's Division of Infectious Diseases, whereby Dr. Hirschman was to provide consulting services to the Company through May 1997. The consulting services included the development and location of pharmacological and biotechnology companies and assisting the Company in seeking joint ventures with and financing of companies in such industries. In connection with the consulting agreement, the Company issued to Dr. Hirschman 1,000,000 shares of the Company's common stock and the option to acquire 5,000,000 shares of the Company's common stock for a period of three years as per the vesting schedule as referred to in the agreement, at a purchase price of $0.18 per share. As of September 30, 2003, 900,000 shares have been issued upon exercise of these options for cash consideration of $162,000 under this Agreement.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 4.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HIRSCHMAN AGREEMENT (Continued)

         In March 1996, the Company entered into an addendum to the consulting agreement with Dr. Hirschman whereby Dr. Hirschman agreed to provide consulting services to the Company through May 2000 (the "Addendum"). Pursuant to the Addendum, the Company granted to Dr. Hirschman and his designees options to purchase an aggregate of 15,000,000 shares of the Company's common stock for a three year period pursuant to the following schedule: (i) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1996 and ending March 1999 at an exercise price of $0.19 per share; (ii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1997 and ending March 1999 at an exercise price of $0.27 per share; and (iii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1998 and ending March 1999 at an exercise price of $0.36 per share. In addition, the Company has agreed to cause the shares underlying these options to be registered so long as there is no cost to the Company.

         Dr. Hirschman assigned to third parties unaffiliated with the Company options to acquire an aggregate of three million shares of the Company's common stock, all of which assigned options have expired and are no longer exercisable.

         From October 1996 to August 2003, Dr. Hirschman was the Chief Executive Officer of the Company. In February 1998, the Company granted to Dr. Hirschman options to purchase 23,000,000 shares of the Company's common stock at an exercise price of $0.27 from time to time until February 2008. These options vested upon the Company's filing an IND application with the FDA. In February 1998, the Company extended the expiration date of the following options previously granted to Dr. Hirschman from March 1999 to February 2008: (i) options to purchase 4,100,000 shares at $0.18 per share; (ii) options to purchase 4,000,000 shares at $0.19 per share; (iii) options to purchase 4,000,000 shares at $0.27 per share; and (iv) options to purchase 4,000,000 shares at $0.36 per share.

         In May 2000, the Company and Dr. Hirschman entered into a second amended and restated employment agreement (the "Agreement") which superseded in its entirety the July 1998 Employment Agreement. Pursuant to this Agreement, Dr. Hirschman was employed to serve as Chief Executive Officer and President of the Company until December 31, 2002, provided, however, the Agreement is extended automatically by one year, each year, unless notice of termination has been given by either Dr. Hirschman or the Company. The Agreement provided for Dr. Hirschman to receive an annual base salary of $361,000 (effective January 1, 2000), use of an automobile, major medical, disability, dental and term life insurance benefits for the term of his employment and for the payment of $100,000 to Dr. Hirschman on the earlier to occur of

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 4.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HIRSCHMAN AGREEMENT (Continued)

         (i) the date an IND number is obtained from and approved by the FDA so that human research may be conducted using AVR118; or (ii) the execution of an agreement relating to co-marketing pursuant to which one or more third parties commit to make payments to the Company of at least $15 million. On September 4, 2001, the Company received an IND number from the FDA. Therefore, of the $100,000 described above, $25,000 was paid as of December 31, 2001 with an additional $25,000 paid through December 31, 2002. No further payments have been made to date. The Agreement also provides for previously issued options to acquire 23,000,000 shares of common stock at $0.27 per option share to be immediately vested as of the date of this agreement and are exercisable until February 17, 2008. The fair value of these options was estimated to be $5,328,000 ($0.0377 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6% and an expected life of 32 months. The Company is recognized the $5,328,441 fair value of the options as compensation expense on a pro-forma basis in May 2000 based upon the vesting terms of the employment agreement.

         Dr. Hirschman, M.D. resigned in August 2003 from his position as President, Chief Executive Officer and Chief Scientific Officer and a director of Advanced Viral in order to devote his full efforts to his position as Chief Scientist with responsibilities assigned by the Board pursuant to a Third Amended and Restated Employment Agreement dated August 26, 2003. Pursuant to the Third Amended and Restated Employment Agreement, stock options currently held by Dr. Hirschman shall expire on February 17, 2008; provided, however, that the options shall expire either 90 days after Dr. Hirschman terminates his employment without good reason, or the Company terminates him for cause. Pursuant to the agreement, Dr. Hirschman may exercise the options upon the occurrence of a change of control until the expiration date. Furthermore, the agreement provides that, in the event that Dr. Hirschman has unexercised options outstanding on February 17, 2008, and the common stock of the Company has a trading price of less than $1, then the expiration of options to acquire 10 million shares (or such lesser number then outstanding) shall be extended for an additional 2 years until February 17, 2010 at an exercise price of $0.50 per share. Pursuant to the agreement, the Company acknowledge that the options are fully vested, that the shares underlying the options have been registered, and agreed to use its best efforts to cause such shares to be registered or to have the registration of such shares to continue to be effective in order that the shares may be resold without a restrictive legend.

         OTHER EMPLOYEES

         In connection with the employment of its Chief Financial Officer, the Company granted Alan Gallantar options to purchase an aggregate of 4,547,880 shares of the Company's common stock. Such options have a term of ten years commencing October 1, 1999 through September 30, 2009 and have an exercise price of $0.24255 per share. These options are fully vested.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 4.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         OTHER EMPLOYEES (Continued)

         The fair value of these options was estimated to be $376,126 ($0.0827 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected life of ten years.

         On January 3 and December 29, 2000, the Company issued to certain other employees stock options to acquire an aggregate of 430,000 and 716,000 shares of common stock at an exercise price of $0.21 and $0.33 per share, respectively. These options expire on January 2, 2010 and December 29, 2010, respectively, and vest in 20% increments at the end of each year for five years. The fair value of the these options was estimated to be $42,342 ($0.1721 per option share) and $117,893 ($0.2788 per option share), respectively, based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6%; an expected life of ten years; and a termination rate of 10%.

         In May 2002, the Company granted to certain of its employees options to purchase 274,000 shares of the Company's common stock. Such options have an exercise price of $0.17 per share, vest in 20% increments over a five year period commencing January 2003 through January 2012. The fair value of the these options was estimated to be $43,922 ($0.1603 per option share) and based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 117%; a risk free interest rate of 4.38%; an expected life of approximately 10 years. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis over approximately 5 years (the vesting period of the options).

         In May 2003, the Company issued options to purchase 100,000 shares of the Company's stock at an exercise price of $0.085 per share for outside services associated with the maintenance of its facility in the Bahamas. These options are compensation for services rendered from March 2003 to February 2004 with an expiration date of February 28, 2004. The fair value of this option was estimated to be $4,250 (price per option of $0.0425) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 139%; a risk free interest rate of 2.72%.

         In August 2003, the Company granted an aggregate of 3,010,000 options to purchase shares of the Company's Common stock to certain employees. The options are exercisable at $0.052 per share through August 26, 2008, and vest in 20 equal installments each quarter over five years. The fair value of the options was estimated to be $147,177 ($0.049 per option) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 128%; a risk free interest rate of 3.99% and an expected holding period of 8 years. The Company will recognize 5% of the fair value of the

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 4.  COMMITMENTS AND CONTINGENCIES (Continued)

         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY
         BOARDS

         MEMBERS OF ADVISORY BOARDS

         options as compensation expense on a pro-forma basis over the vesting period of the options.

         In May 2002, the Company granted to members of its Scientific Advisory Board and Business Advisory Board options to purchase an aggregate of 2,250,000 shares of common stock at an exercise price of $0.12 per share, which options are exercisable 25% immediately, 25% on June 20, 2002, 25% on September 20, 2002 and 25% on December 20, 2002 through May 5, 2010. The fair value of the options was estimated to be $246,822 ($0.1097 per option) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 115%; a risk free interest rate of 4.88% and an expected holding period of eight years. This amount was charged to compensation expense for options and warrants during the year ended December 31, 2002. The Business Advisory Board was dissolved during December 2002.

         In September 2002, the Company granted to Sidney Pestka, M.D., a member of the Scientific Advisory Board, options to purchase 250,000 shares of common stock at an exercise price of $0.14 per share, which options are exercisable 25% immediately, 25% on December 18, 2002, 25% on March 18. 2003 and 25% on June 18, 2003 through September 17, 2010. Compensation expense for the year ended December 31, 2002 was $6,438. Compensation expense for the three and nine months ended September 30, 2003 was $7,188.

         In December 2002, the Company granted to members of its Scientific Advisory Board options to purchase an additional 1,500,000 shares of common stock at an exercise price of $0.075 per share, which options are exercisable 25% on March 20, 2003, 25% on June 20, 2003, 25% on September 20, 2003 and 25% on December 20, 2003 through December 20, 2010. Compensation expense for the three and nine months ended September 30, 2003 was $20,029 and $62,929.

         BOARD OF DIRECTORS

         In May 2002, the Company granted an aggregate of 4,150,000 options to purchase shares of the Company's Common stock to certain members of the Board of Directors and various committees of the Board of Directors. The exercise price was $0.12 per share exercisable 25% immediately, 25% on June 20, 2002, 25% on September 20, 2002 and 25% on December 20, 2002 through May 5, 2010. The fair value of the these options was estimated to be $455,249 ($0.1097 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 115%; a risk free interest rate of 4.88% and an expected life of eight years. The Company will recognize 25% of the fair value of the options as compensation expense on a pro-forma basis at each vesting period.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 4.  COMMITMENTS AND CONTINGENCIES (Continued)

         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)

         BOARD OF DIRECTORS (Continued)

         In June 2002, the Company granted to Roy S. Walzer, a member of the Board of Directors and member of various committees of the Board, options to purchase 528,800 shares of common stock at an exercise price of $0.295 per share, which options are exercisable 25% immediately, 25% on September 10, 2002, 25% on December 10, 2002 and 25% on March 10, 2003 through June 9, 2010. This amount represents a pro rata share of options issued to members of the Board of Directors during 2002. The fair value of the these options was estimated to be $140,344 ($0.2659 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 115%; a risk free interest rate of 4.88% and an expected life of eight years. The Company will recognize 25% of the fair value of the options as compensation expense on a pro-forma basis at each vesting period.

         In July 2002, the Company granted to Paul Bishop, a member of the Board of Directors, options to purchase 238,356 shares of common stock at an exercise price of $0.17 per share, which options are exercisable 25% immediately, 25% on October 29, 2002, 25% on January 29, 2003 and 25% on April 29, 2003 through July 28, 2010. This amount represents a pro rata share of options issued to members of the Board of Directors during 2002. The fair value of the these options was estimated to be $38,509 ($0.1616 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 133%; a risk free interest rate of 4.38% and an expected life of eight years. The Company will recognize 25% of the fair value of the options as compensation expense on a pro-forma basis at each vesting period.

         In September 2002, the Company granted to Richard Kent, a member of the Board of Directors, and member of various committees of the Board options to purchase 241,096 shares of common stock at an exercise price of $0.14 per share, which options are exercisable 25% immediately, 25% on December 24, 2002, 25% on March 24, 2003 and 25% on June 24 2003
         through September 23, 2010. This amount represents a pro rata share of options issued to members of the Board of Directors during 2002. The fair value of the these options was estimated to be $29,377 ($0.1218 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 127%; a risk free interest rate of 4.38% and an expected life of eight years. In December 2002, Mr. Kent was granted options to purchase 1,700,000 share of common stock. During February 2003, Richard S. Kent resigned from the Company's Board of Directors. Under the terms of his option agreements, out of the original 1,941,096 options to purchase common stock, he is entitled to exercise options to purchase 431,271 shares of common stock until February 2006. The Company will recognize 25% of the fair value of the options as compensation expense on a pro-forma basis at each vesting period.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 4.  COMMITMENTS AND CONTINGENCIES (Continued)

         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)

         BOARD OF DIRECTORS (Continued)

         In December 2002, the Company granted an aggregate of 10,600,000 options to purchase shares of the Company's Common stock to certain members of the Board of Directors and various committees of the Board of Directors. The exercise price was $0.075 per share are exercisable 25% on March 20, 2003, 25% on June 20, 2003, 25% on September 20, 2003
         and 25% on December 20, 2003 through December 20, 2010. The fair value of the options was estimated to be $773,042 ($0.0729 per option) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 114%; a risk free interest rate of 4.14% and an expected holding period of eight years. The Company will recognize 25% of the fair value of the options as compensation expense on a pro-forma basis at each vesting period.

         In August 2003, the Company granted an aggregate of 22,500,000 options to purchase shares of the Company's Common stock to certain members of the Board of Directors. Options to purchase 17,500,000 shares are exercisable at $0.052 per share through August 26, 2013. Options to purchase 5,000,000 shares are exercisable at $0.063 per share through August 26, 2013. The fair value of the options was estimated to be $1,129,017 ($0.05 per option) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 128%; a risk free interest rate of 4.47% and an expected holding period of 10 years. The Company recognized the total fair value of the options as compensation expense on a pro forma basis since vesting was immediate.

         Upon resignation, directors no longer provide services to the Company and there are no modifications to the terms of their options.

         The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS No. 123, Accounting for Stock-Based Compensation. APB No. 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123. The Company follows SFAS No. 123 in accounting for stock options issued to non-employees.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 4.  COMMITMENTS AND CONTINGENCIES (Continued)

         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND
         ADVISORY BOARDS (Continued)

         BOARD OF DIRECTORS (Continued)

         No stock-based employee compensation cost is reflected in net loss, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of the grant. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                                                    Nine Months Ended September 30,
                                                                    -------------------------------
                                                    2003             2003              2002             2002
                                                  -----------      -----------       -----------     -----------
                                                   (Reported)       (Restated)        (Reported)      (Restated)
                                                  -----------      -----------       -----------     -----------
Net loss                                          $(5,347,124)     $(5,601,913)      $(7,967,225)    $(7,322,917)
Total   stock-based   compensation   expense
determined  under  fair value  based  method
for all awards, net of related tax effects        $(1,692,293)     $(1,692,293)      $(1,725,185)    $  (439,291)
                                                 ------------     ------------      ------------    ------------
Pro forma net loss                                $(7,039,417)     $(7,294,206)      $(9,692,410)    $(7,762,208)
                                                 ============     ============      ============    ============

Earnings per share - basic and diluted:
   As reported                                   ($      0.01)    ($      0.01)     ($      0.02)   ($      0.02)
                                                 ============     ============      ============    ============
   Pro forma                                     ($      0.01)    ($      0.02)     ($      0.02)   ($      0.02)
                                                 ============     ============      ============    ============

             There were no other options outstanding that would require pro forma presentation.

         GLOBOMAX AGREEMENT

         On January 18, 1999, the Company entered into a consulting agreement with GloboMax LLC to provide services at hourly rates established by the contract to the Company's Investigational New Drug application submission and to perform all work that is necessary to obtain FDA approval. In addition, GloboMax and its subcontractors are assisting the Company in conducting Phase I clinical trials for AVR118. The contract was extended by mutual consent of both parties. The Company has paid approximately $5,031,000 for services rendered and reimbursement of expenses by GloboMax and its subcontractors through December 31, 2002. GloboMax is no longer providing services or representing the Company.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 4.  COMMITMENTS AND CONTINGENCIES (Continued)

         HARBOR VIEW AGREEMENTS

         On February 7, 2000, the Company entered into a consulting agreement with Harbor View Group, Inc. for past and future consulting services related to corporate structures, financial transactions, financial public relations and other matters through December 31, 2000. In connection with this agreement, the Company issued warrants to purchase 1,750,000 shares at an exercise price of $0.21 per share and warrants to purchase 1,750,000 shares at an exercise price of $0.26 per share until February 28, 2005. The fair value of the warrants was estimated to be $200,249 ($0.057 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 90%; a risk free interest rate of 6% and an expected holding period of eleven months (the term of the consulting agreement). This amount was amortized to consulting expense during the year ended December 31, 2000.

         In May 2002, the Company entered into an agreement with Harbor View Group, Inc., which terminated all consulting agreements with Harbor View Group, Inc. as of December 31, 2001. In consideration for consulting services provided by Harbor View to the Company from January 2002 to May 2002, the Company granted to Harbor View warrants to purchase 1,000,000 shares of the Company's common stock at an exercise price of $0.18 per share. The warrants are exercisable in whole or in part at any time and from time to time prior to May 30, 2008. The fair value of the warrants was estimated to be $190,757 ($0.1908 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 117%; a risk free interest rate of 4.38% and an expected holding period of six years. This amount was charged to compensation expense for options and warrants during the quarter ended June 30, 2002.

         DISTRIBUTION AGREEMENTS

         The Company currently is a party to separate agreements with four different entities whereby the Company has granted exclusive rights to distribute AVR118 in the countries of Canada, China, Japan, Macao, Hong Kong, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil and Chile. Pursuant to these agreements, distributors are obligated to cause AVR118 to be approved for commercial sale in such countries and, upon such approval, to purchase from the Company certain minimum quantities of AVR118 to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities. To date, the Company has recorded revenue classified as other income for the sale of territorial rights under the distribution agreements. The Company has made no sales under the distribution agreements other than for testing purposes.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 4.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSTRUCTION COMMITMENT

         In November 1999, the Company entered into an agreement with an unaffiliated third party to construct leasehold improvements at an approximate cost of $380,000 for research and development purposes at the Company's Yonkers, New York facilities which has been completed as of June 30, 2001. In October 2000, the Company entered into another agreement with the unaffiliated third party to construct additional leasehold improvements at an approximate cost of $325,000 for research and development purposes at the Company's Yonkers, New York facilities, of which the entire amount has been incurred as of December 31, 2001. During 2002, additional costs were incurred to complete leasehold improvements for research and development purposes of approximately $222,000 and were paid during 2003.

         SETTLED LITIGATION

         In December 2002 the Company filed suit in the Circuit Court of the 11th Judicial Circuit of Florida charging that certain investors "misrepresented their intentions in investing in the Company" and "engaged in a series of manipulative activities to depress the price of Advanced Viral stock." The Company alleged that the defendants sought to "guarantee they would be issued significantly more shares of ADVR common stock" as a result of warrant repricing provisions of a September 2002 financing agreement. The Company sought a judgment for damages, interest and costs.

         The complaint named SDS Merchant Fund, L.P., a Delaware limited partnership; Alpha Capital, A.G., located in Vaduz, Lichtenstein; Knight Securities, L.P., a limited partnership conducting securities business in Florida; Stonestreet Limited Partnership located in Canada; and Bristol Investment Fund, LTD., whose principal place of business is in Grand Cayman, Cayman Islands, among others. The complaint claimed that the "defendants had each, at times acting individually, and at times acting in concert with at least one or more of each other," engaged in practices that violate sections of the Florida Securities and Investor Protection Act.

         Also named as a plaintiff in the case is William B. Bregman, a resident of Miami-Dade County, Florida and one of the largest shareholders of the Company. The complaint alleged that Mr. Bregman suffered losses of approximately $3.9 million as a result of the stock manipulation scheme.

         The suit is related to an agreement, announced September 9, 2002, pursuant to which the Company issued and sold to certain investors 21,500,000 shares of its common stock for total gross proceeds of $3,010,000, or $0.14 per share. The Company also issued warrants to purchase an aggregate of 16,125,000 shares of the Company's common stock, which were covered by provisions that allowed for an adjustment of the warrant exercise price. The complaint charged the defendants with manipulating the share price to take favorable advantage of these warrant pricing provisions.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 4.  COMMITMENTS AND CONTINGENCIES (Continued)

         SETTLED LITIGATION (Continued)

         Following the initiation of the Company's lawsuit in Florida, three of the purchasers in the September financing (Alpha Capital, A.G., Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership (the "Alpha Plaintiffs") filed separate lawsuits against the Company in the U.S. District Court for the Southern District of New York. The suits sought a preliminary injunction and other relief for breach of contract. The District Court entered an order on February 11, 2003 upon a motion of the Alpha Plaintiffs, that required that (i) the Company deliver to the Alpha Plaintiffs the shares of Company common stock issuable upon exercise of the warrants; (ii) the Alpha Plaintiffs post a bond of either $100,000 or the market value of the warrant shares, whichever is higher for each group of warrants as of the first and second determination dates; and (iii) all the proceeds from the sale of the warrant shares be placed in escrow pending final resolution of the litigation. Within ten days of the entry of the order, the Company moved to alter/amend the judgment and/or reconsideration of the Court's order requesting relief from the Court's order. The Court denied this motion and ordered the Company to immediately deliver the warrant shares to the Alpha Plaintiffs upon their payment of the exercise price and posting of a bond, without further delay and no later than April 8, 2003. The Company appealed the order denying the motion for reconsideration.

         During May 2003, the Company entered into a settlement and mutual release agreements with the parties involved in both the Florida and New York litigation, which, among other things, dismissed the lawsuits with prejudice. Pursuant to the agreements, in exchange for release by the parties to the lawsuits of their rights to exercise the warrants issued in the September 2002 financing, the Company issued an aggregate of 947,000 shares of common stock and agreed to pay an aggregate of $1,047,891 to such parties was paid as of September 30, 2003.

         CONVERTIBLE DEBENTURES AND WARRANTS

         The Company issued warrants to purchase common stock in connection with the issuance of several convertible debentures sold during the years 1997 to 2000, which debentures have all been fully converted. As of December 31, 2002, warrants to purchase approximately 3.2 million shares of the Company's common stock relating to these fully converted debentures were outstanding with expiration dates through 2009 at exercise prices ranging from $0.199 to $0.864.

         During the second and third quarters of 2002, the Company issued to certain investors an aggregate of $2,000,000 principal amount of its 5% convertible debentures at par in private placements. Under the terms of each 5% convertible debenture, 20% of the original issue is convertible on the original date of issue at a price equal to the closing bid price quoted on the OTC Bulletin Board on the trading day immediately preceding the original issue date (except for the Rushing/Simoni issuance detailed below which had an initial conversion price of $0.11 per share). Thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the average closing bid price for the five trading days prior to the conversion date (the "Market Price"); or (ii) ten cents ($0.10) which

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 5.  SECURITIES PURCHASE AGREEMENTS

         amount is subject to certain adjustments. The convertible debentures, including interest accrued thereon, are payable by Advanced Viral in shares of common stock and mature two years from the date of issuance. The shares issued upon conversion of the debentures cannot be sold or transferred for a period of one year from the applicable vesting date of the convertible portion of the debentures. The Company issued its 5% convertible debentures as follows:

         - On May 30, 2002, the Company sold to O. Frank Rushing and Justine Simoni, as joint tenants, $500,000 principal amount of its 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature, which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. On June 3, 2002, these investors converted the first 20% ($100,000) into 909,091 shares of common stock at a conversion price of $0.11 per share. In January 2003, the holders converted the second 20% ($100,000 plus interest of $3,041) into 1,030,411 shares of common stock at a conversion price of $0.10 per share. In May 2003, the holders converted the third 20% ($100,000 plus interest of $5,000) into 1,050,000 shares of common stock at a conversion price of $0.10 per share.

         - On July 3, 2002, the Company sold to James F. Dicke II, who was then a member of its Board of Directors, $1,000,000 principal amount of its 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. On July 3, 2002, Mr. Dicke converted the first 20% of the debenture ($200,000) for 1,299,545 shares of common stock at a conversion price of $0.1539 per share. In January 2003, Mr. Dicke converted the second 20% ($200,000 plus interest of $5,041) of the debenture into 2,050,411 shares of common stock at a conversion price of $0.10 per share. In July 2003, Mr. Dicke converted the third 20% ($200,000 plus interest of $10,000) of the debenture into 2,100,000 shares of common stock at a conversion price of $0.10 per share.

         - On July 15, 2002, the Company sold to Peter Lunder $500,000 principal amount of the Company's 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. In January 2003, Mr. Lunder converted 40% ($200,000 plus interest of $4,822) of the debenture into 1,587,797 shares of common stock, the first 20% of which was converted at a conversion price of $0.1818 per share, and the second 20% of which was converted at a conversion price of $0.10 per share. In July 2003, Mr. Lunder informed the Company that he elected not to convert his third 20% tranche of $100,000.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 5.  SECURITIES PURCHASE AGREEMENTS (Continued)

         CONVERTIBLE DEBENTURES AND WARRANTS (Continued)

         - On April 28, 2003 and July 18, 2003 the Company entered into separate securities purchase agreements with Cornell (i) to sell up to $2,500,000 of the Company's 5% convertible debentures, due April 28, 2008, $1,000,000 of which was purchased on April 28, 2003; $500,000 of which was purchased on July 18, 2003; and $1,000,000 of convertible debentures will be purchased within 20 business days from the date the registration statement is declared effective by the SEC (the "April Agreement"); and (ii) whereby the Company sold to Cornell an additional $1,000,000 of the Company's 5% convertible debentures due July 18, 2008 for gross cash consideration of $1 million (the "July Agreement"). Interest is payable in cash or common stock at the option of Cornell. The Company received net proceeds of $1,312,500 and $869,486 for the April and July debentures respectively. On September 10, 2003, Cornell converted $600,000 principal amount of the convertible debenture into 14,150,943 shares of the Company's common stock at a conversion price of $0.0424 per share. On November 6, 2003, Cornell converted $600,000 principal amount of the convertible debentures into 12,500,000 shares of common stock at a conversion price of $0.048 per share.

         Pursuant to the April Agreement and the July Agreement, Cornell or its assignees receive cash compensation equal to 10% of the gross proceeds of the convertible debentures purchased by Cornell, along with warrants to purchase an aggregate of 15,000,000 shares of common stock at an exercise price of $0.091 commencing on October 28, 2003 through April 28, 2008. In the event the closing bid price of common stock on the date the Company's registration statement is declared effective by the SEC is less than $0.10, then under the April Agreement, the Company have the right to redeem the last $1,000,000 convertible debenture at the face amount of the convertible debenture within 10 days of the effectiveness of the registration statement. Pursuant to the terms of the April Agreement, commencing July 27, 2003, and in the case of the July Agreement, commencing October 18, 2003, Cornell may convert the debenture plus accrued interest, (which may be taken at Cornell's option in cash or common stock), in shares of common stock at a conversion price equal to the lesser of (a) $0.08 or (b) 80% of the lowest closing bid price of common stock for the four trading days immediately preceding the conversion date. No more than $600,000 may be converted in any thirty-day period under both the April and July Agreements Subject to certain exceptions, at its option, the Company may redeem a portion or the entire outstanding debenture at a price equal to 115% of the amount redeemed plus accrued interest and Cornell will receive a warrant to purchase 1,000,000 shares of common stock for every $100,000 redeemed. The warrant shall be exercisable on a cash basis and have an exercisable price of the higher of 110% of the closing bid price of common stock on the closing date or $0.08. The warrant shall have "piggy back" registration rights and shall survive for 5 years from the closing date.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 5.  SECURITIES PURCHASE AGREEMENTS (Continued)

         CONVERTIBLE DEBENTURES AND WARRANTS (Continued)

         The Company's obligations under the convertible debentures and the April and July Agreements are secured by a first priority security interest in substantially all of its assets. This security interest expires upon the earlier to occur of (i) the fiftieth (50th) day following the effectiveness of the registration statement covering the resale of the shares underlying the convertible debentures; (ii) the date the Company receive, three million dollars ($3,000,000) of capital, in any form other than through the issuance of free-trading shares of the Company's common stock, from sources other than Cornell; or (iii) the satisfaction of the Company's obligations under the April and July Agreements, the convertible debentures and the ancillary documents entered into thereby.

         The legal expenses associated with these transactions were approximately $73,000 and were paid as of September 2003.

         SECURITIES PURCHASE AGREEMENTS

         Pursuant to certain securities purchase agreements, the Company issued warrants to purchase common stock in connection with the sale of approximately 61,500,000 shares of common stock during the years 1998 to 2001 for cash consideration of approximately $16,900,000. As of March 31, 2003, warrants to purchase approximately 16.5 million shares of the Company's common stock relating to these securities purchase agreements were outstanding with expiration dates through 2006.

         During the quarter ended March 31, 2002, under several securities purchase agreements, the Company sold an aggregate of 9,999,999 shares of its common stock at $0.15 per share, for cash consideration of $1,500,000.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 5.  SECURITIES PURCHASE AGREEMENTS (Continued)

         SECURITIES PURCHASE AGREEMENTS (Continued)

         On April 12, 2002, pursuant to securities purchase agreements with various institutional investors, the Company issued 17,486,491 shares of its common stock at a market price of $0.11089 per share and received net proceeds of approximately $1,939,000.

         On September 10, 2002, the Company issued and sold an aggregate of 21,500,000 shares of its common stock pursuant to a securities purchase agreement with certain institutional investors for total proceeds of approximately $3,010,000, or $0.14 per share, along with warrants to purchase 16,125,000 shares of the Company's common stock at an exercise price of $0.25 per share, subject to adjustment, as described below. In addition, pursuant to a placement agent agreement with H. C. Wainwright & Co., Inc. ("HCW"), the Company paid HCW a placement fee of $150,500 cash and issued to HCW 1,032,000 shares of its common stock. An adjustment provision in the warrants provides that at 60 and 120 trading days following the original issue date of the Warrants, a certain number of warrants shall become exercisable at $0.001. The number of shares for which the warrants are exercisable at $0.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the volume weighted average price ("VWAP") of the Company's common stock for the 60 trading days preceding the First Determination Date and (ii) 21,500,000; provided however, that no adjustment will be made in the event that the VWAP for the 60 trading day period preceding the applicable determination date is $0.14 or greater. In December 2002, the Company filed suite against certain of the investors in connection with the warrant repricing provisions of the agreement (see Note 4 "SETTLED LITIGATION"). During May 2003, the Company entered into a settlement and mutual release agreements with the parties involved in both the Florida and New York litigation, which, among other things, dismissed the lawsuits with prejudice. Pursuant to the agreements, in exchange for release by the parties to the lawsuits of their rights to exercise the warrants issued in the September 2002 financing, the Company issued an aggregate of 947,000 shares of common stock and agreed to pay an aggregate of $1,047,891 to such parties, of which $25,000 was paid as of March 31, 2003, $701,463 was paid subsequent to quarter end, and of which $321,428 shall be paid in five equal monthly installments until September 2003. The Company recorded a settlement of litigation liability at March 31, 2003 of $1,098,812 which represents cash to be paid to litigants of $1,022,891 and 947,000 shares of common stock to be issued at $0.08 per share totaling $75,921. (See Note 4 "SETTLED LITIGATION").

         On December 16, 2002, the Company entered into securities purchase agreements with various investors, pursuant to which the Company sold an aggregate of 10,450,000 shares of its common stock for total gross proceeds of approximately $836,000, or $0.08 per share. The shares of common stock were issued by the Company on January 2, 2003 along with warrants issued in December 2002 to purchase 6,270,000 shares of common stock at an exercise price of $0.12 per share until December 2007. In connection with these agreements, the Company paid finders' fees to Harbor View and AVIX consisting of (i) approximately $50,000 and (ii) warrants to purchase

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 5.  SECURITIES PURCHASE AGREEMENTS (Continued)

         SECURITIES PURCHASE AGREEMENTS (Continued)

         627,000 shares of the Company common stock at an exercise price of $0.12 per share through December 2007.

         On December 23, 2002, the Company entered into a securities purchase agreement pursuant to which the Company sold to various investors 500,000 shares of common stock at $0.08 per share, for an aggregate purchase price of $40,000. These shares of common stock were issued during January 2003 along with warrants dated January 2003 to purchase 300,000 shares of common stock at an exercise price of $0.12 per share until January 2008. In connection with this transaction the Company paid finders' fees to AVIX consisting of (i) $2,400 and (ii) warrants to purchase 30,000 shares of common stock at an exercise price per share of $0.12 until January 2008.

         During January 2003, pursuant to a securities purchase agreement with various investors, the Company issued 1,550,000 shares of common stock at a price of $0.08 per share, for a total purchase price of $124,000, along with warrants to purchase 930,000 shares of common stock at an exercise price of $0.12 per share until January 2008. In connection with this transaction the Company paid a finders' fee to AVIX consisting of (i) $7,440 and (ii) issued warrants to purchase 93,000 shares of common stock at an exercise price per share of $0.12 until January 2008.

         During March 2003, pursuant to a securities purchase agreement with various investors, the Company issued 1,250,000 shares of common stock at $0.08 per share, for a total purchase price of $100,000, along with warrants to purchase 750,000 shares of common stock at an exercise price of $0.12 per share through March 2008. In connection with this transaction the Company paid finders' fees to Harbor View consisting of
         (i) $6,000 and (ii) warrants to purchase 75,000 shares of common stock at an exercise price per share of $0.12 until March 2006.

         In April and May 2003, pursuant to securities purchase agreements with various investors, the Company sold 3,900,000 shares of common stock at a price of $0.08 per share and issued warrants to purchase 2,340,000 shares of common stock at an exercise price per share of $0.12 through April and May 2008, for an aggregate purchase price $312,000. In connection with this transaction, the Company paid a finders' fee to Harbor View consisting of (i) $18,720 and (ii) warrants to purchase 234,000 shares of common stock at an exercise price per share of $0.12 through April 2008.

         On April 11, 2003, pursuant to a securities purchase agreement with James F. Dicke II, a former member of the Company's Board of Directors, the Company sold 3,125,000 shares of common stock at $0.08 per share for a total purchase price of $250,000, along with warrants to purchase 1,875,000 shares of common stock at an exercise price per share of $0.12 through April 2008.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 5.  SECURITIES PURCHASE AGREEMENTS (Continued)

         SECURITIES PURCHASE AGREEMENTS (Continued)

         On April 28, 2003 pursuant to a securities purchase agreement with David Provence in a private offering transaction pursuant to Section 4(2) of the Securities Act, the Company sold 312,500 shares of common stock and warrants to purchase 187,500 shares of common stock at an exercise price of $0.12 per share through April 2008, for an aggregate purchase price of $25,000. In connection with the transaction, the Company paid a finders' fee to Diego Vallone consisting of warrants to purchase 15,625 shares of common stock at an exercise price per share of $0.12 until April 2008.

         In June 2003, pursuant to a securities purchase agreement with an investor, the Company sold 1,562,500 shares of common stock at $0.08 per share for a total purchase price of $125,000, along with warrants to purchase 937,500 shares of common stock at an exercise price per share of $0.12 through June 2008. In July in connection with this transaction, the Company paid finders' fees to Avix, Inc. and Robert Nowinski consisting of an aggregate of $13,375 and warrants to purchase 171,875 shares of common stock at an exercise price per share of $0.12 through June 2008.

         In September 2003, in connection with a private offering transaction pursuant to Section 4(2) of the Securities Act, the Company authorized the issuance of and sold 21,620,000 shares of common stock and warrants to purchase up to 10,810,000 shares of common stock, for an aggregate purchase price of $1,081,000, or $0.05 per share, pursuant to securities purchase agreements with certain purchasers. The warrants are exercisable at $0.10 per share. In connection with the agreements, the Company paid finders' fees to Harbor View Group, AVIX, Inc and Robert Nowinski consisting in the aggregate of (i) approximately $64,860 and (ii) warrants to purchase 1,297,200 shares of common stock. All of the aforementioned warrants are exercisable at $0.10 per share commencing six months after the issuance date, for a period of five years.

         EQUITY LINE OF CREDIT

         On February 9, 2001, the Company entered into an equity line of credit agreement with Cornell to sell up to $50,000,000 of the Company's common stock. The line of credit expires August 14, 2003. Under such agreement, the Company may exercise "put options" to sell shares for certain prices based on certain average trading prices. Upon signing this agreement, the Company issued to its placement agent, May Davis Group, Inc., and certain investors, Class A warrants to purchase an aggregate of 5,000,000 shares of common stock at an exercise price of $1.00 per share, exercisable in part or whole until February 9, 2006, and Class B warrants to purchase an aggregate of 5,000,000 shares of common stock at an exercise price equal to the greater of $1.00 or 110% of the bid price on the applicable advance date. Such Class B warrants are exercisable pro rata with respect to the number of warrant shares as determined by the fraction of the advance payable on that date as the numerator and $20,000,000 as the denominator multiplied by

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 5.  SECURITIES PURCHASE AGREEMENTS (Continued)

         EQUITY LINE OF CREDIT (Continued)

         5,000,000 until sixty (60) months from the date of issuance. As of September 30, 2003, the Company has not drawn on the equity line of credit. The Company has not issued any shares under this equity line, which expired in August 2003. The Class B Warrants have expired by their terms. There is no financial statement impact for the Class B Warrants issued under this equity line. The fair value of the Class A warrants was estimated to be $1,019,153 ($0.204 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6% and an expected holding period of five years. This amount is being amortized to compensation and other expense for options and warrants over the life of the equity line of credit (30 months) in the accompanying consolidated financial statements.

         On April 28, 2003, the Company entered into an equity line of credit agreement with Cornell. The equity line agreement provides, generally, that Cornell has committed to purchase up to $50 million of the Company's common stock over a three-year period, with the timing and amount of such purchases, if any, at the Company's discretion, provided, however, that the maximum amount of each advance is $500,000, and the date of each advance shall be no less than six trading days after the Company's notification to Cornell of their obligation to purchase. Any shares of common stock sold under the equity line will be priced at the lowest closing bid price of common stock during the five consecutive trading days following the Company's notification to Cornell requesting an advance under the equity line. However, Cornell's obligation to purchase and the Company's obligation to sell the common stock is conditioned upon the per share purchase price being equal to or greater than a price the Company sets on the advance notice date, the minimum acceptable price, which may not be set any lower than 7.5% percent below the closing bid price of the common stock the day prior to the advance notice date. In addition, there are certain other conditions applicable to the Company's ability to draw down on the equity line including the filing and effectiveness of a registration statement registering the resale of all shares of common stock that may be issued to Cornell under the equity line and the Company's adherence with certain covenants. At the time of each advance, the Company is obligated to pay Cornell a fee equal to five percent of amount of each advance. In connection with this agreement, the Company issued 107,527 shares of common stock to Katalyst LLC in consideration for its exclusive placement agent services.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                   (Continued)

NOTE 6.  DISCONTINUED OPERATIONS

         During 2002, the Board of Directors approved a plan to sell Advance Viral Research, Ltd. (LTD), the Company's Bahamian subsidiary. SFAS No. 144 requires the operating results of any assets with their own identifiable cash flows that are disposed of or held for sale to be removed from income from continuing operations and reported as discontinued operations. The operating results for any such assets for any prior periods presented was reclassified as discontinued operations. The following table details the amounts reclassified to discontinued operations:

                                                                                        INCEPTION
                                                                                       (FEBRUARY 20,
                                          THREE MONTHS             NINE MONTHS           1984) TO
                                      ENDED SEPTEMBER 30,      ENDED SEPTEMBER 30,     SEPTEMBER 30,
                                      --------------------    ---------------------    -------------
                                        2003         2002       2003         2002          2003
                                        ----         ----       ----         ----          ----
Revenues                              $     -     $      -    $      -    $       -      $         -
                                      -------     --------    --------    ---------      -----------

Costs and Expenses:
   General and administrative           2,284       37,317      10,714      113,853        1,321,064
   Depreciation                         3,961        5,037      11,882       15,461          283,380
                                      -------     --------    --------    ---------      -----------
                                        6,245       42,354      22,596      129,314        1,604,444
                                      -------     --------    --------    ---------      -----------

Loss from Operations                   (6,245)     (42,354)    (22,596)    (129,314)      (1,604,444)
                                      -------     --------    --------    ---------      -----------
Other Income                                -          256           -          256            4,655
                                      -------     --------    --------    ---------      -----------

Discontinued operations               $(6,245)    $(42,098)   $(22,596)   $(129,058)     $(1,599,789)
                                      -------     --------    --------    ---------      -----------

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT ADVANCED VIRAL RESEARCH CORP. EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

                                   PROSPECTUS

                       262,519,658 SHARES OF COMMON STOCK

                         ADVANCED VIRAL RESEARCH CORP.

                               FEBRUARY 17, 2004

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

     [ ]  except the common stock offered by this prospectus;

     [ ] in any jurisdiction in which the offer or solicitation is not authorized;

     [ ] in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

     [ ] to any person to whom it is unlawful to make the offer or solicitation; or

     [ ] to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

     [ ] there have been no changes in the affairs of Advanced Viral USA, Inc. after the date of this prospectus; or

     [ ] the information contained in this prospectus is correct after the date of this prospectus.

Until May 18, 2004, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.